   As filed with the Securities and Exchange Commission on November 29, 2000

                                                 Registration No. 333-50906

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                              AMENDMENT NO. 1

                                    TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------
                                  Curis, Inc.
             (Exact name of Registrant as specified in its charter)
                                ---------------

          Delaware                   2836                     04-3505116
      (State or other
      jurisdiction of
      incorporation or   (Primary Standard Industrial      (I.R.S. Employer
       organization)     Classification Code Number)    Identification Number)

                               61 Moulton Street
                         Cambridge, Massachusetts 02138
                                 (617) 503-6500
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ---------------
                              Doros Platika, M.D.
                            Chief Executive Officer
                               61 Moulton Street
                         Cambridge, Massachusetts 02138
                                 (617) 503-6500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                With copies to:

    Steven D. Singer, Esq.                      James R. Tanenbaum, Esq.
      Hale and Dorr LLP                           Anna T. Pinedo, Esq.
       60 State Street                       Stroock & Stroock & Lavan LLP
 Boston, Massachusetts 02109                        180 Malden Lane
        (617) 526-6000                          New York, New York 10038
                                                     (212) 806-5400
                                ---------------
   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                                ---------------

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.






--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              [LOGO APPEARS HERE]

                                5,200,000 Shares

                                  Common Stock

   The selling stockholders intend to sell 5,200,000 shares of our common stock. We will not receive any of the proceeds from the sale of shares by the selling stockholders. The common stock is traded on the Nasdaq National Market under the symbol "CRIS." The last reported sale price of the common stock on the Nasdaq National Market on December 15, 2000 was $11.75 per share.

   The selling stockholders have agreed to acquire the offered shares directly from us in a private placement. The selling stockholders may sell the shares at prices determined by the prevailing market price for the shares or in negotiated transactions. The selling stockholders may also sell the shares to or with the assistance of broker-dealers, who may receive compensation in excess of their customary commissions.

           Investing in our common stock involves significant risks.
                    See "Risk Factors" beginning on page 7.

                               ----------------

   Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                               ----------------

             The date of this Prospectus is December --, 2000.

   You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus. In this prospectus, the terms "company," "Curis," "Curis, Inc.," "we," "us," and "our" refer to Curis, Inc., a Delaware corporation.

                               ----------------

                               TABLE OF CONTENTS

   PROSPECTUS SUMMARY.....................................................    1
   THE OFFERING...........................................................    5
   SUMMARY FINANCIAL DATA.................................................    6
   RISK FACTORS...........................................................    7
   SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS......................   18
   USE OF PROCEEDS........................................................   19
   MARKET PRICE AND DIVIDEND POLICY.......................................   19
   DILUTION...............................................................   20
   CAPITALIZATION.........................................................   20
   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
    OF OPERATIONS.........................................................   23
   BUSINESS...............................................................   32
   MANAGEMENT.............................................................   57
   PRINCIPAL STOCKHOLDERS.................................................   68
   SELLING STOCKHOLDERS...................................................   70
   DESCRIPTION OF CAPITAL STOCK...........................................   72
   CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS...................   74
   SHARES ELIGIBLE FOR FUTURE RESALE......................................   74
   PLAN OF DISTRIBUTION...................................................   75
   LEGAL MATTERS..........................................................   77
   EXPERTS................................................................   77
   WHERE YOU CAN FIND MORE INFORMATION....................................   78
   INDEX TO FINANCIAL STATEMENTS..........................................  F-1

                               ----------------

   Curis(TM), Chondrogel(TM), Neo-Bladder(TM), Vascugel(TM) and BABS(TM) are trademarks of Curis. This prospectus also contains trademarks of third parties. Each trademark of a third party appearing in this prospectus is the property of its owner.

                               PROSPECTUS SUMMARY

   This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before buying shares of the common stock. You should read the entire prospectus carefully.

                                  OUR BUSINESS

   We intend to be a leader in the emerging field of regenerative medicine, which seeks to improve, restore or preserve the normal function of tissues and organs. By applying our knowledge of how genes function (functional genomics) and our knowledge of how cells form into specialized adult tissues (developmental biology), we believe we will be able to:

  . activate cellular development pathways to promote repair and normal function; and

  . inhibit abnormal growth pathways to treat certain types of cancer.

   We began operations on July 31, 2000 upon the completion of the merger of Creative BioMolecules, Inc., Ontogeny, Inc. and Reprogenesis, Inc. Each of the three companies made important contributions to the combined strength of our business and those contributions include the following:

   Ontogeny:              Validated developmental biology and functional
                          genomics discovery engine

   Reprogenesis:          Clinical development, cell therapy, biomaterials and
                          tissue engineering expertise

   Creative BioMolecules: Product awaiting regulatory review and significant antibody and developmental biology intellectual property

   Our product development pipeline includes a product which is currently under regulatory review in the United States, Europe and Australia; a product in late-stage clinical development; multiple early clinical and advanced preclinical products; and a discovery engine that combines functional genomics and developmental biology across multiple medical indications. By harnessing the body's inherent ability to repair damage caused by disease, trauma or age, we believe the products in our product development pipeline have the potential to change the way degenerative disease, cancer and other disorders associated with loss of normal function are treated.

   We have expertise and capabilities in the four major regenerative medicine technologies which we believe are necessary to take advantage of the opportunities created by the sequencing of the human genome and an expanding understanding of developmental biology. These technologies are:

  . Protein Factors: gene/protein identification, expression and functional characterization, and the ability to develop therapies based on or incorporating genes/proteins through protein biochemistry, protein production and protein delivery. Examples include Osteogenic Protein-1 (OP-1) for treatment of bone disorders and Hedgehog protein-based treatments of neurological disorders.

  . Cell Therapies: the ability to culture, qualify, deliver and manage cells for the development of therapies incorporating living cells for tissue regeneration or normal physiological function. Examples include the differentiation of stem cells in mature beta islet cells for treating diabetes and Vascugel to prevent restenosis and thrombosis following vascular injury, such as that following surgery.

  . Tissue Engineering: matrix development and delivery expertise including knowledge of biomaterials, synthetic materials and other scaffolds for tissue formation and knowledge of cell/factor/matrix interactions in tissue formation and repair. Examples include the Chondrogel and Neo-Bladder products under development where the shape and structure of the combined cells and biomaterials are used to repair the valve in the bladder or grow an entire new bladder.

  . Small Molecules: cell-based assays, developmental biology expertise, high throughput screening, combinatorial chemistry libraries and medicinal chemistry. Examples include CUR-61414 for treatment of basal cell carcinoma and a Hedgehog agonist to stimulate regrowth of hair follicles.

   Two broad technological and social dynamics have paved the way for the arrival of regenerative medicine. The first of these is technological. The mapping of the human genome is providing for the first time a complete, widely available database of genomic information that will help enable the development of a new generation of treatments, preventions and cures. The second broad dynamic is demographic. The aging of America and many other developed countries is well underway, with the "old old" (those people older than 85) growing six-fold and requiring twice the hospital care and 20 times the nursing home care as those between 65 and 84 years old.

   Set forth in the table below is a summary of our principal product candidates under development:

                          PRODUCT DEVELOPMENT PIPELINE

        Product                      Indication                          Status
        -------                      ----------                          ------
OP-1 Implant(TM) product  Multiple orthopaedic and         At U.S., Europe & Australian
 platform                 periodontal indications          agencies for marketing approval
                                                           in first indication (non-union
                                                           fractures).

Chondrogel(TM)            Pediatric urological disorder    Pediatric urological disorder in
                          and nipple reconstruction        Phase III pivotal trial. Nipple
                                                           reconstruction in Phase I trial.

Neo-Bladder(TM)           Replacement or augmentation of   Pre-clinical development with
                          compromised bladders             Investigational New Drug (IND)
                                                           filing
                                                           in 2002.

Vascugel(TM)              Inhibition of coronary           IND filed. Phase I trial expected
                          restenosis                       to begin in the first quarter of
                                                           2001.

Small molecule            Cancer product (basal cell       Pre-clinical development with IND
 (CUR-61414)              carcinoma and certain other      filing in 2001 for basal cell
                          cancers)                         carcinoma.

   We have collaborated with Stryker Corporation, a specialty surgical and medical products company, to develop and commercialize orthopaedic reconstruction and dental therapy products consisting of a powder mixture of OP-1 and a highly purified Type I collagen mixture. Stryker has exclusive rights to develop, manufacture and commercialize OP-1 products in orthopaedic reconstruction and dental therapy, and we will receive mid-teen percentage royalties on commercial sales of OP-1 products in these fields.

   As the chart above also indicates, we are developing several other lead products, including:

  . Chondrogel for the treatment of vesicoureteral reflux (backflow of urine into the kidneys) in pediatric patients. We have completed patient enrollment for a Phase III clinical trial of Chondrogel and, pending evaluation of the data from this trial, we expect to submit a Biologics License Application to the FDA in the first half of 2002;

  . Neo-Bladder for the replacement or augmentation of compromised bladders due to trauma, cancer or other reasons;

  . Vascugel for the treatment of certain forms of restenosis (re-narrowing of blood vessels following cardiovascular surgery) and thrombosis (formation of blood clots following surgery); and

  . CUR-61414 as a small molecule to treat basal cell carcinoma (a form of skin cancer), bladder cancer, prostate cancer and medulloblastoma (a type of brain tumor).

   We also have a validated functional genomics platform that has generated additional potential product candidates over the last few years in various stages of research or pre-clinical development. These opportunities include:

  . a potential treatment of peripheral neuropathies (damaged nervous system tissues) from research based on the Hedgehog proteins;

  . a potential protein and small molecule-based treatment of hair loss from research based on the Hedgehog proteins;

  . a potential cell-based treatment derived from pancreatic cells for Type I diabetes;

  . molecules for the potential treatment of Type II diabetes; and

  . a small molecule for the potential treatment of colon cancer.

   Our strategy for the development of many of these products depends upon the formation of collaborations and strategic alliances with third parties. To date, we have entered into agreements with Stryker (OP-1 device for orthopaedic reconstruction and dental applications) and Becton Dickinson (cell-based treatment for diabetes). We expect to enter into collaborations with corporate partners for product opportunities that are directed at large markets where extensive sales and marketing infrastructure is required for successful product introduction and market penetration. However, we currently expect to market by ourselves products like Chondrogel and Neo-Bladder for smaller, niche markets. There can be no assurance that we will be able to establish additional collaborations necessary to develop and commercialize our products, that any future arrangements will be on terms favorable to us or that the current or future strategic alliances ultimately will be successful.

                                  OUR HISTORY

   On July 31, 2000, Creative BioMolecules, Inc., a Delaware corporation, Ontogeny, Inc., a Delaware corporation, and Reprogenesis, Inc., a Texas corporation, merged with and into us pursuant to an Agreement and Plan of Merger dated as of February 14, 2000. On July 31, 2000, we assumed the rights and obligations of Creative, Ontegeny and Reprogenesis.

   Pursuant to the merger agreement, the following conversion ratios were applied to the outstanding securities of Creative, Ontogeny and Reprogenesis:

  . Creative's common stockholders received 0.3000 shares of our common stock in exchange for each share of Creative stock that they owned;

  . Ontogeny's capital stockholders received 0.2564 shares of our common stock in exchange for each share of Ontogeny stock that they owned; and

  . Reprogenesis' capital stockholders received and the holders of options or warrants to acquire the capital stock of Reprogenesis are entitled, upon exercise thereof, to receive an aggregate number of shares of our common stock equal to 0.1956 multiplied by the total number of shares of Reprogenesis capital stock outstanding or subject to options or warrants.

   Immediately after the merger, we were owned approximately 43% by the former stockholders of Creative, approximately 38% by the former stockholders of Ontogeny and approximately 19% by the former stockholders of Reprogenesis.

   To the extent that the outstanding stock options of Creative, Ontogeny and Reprogenesis and the outstanding warrants to purchase Ontogeny and Reprogenesis capital stock did not expire upon completion of the merger, each of these securities automatically converted into an equivalent right to acquire shares of our common stock.

   Our principal executive offices are located at 61 Moulton Street, Cambridge, Massachusetts 02138. Our telephone number is (617) 503-6500. Our principal website is located at www.curis.com. Information contained on any of our websites is not part of this prospectus.

                              SELLING STOCKHOLDERS

   The selling stockholders entered into agreements to purchase the shares of common stock covered by this prospectus in a private placement in November 2000, and purchased the shares of common stock on December 20, 2000. We do not know when or in what amounts the selling stockholders may offer their sharesfor resale.

                                  THE OFFERING

Selling stockholders................  The selling stockholders are accredited investors which
                                      purchased 5,200,000 shares of the
                                      common stock in a private placement
                                      pursuant to stock purchase
                                      agreements that were executed as of
                                      November 13, 2000.

Common stock offered by selling       All of the 5,200,000 shares offered
stockholders........................  by this prospectus are being sold by the selling stockholders.

Common stock to be outstanding
after the offering..................  31,323,093 shares of common stock.

Use of Proceeds.....................  We will not receive any of the proceeds from the sale of shares by
                                      the selling stockholders.

Nasdaq National Market Symbol.......  CRIS.

   The number of shares of common stock to be outstanding after this offering is based upon the number of shares of common stock outstanding as of November 30, 2000, and does not include:

  . 7,136,627 shares of common stock issuable upon the exercise of outstanding stock options and warrants as of such date, of which options and warrants to purchase 2,351,325 shares were then exercisable at a weighted average exercise price of $10.29 per share; and

  . 4,230,276 additional shares of common stock that we could issue under our stock option and employee stock purchase plans as of November 30, 2000.

                             Summary Financial Data

   The following tables summarize the consolidated financial data of our business. The pro forma as adjusted column reflects the consummation of the sale of 5.2 million shares of common stock to the selling stockholders at a price of $9.00 per share after deduction of the placement agent's fee and estimated expenses payable by us in connection with such sale. The financial data for periods prior to July 31, 2000, the effective date of the merger of Creative, Ontogeny and Reprogenesis, reflects the historical financial data of Creative, predecessor to Curis.

                                                                 Three Months     Year        Nine Months Ended
                               Years Ended December 31,             Ended         Ended         September 30,
                          -------------------------------------  December 31, September 30, ----------------------
                            1999      1998      1997     1996      1995(1)       1995(1)      2000        1999
                          --------  --------  --------  -------  ------------ ------------- ---------  -----------
                                                 (in thousands, except per share data)
                                                                                                 (unaudited)
Consolidated Statement
 of Operations Data:
Total revenues..........  $  3,212  $ 10,429  $ 13,087  $21,156    $ 1,743       $12,527    $     744   $  2,406
                          --------  --------  --------  -------    -------       -------    ---------   --------
Costs and expenses:
 Research and
  development (A).......    10,435    24,856    25,122   15,651      3,194        11,688       10,072      8,073
 Cost of manufacturing
  contracts.............       --        --        274    3,823        715         5,330          --         --
 General and
  administrative (A)....     5,524     6,946     5,827    4,374      1,132         3,537        6,643      4,078
 Stock-based
  compensation (A)......        64       322       254       17        --            --        12,496         64
 Amortization of
  intangible assets.....       808       207       392      510        122            67        8,647        326
 Loss on disposition of
  fixed assets..........       --        --        --       --         --            --           249        --
 In-process research and
  development...........       --        --        --       --         --            --       294,800        --
 1999 reorganization and
  1998 sale of
  manufacturing
  operations............       256     1,362       --       --         --            --           (38)       --
                          --------  --------  --------  -------    -------       -------    ---------   --------
 Total costs and
  expenses..............    17,087    33,693    31,869   24,375      5,163        20,622      332,869     12,541
                          --------  --------  --------  -------    -------       -------    ---------   --------
Loss from operations....   (13,875)  (23,264)  (18,782)  (3,219)    (3,420)       (8,095)    (332,125)   (10,135)
Total other income......     1,765     1,869     2,130      979        200           473          899      1,503
                          --------  --------  --------  -------    -------       -------    ---------   --------
Net loss................  $(12,110) $(21,395) $(16,652) $(2,240)   $(3,220)      $(7,622)   $(331,226)  $ (8,632)
                          ========  ========  ========  =======    =======       =======    =========   ========
Net loss applicable to
 common stockholders....  $(14,505) $(22,382) $(16,652) $(2,240)   $(3,220)      $(7,622)   $(331,226)  $(11,027)
                          ========  ========  ========  =======    =======       =======    =========   ========
Basic and diluted net
 loss per common share..  $  (1.36) $  (2.22) $  (1.68) $ (0.25)   $ (0.38)      $ (1.24)   $  (22.59)  $  (1.04)
                          ========  ========  ========  =======    =======       =======    =========   ========
Weighted average common
 shares used for basic
 and diluted net loss
 computation............    10,682    10,102     9,923    9,019      8,436         6,129       14,663     10,619
                          ========  ========  ========  =======    =======       =======    =========   ========

(A)The following summarizes the departmental allocation of the stock-based compensation charge:

Research and develop-
 ment...................  $    --   $    --    $   --    $  --       $ --         $  --     $   5,727     $  --
General and administra-
 tive...................        64       322       254       17        --            --         6,769         64
                          --------  --------  --------  -------    -------       -------    ---------   --------
Total stock-based com-
 pensation..............  $     64  $    322  $    254  $    17    $   --        $   --     $  12,496   $     64
                          ========  ========  ========  =======    =======       =======    =========   ========

                                                                                             September 30, 2000
                                                                                            ----------------------
                                                                                                        Pro Forma
                                                                                             Actual    As adjusted
                                                                                            ---------  -----------
Consolidated Balance
 Sheet Data:
Cash, cash equivalents and marketable securities.......................................     $  39,180   $ 82,930
Working capital........................................................................        34,849     78,599
Total assets...........................................................................       166,731    210,481
Debt and lease obligations, net of current portion.....................................         3,501      3,501
Accumulated deficit....................................................................      (452,821)  (452,821)
Total stockholders' equity.............................................................       153,132    196,882

-------
(1) In January 1996, Creative, predecessor to Curis, changed its fiscal year end from September 30 to December 31, effective with the three month period ended December 31, 1995.

                                  RISK FACTORS

   An investment in our common stock involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information contained in this prospectus, before you decide to purchase our common stock. If any of the following risks actually occur, our business, results of operations and financial condition would likely suffer. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment. Please read "Special Note Regarding Forward-Looking Statements."

Risks Related to Our Business, Industry, Strategy and Operations

   We will face challenges in integrating Creative, Ontogeny and Reprogenesis and, as a result, may not realize the expected benefits of the merger.

   Curis was formed by the merger of Creative, Ontogeny and Reprogenesis on July 31, 2000. Integrating the operations and personnel of Creative, Ontogeny and Reprogenesis is a complex process. Employees and management of the three companies have played a key role in creating each business, and this, in turn has been an important motivational factor. The successful integration of our research, development, finance, legal, program management and human resources into a single organization has altered these prior relationships and may continue to affect productivity. In addition, it is likely to divert the attention of our management from ongoing operations and could lead to a loss of momentum in our operations, employee morale and our ability to retain some of our key employees. The loss of certain employees could result in a delay or disruption of one or more of the planned research and development programs of Curis.

   If we do not successfully integrate Creative, Ontogeny and Reprogenesis, or the benefits of the merger do not meet the expectations of financial or industry analysts, the market price of our common stock may decline.

   We have not commercialized any products to date, and if we do not commercialize any products we will not be profitable.

   To date, we have not commercialized or received regulatory approval to market the types of products that we or our collaborative partners are and will be developing. These types of products may require additional research and development, clinical trials and/or regulatory resources and/or expertise prior to any commercial sale.

   We currently have no products for sale by us or our collaborative partners. If we or our collaborative partners are not successful in developing and commercializing any products, we will not become profitable.

   We are dependent on collaborative partners for the development and commercialization of many of our products. Any failure or delay by these partners in developing or commercializing our products could eliminate significant portions of our anticipated product pipeline.

   Our strategy for development and commercialization of many of our products depends upon the formation of various collaborations and strategic alliances. We have entered into strategic alliances with Stryker Corporation and other companies, and plan to enter into additional alliances. However, we may not be able to establish additional collaborations and strategic alliances necessary to develop and commercialize products based upon our research efforts, or to establish such arrangements on terms favorable to us. We do not control the amount of resources or the schedule of product development in our collaborations with strategic partners and may not be able to control the efforts that any future strategic partners may devote to their respective programs with us. The timing and amount of any future royalties and manufacturing revenues with respect to product sales and product development under such collaborative arrangements will therefore depend on the level of commitment, timing and success of such collaborative partners' efforts. Accordingly, we cannot predict the success of current or future strategic alliances.

   We face substantial competition, which may result in others discovering, developing or commercializing products before or more successfully than we do.

   The products that we will be developing compete with existing and new products being created by pharmaceutical, biopharmaceutical, biotechnology and medical device companies, as well as universities and other research institutions. Many of our competitors are substantially larger than we are and have substantially greater capital resources, research and development staffs and facilities than we have. Efforts by other biotechnology or pharmaceutical companies could render our programs or products uneconomical or result in therapies superior to any therapy we develop. Furthermore, many of our competitors are more experienced in product development and commercialization, obtaining regulatory approvals and product manufacturing. As a result, they may develop competing products more rapidly and at a lower cost. These competitors may discover, develop and commercialize products which render non-competitive or obsolete the products that we or our collaborative partners are seeking to develop and commercialize.

   Other companies are engaged in the research and development of proteins for various applications. We believe that other biopharmaceutical companies also are developing proteins, primarily growth factors, for use in the local repair of orthopaedic and skeletal defects and in other indications. In addition, a number of other companies are pursuing traditional therapies that may compete with our products, including bone grafts and electrical stimulation devices for the repair of orthopaedic and other skeletal defects.

   In the field of tissue engineering and the treatment of damaged or diseased tissue, we compete with several companies that are developing various tissue replacement products. In addition, a number of biotechnology, pharmaceutical and medical device companies are developing other types of products as alternatives to tissue replacement/augmentation for a variety of indications.

   For example, vesicoureteral reflux is a pediatric disorder of the urinary tract involving the backflow of urine from the bladder to the kidneys. Vesicoureteral reflux is currently treated in the United States either by surgery or with antibiotics; however, a number of other bulking agents, such as bovine dermal collagen, a substance derived from the skin of cows, synthetic materials and other biomaterials (such as dextranomer beads in a hydrogel), are being evaluated for use in its treatment.

   In the area of cardiovascular medicine, several approaches are currently being developed by major medical device, pharmaceutical and biotechnology companies to reduce restenosis or the re-narrowing of treated blood vessels, associated with current cardiovascular therapies. These approaches include, among others, local and systemic drug therapy, locally delivered radiation, gene therapy, and improved stents and stenting techniques.

   In addition, research in the field of developmental biology and genomics is highly competitive. Our competitors in the field of developmental biology include, among others, Amgen, Inc., Chiron Corporation, Exelixis, Inc., Genentech, Inc. and Geron Corporation, as well as other private companies and major pharmaceutical companies. Competitors in the genomics area include, among others, public companies such as Axys Pharmaceuticals, Inc., Genome Therapeutics Corporation, Human Genome Sciences, Inc., Incyte Pharmaceuticals, Inc., Millennium Pharmaceuticals, Inc. and Myriad Genetics, Inc., as well as private companies and major pharmaceutical companies. We also compete with universities and other research institutions, including those receiving funding from the federally funded Human Genome Project. A number of entities are attempting to identify and patent rapidly randomly sequenced genes and gene fragments, typically without specific knowledge of the function of such genes or gene fragments. In addition, we believe that certain entities are pursuing a gene identification and characterization and product development strategy based on positional cloning. Our competitors may discover, characterize and develop important inducing molecules or genes in advance of us. We also face competition from these and other entities in gaining access to DNA samples used in our research and development projects. We expect competition to intensify in genomics research and developmental biology as technical advances in the field are made and become more widely known.

   We rely on our strategic partners for support in our disease research programs and intend to rely on our strategic partners for preclinical evaluation and clinical development of our potential products and manufacturing and marketing of any products. Some of our strategic partners are conducting multiple product development efforts within each disease area that is the subject of our strategic alliance with them. Our strategic alliance agreements may not restrict a strategic partner from pursuing competing internal development efforts. Any of our product candidates, therefore, may be subject to competition with a potential product under development by a strategic partner.

   The market may not be receptive to our products due to their use of new technologies or cost. Such a lack of reception could limit our sales of these and future products.

   The commercial success of our products that are approved for marketing will depend upon their acceptance by patients, the medical community and third-party payors. The OP-1 device, a biological device being developed by our strategic partner Stryker, is a new form of treatment for orthopaedic reconstruction, and will require a change from the current standard of care. Chondrogel, currently being developed for the vesicoureteral reflux indication, is based on the new technology of tissue engineering. These products may never gain commercial acceptance among physicians, patients and third-party payors, even if necessary marketing approval is obtained. We believe that recommendations and endorsements by physicians will be essential for market acceptance of our products.

   In addition, Chondrogel is an autologous cell-based product, meaning that a patient's own cells are used to treat a medical condition. Chondrogel may be more costly than other competitive bulking products because each cell batch must be handled individually. Therefore, traditional scale-up technologies are not applicable in our manufacturing process. We may not be able to manufacture products that will be cost effective or, if we can, our products may not receive commercial and market acceptance.

   Our growth could be limited if we are unable to attract and retain key personnel and consultants.

   Our success is substantially dependent on our ability to attract and retain qualified scientific and technical personnel for the research and development activities we conduct or sponsor. If we lose one or more of the members of our senior management or other key employees or consultants, our business and operating results could be seriously harmed. Only a limited number of the members of our senior management or other key employees, including Doros Platika, M.D., our President and Chief Executive Officer, Andrew Uprichard, our Executive Vice President and Chief Operating Officer, and Daniel Passeri, our Senior Vice President, Corporate Development and Strategic Planning, have entered into employment agreements that provide for severance payments if they are terminated without cause.

   Our anticipated growth and expansion into areas and activities requiring additional resources or expertise, such as regulatory affairs, compliance, manufacturing and marketing, will require the addition of new key personnel. The pool of personnel with the skills that we require is limited. Competition to hire from this limited pool is intense, and we may not be able to hire, train, retain or motivate such additional personnel.

   If we fail to obtain an adequate level of reimbursement for our future products or services by third-party payors, there may be no commercially viable markets for our products.

   The availability of reimbursement by governmental and other third-party payors affects the market for any pharmaceutical product. These third-party payors continually attempt to contain or reduce the costs of healthcare by challenging the prices charged for medical products. In some foreign countries, particularly the countries of the European Union, the pricing of prescription pharmaceuticals is subject to governmental control. We may not be able to sell our products profitably if reimbursement is unavailable or limited in scope or amount.

   In both the United States and some foreign jurisdictions, there have been a number of legislative and regulatory proposals to change the healthcare system. Further proposals are likely. The potential for adoption of some or all of these proposals affects or will affect our ability to raise capital, obtain additional collaborative partners and market our products.

   If we or our collaborative partners obtain marketing approval for our products, we expect to experience pricing pressure due to the trend toward managed health care, the increasing influence of health maintenance organizations and additional legislative proposals.

   We could be exposed to significant risk from liability claims if we are unable to obtain insurance at acceptable costs or otherwise protect ourselves against potential product liability claims.

   We may be subjected to product liability claims that are inherent in the testing, manufacturing, marketing and sale of human health care products. These claims could expose us to significant liabilities that could prevent or interfere with the development or commercialization of our products. Product liability claims could require us to spend significant time and money in litigation or to pay significant damages. Product liability insurance is generally expensive for biopharmaceutical companies such as ours. Although we maintain limited product liability insurance coverage for the clinical trials of our products, it is possible that we will not be able to obtain further product liability insurance on acceptable terms, if at all, and that our present insurance levels and insurance subsequently obtained will not provide adequate coverage against all potential claims.

Risks Relating to Financing

   We have incurred substantial losses, we expect to continue to incur losses and we may never achieve profitability.

   We expect to incur substantial operating losses for the foreseeable future. We currently have no material sources of revenue from product sales or license fees. It is uncertain when, if ever, we will develop significant revenue sources or become profitable, even if we are able to commercialize products. In addition, because certain of our product candidates consist of living cells, they may be more expensive to manufacture than conventional therapeutic products.

   We expect to increase our spending significantly as we continue to expand our research and development programs, expand our clinical trials, apply for regulatory approvals and begin commercialization activities. As a result, we will need to generate significant revenues in order to achieve profitability. We cannot be certain whether or when this will occur because of the significant uncertainties that affect our business.

   We may require additional financing, which may be difficult to obtain and may dilute your ownership interest in us.

   We will require substantial funds to continue our research and development programs, including clinical trials of our product candidates, and to manufacture and market any products that are approved for commercial sale. Our future capital requirements will depend on many factors, including the following:

  . continued progress in our research and development programs, as well as the magnitude of these programs;

  . the resources required to initiate and then successfully complete our clinical trials for Chondrogel, Vascugel, CUR-61414 and other product candidates;

  . the time and costs involved in obtaining regulatory approvals for Chondrogel, Vascugel, CUR-61414 and other product candidates;

  . the cost of manufacturing and commercialization activities;

  . the cost of any additional facilities requirements;

  . the timing, receipt and amount of milestone and other payments from collaborative partners such as Stryker;

  . the timing, payment and amount of milestone payments, research funding and royalties due to licensors of patent rights and technology used to make, use and sell our product candidates;

  . the timing, receipt and amount of sales revenues and royalties from our potential products in the market; and

  . the costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims and other patent-related costs, including litigation costs and the costs of obtaining any required licenses to technologies.

   We estimate that it will cost at least $90 million to fund our operations until the end of 2002. At September 30, 2000, we had cash, cash equivalents and marketable securities of approximately $44.1 million and with the closing of the private placement, we believe we will have sufficient capital resources to fund our operations into the fourth quarter of 2002. We may seek additional funding through collaborative arrangements and public or private financings. However, the biotechnology market is highly volatile and, depending on market conditions and the state of our research, development and commercialization programs, additional financing may not be available to us on acceptable terms or at all. If we fail to obtain such additional financing, our ability to continue all of our research, development, commercialization, manufacturing and marketing activities may be significantly diminished.

   If we raise additional funds by issuing equity securities, further dilution to our then existing stockholders will result. In addition, the terms of the financing may adversely affect the holdings or the rights of our stockholders. If we are unable to obtain funding on a timely basis, we may be required to significantly curtail one or more of our research or development programs. We also could be required to seek funds through arrangements with collaborative partners or others that may require us to relinquish rights to certain of our technologies, product candidates or products which we would otherwise pursue independently.

Risks Relating to Clinical and Regulatory Matters

   If our clinical trials are not successful, we will not be able to complete development and market or commercialize our products.

   In order to obtain regulatory approval for the commercial sale of our product candidates, we will be required to complete extensive preclinical studies as well as clinical trials in humans to demonstrate the safety and efficacy of our products. We have limited experience in conducting clinical trials and rely at times on contract research organizations and collaborative partners for their performance and management.

   We cannot assure you that clinical trials of OP-1, Chondrogel or other product candidates under development will be sufficient to obtain regulatory approvals for the indications being studied. Furthermore, the timing and completion of the current and planned clinical trials for Chondrogel, Stryker's current and planned clinical trials of the OP-1 device, as well as clinical trials of other products, depend on, among other factors, the numbers of patients required for approval and the rate at which those patients are enrolled. In our clinical trials, more than the anticipated number of patients could be required and enrollment may not proceed at the predicted rate. Any increase in the number of patients or decrease in recruitment rates may result in increased costs, program delays or both. Also, these products may not be effective in treating any of our targeted disorders or may prove to have undesirable or unintended side effects, toxicities or other characteristics that may prevent or limit their commercial use.

   Progress in the area of orthopaedic reconstruction and dental applications is within the sole control of Stryker. We could experience significant delays if Stryker's is unable to expeditiously obtain regulatory approval for the commercialization of OP-1. For example, Stryker has submitted a response to a deficiency letter received from the FDA regarding the U.S. application for marketing approval, or PMA, that focuses on the radiographic findings in the pivotal study and certain other clinical data. Upon receipt of Stryker's response, the FDA staff must make a determination whether to submit the PMA application to a panel of industry and medical experts who would review it and make a recommendation to the FDA. The FDA staff must also inspect Stryker's OP-1 manufacturing facilities. If the inspection is acceptable and there is a positive recommendation by the panel, the FDA may grant approval allowing the OP-1 device to be marketed in the United States for certain defined uses. Further clinical testing and PMA filings would be necessary to expand the approved uses of the product. The timing of the regulatory process is unpredictable and it is uncertain whether or when approvals will be obtained from the FDA or other regulatory agencies for any use of the OP-1 device.

   We could also experience delays in our preclinical trials of any of our product candidates, unfavorable results in any development program, failure to obtain regulatory approval for the commercialization of any of our products or failure to achieve market acceptance of any approved products. Any of these events would have a negative impact on our ability to market a product.

   The development process necessary to obtain regulatory approval is complex, costly and lengthy and we may not obtain necessary regulatory approvals.

   We and our collaborative partners must obtain regulatory approval for ongoing development activities and before marketing or selling any of our products. We may not receive regulatory approvals to conduct clinical trials of our products or to manufacture or market our products. In addition, regulatory agencies may not grant approvals on a timely basis or may revoke or significantly modify previously granted approvals. Any delay in obtaining, or failure to obtain, approvals could adversely affect the marketing of our products and our ability to generate product revenue.

   The process of obtaining FDA and other required regulatory approvals is lengthy and expensive. The time required for FDA and other clearances or approvals is uncertain and typically takes a number of years, depending on the complexity and novelty of the product. The process of obtaining FDA and other required regulatory approvals for many of our products is further complicated because some of these products use non-traditional or novel materials in non-traditional or novel ways, and the regulatory officials have little precedent to follow. We have only limited experience in filing and prosecuting applications for the conduct of clinical studies and for obtaining marketing approval. Any delay in obtaining or failure to obtain required clearance or approvals would reduce our ability to generate revenues from the affected product. We also plan to rely significantly on contract research organizations and collaborative partners as we build internal capabilities.

   Our analysis of data obtained from preclinical and clinical activities is subject to confirmation and interpretation by regulatory authorities, which could delay, limit or prevent regulatory approval. Any regulatory approval to market a product may be subject to limitations on the indicated uses for which we may market the product. These limitations may restrict the size of the market for the product and affect reimbursement by third party payors.

   We also are subject to numerous foreign regulatory requirements governing the design and conduct of the clinical trials and the manufacturing and marketing of our future products outside of the United States. The approval procedure varies among countries and the time required to obtain foreign approvals often differs from that required to obtain FDA approvals. Moreover, approval by the FDA does not ensure approval by regulatory authorities in other countries, and vice versa.

   Our ability to conduct preclinical research is also subject to new and evolving regulations governing the use of human and embryonic tissues for isolating new growth factors and genes which may be useful in identifying and developing new therapeutic product candidates. Our ability to conduct critical research on which our future development activities are based could be restricted or delayed depending on the outcome of pending rulemaking proceedings governing the use of these tissues and the collection of related genetic information.

   Even if we obtain marketing approval, our products will be subject to ongoing regulatory oversight which may affect our ability to successfully commercialize any products we develop.

   Even if we receive regulatory approval of a product, the approval may be subject to limitations on the indicated uses for which the product is marketed or contain requirements for costly post-marketing follow-up studies. After we obtain marketing approval for any product, the manufacturer and the manufacturing facilities for that product will be subject to continual review and periodic inspections by the FDA and other regulatory authorities. The subsequent discovery of previously unknown problems with the product, or with the manufacturer or facility, may result in restrictions on the product or manufacturer, including withdrawal of the product from the market.

   If we fail to comply with applicable regulatory requirements, we may be subject to fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions, and criminal prosecution.

   We may not be able to comply with other governmental regulations, which could subject us to penalties and otherwise result in the limitation of our operations.

   In addition to comprehensive regulation by the FDA, we are subject to regulation under the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act, the Research Conservation and Recovery Act, regulations administered by the Nuclear Regulatory Commission, national restrictions on technology transfer, import, export and customs regulations and certain other local, state or federal regulation. From time to time, other federal agencies and congressional committees have indicated an interest in implementing further regulation of biotechnology applications. We are not able to predict whether any such regulations will be adopted or whether, if adopted, such regulations will apply to our business, or whether we would be able to comply with any applicable regulations.

   Our research and development activities involve the controlled use of hazardous materials and chemicals. Although we believe that our safety procedures for handling and dispersing of such materials comply with all applicable laws and regulations, we cannot completely eliminate the risk of accidental contamination or injury from these materials.

Risks Relating to Product Manufacturing, Marketing and Sales

   We have limited manufacturing capabilities and may be unable to expand our manufacturing capabilities as required to meet demand for our products.

   We have limited experience or capabilities in large-scale commercial manufacturing of any of our product candidates. Our current facilities and staff are inadequate for commercial production and distribution of products. Our marketing plan for Chondrogel may involve in-house manufacturing of this product. We may not be able to attract, train and retain the required personnel or to expand our manufacturing capability to manufacture commercial quantities of Chondrogel or any of our other products in a timely manner. In addition, our manufacturing scale-up efforts may not be successful, and we may not be able to establish or maintain reliable, high-volume manufacturing capabilities at commercially reasonable costs on a timely basis, or at all.

   Delays in obtaining regulatory approval of our manufacturing facility and disruptions in our manufacturing process may delay or disrupt our commercialization efforts.

   Before we can begin commercially manufacturing our product candidates, we must obtain regulatory approval for our manufacturing facility and process. Manufacturing of our product candidates must comply with the regulations of the FDA and with foreign regulatory authorities, including current good manufacturing practices (cGMP). The cGMP regulations provide a framework that describe the minimum practices, facilities and controls to be used for the manufacture, processing, packing and holding of a medicinal product to assure that the product meets the established requirements for safety and effectiveness and govern manufacturing methods, quality control and documentation policies and procedures. In complying with cGMP and foreign regulatory requirements, we will be obligated to expend time, money and effort in production, record keeping and quality control to assure that the product meets applicable specifications and other requirements. If we fail to comply with these requirements, we would be subject to possible regulatory action and may be limited in the jurisdictions in which we are permitted to sell our product candidates.

   We have no sales and marketing experience or infrastructure, which could impair or delay our ability to commercialize our products.

   We have no sales, marketing and distribution experience or infrastructure. We plan to develop small specialty sales, marketing and distribution capabilities for the sale, marketing and distribution of Chondrogel and other specialty products. However, we may not be able to successfully develop this sales, marketing and distribution capability. With respect to all of our other products which address larger markets, we plan to rely significantly on sales, marketing and distribution arrangements with third parties for the products that we are developing until we are able to develop more significant internal sales, marketing and distribution capabilities. We may have limited or no control over the sales, marketing and distribution activities of our present or future collaborative partners. Our future revenues may be materially dependent upon the success of the efforts of these third parties.

   In determining whether to perform sales, marketing and distribution functions ourselves, we face a number of risks, including:

  . not being able to attract and build a significant marketing staff or sales force;

  . the cost of establishing a marketing staff or sales force may not be justifiable in light of any product revenues; and

  . the failure of our direct sales and marketing efforts to be successful.

Risks Relating to Intellectual Property

   We may not be able to obtain patent protection for our discoveries and we may infringe patent rights of third parties.

   The patent positions of pharmaceutical and biotechnology companies, including us, are generally uncertain and involve complex legal, scientific and factual questions.

   Our success depends in significant part on our ability to:

  . obtain patents;

  . protect trade secrets;

  . operate without infringing upon the proprietary rights of others; and

  . prevent others from infringing on our proprietary rights.

   Patents may not issue from any of the patent applications that we own or license. If patents do issue, the allowed claims may not be sufficiently broad to protect our technology. In addition, issued patents that we own or license may be challenged, invalidated or circumvented. Our patents also may not afford us protection against competitors with similar technology. Because patent applications in the United States have been maintained in secrecy until patents issue, third parties may have filed or maintained patent applications for technology used by us or covered by our pending patent applications without our being aware of these applications.

   We may not hold proprietary rights to some patents related to our proposed products. In some cases, these patents may be owned or controlled by third parties. As a result, we or our collaborative partners may be required to obtain licenses under third-party patents to develop and commercialize some of our proposed products or services. If licenses are not available to us on acceptable terms, we or our collaborative partners will not be able to develop and commercialize these products or services.

   If we are not able to keep our trade secrets confidential, our technology and information may be used by others to compete against us.

   We also rely significantly upon unpatented proprietary technology, information, processes and know-how. We seek to protect this information through confidentiality agreements with our employees, consultants and other third-party contractors as well as through other security measures. These confidentiality agreements may be breached, and we may not have adequate remedies for any such breach. In addition, our trade secrets may otherwise become known or be independently developed by competitors.

   We may become involved in expensive patent litigation or other intellectual property proceedings which could result in liability for damages or stop our development and commercialization efforts.

   There have been substantial litigation and other proceedings regarding the complex patent and other intellectual property rights in the pharmaceutical and biotechnology industries. We may become a party to patent litigation or other proceedings regarding intellectual property rights.

   Situations in which we may become involved in patent litigation or other intellectual property proceedings include:

  . initiation of litigation or other proceedings against third parties to enforce our patent rights;

  . initiation of litigation or other proceedings against third parties to seek to invalidate the patents held by these third parties or to obtain a judgment that our products or services do not infringe the third parties' patents;

  . participation in interference or opposition proceedings to determine the priority of invention if our competitors file patent applications that claim technology also claimed by us;

  . initiation of litigation by third parties claiming that our processes or products or the intended use of our products infringe their patent or other intellectual property rights; and

  . initiation of litigation by us or third parties seeking to enforce contract rights relating to intellectual property which may be important to our business.

   The cost to us of any patent litigation or other proceeding, even if resolved in our favor, could be substantial. Some of our competitors may be able to sustain the cost of such litigation or proceedings more effectively than we can because of their substantially greater financial resources. If a patent litigation or other intellectual property proceeding is resolved unfavorably to us, we or our collaborative partners may be enjoined from manufacturing or selling our products and services without a license from the other party and be held liable for significant damages. Moreover, we may not be able to obtain required licenses on commercially acceptable terms or any terms at all, and we could be liable for lost profits if we are found to infringe a valid patent, and treble damages if we are found to have willfully infringed such patent rights. Patent cases frequently involve highly complex scientific matters, and each party has the right to seek a trial by jury. Accordingly, litigation results are highly unpredictable and we or our collaborative partners may not prevail in any patent proceeding.

   Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could damage our ability to compete in the marketplace. Patent litigation and other proceedings may also absorb significant management time and expense.

   If we breach any of the agreements under which we license or acquire intellectual property from others, we could lose intellectual property rights that are important to our business.

   We are a party to intellectual property licenses and agreements that are important to our business and expect to enter into similar licenses and agreements in the future. These licenses and agreements impose various research, development, commercialization, sublicensing, royalty, indemnification, insurance and other obligations on us. If we fail to comply with these requirements, we could lose intellectual property rights that are important to our business.

   If licensees or assignees of our intellectual property rights breach any of the agreements under which we have licensed or assigned our intellectual property to them, we could be deprived of important intellectual property rights and future revenue.

   We are a party to intellectual property out-licenses, collaborations and agreements that are important to our business and expect to enter into similar agreements with third parties in the future. Under these agreements, we license or transfer intellectual property to third parties and impose various research, development, commercialization, sublicensing, royalty, indemnification, insurance, and other obligations on them. If a third party fails to comply with these requirements, we generally retain the right to terminate the agreement, and to bring a legal action in court or in arbitration. With respect to the agreement with Stryker regarding OP-1, the assignment of intellectual property is irrevocable in the event of a breach of the agreement. Accordingly, it may be more difficult to enforce our rights in the absence of litigation.

Risks Related to Our Common Stock

   We expect that our stock price will fluctuate significantly.

   Our common stock is listed on the Nasdaq National Market under the ticker symbol "CRIS." The stock market, particularly in recent years, has experienced significant volatility particularly with respect to biopharmaceutical and biotechnology based stocks. The volatility of biopharmaceutical and biotechnology based stocks often does not relate to the operating performance of the companies represented by the stock. Factors that could cause such volatility in the market price of the common stock include:

  . announcements of the introduction of new products by us or our competitors;

  . market conditions in the biotechnology sectors;

  . rumors relating to us or our competitors;

  . litigation or public concern about the safety of our potential products;

  . actual or anticipated variations in our quarterly operating results;

  . deviations in our operating results from the estimates of securities analysts;

  . adverse results or delays in clinical trials;

  . FDA or international regulatory actions; and

  . general market conditions.

   Future sales of shares may depress our stock price

   If the selling stockholders sell a substantial number of shares of our common stock in the public market, or investors become concerned that substantial sales might occur, the market price of the common stock could decrease. Such a decrease could make it difficult for us to raise capital by selling stock or to pay for acquisitions using stock. To the extent outstanding options or warrants are exercised or additional shares of capital stock are issued, investors purchasing our stock may incur additional dilution.

   If stockholders do not receive dividends, stockholders must rely on stock appreciation for any return on their investment in us.

   We have not declared or paid cash dividends on any of our capital stock. We currently intend to retain earnings for future growth and therefore do not anticipate paying cash dividends in the future. As a result, only appreciation of the price of the common stock will provide a return to investors in this offering.

   We have antitakeover defenses that could delay or prevent an acquisition and could adversely affect our stock price.

   Provisions of our certificate of incorporation, our bylaws and Delaware law may have the effect of deterring unsolicited takeovers or delaying or preventing changes in control of our management, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices. In addition, these provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interest. Our certificate of incorporation permits our board of directors to issue preferred stock without stockholder approval. In addition to delaying or preventing an acquisition, the issuance of a substantial number of preferred shares could adversely affect the price of the common stock.

   Our certificate of incorporation provides for staggered terms to be served by the board of directors which makes it difficult for stockholders to change the composition of the board of directors in any one year. In addition, our by-laws restrict the ability of stockholders to call a special meeting of the stockholders. These provisions may have the effect of preventing or delaying changes in control of our management.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

   This prospectus contains forward-looking statements concerning our business, operations and financial condition. All statements, other than statements of historical facts, included in this prospectus, plans and objectives of management are forward-looking statements. You should read these statements carefully because they discuss our expectations about our future performance, contain projections of our future operating results or our future financial condition, or state other "forward-looking" information. Forward-looking statements include statements about the following subjects, among others:

   .  long-term operating and financial results   . discovery and development of therapies

   .  position in field of regenerative medicine  .  funding of research and development of
      and developmental biology                      products and technologies

   .  industrialization and systemization of      .  collaborative partnerships and strategic
      scientific methods and practices of            alliances
      developmental biology

   .  regulatory approval and oversight of        . protection of intellectual property
      products

   .  treatment of disease                        . product development and marketing

                                                  . retention and recruitment of key employees

   Forward-looking statements in this prospectus are identifiable by use of the following words and other similar expressions, among others (although not all forward-looking statements contain these identifying words):

   . "expect"                                     . "forecast"

   . "anticipate"                                 . "may"

   . "intend"                                     . "might"

   . "plan"                                       . "predict"

   . "believe"                                    . "project"

   . "seek"                                       . "should"

   . "estimate"                                   . "will"

   . "budget"                                     . "would"

   . "could"

   Because these forward-looking statements involve significant risks and uncertainties, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of important reasons, including those discussed under "RISK FACTORS" and elsewhere in this prospectus.

                                USE OF PROCEEDS

   We will not receive any proceeds from the sale of shares of the common stock by the selling stockholders.

                        MARKET PRICE AND DIVIDEND POLICY

   The common stock began trading on the Nasdaq National Market on August 1, 2000. Our trading symbol is "CRIS." The following table lists, for the periods indicated, the high and low sales prices per share for the common stock as reported on the Nasdaq National Market.

                                                                      Curis
                                                                  Common Stock
                                                                  -------------
   Fiscal Year 2000                                                High   Low
   ----------------                                               ------ ------
   Third Quarter (from August 1, 2000)........................... $27.25 $13.88
   Fourth Quarter (through December 11, 2000).................... $19.94 $ 9.63

   On December 15, 2000, the last reported sale price for the common stock on the Nasdaq National Market was $11.75 per share. As of December 1, 2000, there were approximately 292 holders of record of the common stock.

   We have never declared or paid dividends on the common stock. We anticipate that we will retain all earnings, if any, to support our operations and to finance future growth and development. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination as to the payment of dividends will be made at the sole discretion of the board of directors and will depend on our financial condition, results of operations, capital requirements and other factors that the board of directors deems relevant.

                                    DILUTION

   This offering is for sales of common stock by the selling stockholders on a continuous or delayed basis in the future. Sales of common stock by stockholders will not result in a change to the net tangible book value per share before and after the distribution of shares by the selling stockholders. There will be no change in net tangible book value per share attributable to cash payments made by purchasers of the shares being offered. Prospective investors should be aware, however, that the price of shares of common stock may not bear any rational relationship to net tangible book value per share of the common stock.

                                 CAPITALIZATION

   The following table summarizes as of September 30, 2000:

  . actual capitalization; and

  . pro forma, as adjusted capitalization to reflect the consummation of the sale of 5.2 million shares of common stock to the selling stockholders at a price of $9.00 per share, after deduction of the placement agent's fee and estimated expenses payable by us in connection with the private placement.

                                                       September 30, 2000
                                                   ----------------------------
                                                                  Pro Forma As
                                                      Actual        Adjusted
                                                   -------------  -------------
Long-term obligations, net of current portion....  $   3,500,798  $   3,500,798
                                                   -------------  -------------
Stockholders' equity:
Preferred stock, $0.01 par value, 5,000,000
 shares authorized; none issued and outstanding..            --             --
Common stock, $0.01 par value; 125,000,000 shares
 authorized; 26,015,824 and 31,215,824 shares
 issued and outstanding, and outstanding, pro
 forma as adjusted...............................        260,158        312,158
Additional paid-in capital.......................    619,675,656    663,373,656
Officer notes receivable.........................     (1,131,380)    (1,131,380)
Deferred compensation............................    (17,729,090)   (17,729,090)
Accumulated other comprehensive income...........      4,877,111      4,877,111
Accumulated deficit..............................   (452,820,783)  (452,820,783)
                                                   -------------  -------------
  Total stockholders' equity.....................    153,131,672    196,881,672
                                                   -------------  -------------
  Total capitalization...........................  $ 156,632,470  $ 200,382,470
                                                   =============  =============

   The number of shares outstanding is based on the number of shares of the common stock outstanding on September 30, 2000. The table above does not include:

  . 6,582,857 shares issuable on the exercise of stock options and warrants outstanding as of such date, at a weighted average exercise price of $12.12 per share; and

  . 4,901,912 additional shares of common stock that we could issue under our stock option and employee stock purchase plans as of such date.

   The above table should be read with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and accompanying notes appearing elsewhere in this prospectus.

                      Selected Consolidated Financial Data

   The selected consolidated financial data set forth below have been derived with respect to the consolidated statements of operations for the years ended December 31, 1999, 1998 and 1997, and with respect to the consolidated balance sheets as of December 31, 1999 and 1998, from the consolidated financial statements of Creative, predecessor to Curis, that have been audited by Deloitte & Touche LLP, independent auditors. The consolidated financial statements are included elsewhere in this prospectus. The consolidated statements of operations data for the year ended December 31, 1996, for the three months ended December 31, 1995 and the year ended September 30, 1995, and the consolidated balance sheet data as of December 31, 1997, 1996 and 1995 are derived from audited consolidated financial statements of Creative, predecessor to Curis, not included in this prospectus. The consolidated statements of operations data for the nine months ended September 30, 2000 and 1999 and the consolidated balance sheet data as of September 30, 2000 are derived from unaudited financial statements of Curis included elsewhere in this prospectus. The unaudited consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements, and in our opinion, include all adjustments, consisting only of normal recurring adjustments, which we consider necessary for a fair presentation of our results of operations and financial positions for these periods. These historical results are not necessarily indicative of results to be expected for any future period. You should read the data set forth below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and related Notes included in this prospectus.

                                                             Three Months     Year      Nine Months Ended
                           Years Ended December 31,             Ended         Ended       September 30,
                      -------------------------------------  December 31, September 30, -------------------
                        1999      1998      1997     1996      1995(1)       1995(1)      2000       1999
                      --------  --------  --------  -------  ------------ ------------- ---------  --------
                                           (in thousands, except per share data)
                                                                                           (unaudited)
Consolidated
 Statement of
 Operations Data:
Revenues:
 Research and
  development
  contracts......     $  3,160  $ 10,419  $ 12,693  $ 5,548    $   971       $ 5,824    $     737  $  2,406
 Manufacturing
  contracts......          --        --        394    4,486        770         6,159          --        --
 License fees and
  royalties......           52        10       --    11,122          2           544            7       --
                      --------  --------  --------  -------    -------       -------    ---------  --------
 Total revenues..        3,212    10,429    13,087   21,156      1,743        12,527          744     2,406
                      --------  --------  --------  -------    -------       -------    ---------  --------
Costs and
 expenses:
 Research and
  development(A)..      10,435    24,856    25,122   15,651      3,194        11,688       10,072     8,073
 Cost of
  manufacturing
  contracts......          --        --        274    3,823        715         5,330          --        --
 General and
  administrative(A)..    5,524     6,946     5,827    4,374      1,132         3,537        6,643     4,078
 Stock-based
  compensation(A)..         64       322       254       17        --            --        12,496        64
 Amortization of
  intangible
  assets.........          808       207       392      510        122            67        8,647       326
 Loss on
  disposition of
  fixed assets...          --        --        --       --         --            --           249       --
 In-process
  research and
  development....          --        --        --       --         --            --       294,800       --
 1999
  reorganization
  and 1998 sale
  of
  manufacturing
  operations.....          256     1,362       --       --         --            --           --        --
                      --------  --------  --------  -------    -------       -------    ---------  --------
 Total costs and
  expenses.......       17,087    33,693    31,869   24,375      5,163        20,622      332,869    12,541
                      --------  --------  --------  -------    -------       -------    ---------  --------
Loss from
 operations......      (13,875)  (23,264)  (18,782)  (3,219)    (3,420)       (8,095)    (332,125)  (10,135)
Other
 income/(expenses):
 Interest income
  and other
  income.........        1,926     2,196     2,346    1,196        261           702        1,164     1,618
 Interest
  expense........         (161)     (327)     (216)    (217)       (61)         (229)        (265)     (115)
                      --------  --------  --------  -------    -------       -------    ---------  --------
 Total other
  income/(expenses)..    1,765     1,869     2,130      979        200           473          899     1,503
                      --------  --------  --------  -------    -------       -------    ---------  --------
Net loss.........      (12,110)  (21,395)  (16,652)  (2,240)    (3,220)       (7,622)    (331,226)   (8,632)
Accretion and
 repurchase costs
 on Series 1998/A
 Preferred
 Stock...........       (2,395)     (987)      --       --         --            --           --     (2,396)
                      --------  --------  --------  -------    -------       -------    ---------  --------
Net loss
 applicable to
 common
 stockholders....     $(14,505) $(22,382) $(16,652) $(2,240)   $(3,220)      $(7,622)   $(331,226) $(11,027)
                      ========  ========  ========  =======    =======       =======    =========  ========
Basic and diluted
 net loss per
 common share....     $  (1.36) $  (2.22) $  (1.68) $ (0.25)   $ (0.38)      $ (1.24)   $  (22.59) $  (1.04)
                      ========  ========  ========  =======    =======       =======    =========  ========
Weighted average
 common shares
 used for basic
 and diluted net
 loss
 computation.....       10,682    10,102     9,923    9,019      8,436         6,129       14,663    10,619
                      ========  ========  ========  =======    =======       =======    =========  ========

(A)The following summarizes the departmental allocation of the stock-based compensation charge:
Research and de-
 velopment.......     $    --   $    --    $   --    $  --       $ --         $  --     $   5,727   $   --
General and ad-
 ministrative....           64       322       254       17        --            --         6,769        64
                      --------  --------  --------  -------    -------       -------    ---------  --------
Total stock-based
 compensation....     $     64  $    322  $    254  $    17    $   --        $   --     $  12,496  $     64
                      ========  ========  ========  =======    =======       =======    =========  ========

                                         December 31,
                         -------------------------------------------------  September 30,
                           1999       1998      1997      1996      1995        2000
                         ---------  ---------  -------  --------  --------  -------------
                                        (in thousands)                       (unaudited)
Consolidated Balance
 Sheet Data:
Cash, cash equivalents
 and marketable
 securities............. $  21,371  $  57,935  $30,598  $ 50,075  $ 20,002    $ 39,180
Working capital.........    17,116     49,613   32,381    48,174    21,743      34,849
Total assets............    28,892     66,164   59,038    73,819    41,341     166,731
Debt and lease
 obligations, net of
 current portion........     1,009        713    2,005     1,651     1,711       3,501
Accumulated deficit.....  (121,595)  (109,485) (88,090)  (71,438)  (69,198)   (452,821)
Total stockholders'
 equity.................    23,422     33,105   52,709    67,261    37,829     153,132

-------
(1) In January 1996, Creative, predecessor to Curis, changed its fiscal year end from September 30 to December 31, effective with the three month period ended December 31, 1995.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

Overview

   On July 31, 2000, Creative BioMolecules, Inc., Ontogeny, Inc. and Reprogenesis, Inc. merged with and into Curis, pursuant to an Agreement and Plan of Merger dated as of February 14, 2000. On July 31, 2000, Curis, as the surviving company of the merger, assumed the rights and obligations of Creative, Ontogeny and Reprogenesis. Immediately after the merger, Curis was owned approximately 43% by the former stockholders of Creative, 38% by the former stockholders of Ontogeny and 19% by the former stockholders of Reprogenesis. Consequently, for accounting purposes, Curis is deemed to be the successor to Creative, and the historical financial statements of Creative have become the historical financial statements of Curis. The merger has been accounted for as a purchase of Ontogeny and Reprogenesis in accordance with Accounting Principles Board (APB) Opinion No. 16 and accordingly, Ontogeny's and Reprogenesis' operating results since the merger date are included in the accompanying financial statements.

   In accordance with APB No. 16, the purchase price for Ontogeny and Reprogenesis has been allocated to the assets and liabilities of Ontogeny and Reprogenesis based on their fair values. The aggregate purchase price based on the fair market value of Creative common stock was $300,731,000 and $149,000,000 for Ontogeny and Reprogenesis, respectively, including the value of the outstanding options and warrants exchanged for options and warrants to purchase the common stock of Curis and the transaction costs related to the merger.

   The purchase price of Ontogeny and Reprogenesis was allocated to the assets acquired based upon an independent appraisal which used proven valuation tools and techniques. Significant portions of the purchase price were identified as intangible assets which included in-process research and development (IPR&D) of $294,800,000 and assembled workforce of $500,000. The excess of the purchase price over the fair value of identified tangible and intangible net assets of $105,477,000 has been allocated to goodwill. Intangible assets are being amortized over their estimated useful lives of 4 to 5 years. The fair value of the IPR&D relating to current in-process research and development projects was recorded as an expense as of the merger date.

   The consolidated statement of operations data include only the results of operations of Creative for all periods prior to the date of the merger. The consolidated statement of operations data for the nine months ended September 30, 2000 include the operating results of Creative for the seven months ended July 31, 2000 and the operating results of Curis, comprising the combined operations of Creative, Ontogeny and Reprogenesis, for the two months ended September 30, 2000. The consolidated balance sheet data for all periods prior to the date of the merger reflect only the balance sheet of Creative. The consolidated balance sheet data as of September 30, 2000 reflects the balance sheet of Curis post merger.

   To date, revenues from research and development contracts and license fees have been generated from agreements between Creative and its collaborative partners. Over the next several years, we will derive most of our revenues from royalties from Stryker, from government grants and from additional collaboration agreements which we may enter into during such period. We are not currently receiving research and development payments under collaboration agreements but intend to seek additional corporate collaborations under which we may generate future revenues. We may not be able to enter into such collaborations on acceptable terms and thereby may not generate future research and development contract revenues.

   Research agreements with collaborative partners have typically obligated these collaborative partners to provide for the partial or complete funding of research and development for specified projects and pay royalties to us in exchange for licenses to market the resulting products. We have recognized revenue under these collaborations based upon work performed, upon the sale or licensing of product rights, upon shipment of product for use in preclinical and clinical testing or upon attainment of milestones specified in collaborative agreements. We have been a party to research collaborations with Stryker to develop products for orthopaedic reconstruction and dental therapeutics and with Biogen to develop products for the treatment of renal disorders. Each of these research collaborations was restructured in 1998 and the Biogen collaboration was terminated in December 1999.

   In November 1998, certain of the OP-1 manufacturing rights and facilities were sold to Stryker. We do not anticipate significant revenue from Stryker until the OP-1 device is approved for commercial sale when we will be entitled to royalties. Stryker has filed for marketing approval for certain uses of OP-1 in the U.S., Europe and Australia and is waiting to hear from the various regulatory agencies.

   Creative was developing an OP-1 based therapy for chronic renal failure. Biogen provided research funding to Creative through December 1999 pursuant to an option to develop OP-1 as a therapy for chronic renal failure. As of December 31, 1999, Biogen did not exercise its option and Creative assumed all rights to OP-1 renal therapies. We have decided not to further fund this program.

   We have been awarded $4,000,000 of grants from the National Institute of Standards and Technology (NIST). These grants are to be received over the period ending on October 31, 2003, are cancelable at the discretion of NIST and are subject to annual appropriation by the US government. We recognize grant revenue as the services are provided and costs are incurred under the terms of the grants.

   Operating expenses for the nine months ended September 30, 2000 include the operating expenses of Creative for the seven months ended July 31, 2000 and the operating expenses for Curis, comprising the combined operations of Creative, Ontogeny and Reprogenesis, for the period from August 1, 2000, to September 30, 2000. Operating expenses for the nine months ended September 30, 1999 include only the operating expenses of Creative for such period. Accordingly, comparisons of operating expenses between the 2000 and the 1999 periods may not prove to be meaningful. Additionally, in the nine months ended September 30, 2000, there are several expenses incurred by Curis which are a direct result of the merger and may not be recurring.

   Since consummation of the merger, we have reviewed the research and development pipeline of the combined companies, and have determined that we will allocate resources among the various research and development projects based on their strategic fit and the availability of internal resources. Our current plans anticipate spending of between $30 - $40 million in each of 2001 and 2002 on research and development.

   Future operating results will depend largely on the timing and magnitude of royalty payments from Stryker, if the OP-1 device currently under regulatory review with the FDA is approved for commercial sale, and the outcome of other products currently under development. We cannot be sure when those royalties will be received, if at all. We have never been profitable and expect to incur additional operating losses in the next several years. Our results of operations will vary significantly from year to year and quarter to quarter and depend on, among other factors, the timing of entering into collaboration agreements and receiving payments from collaborative partners, the timing of payments under government grants, the timing of the receipt of royalties and the cost and outcome of clinical trials.

Results of Operations

 Nine Months Ended September 30, 2000 and 1999

   Research and development contract revenues decreased 69% to $744,000 for the nine month period ended September 30, 2000 from $2,406,000 for the nine month period ended September 30, 1999. The decrease in research and development contract revenues from 1999 to 2000 was primarily the result of the termination of a research agreement with Biogen, Inc. in 1999 partially offset by revenues of $56,000 earned under the NIST grant received in November 1999.

   Research and development expenses increased 25% to $10,072,000 for the nine month period ended September 30, 2000 from $8,072,000 for the nine month period ended September 30, 1999. The increase was primarily due to the impact of the merger which occurred on July 31, 2000. Research and development expenses for the nine months ended September 30, 2000 include the costs incurred by the combined companies for the period from August 1, 2000 to September 30, 2000. These include the cost of 107 people involved in research and development of $2,000,000, external lab services including clinical trials of $1,300,000, and facility related costs of $500,000. In addition, research and development expenses for the nine months ended September 30, 2000 include severance paid to former officers of Creative totaling $656,000, and severance payments relating to the termination of seven other employees totaling $251,000.

   General and administrative expenses increased 63% to $6,643,000 for the nine month period ended September 30, 2000 from $4,078,000 for the nine month period ended September 30, 1999. The increase was primarily due to costs incurred by the combined companies for the period from August 1, 2000 to September 30, 2000 which included personnel related costs of $500,000, legal and professional fees of $785,000, and insurance expense of $400,000. In addition, general and administrative expenses for the nine months ended September 30, 2000 include severance paid to former officers of Creative of $926,000 and severance payments relating to the termination of approximately eight other employees totaling $122,000.

   Stock-based compensation increased to $12,496,000 for the nine month period ended September 30, 2000 from $64,000 for the nine month period ended September 30, 1999. The increase was primarily due to $6,624,000 of amortization expense related to prepaid compensation resulting from the merger which is being amortized over the vesting period of the underlying options through August 1, 2001. Additionally, one-time non-cash charges of $3,487,000 was recorded related to the acceleration of certain stock options and the extension of the exercise period for options held by Creative's executive officers, outside directors and employees. Also, 57,094 shares of restricted common stock granted to a former Reprogenesis executive officer became fully vested as unrestricted common stock upon the merger. Total expense related to these shares was $1,623,000. Lastly, on August 18, 2000, we issued 3,473,006 options to our employees as well as to nonemployees with an exercise price below fair market value resulting in deferred compensation of $18,491,000. The deferred compensation is being amortized over the four-year vesting period of the underlying stock options for options granted to employees and as earned for nonemployees in accordance with EITF 96-18. The total expense related to these options is $762,000.

   Amortization of intangible assets was $8,647,000 for the nine months ended September 30, 2000, as compared to $326,000 for the nine month period ended September 30, 1999. The increase was partially due to the amortization of goodwill totaling $3,863,000 and the amortization of assembled workforce totaling $17,000 incurred as a result of the merger. In addition, we incurred an impairment charge of approximately $4,611,000 to reduce the carrying value of certain capitalized patents determined not to be beneficial or expected to be utilized in future operations and which have no alternative future use. Patent impairment charges for the nine month period ended September 30, 1999 were approximately $128,000. Amortization of patent costs were $156,000 for the nine month period ended September 30, 2000 as compared to $198,000 for the nine month period ended September 30, 1999.

   A fixed asset disposition charge of $249,000 was incurred during the nine months ended September 30, 2000 for the book value of equipment disposed of as a result of the merger.

   A charge of $294,800,000 was incurred on July 31, 2000 resulting from that portion of the purchase price of Ontogeny and Reprogenesis that was identified as in-process research and development. The purchase price of Ontogeny and Reprogenesis was allocated to the assets acquired, including IPR&D, based upon an independent appraisal which used proven valuation tools and techniques.

   For the nine months ended September 30, 2000, interest and other income was $1,164,000 as compared to $1,618,000 for the nine months ended September 30, 1999, a decrease of $454,000 or 28%. The decrease in interest income resulted primarily from a lower average available investment balance as compared to the prior year.

   For the nine months ended September 30, 2000, interest expense was $265,000 compared to $115,000 for the nine months ended September 30, 1999, an increase of $150,000 or 130%. The increase in interest expense resulted primarily from the consolidation into Curis of the outstanding lease obligations of the three companies prior to the merger.

   As a result of the foregoing, we incurred a net loss of $331,226,000 for the nine month period ended September 30, 2000 as compared to a net loss of $8,632,000 for the nine month period ended September 30, 1999.

 Years Ended December 31, 1999 and 1998

   Total revenues in the year ended December 31, 1999 were $3,212,000 as compared to $10,429,000 in the year ended December 31, 1998. Research and development contract revenues decreased 70% to $3,160,000 in 1999 from $10,419,000 in 1998. The decrease in research and development contract revenues from 1998 to 1999 was primarily the result of a decrease in research and development contract revenues from Stryker as we were not providing research services or supplying OP-1 to Stryker in 1999.

   License fees and royalties revenues increased by $42,000 to $52,000 in 1999 from $10,000 in 1998. The increase in license fees and royalties revenue is partially due to royalties from Stryker and partially due to an increase in revenue from licensing patent rights and know-how associated with certain protein technology which was not central to our business.

   Total operating expenses decreased 49% to $17,086,000 in 1999 from $33,693,000 in 1998. Research and development expenses decreased 58% to $10,435,000 in 1999 from approximately $24,856,000 in 1998. The decrease was primarily due to the sale of certain of our OP-1 manufacturing rights and facilities to Stryker in November 1998 and the elimination of manufacturing and facility-related expenses with respect thereto. We had previously reported the costs associated with such production of OP-1 as research and development expenses. During 1999, our research and development expenses were related to renal disease therapy as part of the Biogen collaboration, neurological disease therapies and other proprietary indications.

   General and administrative expenses decreased 20% to $5,524,000 in 1999 from $6,946,000 in 1998. The decrease was primarily due to a reduction in external legal and other consulting costs and a reduction in personnel-related costs.

   Stock-based compensation decreased 80% to $64,000 in 1999 from $322,000 in 1998. In 1999 and 1998, we recorded charges of $64,000 and $205,000, respectively, related to changes in the exercise terms of stock option agreements in connection with the sale of our manufacturing operations.

   Amortization of intangible assets increased 292% to $808,000 in 1999 from $207,000 in 1998. The increase was primarily due to an impairment charge of $538,000 to reduce the carrying value of certain capitalized patents determined not to be beneficial or expected to be utilized in future operations and which have no alternative use. The remainder of the increase was due to an increase in patent amortization of $64,000.

   In October 1999, we reorganized to focus operations and financial resources on the development of our morphogenic protein-based clinical candidates for the treatment of stroke and renal disease. In connection with this reorganization, we reduced our headcount from 70 to 43 employees and recorded approximately $511,000 in operating expenses for salary termination costs. In addition, in the fourth quarter of 1999 we determined that health insurance claims were less than originally estimated, related to the 1998 sale of manufacturing operations. This resulted in a reduction in the loss on sale of manufacturing operations of approximately $255,000 in 1999. The combination of these two items resulted in a $256,000 charge to operations.

   Interest income decreased 12% to $1,924,000 in 1999 from $2,183,000 in 1998 due to lower average balances of cash and marketable securities and lower interest rates in 1999, as compared to 1998. In May 1998, we sold 25,000 shares of Series 1998/A Preferred Stock. Net proceeds after deducting fees and other expenses of the offering, were approximately $23,618,000. In addition, we received approximately $19,530,000 in the fourth quarter of 1998 from the sale of our OP-1 manufacturing-related assets to Stryker. In May 1999, we repurchased all of the outstanding Series 1998/A Preferred Stock for approximately $22,470,000 in cash.

   Interest expense decreased approximately 51% to $161,000 in 1999 from $327,000 in 1998. The decrease in interest expense was due to a decrease in our obligations under capital leases. As part of the sale to Stryker of certain of our manufacturing-related assets in November 1998, Stryker assumed $710,000 of our obligations under equipment lease agreements and $1,727,000 of our obligations under a facility capital lease.

   As a result of the foregoing we incurred a net loss of $12,110,000 in 1999 compared to a net loss of $21,395,000 in 1998.

   Accretion and repurchase costs on Series 1998/A Preferred Stock was $2,395,000 for the year ended December 31, 1999, and included the following:
$385,000 calculated at the rate of 5% per annum of the stated value of the outstanding Series 1998/A Preferred Stock; $144,000 of accretion of issuance costs related to the sale of Series 1998/A Preferred Stock; and as a result of the repurchase of the Series 1998/A Preferred Stock on May 7, 1999, a one-time charge of approximately $1,867,000 recorded in the second quarter of 1999 which represents accretion of the Series 1998/A Preferred Stock up to its repurchase amount and accretion of all remaining issuance costs. Accretion on Series 1998/A Preferred Stock for the year ended December 31, 1998 was $987,000 and includes $733,000, calculated at the rate of 5% per annum of the stated value of the outstanding Series 1998/A Preferred Stock from May 27, 1998 and $254,000 of accretion of issuance costs related to the sale of Series 1998/A Preferred Stock. As a result of the repurchase of the Series 1998/A Preferred Stock, there will be no further charges relating to the Series 1998/A Preferred Stock.

   In computing the net loss applicable to common stockholders for the years ended December 31, 1999 and 1998, the accretion and repurchase costs of the Series 1998/A Preferred Stock mentioned above are included.

 Years Ended December 31, 1998 and 1997

   Revenues in the year ended December 31, 1998 were $10,429,000 as compared to $13,087,000 in the year ended December 31, 1997. Research and development contract revenues decreased 18% from $12,693,000 in 1997 to $10,419,000 in 1998 primarily as a result of a decrease in our research activity under the research collaboration with Biogen, partially offset by an increase in research and development contract revenues from the supply of OP-1 to Stryker.

   License fees and royalties revenues in the year ended December 31, 1998 included $10,000 in revenue from licensing patent rights and know-how associated with certain protein technology which was not central to our business.

   Total costs and expenses increased approximately 6% from $31,869,000 in the year ended December 31, 1997, to $33,693,000 in the year ended December 31, 1998. Research and development expenses decreased 1% from $25,122,000 in 1997 to $24,856,000 in 1998 primarily due to the sale of our OP-1 manufacturing rights and facilities to Stryker in November 1998 and the elimination of manufacturing and facility-related expenses.

   General and administrative expenses increased 19% from $5,827,000 in 1997 to $6,946,000 in 1998. The increase was primarily due to approximately $600,000 in increased costs associated with additions to our legal and administrative staff and from increases in external legal and other consulting costs.

   Stock-based compensation increased 27% to $322,000 in 1998 from $254,000 in 1997. In 1998, we recorded a charge of $205,000 related to changes in the exercise terms of stock option arrangements in connection with the sale of our manufacturing operations. In 1997, we recorded a charge of $254,000 based on the fair value of options issued to nonemployees.

   Amortization of intangible assets decreased 47% to $207,000 in 1998 from $392,000 in 1997. The decrease was primarily due to an impairment charge of $172,000 in 1997 to reduce the carrying value of certain capitalized patents determined not to be beneficial or expected to be utilized in future operations and which have no alternative use.

   In November 1998, we sold certain of our OP-1 manufacturing rights and facilities to Stryker. We expect that the sale will provide us with increased royalties on Stryker products, if approved for commercial sale, in lieu of the manufacturing revenue anticipated under the prior agreement. Proceeds and expenses associated with this transaction included the following:

   Total proceeds................................................. $19,530,000
   Less:
     Net book value of manufacturing related assets...............  18,929,000
     Employee termination costs...................................   1,438,000
     Legal, accounting consulting costs...........................     525,000
                                                                   -----------
   Loss on sale of manufacturing operations....................... $(1,362,000)
                                                                   ===========

   We recorded a charge of $1,362,000 in the quarter ended December 31, 1998, in connection with this transaction.

   Interest and other income decreased 7% from $2,346,000 in 1997 to $2,196,000 in 1998 as we had higher average balances in cash and marketable securities in 1997 as compared to 1998. In May 1998, we sold 25,000 shares of Series 1998/A Preferred Stock. Net proceeds to us, after deducting fees and other expenses of the offering, were approximately $23,618,000. In addition, we received approximately $17,000,000 in the fourth quarter of 1998 from the sale of our OP-1 manufacturing related assets to Stryker.

   Interest expense increased 51% from $216,000 in 1997 to $327,000 in 1998 primarily due to an increase in our obligations under an equipment lease agreement. As part of the sale to Stryker of the manufacturing related assets, Stryker assumed $710,000 of our obligations under equipment lease agreements and $1,727,000 of our obligations under a facility capital lease.

   As a result of the foregoing, we incurred a net loss of $21,395,000 in the year ended December 31, 1998, compared to a net loss of $16,652,000 in the year ended December 31, 1997.

   Accretion on Series 1998/A Preferred Stock for the year ended December 31, 1998, includes $733,000, calculated at the rate of 5% per annum of the stated value of the outstanding Series 1998/A Preferred Stock from May 27, 1998 and $254,000 of accretion of issuance costs related to the sale of Series 1998/A Preferred Stock. We were accreting the Series 1998/A Preferred Stock up to its conversion value.

   In computing the net loss applicable to common stockholders for the year ended December 31, 1998, accretion of the Series 1998/A Preferred Stock mentioned above is included.

Liquidity and Capital Resources

   At September 30, 2000, our principal sources of liquidity consisted of cash, cash equivalents and marketable securities of $44,169,000. We have financed our operations primarily through placements of equity securities, revenues received under agreements with collaborative partners and government grants, manufacturing contracts and the sale of certain of our OP-1 manufacturing rights and facilities to Stryker. In November 2000, we entered into purchase agreements relating to the private placement of 5,200,000 shares of common stock at $9.00 per share for net proceeds (after deduction of commissions and offering expenses) of approximately $43,750,000. We issued all of the shares immediately prior to the date of this prospectus upon the closing of the private placement.

   Net cash used in operating activities was $14,146,000 for the nine month period ended September 30, 2000 compared to $11,677,000 for the nine month period ended September 30, 1999. The increase was primarily due to the impact of the merger. Cash used for operating activities was $14,768,000 for the year ended December 31, 1999 and $10,412,000 for the year ended December 31, 1998. Our investment in property, plant and equipment was $537,000 during the nine month period ended September 30, 2000 and $610,000 during the year ended December 31, 1999. We currently plan to spend approximately $2,500,000 during the last quarter of 2000 and approximately $6,000,000 in 2001 on leasehold improvements and equipment purchases to upgrade our research and development facilities. In the nine months ended September 30, 2000 and the year ended December 31, 1999, we spent $564,000 and $777,000, respectively, on capitalized patent costs.

   We have been awarded two grants aggregating $4,000,000 from NIST to support the development of a new class of biomaterials designed to enable surgical procedures that augment, repair or regenerate lost structural tissue or physiological function and to support the development of our cardiovascular products, including Vascugel. The period for the grants is from November 1, 1999 to October 31, 2003. The grants are cancelable at the discretion of NIST and are subject to annual appropriation by the U.S. government.

   As of September 30, 2000, we own 107,143 shares of Exelixis, Inc. common stock which are included on our balance sheet under the category "Marketable securities--restricted." The fair market value of the shares as of September 30, 2000 was $3,362,000. In addition, we hold a warrant to purchase 53,571 shares of Exelixis, Inc. common stock at a price of $1.00 per share exercisable until January 27, 2005. The value of this warrant is included in our balance sheet as of September 30, 2000 under the category "Marketable securities-- restricted" with a fair market value of $1,627,000. The market value of Exelixis common stock has declined since September 30, 2000 such that the value of the 107,143 shares of common stock has decreased by $1,600,000 and the value of the warrants has decreased by $810,000 as of December 18, 2000. Unrealized gains and losses are recorded in stockholders' equity and realized gains and losses are recorded in the statement of operations in the period the securities are sold.

   Financing activities generated approximately $4.5 million of cash in the nine months ended September 30, 2000 from the exercise of options and warrants. Financing activities used cash of $20,493,000 in 1999 compared to the $24,403,000 provided in 1998. On May 27, 1998, Creative completed a private placement with three institutional investors for the sale of 25,000 shares of Series 1998/A Preferred Stock, with a stated value of $1,000 per share resulting in net proceeds of approximately $23,618,000 after expenses. Since issuance of the Series 1998/A Preferred Stock, the holders converted a total of 4,514 shares of Series 1998/A Preferred Stock into 613,129 shares of common stock through May 7, 1999. On May 7, 1999, we repurchased 20,486 shares which represented all of the outstanding Series 1998/A Preferred Stock following final conversions, for approximately $22,470,000 in cash. The Series 1998/A Preferred Stock has been retired and there will be no subsequent conversions into common stock.

   In November 1998, certain OP-1 manufacturing rights and facilities were sold to Stryker for total proceeds of approximately $19,530,000. We expect that under the terms of the sale, we will receive royalties from Stryker products and, if approved for commercial sale, royalties which would exceed expected manufacturing revenues anticipated under the prior agreement.

   We anticipate that our existing capital resources and the estimated net proceeds of $43,750,000 from the private placement of 5,200,000 shares of common stock at a price of $9.00 per share should enable us to maintain our current and planned operations into the fourth quarter of 2002. Our existing resources, excluding the net proceeds of $43,750,000, should enable us to maintain our operations into the fourth quarter of 2001. Under the terms of the private placement, the selling stockholders have agreed to purchase the shares of common stock upon receipt by us of notification from the Securities and Exchange Commission (the "Commission") of its willingness to declare the registration statement effective.

   We expect to incur substantial additional research and development and other costs, including costs related to preclinical studies and clinical trials. Our ability to continue funding planned operations is dependent upon our ability to generate sufficient cash flow from royalties on Stryker products, if approved for commercial sale, from collaborative arrangements and from additional funds through equity or debt financings, or from other sources of financing, as may be required. We are seeking additional collaborative arrangements and also expect to raise funds through one or more financing transactions, if conditions permit. Over the longer term, because of our significant long-term capital requirements, we intend to raise funds through the sale of debt or equity securities when conditions are favorable, even if we do not have an immediate need for additional capital at such time. There can be no assurance that additional financing will be available or that, if available, it would be available on favorable terms. In addition, the sale of additional debt or equity securities could result in dilution to our stockholders. If Stryker products are not approved for commercial sale and we do not receive royalties from Stryker and/or if substantial additional funding is not available, our business will be materially and adversely affected.

Quantitative and Qualitative Disclosures About Market Risk

   We invest cash balances in excess of operating requirements in short-term marketable securities, generally corporate debt and government securities with an average maturity of less than one year. All marketable securities are considered available for sale. At September 30, 2000, the fair market value of these securities amounted to $34,889,000 with net unrealized losses of $45,000 included as a component of stockholders' equity. Because of the quality of the investment portfolio and the short term nature of the marketable securities, we do not believe that interest rate fluctuations would impair the principal amount of the securities. To estimate the potential interest rate changes, we performed a sensitivity analysis for a one-day horizon. In order to estimate the potential loss, we used an increase in market rates of 100 basis points, an increase that is reasonably possible in the near term. On this basis, we estimate the potential loss in fair value from this change in interest rates to be approximately $85,000. Our investments are investment grade securities and deposits are with investment grade financial institutions. We believe that the realization of losses due to changes in credit spreads is unlikely as we expect to hold our debt to maturity.

   As of September 30, 2000, in addition to the marketable securities discussed above, we held 107,143 shares of Exelixis, Inc. common stock with a fair market value as of September 30 of $3,362,000. On October 9, 2000, we sold these shares for total net proceeds of $1,995,000. The decline in value of $1,367,000 will be reflected in our financial statements for the period ending December 31, 2000. In addition, we hold a warrant to purchase 53,571 shares of Exelixis, Inc. common stock at a price of $1.00 per share exercisable until January 27, 2005. The value of this warrant of $1,627,000 as of September 30, 2000 could fluctuate based on market conditions.

   At September 30, 2000, we had approximately $5.5 million outstanding under fixed rate capital leases which are not subject to fluctuations in interest rates.

New Accounting Standards

   In June 1998, the Financial Accounting Standards Board, or FASB, released Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes standards for reporting and accounting for derivative instruments, including derivative instruments embedded in other contracts, and for hedging activities. It requires an entity to recognize all derivatives as either assets or liabilities in its balance sheet and measure those instruments at fair value. Pursuant to SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities-- Deferral of the Effective Date of FASB Statement No. 133", SFAS No. 133 is effective for all quarters of fiscal years beginning after June 15, 2000. We do not expect the adoption of SFAS No. 133 to have a material impact on our consolidated financial statements.

   In March 2000, the FASB issued FASB Interpretation No. 44, "Accounting for Certain Transactions involving Stock Compensation"--An Interpretation of APB Opinion No. 25. The interpretation clarifies the application of APB Opinion No. 25 in specified events, as defined. The interpretation is effective July 1, 2000 but covers certain events occurring during the period after December 15, 1998, but before the effective date. To the extent that events covered by this interpretation occur during the period after December 31, 1998, but before the effective date, the effects of applying this interpretation would be recognized on a prospective basis from the effective date. Accordingly, upon initial application of the final interpretation, (i) no adjustments would be made to the financial statements for periods before the effective date and (ii) no expense would be recognized for any additional compensation cost measured that is attributable to periods before the effective date. The application of this interpretation resulted in approximately $19,100,000 of prepaid compensation, for the value of unvested stock options held by employees and consultants of Ontogeny. This amount is being amortized over the one-year vesting period of the underlying stock options. The adoption of this interpretation did not have a material effect on our financial statements, except as otherwise discussed above.

   Staff Accounting Bulletin No. 101 (SAB 101), "Revenue Recognition," was issued in December 1999. SAB 101 requires companies to recognize certain up-front non-refundable fees and milestone payments over the life of the related alliances when such fees are received in conjunction with alliances that have multiple elements. We are required to adopt this new accounting principle through a cumulative charge to the statement of operations, in accordance with Accounting Principles Board Opinion (APB) No. 20, "Accounting Changes," no later than the fourth quarter of fiscal 2000. We believe that the adoption of SAB 101 will not have a material impact on our reported operating results as it relates to the contract revenues, upfront non-refundable payments and milestone payments received in connection with collaborations.

                                    BUSINESS

Overview

   We intend to be a leader in the emerging field of regenerative medicine, which seeks to improve, restore or preserve the normal function of tissues and organs. By applying our knowledge of how genes function (functional genomics) and our knowledge of how cells form into specialized adult tissues (developmental biology), we believe we will be able to:

  . activate cellular development pathways to promote repair and normal function; and

  . inhibit abnormal growth pathways to treat certain types of cancer.

   We began operations on July 31, 2000 upon the completion of the merger of Creative BioMolecules, Inc., Ontogeny, Inc. and Reprogenesis, Inc. Each of the three companies made important contributions to the combined strength of our business. Those contributions include the following:

   Ontogeny:             Validated developmental biology and functional
                         genomic discovery engine

   Reprogenesis:         Clinical development, cell therapy, biomaterials and
                         tissue engineering expertise

   Creative BioMolecules:Product awaiting regulatory review and significant antibody and developmental biology intellectual property

   Our product development pipeline includes a product which is currently under regulatory review in the United States, Europe and Australia; a product in late-stage clinical development; multiple early clinical and advanced preclinical products; and a discovery engine that combines functional genomics and developmental biology across multiple medical indications. By harnessing the body's inherent ability to repair damage caused by disease, trauma or age, we believe the products in our product development pipeline have the potential to change the way degenerative disease, cancer and other disorders associated with loss of normal function are treated.

   Since the merger, we have engaged in an extensive review of the research and development pipeline of the combined companies, and have allocated resources among the various research and development projects based on their strategic fit and the availability of internal resources. To the extent a project requires greater resources than are available internally, we may seek to enter into academic and commercial collaborations to continue such projects to address this need; however, we may not continue all of the research and development projects in our pipeline.

Background

 Regenerative Medicine Background

   The aging of the population is creating a growing need for regenerative medicine therapies. Chronic degenerative diseases result in deteriorating quality of life and increasing cost of patient care. However, there are insufficient or inadequate therapies currently available generally to address the underlying loss of tissue function inherent in degenerative disorders. In addition, malignancies, trauma (e.g. paralysis due to spinal cord damage), auto-immune disorders and other conditions create the need for regenerative medicine therapies.

   One solution for the challenges posed by an aging population is to identify therapeutics that can stimulate repair and regeneration of damaged tissues and organ systems. There is mounting evidence that even elderly adults retain or can regain the capacity to repair and rebuild tissues and organs. The restoration of lost function would improve the independence and quality of life of the individual while having the potential to decrease the financial burden to society.

 Functional Genomics/Developmental Biology

   With the completion of the initial sequencing of the human genome, a major objective for biopharmaceutical companies will be to identify the key target genes for drug discovery. A significant challenge will be to sort efficiently through the over 100,000 genes in the human genome to identify these key target genes. Understanding the function of genes in key biological processes has become an important basis for creating new drug development screens and new therapies.

   Developmental biology is a powerful tool that can be used to identify therapeutics relevant to tissue repair and regeneration. Developmental biology is the study of the genetic events and biological processes that control cell growth and differentiation in an organism from its beginning (fertilization) through maturation. It is now understood that the same mechanisms that govern embryonic development are active and required in adults for normal function, regeneration and repair. Examples of these mechanisms include the body's normal replenishing of the blood supply and maintenance of skin and hair growth. Therefore, the control molecules discovered in the embryo may be used in the treatment of adult diseases through cell re-population, regeneration or repair.

   We are positioned to integrate genomics sequence data, bioinformatics, chemoinformatics and knowledge of developmental biology to understand the function of genes in tissue formation and repair. We believe creating high throughput screening assays based on developmental biology discoveries will enable us to accelerate the identification of new therapeutic product candidates.

 The Drug Discovery and Development Process

   Historically, pharmaceutical products have been developed primarily through the creation and screening of large collections of chemical compounds and natural products. Compounds were identified as pharmaceutical candidates based on their activity in simple tests believed to mimic aspects of human physiology or biochemistry. Where significant activity was found in a test, the compound was then examined in animal models believed to simulate human disease conditions. The principal limitation of this approach has been that these tests and animal models have not always predicted the candidate drug's safety and efficacy in humans. In addition, the mechanisms by which these compounds acted and the underlying causes of the disease generally have remained unknown. Consequently, the resulting candidate drugs were often ineffective or only ameliorated symptoms without addressing the root causes of the disease.

   While offering a significant improvement over traditional large pharmaceutical drug discovery methods, a traditional genetics approach to drug development also has weaknesses compared to a developmental biology-based approach. Traditional drug development relies on animal models and laboratory studies using mature animals. This approach has serious limitations because the biological processes of interest for treating disease are often inactive in the healthy adult animal and relevant animal models of disease are difficult to create and validate. The creation of an animal model has often been a prerequisite and a limitation in the discovery of significant lead molecules. We believe that examining developing tissues and organs in embryonic development will provide a rich source of potentially relevant molecules or targets for drug discovery and help to avoid these limitations. It is for these reasons that developmental biology may be a more efficient way to improve drug discovery and move product candidates into human clinical trials sooner.

   Recent advances in developmental biology and genetics have the potential to improve drug discovery and development significantly by enabling the identification of the control molecules (e.g., secreted proteins) and cellular mechanisms by which organisms develop. This identification is important because these molecules and mechanisms are believed to be responsible for inducing organ development. In contrast to traditional drug discovery and development techniques, a developmental biology approach focuses first on the role of molecules in early organ development. The use of developmental biology approaches allows the discovery of relevant molecules and processes because cell regeneration in adults often repeats the developmental processes. There are several ways in which these lead molecules could lead to products. It is possible that certain disease processes are caused by the lack of the developmentally active molecules, and there is evidence that these molecules continue to be produced and needed for normal maintenance of tissues during adult life. Thus, the secreted inducing proteins could be used directly as drugs. In the case of diabetic neuropathy, for example, the addition of these molecules might enhance and expedite the healing process. In addition, the developmentally active molecules and/or their receptors and signaling pathway components can be used as targets to discover small molecules which regulate the activity of the regeneration (i.e., developmental) processes. Therefore, we believe that a comprehensive commitment to understanding the process of embryonic development is essential to realize the full value of a developmental biology approach to drug discovery and development.

Our Regenerative Medicine Technologies

   We have expertise and capabilities in the four major regenerative medicine technologies which we believe are necessary to take advantage of the opportunities created by the sequencing of the human genome and an expanding understanding of developmental biology. These technologies are:

  . Protein Factors: gene/protein identification, expression and functional characterization, and the ability to develop therapies based on or incorporating genes/proteins through protein biochemistry, protein production and protein delivery. Examples include OP-1 for treatment of bone disorders and Hedgehog protein-based treatments of neurological disorders.

  . Cell Therapies: the ability to culture, qualify, deliver and manage cells for the development of therapies incorporating living cells for tissue regeneration or normal physiological function. Examples include the differentiation of stem cells in mature beta islet cells for treating diabetes and Vascugel to prevent restenosis and thrombosis following vascular injury, such as that following surgery.

  . Tissue Engineering: matrix development and delivery expertise including knowledge of biomaterials, synthetic materials and other scaffolds for tissue formation and knowledge of cell/factor/matrix interactions in tissue formation and repair. Examples include the Chondrogel and Neo-Bladder products under development in which the shape and structure of combined cells and biomaterials are utilized to repair the valve in the bladder or grow an entire new bladder.

  . Small Molecules: cell-based assays, developmental biology expertise, high throughput screening, combinatorial chemistry libraries and medicinal chemistry. Examples include CUR-61414 for treatment of basal cell carcinoma and a Hedgehog agonist to stimulate regrowth of hair follicles.

 Protein Factors

   The role of morphogenic proteins in the formation, maintenance and repair of many tissues has led us to believe that morphogenic proteins may provide therapies to treat several types of acute injury or chronic disease. Our research and that of our collaborators have indicated that morphogenic proteins are significant in the formation of many tissues including bone, cartilage, kidney, dental and brain tissues. OP-1, a morphogenic protein, has been developed in a formulation with a collagen matrix to induce bone formation. In human trials, OP-1 has demonstrated the ability to repair bone defects in several hard-to-heal orthopaedic indications. Additional clinical trials are currently underway by Stryker to evaluate OP-1 in other indications, including the treatment of periodontal disease, fresh fractures and spinal fusion. We are also exploring the role of several of the morphogenic proteins in tissues throughout the body to identify new product opportunities for therapies based on these proteins.

   In addition to identifying and characterizing several morphogenic proteins, including OP-1, we have identified with our collaborators the DNA sequences which regulate the expression of OP-1. We have also discovered the cellular receptors to which OP-1 and other morphogenic proteins bind and through which they act as well as the three-dimensional structure of OP-1. These discoveries have enabled us to initiate a small molecule program, the goal of which is to identify second generation, orally-active drug compounds that either promote morphogenic protein expression, mimic the biological activities of morphogenic proteins or inhibit the biological activities of morphogenic proteins.

 Cell Therapies and Tissue Engineering

   For decades, investigators sought to create new tissue in the body through the transplantation of suspensions of viable cells. These cell suspensions often did not remain viable for extended periods or support new tissue formation. The genesis of our tissue engineering technology was a series of observations made by investigators at Harvard University and Massachusetts Institute of Technology. In preclinical models, these investigators combined a suspension of cells with a fibrous biodegradable synthetic matrix material and then implanted the cell/matrix combination into a host. This biodegradable matrix imparts the structure that is often needed for the cells to organize themselves to form tissue. The host incorporated the transplanted synthetic matrix, and the creation of new tissue resulted from the net effect of this process, combined with cell growth and the development of a natural matrix by the transplanted cells. This approach allowed new solid structures to be implanted into the body using conventional open surgical procedures for the purpose of creating new solid tissue structures. The implantable technology using fibrous matrices has been licensed in the areas of genitourinary (i.e., kidney, ureter, bladder, urethra and reproductive system) and breast indications.

   Separately, we and our collaborators developed tissue formation techniques that could be delivered in a minimally invasive fashion. Toward this end, we demonstrated in preclinical models that cells could be combined with viscous hydrogels. If the hydrogels were biodegradable, the cell/hydrogel suspensions could be delivered into the body in a minimally invasive procedure in both peripheral and deep body structures to produce new tissue. Once delivered into the body the cells would remain viable, propagate and synthesize natural matrix materials with the net formation of new viable tissue. This hydrogel-based technology has been licensed to us in all therapeutic fields of use.

   Our technology has a number of advantages. It is straightforward to apply and, for the injectable approach, can be delivered in a minimally invasive way using standard endoscopic devices. Furthermore, it can be applied to many tissue types. To date, we and our collaborators have shown that new cartilage, muscle, and genitourinary tissue can be formed by either or both of the approaches described above. Our goal is to create a variety of therapeutic interventions to correct many tissue deficiencies.

   Our technology has the potential to be applied using any source of cells including autologous (i.e., from the specific patient to be treated), allogeneic (i.e., from another human source) or xenogeneic (i.e., from another animal species) sources. Each cell source has distinct advantages and disadvantages associated with its use. Autologous tissue has the advantage of reducing or eliminating the risks of infection coming from another source and immune rejection but can only be obtained from the patient being treated. Allogeneic cell-based products should be less expensive to produce and more readily available to the patient than autologous products because they can be sourced in advance. However, they have an inherent risk of infection transmission and/or immune rejection. Xenogeneic cell based products should be available in virtually unlimited supply. They also have an inherent risk of infection transmission and a potentially greater risk of immune rejection. We intend to seek to use the most advantageous source of cells for each of our products. For example, for our Chondrogel product, where extended durability is desired, autologous cell sources are being used. For our cardiovascular product, Vascugel, where a physiological effect for a limited time frame is believed to be necessary to achieve the desired clinical effect, an allogeneic cell source is being used. In this latter case, the body is expected to clear the product after its physiologic effect has been imparted to the patient. At this time, we are not developing any xenogeneic products.

   Since the formation of new tissue in the body often requires the combination of a cell source with a polymer or other biomaterial to provide a three-dimensional structure for the cellular construct or product, we maintain expertise and scientific collaborations in the area of polymer chemistry and biomaterial science. We actively pursue the development of new injectable and implantable polymers that could support new tissue formation or delivery of physiologically active substances. Toward this end, we have developed a number of novel formulations and delivery techniques. For example, we have developed a number of modifications of alginate, the polymer used as a matrix material for the Chondrogel clinical product, in collaboration with an academic researcher. Alginate is a viscous natural polymer purified from brown seaweed. It is currently used as a thickening agent in various foodstuffs. This material has been chemically modified in order to produce a series of polymers with controlled and predictable rates of degradation in the body, thus allowing product durabilities ranging from weeks to many months. Highly porous, non-fibrous materials, which can be used as implantable matrix materials, have also been developed. Such materials could be used to repair or restore the normal function of diseased or damaged body structures or to deliver bioactive substances.

   On October 5, 2000, we announced the receipt of a second $2,000,000 grant from the National Institute of Standards and Technology (NIST) to support the development of a new class of biomaterials designed to enable surgical procedures that augment, repair or regenerate lost structural tissue or physiological function. The grant period is from November 1, 2000 to October 31, 2003. Previously, we were awarded a $2,000,000 grant from NIST to support the development of our cardiovascular products, including Vascugel. The grant period for the first NIST grant is from November 1, 1999 to October 31, 2002.

 Small Molecules

   A variety of approaches are being utilized by our scientists to study gene expression patterns and to determine the function of developmentally interesting proteins. Identifying the role that a gene and its protein play during development is an essential element in determining its utility as a basis for a therapeutic agent or screening target. The program employs the following key elements:

  . expression profiling of genes across different developmental stages of organs and tissues to identify novel genes which may be important for repair and regeneration of these tissues in adults;

  . computer technology to categorize, characterize and help establish proprietary positions for gene discoveries;

  . a battery of assays to determine where and when genes and their products become active using our developmental biology technologies to look at expression patterns in the embryo;

  . traditional and proprietary assays to rapidly determine the expression patterns of genes during development and in adult organs; and

  . small molecule screening through the use of functional assays, including cell-based assays, that are amenable to screening both biological and chemical libraries for active compounds.

   Our system provides an efficient way to functionally screen the novel genes and proteins which are being discovered through various human genome identification initiatives, thereby meeting a major need in modern pharmaceutical research. The Human Genome Project and computerized and automated sequencing have combined to generate enormous amounts of genetic sequence information. Access to the discoveries generated by the sequencing of the human genome may expand greatly our internal discovery capacity. However, without determining the function and clinical relevance of these genes, it is difficult to determine which sequence is a potential candidate for drug development. Our system compares complementary DNA libraries from relevant stages of embryonic development. We believe that functional screening programs are one answer to identifying the most promising drug development leads. We believe that developmental biology-based functional screening programs provide a powerful tool to identify the most significant genomic sequences that may have the highest therapeutic potential. Follow-up assay development and high-throughput screening produces proprietary lead compounds which can be optimized through standard medicinal chemistry methods. Using this approach, we have also generated additional potential product candidates:

  . a potential treatment of peripheral neuropathies (damaged nervous system tissues) from research based on the Hedgehog proteins;

  . a potential protein and small molecule-based treatment of hair loss from research based on the Hedgehog proteins;

  . a potential cell-based treatment derived from pancreatic ductal cells for Type I diabetes;

  . molecules for the potential treatment of Type II diabetes; and

  . a small molecule for the potential treatment of colon cancer.

Curis Research and Product Development Programs

   As a result of the merger of Creative, Ontogeny and Reprogenesis, we have acquired the product portfolio of each of these companies. Set forth in the chart below are the principal product candidates and research programs that we are currently pursuing.

                                 Curis Pipeline

Product/
Therapeutic                                           Pre-       IND                                      Regulatory
Approach                Indication         Research clinical Preparation Phase II/Pilot Phase III/Pivotal   Review
-----------     -------------------------- -------- -------- ----------- -------------- ----------------- ----------
OP-1            Non-Healing Fractures(/1/) ------------------------------------------------------------------------
OP-1            Fresh Fractures(/1/)       ---------------------------------------------------------
Chondrogel      Vesicoureteral Reflux      ---------------------------------------------------------
OP-1            Periodontal Disease(/1/)   -----------------------------------------
OP-1            Spinal Fusion(/1/)         -----------------------------------------
Vascugel        Coronary Artery Disease    -------------------
CUR-61414       Basal Cell Carcinoma       -------------------
Neo-Bladder     Bladder Augmentation       -----------
Hedgehog        Neuropathies/CNS           --------
Hedgehog        Hair Growth                --------
Growth Factors  Diabetes Factors           ----
Stem Cells      Pancreatic Islets          ----

--------
(/1/Partnered)with Stryker.

   Several therapeutic products based upon OP-1 are currently in development by our commercial partner, Stryker. The following table sets forth the product development programs relating to OP-1:

 Potential Application                               Development Status(1)
 ---------------------                               ---------------------------------------------------------------------------
 Orthopaedic Reconstruction and Dental Applications
    Non-Union Fractures, Tibia.....................  U.S. Pivotal Trial Completed Regulatory Review Underway in the United
                                                     States, Europe and Australia
    Non-Union Fractures, All Long Bones............  U.S. Treatment Study
    Fresh Fractures................................  Canadian Clinical Study
    Spinal Fusion..................................  U.S. Clinical Study
    Other Bone Graft Indications(2)................  International Clinical Studies
    Periodontal Disease............................  U.S. Clinical Study
    Cartilage Regeneration.........................  Preclinical

--------
(1) "Pivotal Clinical Trials" are investigations conducted under an Investigational Device Exemption (IDE) intended to be used as the primary supporting documentation for regulatory approval of a new medical device. "Treatment Study" denotes an open label study pursuant to a supplement to an IDE. "Clinical Studies" vary in scope from a Canadian Clinical Trial in 200 patients with fresh fractures to several physician sponsored feasibility investigations conducted among a small number of patients. "Preclinical" denotes the collection and analysis of data from multiple studies in animals relating to toxicity and/or efficacy in preparation for an Investigational New Drug (IND) or IDE application filing. See "Regulatory Matters." In any case where more than one product formulation or composition may be developed, the status stated relates to the most advanced product in that field.
(2) Stryker has announced that it has initiated clinical studies for several orthopaedic reconstruction applications of OP-1. Preliminary data has been reported from some of the ongoing studies.

 Orthopaedic Reconstruction and Dental Applications

   We have collaborated with Stryker, a leading specialty surgical and medical products company, to develop and commercialize orthopaedic reconstruction and dental therapy products using the OP-1 device, a powder mixture of OP-1 and a highly purified Type I collagen matrix which is formed into a paste. Under the terms of a collaboration agreement, Stryker has exclusive rights to develop, manufacture and commercialize OP-1 products in orthopaedic reconstruction and dental applications, and we will receive royalties on commercial sales of OP-1 products in this field. We have retained all rights to OP-1 for all uses other than orthopaedic reconstruction and dental applications. See "--Collaborative Alliances and License Agreements--Agreements Relating to OP-1 -- Stryker Corporation."

   Orthopaedic Reconstruction. Through our collaboration with Stryker, we have generated substantial evidence that OP-1 is a potent stimulator of bone and cartilage formation. Numerous studies in six different animal species have demonstrated that OP-1 is capable of inducing bone regeneration at a wide array of sites within the body in which bone is normally present. Bone formed in response to OP-1 has been shown to be biochemically and biomechanically identical to normal bone.

   The most widely employed reconstruction procedure for the replacement of lost or damaged bone is bone grafting. Grafting involves surgical transplantation of bone or bone chips to the site of the defect to facilitate new bone formation. Autograft, the currently preferred grafting approach, involves two surgical steps: a first step to harvest the graft, and a second step to implant the graft at the site of the defect or injury. In addition to the pain and cost associated with this two-step procedure, many patients experience complications resulting from the graft harvesting step. A second approach involving allograft procedures utilizes bone grafts or demineralized bone taken from cadavers. We believe that the OP-1 device applied locally to the site of the defect could be used as an alternative to many bone graft procedures, and may provide reliable healing without the need for graft harvesting with its associated complications.

   Under our agreement with Stryker, Stryker is solely responsible for clinical development and commercialization of the OP-1 device in orthopaedic reconstruction products. The following two paragraphs are based upon information presented in Stryker's Annual Report on Form 10-K for the year ended December 31, 1999, as well as statements made at Stryker's quarterly analyst call held on October 17, 2000.

   In 1991, Stryker received FDA approval to begin human clinical trials of its OP-1 Bone Growth Device known as the OP-1 Implant, which was developed in collaboration with one of our predecessors, Creative, as part of a long-term research program funded by Stryker since 1985. This device is composed of OP-1 and a bioresorbable collagen matrix. OP-1 is naturally present in the human body and directs a cascade of cellular events that results in bone growth. In pre-clinical studies, OP-1 induced the formation of new bone when implanted into defective bone sites. In addition, results from early-stage animal trials of OP-1 suggest that it may also promote cartilage repair. The initial human clinical study, which began in 1992, compares the efficacy of the OP-1 Implant to autografts in the repair of non-union fractures of the tibia. The patients involved in the trial all suffered tibial fractures that showed no evidence of healing at least nine months from the initial injury and at least three months after any prior surgical intervention. Patients received either the OP-1 Implant or autograft bone on a random basis. In 1995, the FDA allowed Stryker to enlarge the scope of the clinical trials for expanded indications of non-union fractures in all long bones. During 1996, the surgical procedures on the 122 patients in Stryker's tibial non-union clinical trial were completed and, in 1997, Stryker began the collection and analysis of the data from the clinical trial. The study demonstrated that the OP-1 Implant patients had comparable clinical success to the autograft patients without the need for a second invasive procedure to harvest autograft from the hip. There were three prospectively determined clinical trial outcomes defined in the study: weight-bearing; level of pain with weight-bearing; and radiographic assessment of the bridging of the non-union defect. The study design predicted 80% success at nine months post-surgery. Both the OP-1 Implant and autograft groups met this prediction for the clinical outcomes of weight-bearing and pain and both groups had comparable results. The blinded radiographic assessment by an independent panel of radiologists showed that neither group achieved the 80% criterion for bridging.

   A Pre-Market Approval (PMA) application for the OP-1 Implant was filed and accepted by the FDA in June 1999. We believe Stryker submitted a response in the third quarter 2000 to a deficiency letter received from the FDA regarding the PMA that focuses on the radiographic findings and certain other clinical data. Upon receipt of Stryker's response, the FDA staff must make a determination whether to submit the PMA application to a panel of industry and medical experts who would review it and make a recommendation to the FDA. The panel meeting was not scheduled as of Stryker's quarterly conference call on October 17, 2000. The FDA staff must also inspect Stryker's OP-1 manufacturing facilities, and the inspections were not scheduled as of the conference call. If, after inspection, the facilities are found to be acceptable and there is a positive recommendation by the panel, the FDA may grant approval allowing the OP-1 Implant to be marketed in the United States for certain defined uses. Further clinical testing and PMA filings would be necessary to expand the approved uses of the product. As stated during its October 17, 2000 conference call, Stryker also filed a Marketing Authorization Application with the European Medicines Evaluation Agency (EMEA) for certain OP-1 uses, which was accepted for filing in July 1999. The European authorities have conducted a manufacturing inspection and Stryker received GMP status as a pharmaceutical manufacturer following the inspection. As stated during its October 17, 2000 conference call, Stryker has responded to questions from the EMEA and a hearing was scheduled for November 14, 2000 before the EMEA's Committee for Proprietary Medicinal Products for consideration of Stryker's submisision. Stryker also filed a New Drug Application with the Therapeutic Goods Administration in Australia in 1999 that is under review at this time. Stryker is planning to make a presentation to Australian authorities in support of its submission in the first quarter of 2001. Stryker has indicated that it cannot predict the timing of the regulatory process and there can be no assurance that approvals will be obtained from the FDA or other regulatory agencies for any use of the OP-1 Implant.

   The OP-1 Implant is in pivotal and other later stage trials for other bone reconstruction indications including fresh fractures, spinal fusion and other bone graft indications. Stryker has initiated a 200 patient Phase III clinical study in Canada to evaluate the use of the OP-1 Implant for the treatment of fresh fractures and a U.S. clinical study to evaluate the OP-1 Implant in spinal fusion. Stryker has also initiated clinical studies in several European countries. Stryker may initiate additional clinical trials to demonstrate the utility of OP-1 based products in additional orthopaedic indications. Stryker and Curis have also conducted preclinical studies indicating the potential utility of OP-1 in the treatment of cartilage defects. We believe that Stryker's goal is to market OP-1 products for a number of orthopaedic reconstruction indications in major markets around the world.

   Periodontal Tissue Repair. Periodontal disease is a bacterially induced inflammatory disorder that results in the progressive destruction of the periodontal tissues that hold teeth in place. Reliable and effective restoration of periodontal tissue damaged or lost as a result of periodontal disease is not possible with current therapies. Based on data from the most recent American Dental Association Survey of Services Rendered, or ADA Survey, in 1995 approximately four million patients underwent periodontal surgery in the United States for severe periodontal disease. We believe that many of these procedures would have been candidates for treatment with an OP-1 periodontal product.

   Stryker is conducting a clinical trial in the United States to test an OP-1 device in the treatment of periodontal disease. This trial follows preclinical studies which demonstrated that an OP-1 device was capable of regenerating the normal tissue structures surrounding the tooth root.

 Research Programs

   New Applications of Morphogenic Proteins. The morphogenic proteins to which we have proprietary rights are involved in the development of several tissues and mediate the activity of many cell types. We are exploring the biology and activity of these proteins to identify new therapeutic applications. This research will require significant development work to determine the therapeutic potential of these possible future products.

   Molecular Therapeutics. In addition to identifying and characterizing OP-1 and other morphogenic proteins, we have identified the DNA sequences which regulate the expression of OP-1, identified the cellular receptors to which morphogenic proteins bind and through which they act, and determined the three-dimensional structure of OP-1. We are currently seeking to use this knowledge to format assays for screening to identify orally-active drug compounds that either promote endogenous morphogenic protein expression or mimic morphogenic protein biological activities. In addition, the information that relates to the three-dimensional structure of OP-1 can be used to aid the rational design or modification of small molecule drug candidates. These assays and information have enabled us to develop a molecular therapeutics program that seeks to identify the next generation of drug development candidates based on morphogenic protein biology.

Chondrogel for Vesicoureteral Reflux

 Vesicoureteral Reflux

   Under normal conditions, the orifice at the vesicoureteral junction (i.e., the junction at which the ureter enters the bladder) allows urine to enter the bladder and prevents urine from flowing back into the ureter, particularly during urination. In this way, the kidney is protected from high pressure in the bladder and from contamination by infected urine. When the junction is incompetent, urine in the bladder flows back into the ureters and, in many cases, to the kidneys. Vesicoureteral reflux, a congenital condition, refers to the retrograde flow (i.e., reflux) of urine from the bladder into the ureter(s) and, often, to the kidney(s). Vesicoureteral reflux affects up to 3% of children.

   Reflux and urinary tract infections (UTI's) are significant causes of illness in children. Primary reflux results from a congenital incompetence of the vesicoureteral junction. Retrograde flow of infected urine can result in kidney damage and scarring. The incidence of urinary tract infections in normal children is approximately 1%. Approximately 30-50% of all pediatric patients with UTI's also have reflux.

 Current Treatments/Limitations for Reflux

   The accepted standard of care for reflux is dependent on the severity of the condition and is designed to minimize or prevent kidney infections. Most patients with low-grade reflux may initially be managed medically. Medical management typically consists of administering antibiotics (for the maintenance of sterile urine) until the condition resolves. Additionally, standard care requires frequent urine cultures and invasive examinations to monitor the condition. The inherent risks associated with long-term use of antibiotics include the emergence of antibiotic resistant bacteria, allergic reactions, as well as pulmonary and hematological risks. The treatment regimens generally require the child to return regularly to the hospital or clinic for extensive and invasive studies.

   Open surgery is typically performed for those cases of severe reflux as well as for those cases of low-grade reflux where medical management has failed. Due to the inherent risks and invasiveness of surgery, there is a tendency for both the physician and parents to seek to avoid open reflux surgery. Typically, open reflux surgery is a two to three hour procedure, involves a two to five day hospital stay, has a significant degree of associated discomfort, is expensive and requires a four to six week recuperation.

   As a result of the inherent risks and invasiveness of surgery, less invasive approaches to treat reflux have been sought. In the early 1980's, the concept of treating reflux using an endoscopically delivered bulking agent was developed. The placement of a bulking agent at the ureteral junction prevents backflow of urine from the bladder to the ureter and kidneys, thus preventing reflux but not interfering with normal bladder function. This concept has been embraced by medical practitioners worldwide, but its use has not come into common practice in the United States due to the historic absence of a bulking agent that is generally accepted as safe, effective and durable.

   DeFlux(R), a synthetic bulking agent, is marketed in Europe for the treatment of vesicouretoral reflux and incontinence. Recent data suggest it may be able to compete with Chondrogel at a substantially lower cost, but its durability is still uncertain. The minimally invasive injection of Teflon(R) paste as a bulking agent has been used in Europe to correct reflux; however, concern about particle migration has limited the use of Teflon(R) for this indication in the United States. Bovine dermal collagen preparations, derived from the skin of cows, and dextranomer beads in a hyaluronic acid have been used. The implant volume in patients and preclinical models treated with the latter materials in reflux and other indications has been reported to decrease over time due to natural breakdown and absorption, which, in turn, could result in eventual treatment failure.

 Curis Approach

   We have developed an autologous cellular product which we believe meets the requirements for a desirable implant. Chondrogel can be implanted endoscopically (i.e., in a minimally invasive surgical procedure) at the defective vesicoureteral orifice, and is expected to reduce or eliminate the need for open surgery in many patients. Chondrogel consists of autologous cartilage cells in a calcium alginate gel. Cartilage cells are isolated from a tissue biopsy from behind the subject's ear, expanded in tissue culture media, and combined with sodium alginate which is then mixed with a calcium suspension to form a calcium alginate gel. The gel is thought to serve as a substrate for injectable delivery and aids in the creation and maintenance of cartilage architecture in the body. The cells are thought to secrete a natural matrix that replaces the space initially occupied by the gel mixture.

   Chondrogel appears to be well tolerated, and has not exhibited evidence of any particulate migration in human or animal studies. By endoscopically implanting cells in a biodegradable hydrogel matrix, Chondrogel can correct reflux by augmenting, or bulking, tissue at the vesicoureteral junction to prevent urine backflow without interfering with normal bladder function. Based on our experience to date, which is incomplete, we believe Chondrogel will allow children with reflux to be treated safely and effectively with only minimally invasive outpatient procedures required for the cartilage harvest and injection procedures.

 Clinical Development of Chondrogel

   In 1996, clinical testing of Chondrogel was initiated in a safety study. The trial was conducted in 10 young adult volunteers and demonstrated that the biopsy tissue could be obtained safely. In November 1997, enrollment of a subsequent 29-patient Phase II open-label clinical trial was completed. This trial was designed to evaluate the safety and preliminary efficacy of Chondrogel in pediatric patients with vesicoureteral reflux. The primary endpoint of this trial, which was conducted at two sites, was avoidance of surgery in children with vesicoureteral reflux after one or more treatments. Safety and efficacy measurements were made at three and twelve months post-treatment. At three months after treatment, 22 of 29 (76%) patients were free of reflux. At twelve months after treatment, 18 of 29 (62%) patients remained free of reflux.

   A Phase III clinical trial was initiated in May 1998. In September 1998, it was determined in preclinical models that a superior quality product could be created with relatively minor modifications to the existing formulation. Enrollment in this Phase III trial was discontinued since it was expected that this improvement would maximize the clinical outcome. Development studies identified a formulation that would deliver an increased number of viable cells at injection. This formulation was incorporated in a "ready-to-use" preparation for injection. Formulation development studies were completed in February 1999, and a regulatory amendment describing the new formulation was submitted to the FDA. The FDA agreed to the use of the new formulation to treat patients in a new open label Phase III safety and efficacy trial. Patient enrollment in the trial began in July 1999, and was completed in September 2000. Data from this trial is expected to be available in late 2001. Pending evaluation of data from this trial, we expect to submit a Biologics License Application (BLA) to the FDA in the first half of 2002.

   The 61 patients enrolled in the Phase III trial are being treated to determine the safety and effectiveness of the product being submitted for licensure. Data from the patients in the earlier trials (original formulation) will be used to demonstrate the safety of the product and the effectiveness of a similar product. The current trial was conducted at eight clinical sites in the United States. The primary efficacy outcome for this trial is the resolution of reflux. In addition to the Phase III trial, the FDA has asked for data to demonstrate the role of both cartilage cells and an alginate hydrogel for product effectiveness (i.e., tissue bulking). Toward this end, a controlled clinical trial was initiated in urinary stress incontinence (a condition in which involuntary urination occurs during straining, coughing or sneezing), comparing Chondrogel with crosslinked alginate hydrogel without cartilage cells. This study is being conducted in up to ten centers in the United States and will enroll up to 25 patients in the Chondrogel treatment group and up to 25 patients in the alginate hydrogel group. We will complete this trial prior to a filing for FDA approval for the reflux indication. However, these trials may not achieve the desired clinical endpoints. Separate from these studies whose completion are required for licensure, we will also conduct a randomized, controlled (antibiotic treatment) clinical trial evaluating Chondrogel for the treatment of pediatric patients with less severe reflux than those enrolled in the current trial.

   Many of the biomaterials, cell types, and ingredients used in our products and product candidates have not previously been used as components in medicinal products. Historically, neither FDA nor other regulatory authorities have determined the safety and effectiveness of these materials for pharmaceutical or other medical use. Therefore, the acceptability or approvability of these materials has not been demonstrated. Furthermore, any FDA approval of Chondrogel has increased uncertainty because Chondrogel is our first product using novel materials in a non-traditional manner to undergo FDA review.

   We are currently evaluating the results of a Phase I study using Chondrogel in nipple reconstruction. Nipple reconstruction is required in women who have breast reconstruction post-mastectomy surgery. While there are several methods available to plastic surgeons to perform breast reconstruction, there are no satisfactory ways to reconstruct a nipple. The Phase I study is being conducted in normal volunteers who are undergoing elective abdominoplasty or breast reduction surgery. Chondrogel is implanted in the tissue that is to be excised during the surgical procedure.

Vascugel for the Inhibition of Restenosis and Thrombosis in Coronary and Peripheral Vascular Procedures

 Cardiovascular Biology

   Vascular arterial disease is the most common cause of death in the United States. Revascularization procedures such as coronary artery bypass graft surgery and therapies such as angioplasty and stenting are the current standard of care. However, a large number of these procedures fail after time due to conditions known as restenosis and thrombosis. Restenosis is the re-narrowing of the treated blood vessel following vessel wall injury resulting in decreased blood flow. Thrombosis is the blockage of the blood vessel due to the formation of blood clots.

   Restenosis occurs in large part because cells (smooth muscle cells) in the wall of the vessel proliferate after the vessel is damaged. This proliferation occurs because the cells on the inside of the vessel (endothelial cells) which normally control smooth muscle cell proliferation are damaged, and apparently can no longer provide the physiological function of keeping the underlying smooth muscle cells in a steady state. It is estimated that over 1.5 million transcutaneous (i.e., balloon angioplasty and stenting) and peripheral and coronary arterial (coronary artery bypass graft) bypass procedures are performed each year and that a significant portion of these will fail within months, requiring reintervention with added risk. Of the approximately 1.5 million procedures per year, 845,000 (1998 data from Medical Data International) are angioplasty and stenting, 570,000 (1996 data from Medical Data International) are coronary artery bypass procedures, and 100,000 (1996 National Hospital Discharge Survey) are peripheral artery bypass procedures. Angioplasty and stenting procedures experience restenosis at a 15 to 50% rate within six months (30 to 50% rate without stenting, 15 to 33% with stenting). Coronary artery bypass grafts experience restenosis at a 12 to 20% rate after one year, while peripheral artery bypass grafts experience restenosis at a 15 to 20% rate after one year.

   Obstructive vascular problems also arise from the need for chronic access to the blood stream. An example of such access is the arterial/venous (A/V) shunt used by patients with end-stage renal disease who require kidney dialysis. Typical failure rates of A/V shunts are 40-50% after 12 months.

 Curis Approach

   We are developing a product, Vascugel, which seeks to enhance the efficacy of bypass surgery and chronic vascular access by reducing or eliminating restenosis. Vascugel does not currently address angioplasty or stenting procedures. Recognizing that the endothelial cells appear to regulate smooth muscle cell overgrowth, Vascugel utilizes allogeneic endothelial cells in a degradable matrix placed on the outside of injured vessels at the time of surgery. Other researchers are attempting to deliver inhibitors of smooth muscle cell proliferation to the lining of the artery to prevent the overgrowth of smooth muscle cells. This is complicated by the presence of blood flow at this site. In contrast, our approach seeks to recapture the control produced by the endothelium by implanting endothelial cells in a protected area next to the artery (i.e., on the outside where there is no blood flow.) When allogeneic endothelial cells are dispersed within a polymer matrix, they remain viable and exhibit normal behavior for extended periods. When the cell-matrix device is "wrapped" around injured arteries or grafts, restenosis was inhibited in preclinical studies. Moreover, we believe the cells prevent the overgrowth of smooth muscle cells over a long period of time. However, the immune responses of patients to these transplanted cells has not been characterized and the effectiveness of this product in recipients sensitized to materials or donor antigens by blood transfusion, pregnancy or organ transplantation is not known.

   Vascugel is under development to address a range of vascular diseases, including diseases that occur in the coronary and peripheral vascular systems. Different cell types, polymer formulations and device configurations are being developed. In this way, the blood vessel narrowing or re-narrowing associated with bypass surgery, organ transplantation and kidney dialysis may be effectively treated with the potential to decrease the complexity, cost or time of the required surgical procedure.

   We have filed an IND to initiate a Phase I clinical study of Vascugel for the inhibition of restenosis, and expect to begin this study in the first quarter of 2001.

Leads from Functional Genomics and Developmental Biology Platform

   We are developing several products identified through the use of a developmental biology-based system for the identification of gene function and the generation of drug development leads.

 Basal Cell Carcinoma

   Basal cell carcinoma, a form of skin cancer, is the most common human cancer. Caucasians have a lifetime risk of developing basal cell carcinoma of one quarter to one third that rises to one half in such high risk areas such as Australia. We have characterized and validated several targets for small molecule screening using our developmental biology approach. Patched1, a membrane receptor molecule, is one example of a molecule characterized using this approach. Patched1 plays a role in the onset of basal cell carcinoma.

   We are studying the role of Patched1 for the development of treatments and diagnostics for basal cell carcinoma. We have identified a family of small molecules which block the pathway and have the potential to treat basal cell carcinoma. We are evaluating several compounds in preclinical development for preparation of an IND.

 Nervous System Disorders

   Desert and Sonic Hedgehog proteins are active in the induction and maintenance of nervous system tissues. Our strategy is to use these inducing molecules or small molecule agonists to repair damaged nervous system tissues. We believe that many degenerative nerve diseases may be addressed by this strategy. Our lead neurology program is for the treatment of peripheral neuropathy. We are also evaluating these molecules for other central nervous system disorders, including Parkinson's disease, Alzheimer's disease and acute disorders (stroke and trauma).

   Peripheral neuropathy is a frequent complication of diabetes resulting in significant pain and disability resulting from a loss of nerve function in the extremities of the body. The National Institutes of Health estimate that 60 percent of patients with diabetes have some form of neuropathy. With more than 10 million diabetics in the United States, treatment for diabetic peripheral neuropathy represents a significant market opportunity. There is currently no adequate treatment for this condition.

   Parkinson's disease afflicts approximately 800,000 people in the United States. Alzheimer's disease and stroke represent even larger markets, and the unmet medical need is high for each of these conditions. Although these specific diseases and other central nervous system-related disorders occur in individuals for very different reasons, almost all of these disorders are characterized by the loss of cellular function.

   Having demonstrated the importance of Desert Hedgehog in normal peripheral nerve cell function, our researchers are now examining the therapeutic effect of Desert and Sonic Hedgehog, or derivative proteins or small molecule agonists, in preclinical models of peripheral neuropathy for diabetes as well as the dose-related side effect of chemotherapy. Based on the behavior of these proteins in the central nervous system, preclinical studies are also being conducted for chronic and acute degenerative nerve conditions.

 Hair Regrowth

   Sonic Hedgehog is expressed in the normal development of embryonic hair follicles. Our researchers have shown that administration of the Sonic Hedgehog protein can induce or accelerate hair growth in adult mice. Furthermore, disrupting Sonic Hedgehog activity prevents the appearance of normal hair. We are using the Sonic Hedgehog signaling pathway as a basis for small molecule screening assays focused on hair growth. The molecules discovered in these assays will be tested in preclinical models of hair growth.

 Diabetes

   Insulin-Dependent Diabetes Mellitus, or Type I Diabetes, a condition where the pancreas produces insufficient insulin, is prevalent and its treatment is expensive. There are over one million Type I diabetics in the United States alone, and its expense to society is thought to be second only to that of Alzheimer's disease. Our diabetes program involves the search for the developmental mechanisms, including factors and cells, which lead to production of the insulin-producing cells of the pancreas called islet cells. These cells would be useful for the treatment of insulin-dependent diabetic patients. Factors which lead to the production of islet cells and/or protect islet cells may also be useful as therapeutic agents.

   One approach that we are taking to attempt to treat diabetes is exploring the use of inducing molecules to produce pancreatic beta cells in the laboratory, and then to transplant those cells back into patients. This approach is being studied in collaboration with Becton Dickinson, our corporate partner in the diabetes area. See "--Collaborative Alliances and License Agreements--Becton Dickinson."

   Clinical leaders believe that the central problem standing in the way of widespread beta cell transplant is the lack of a reproducible source of pure cells. Current techniques to isolate islets from animals or create other sources of islets cannot generate pure reproducible cell populations. We have important assets that we believe give us an advantage in identifying the molecules and processes involved in cell production and cell maturation. Important examples include two different growth factors which play important roles in the proliferation and differentiation of pancreatic islet cells and their precursors. These molecules were discovered by us and are the subject of patent applications that we have filed.

   Our short term goals in this area are to further characterize the molecules and contexts required in order to make insulin positive human cells, to develop the islet cell growth factor leads, and to use proprietary assays relevant to islet cell development to find small molecules which play a role in islet cell development and/or function.

 Other Earlier-Stage Research Programs

   In addition to the programs described above, we are working on other product opportunities identified through the use of developmental biology and functional genomics directed at a number of other indications in areas including urology, oncology and tissue repair and regeneration.

Other Tissue Repair and Regeneration Product Opportunities

 Bladder Augmentation

   We are developing a tissue engineered autologous bladder product that would address current treatment limitations for bladder augmentation. Up to 500,000 patients per year in the United States could benefit from augmentation or replacement of the bladder due to congenital deficiencies, resections following cancer, trauma, or other genitourinary conditions. The current therapy for bladder augmentation is to transplant autologous segments of bowel to provide the needed structure. The surgeries are complex and expensive and can lead to significant complications such as metabolic problems, stone formation, mucous production, bowel obstruction and a substantial increase in cancer of the reconstructed bladder. The invasiveness, cost and complications of these surgeries limit their use to only the most severe bladder deficiencies (approximately 20,000 procedures per year in the United States). We believe that a less invasive and more effective approach could potentially increase the number of bladder augmentation surgeries.

   We and our collaborators are developing an approach which would replace the transplanted bowel segments with an implant which consists of a biodegradable polymer scaffold seeded on its internal surface with urothelial cells that normally line the inside bladder wall and seeded on its outside surface with the smooth muscle cells that normally line the outside bladder wall. The cells consist of a combination of urothelial and muscle cells obtained from a biopsy of the patient which are then seeded on the interior and exterior surfaces of the substrate, respectively. Such a tissue engineered bladder could remove the need for bowel resection and provide the patient with an implant created from the patient's own bladder cells. This could result in a newly created bladder section with many of the biological properties of the original bladder tissue. These properties include biocompatibility with urine, impermeability to urine, avoidance of stone formation compliance and long-term stability.

   The results of published preclinical studies demonstrate that bladder dome structure (i.e., capacity) and function (i.e., compliance) are maintained after implantation. We believe that this technology demonstrates for the first time in a preclinical model that tissue engineering can be employed for the creation of functionally and anatomically normal bladders. We have obtained exclusive license rights to patent application owned by Children's Hospital, Boston that covers this invention.

Collaborative Alliances and License Agreements

   Our strategy for development and commercialization of many of our products depends upon the formation of collaborations and strategic alliances. These alliances are designed to provide us with the requisite capital and development and marketing capabilities to commercialize the results of our discovery programs. It is our goal to have each alliance provide one or more of the following:

  . up-front payments in the form of license fees and equity investments;

  . royalties and milestone payments;

  . technology and patent rights; or

  . scientific and development resources.

   Our predecessors (Creative, Ontogeny and Reprogenesis) had strategic alliances with Stryker, Becton Dickinson and others and, as a result of the merger, Curis has succeeded to all rights and obligations under these agreements. There can be no assurance that we will be able to establish additional collaborations and strategic alliances necessary to develop and commercialize our products, that any future arrangements will be on terms favorable to us or that the current or future strategic alliances ultimately will be successful.

 Agreements Relating to OP-1

   Stryker Corporation. We have a collaboration agreement with Stryker to identify and develop bone-inducing proteins and to develop dental therapeutics. OP-1 was first isolated and characterized by Creative scientists under this collaboration. Under this agreement, in exchange for research funding, future royalties and revenue from commercial manufacturing, Creative developed OP-1 as a therapy for orthopaedic reconstruction and cartilage regeneration, and supplied Stryker material for use in clinical trials. Creative restructured its agreements with Stryker in November 1998 to provide Stryker with the exclusive rights to manufacture OP-1 products in these fields. At that time, Stryker acquired Creative's commercial manufacturing operations. As a result, Stryker has the exclusive right to develop, market, manufacture and sell products based on OP-1 proteins for use in orthopaedic reconstruction and dental therapies.

   Under the agreement with Stryker, as amended, Stryker has exclusive rights to develop, market and sell products incorporating bone and cartilage-inducing proteins developed under the research program, including OP-1, for use in the field of orthopaedic reconstruction and dental therapeutics. We have agreed not to undertake any bone morphogenic protein (BMP)-related research, development or commercialization of any products in the fields of orthopaedic reconstruction and dental therapeutics, on our own behalf or for third parties, for the term of certain patents to the extent that the activities utilize technology, patents or certain personnel acquired from Creative in the merger. We have the exclusive and irrevocable right to develop, market and sell products incorporating morphogenic proteins developed under the research program, including OP-1, for all uses and applications other than orthopaedic and dental reconstruction such as neurological diseases, osteoporosis, renal failure and others. Subject to certain exceptions in connection with the acquisition or merger of Stryker, Stryker has agreed not to undertake any research, development or commercialization of any products in our field (applications other than orthopaedic reconstruction and dental therapies), on its own behalf or for third parties, for the term of those patents. Each company has the right to grant licenses to third parties in their respective fields, and each is obligated to pay royalties to the other on its sales of such products and to share royalties received from licensees.

   We maintain an exclusive license in our field under certain patents and claims that were assigned to Stryker in November 1998 as part of the sale of certain of Creative's manufacturing rights and assets to Stryker. In addition, Stryker was granted an exclusive license under patents in Creative's morphogen portfolio for use in the fields of orthopaedic reconstruction and dental therapeutics.

   Genetics Institute. We have a cross-license agreement with Stryker and Genetics Institute, Inc., a wholly-owned subsidiary of American Home Products Corporation. Each party to the agreement has cross-licensed certain of its worldwide patent rights to each of the other parties, royalty-free, in the bone morphogenic/osteogenic protein family. The agreement allows the companies to commercialize their respective lead compounds, which are now in clinical trials for bone repair and regeneration, free of the risk of patent litigation among the parties. Under the agreement, which covers both then issued patents and pending patent applications, we and Stryker have exclusive rights to OP-1, under both our and Genetics Institute's patents. Genetics Institute and Yamanouchi Pharmaceutical Company, Ltd., its collaborative partner in the worldwide development of certain bone growth factors, have exclusive rights to BMP-2, their lead compound, under both their own and each of our and Stryker's patents. In addition, we and Stryker have granted each other royalty-free, non-exclusive cross-licenses to patents and patent applications covering certain other related morphogenic proteins.

 Becton Dickinson

   In January 1999, Ontogeny and Becton Dickinson entered into a two-year research collaboration focusing on the application of cellular therapy and human pancreatic beta islets in the treatment of diabetes. Under the terms of the agreement, Becton will provide one advanced researcher to work full time at one of our facilities throughout the period of the research collaboration. All developments created by this researcher will be our property.

   The agreement gives Becton the opportunity to negotiate exclusively with us for three months to obtain exclusive worldwide rights to develop and commercialize therapeutics comprising beta islet cells for the treatment of diabetes. This commercialization option to negotiate must be exercised in connection with the satisfaction of certain scientific milestones but no later than expiration of the two-year research collaboration. Becton also has a right of first offer to commercialize certain technologies jointly created during the research collaboration for research reagents and diagnostic uses in the field of diabetes, and certain technologies created solely by Becton during the research collaboration for research reagents and diagnostic uses in all fields. In the event Becton exercises either of these options, we will negotiate for three months to obtain a mutually satisfactory commercialization agreement. If such an agreement cannot be reached, we have the right to pursue independently the development of such products, either on our own or in conjunction with other research partners.

 Affymetrix

   In September 2000, we entered into a relationship with Affymetrix under which we are able to purchase and use the Affymetrix gene expression probe arrays. Gene expression probe arrays are automated assay devices that contain genetic information which allow biologists to identify those genes which are active in tissues and cells. These devices enable us to automate the process of identifying the genes and proteins that are active in the biological pathways regulating tissue growth and development.

 Oxford Assymetry International PLC

   In May 2000, we renewed our contract services agreement with Oxford Assymetry under which we are able to access the Oxford Assymetry chemical library and utilize Oxford Assymetry to perform high throughput screening of small molecules that regulate our proprietary developmental biology pathways. Oxford Assymetry provides its services on a contract basis, and we own the intellectual property relating to small molecules discovered through these screening activities. The Oxford Assymetry contract activities have played an important role in the identification of small molecules that regulate the hedgehog protein biological pathway and other pathways that we are exploring.

 Academic Collaborations

   We have relationships with a number of academic institutions and investigators who are focused on areas of interest to us, including morphogenic proteins, tissue engineering and developmental biology. In these collaborations, we seek to expand the scientific knowledge concerning internal research programs as well as the activities and characteristics of various proteins under development by our scientists. The academic collaborators are not our employees. Hence, we have limited control over their activities and limited amounts of their time are dedicated to our projects. From time to time, academic collaborators have relationships with other commercial entities, some of which may be our competitors. Although the precise nature of each relationship varies, the collaborators and their primary affiliated institutions generally sign agreements that provide for confidentiality of our proprietary technology and results of studies. We seek to obtain exclusive rights to license developments that may result from these studies; however, there is no guarantee that such licenses can be obtained.

 Enzon Cross-Licensing Agreement

   We own a number of issued U.S. and foreign patents with broad claims on the composition of Biosynthetic Antibody Binding Sites (BABS) proteins and their interdomain linkers. BABS is a separate technology developed by Creative, and to which we have retained rights, but which is not currently being utilized in our morphogen development programs. In December 1993, Creative signed cross-licensing and exclusive-marketing agreements with Enzon with regard to the two companies' intellectual property rights and know-how covering BABS proteins. The exclusive marketing agreement terminated in 1999, and cross-licenses enable us and Enzon to practice the technology and to grant sublicenses to third parties with the other party's consent.

Competition

   The therapeutic products that we are developing will compete with existing and new products being developed by others for treatment of the same indications. Competition in the development of human therapeutics is particularly intense and includes many large pharmaceutical and biopharmaceutical companies, as well as specialized biotechnology and medical device firms. Many of these companies have extensive financial, marketing and human resources which may result in significant competition. Others have extensive experience in undertaking clinical trials, in obtaining regulatory approval to market products and in manufacturing on a large scale, which may enhance their competitive position. In addition to competing with pharmaceutical and biotechnology and medical device companies, our products and technologies will also compete with those developed by academic and research institutions, government agencies and other public organizations conducting research. Any of these organizations may discover new therapies, seek patent protection or establish collaborative arrangements for product research which are competitive with our products and technologies.

   The technology underlying the development of human therapeutic products is expected to continue to undergo rapid and significant advancement and change. In the future, our technological and commercial success will be based on our ability to develop proprietary positions in key scientific areas and efficiently evaluate potential product opportunities.

   In addition to a product's patent position, efficacy and price, the timing of a product's introduction may be a major factor in determining eventual commercial success and profitability. Early entry may have important advantages in gaining product acceptance and market share. Accordingly, the relative speed with which we or our collaborative partners can complete preclinical and clinical testing, obtain regulatory approvals, and supply commercial quantities of the product is expected to have an important impact on our competitive position, both in the United States and abroad. Other companies may succeed in developing similar products that are introduced earlier, are more effective, or are produced and marketed more effectively. If any research and development by others renders any of our products obsolete or noncompetitive, then our potential for success and profitability may be limited.

   We are aware of a number of companies that are engaged in the research and development of morphogenic proteins for the repair of bone and cartilage. Genetics Institute, acquired in 1996 by American Home Products Corporation, and its collaborative partners are pursuing the development of bone morphogenetic proteins and have initiated human clinical trials of a recombinant bone morphogenetic protein for the repair of orthopaedic and other skeletal defects. Genetics Institute has entered into relationships with Yamanouchi Pharmaceuticals Co., Ltd. and Medtronic Sofamor Danek, Inc. covering development and marketing of bone morphogenetic proteins. Other companies may attempt to develop products incorporating proteins purified from bone, which may include bone morphogenetic proteins, for orthopaedic applications. In addition, we believe that a number of biopharmaceutical companies are developing other recombinant human proteins, primarily growth factors, for use in the repair of bone and cartilage defects and in other indications. A number of other companies are pursuing traditional therapies, including autografts, allografts and electrical stimulation devices, as well as cell and gene therapies for the repair of bone and cartilage defects, that may compete with our products.

   We believe that potential dental or periodontal products that Stryker may develop will compete primarily with traditional therapies and therapies incorporating other morphogenic proteins or growth factors. Genetics Institute is also pursuing the development of bone morphogenetic proteins for the repair of dental and periodontal tissue.

   Current competition for Chrondrogel for vesicoureteral reflux includes medical management and surgical intervention (the so-called reimplantation procedure). Additionally, particular bulking agents could gain acceptance for the treatment of reflux. Bulking agents not yet on the market could become a factor, and "cross-over" bulking agents (Contigen and Durasphere(TM), for example, which are currently used to treat incontinence) and bulking agents currently in use in Europe (Teflon, Deflux and Macroplastique(TM)) could also compete with Chondrogel. On October 19, 2000, Q-Med AB presented its Deflux product for vesicoureteral reflux to the Gastroeenterology and Urological Devices Advisory Panel appointed by the FDA. Based on the data presented, the Advisory Panel voted to recommend approval of the marketing application by the FDA subject to Q-Med AB furnishing additional data and analysis, and conducting a post-marketing study. This product is on the market in Europe and, if approved and efficacious, could pose a significant competitive threat to Chondrogel.

   There are a variety of approaches to the prevention of restenosis following standard revascularization procedures that are currently being examined. Some of those approaches, in addition to Vascugel, are cell-based. For example, other researchers are attempting to directly reconstruct the endothelial cell lining of the artery in order to control the overgrowth of smooth muscle cells. Many, if not most, of the approaches currently being examined are being considered in conjunction with minimally invasive vascular procedures, such as angioplasty and stenting. However, it is possible and even likely that some of those approaches will also be examined for use in conjunction with the open surgical procedures (e.g., coronary artery bypass graft, peripheral artery bypass graft, A/V shunt) that are the initial clinical indications for Vascugel. Those approaches include systemic drug delivery (e.g., heparin, ACE inhibitors, antioxidants), radiation (e.g., catheter delivery system from Novoste), polymeric hydrogels delivered to the interior surface of the blood vessel (e.g., photo-crosslinked PEG from Focal), local drug delivery (e.g., heparin-coated stents from Medtronic, taxol-coated stents from Boston Scientific), biologics/gene therapy (e.g., VEGF-1, VEGF-2, nitrous oxide), and intravascular endothelial cells (e.g., endothelial cell paving of the interior of the vessel).

   Research in the field of developmental biology and genomics is highly competitive. Competitors in the field of developmental biology include, among others, Amgen, Inc., Chiron Corporation, Exelixis, Inc., Genentech, Inc., Geron Corporation, and Regeneron Corporation, as well as other private companies and major pharmaceutical companies. Competitors in the genomics area include, among others, public companies such as Axys Pharmaceuticals, Inc., Genome Therapeutics Corporation, Human Genome Sciences, Inc., Incyte Pharmaceuticals, Inc., Millennium Pharmaceuticals, Inc. and Myriad Genetics, Inc., as well as private companies and major pharmaceutical companies. We also compete with universities and other research institutions, including those receiving funding from the federally funded Human Genome Project. A number of entities are attempting to identify and patent rapidly randomly sequenced genes and gene fragments, typically without specific knowledge of the function of such genes or gene fragments. In addition, we believe that certain entities are pursuing a gene identification and characterization and product development strategy based on positional cloning. Our competitors may discover, characterize and develop important inducing molecules or genes in advance of us, which could have a material adverse effect on any related Curis research program. We also face competition from these and other entities in gaining access to DNA samples used in its research and development projects. We expect competition to intensify in genomics research as technical advances in the field are made and become more widely known.

   We rely on our strategic partners for support in our disease research programs and intend to rely on our strategic partners for preclinical evaluation and clinical development of our potential products and manufacturing and marketing of any products. Some of our strategic partners are conducting multiple product development efforts within each disease area that is the subject of our strategic alliance with them. Our strategic alliance agreements may not restrict the strategic partner from pursuing competing internal development efforts. Any of our product candidates, therefore, may be subject to competition with a potential product under development by a strategic partner.

Patents and Proprietary Rights

   Our ability to commercialize our products and compete effectively with other companies will depend, in part, on our ability to maintain proprietary rights to our products and technology. We currently own or have rights to 121 issued and 167 pending patent applications in the United States and have foreign counterpart patent filings for most of these patents and patent applications. These patent applications are directed to compositions of matter, methods of making and using these compositions, methods of repairing, replacing, augmenting and creating tissue for multiple applications, methods for drug screening and discovery, developmental biological processes, and patents relating to our proprietary technologies. The patent positions of pharmaceutical, biopharmaceutical, and biotechnology companies, including us, are generally uncertain and involve complex legal and factual questions. There can be no assurance that any of these pending patent applications will result in issued patents, that we will develop additional proprietary technologies or products that are patentable, that any of our patents or those of our collaborative partners will provide a basis for commercially viable products or will provide us with any competitive advantages or will not be challenged by third parties, or that the patents of others will not have an adverse effect on our ability to conduct our business.

   Our success will depend in part on our ability to obtain marketing exclusivity for our products for a period of time sufficient to establish a market position and achieve an adequate return on our investment in product development. We believe that protection of our products and technology under United States and international patent laws and other intellectual property laws is an important factor in securing such market exclusivity. U.S. patents issued from applications filed prior to June 8, 1995 have a term of the longer of 17 years from patent grant or 20 years from the earliest filing date. U.S. patents issued from applications filed on or after June

8, 1995, have a term of 20 years from the earliest filing date. Patents in most foreign countries have a term of 20 years from the date of the filing of the patent application. In the United States and certain foreign countries, the exclusivity period provided by patents covering pharmaceutical products may be extended by a portion of the time required to obtain regulatory approval for a product.

   Although we pursue patent protection for our technology, significant legal issues remain as to the extent to which patent protection may be afforded in the field of biotechnology, in both the United States and foreign countries. Furthermore, the scope of protection has not yet been broadly tested. Therefore, we also rely upon trade secrets, know-how and continuing technological advancement to develop and maintain our competitive position. Disclosure of our know-how is generally protected under confidentiality agreements. We do not know, however, whether all of our confidentiality agreements will be honored, that third parties will not develop equivalent technology independently, that disputes will not arise as to the ownership of technical information or that wrongful disclosure of our trade secrets will not occur.

   Our academic collaborators have certain rights to publish data and information regarding their discoveries to which we have rights. While we believe that the limitations on publication of data developed by our collaborators pursuant to our collaboration agreements will be sufficient to permit us to apply for patent protection in the areas in which we are interested in pursuing further research, there is considerable pressure on academic institutions to publish discoveries in the genetics and genomics fields. Any such publication could affect our ability to obtain patent protection in the areas in which we may have an interest.

   We are party to various license agreements which give us rights to commercialize various technologies and to use certain technologies in our research and development processes. The consideration paid in exchange for these licenses include up-front fees, issuances of shares of common stock, annual royalties, milestone payments and running royalties on net sales by us and our sublicensees. The licensors may terminate these agreements if we fail to meet certain diligence requirements, fail to make payments or otherwise commit a material breach that is not cured after notice.

   Others may have filed, and in the future are likely to file, patent applications covering molecules, genes or gene products that are similar or identical to our technologies or products. These third party patent applications may have priority over patent applications filed by us. Any legal action against us or our strategic partners claiming damages and seeking to enjoin commercial activities relating to the affected products and processes could, in addition to subjecting us to potential liability for damages, require us or our strategic partners to obtain a license in order to continue to manufacture or market the affected products and processes. There can be no assurance that we or our strategic partners would prevail in any such action or that any license required under any such patent would be made available upon commercially acceptable terms, or at all. Litigation, which could result in substantial costs to us, may be necessary to enforce any patents issued or licensed to us or to determine the scope and validity of third party proprietary rights. Some of our competitors have, or are affiliated with companies having, substantially greater resources than we have, and such competitors may be able to sustain the costs of complex patent litigation to a greater degree and for longer periods of time than us. Uncertainties resulting from the initiation and continuation of any patent or related litigation could harm our business. An adverse outcome in connection with an infringement proceeding brought by a third party could subject us to significant liabilities, require disputed rights to be licensed from third parties or require us to cease using the disputed technology. If our competitors prepare and file patent applications in the United States that claim technology also claimed by us, we may have to participate in interference proceedings declared by the Patent and Trademark Office to determine priority of invention, which could result in substantial costs to us even if the eventual outcome is favorable to us.

   There is uncertainty concerning whether human clinical data will be required for issuance of patents for human therapeutics. If such data is required, our ability to obtain patent protection could be delayed or otherwise adversely affected. Although the USPTO issued new utility guidelines in July 1995 that address the requirements for demonstrating utility for biotechnology inventions, particularly for inventions relating to human therapeutics, USPTO examiners may not follow such guidelines and the USPTO's position could change with respect to what is required to establish utility for gene sequences and products and methods based on such sequences.

Manufacturing

   We have limited experience and capabilities in large-scale commercial manufacturing of protein, cell therapy, biomaterials or small molecule products. Creative established manufacturing facilities to produce the OP-1 device which were sold to Stryker in 1998 and are being used to produce the OP-1 device. We retain some of the personnel with skills needed for analytical characterization and development of recombinant proteins. We have established a manufacturing facility and staff to support clinical trials of Chondrogel and Vascugel. We have in this group skills in the production and qualification of cell therapy and biocompatible materials products. Our commercialization plan for Chondrogel may involve in-house manufacturing of this product. We do not currently have any commercial manufacturing operations and do not have a qualified cGMP commercial manufacturing facility for Chondrogel or other products that we may choose to develop. We or our collaborative partners will need to establish commercial manufacturing capacity, either internally or through third parties, for future products that we or our collaborative partners may develop.

Sales and Marketing

   We currently have no sales, marketing and distribution experience or infrastructure. We plan to develop small specialty sales, marketing and distribution capabilities for the sale, marketing and distribution of Chondrogel and other specialty products. There are approximately 250 pediatric urologists who treat reflux in the United States. These providers treat the majority of cases of vesicoureteral reflux and can be addressed with a relatively small sales force. By maintaining all rights and directly marketing the Chondrogel product, we will retain a much greater portion of product sales than would have been possible if it had entered into a corporate collaboration with a marketing partner. However, we may not be able to successfully develop this sales, marketing and distribution capability. With respect to products which address larger markets, we plan to rely significantly on sales, marketing and distribution arrangements with third parties until we develop broader capabilities.

Regulatory Matters

   Regulation by governmental agencies in the United States and other countries is a significant factor in the clinical evaluation and licensing of our potential products as well as in the development and research of new products. All of our products currently under development will require regulatory approval by the FDA under the Food, Drug, and Cosmetic Act, as drugs or devices, or under the Public Health Service Act, as biologicals, to be marketed in the United States and by similar governmental agencies outside the United States. Regardless of the classification assigned to our products, all human diagnostic and therapeutic products are subject to rigorous testing to demonstrate their safety and efficacy. Generally, considerable time and expense are required to demonstrate safety for use in humans, to design an acceptable clinical trial to enroll patients and to clinically evaluate the safety and efficacy of a new product. Moreover, even after extensive preclinical testing, unanticipated side effects can arise during clinical trials and in the course of related or unrelated research (within or outside our control) that can halt or substantially delay the regulatory process at any point. Seeking and obtaining regulatory approval for a new therapeutic or diagnostic product is likely to take several years and will require the expenditure of substantial resources. We cannot assure you that any product which enters preclinical or clinical development will be approved for sale by the FDA or any other regulatory authorities.

   Products developed through genetic engineering, such as some of ours, are relatively new, and state and local regulation may increase, as genetically engineered products become more common. The federal government oversees certain recombinant DNA research activity through the National Institutes of Health Guidelines for Research Involving Recombinant DNA Molecules, known as the NIH Guidelines. We believe that our activities comply with the NIH Guidelines, which prohibit or restrict certain recombinant experiments, set forth levels of biological and physical containment of recombinant DNA molecules to be met for various types of research, and require that institutional biosafety committees approve certain experiments before they are initiated. Compliance with the NIH Guidelines has not had, and we do not foresee that it will have, a material effect on our competitive position or cash flow. Discussions have been underway since 1996 between the NIH and the FDA regarding alternative models for regulation of recombinant DNA research and the products resulting from such research, and the appropriateness of any continued NIH role. It is not possible to predict the effect of such potential regulatory changes on us or our potential competitors.

   Cellular and tissue-based (tissue engineering) medicinal products have been even more recently developed than genetically engineered products. No regulations and only minimal guidance (e.g., Proposed Approach to Regulation of Cellular and Tissue-Based Products) have been published by the FDA specific to products of this type. The FDA's Center for Biologics Evaluation and Review
(CBER) currently has the primary review responsibility for all cell therapy products regardless of whether they are, according to established definitions, considered to be biologicals, medical devices or combination products. The relative inexperience of regulatory authorities with the review and approval of tissue engineered products may lead to increased review times or to significant changes in local, state and national requirements which could have a significant impact on the progress of these programs.

   Our ability to conduct preclinical research is also subject to new and evolving regulations governing the use of human and embryonic tissues for isolating new growth factors and genes which may be useful in identifying and developing new therapeutic product candidates. Our ability to conduct critical research on which our development activities are based could be restricted or delayed depending on the outcome of pending rulemaking proceedings governing the use of these tissues and the collection of related genetic information.

 Pharmaceutical and Biological Products

   We expect that certain of our potential products will be regulated by the FDA or other regulatory authorities as pharmaceuticals or biologicals. The regulatory approval of pharmaceutical and biological products in the United States intended for therapeutic use in humans involves many steps and is described as follows. Similar requirements are imposed by other regulatory authorities in major market countries. The initial phase of the FDA approval process involves preclinical testing to demonstrate that the product would not be an unreasonable hazard in clinical studies with human subjects. Preclinical tests must typically meet the FDA's good laboratory practices regulations if they are to be used for the purpose of an application to the agency. Upon completion of preclinical testing, an Investigational New Drug, or IND, application must be filed with the FDA.

   If the application has not been denied or if additional information has not been requested by the FDA within 30 days of filing, the applicant may then begin clinical studies. Clinical testing usually occurs in three phases to demonstrate safety and efficacy of the product:

  . Phase I clinical trials consist of testing for the safety and tolerance of the product with a small group of subjects and may also yield preliminary information about the efficacy and dosage levels of the product;

  . Phase II clinical trials involve testing for efficacy, determination of optimal dosage and identification of possible side effects in a larger patient group; and

  . Phase III clinical trials consist of additional testing for efficacy and safety with an expanded patient group.

   Currently, the FDA requires the filing of new information for each distinct clinical study. After product approval, the FDA may request or require an additional phase (Phase IV) of clinical studies to provide additional information on safety and/or efficacy.

   Upon successful completion of Phase III testing, either a New Drug Application (NDA) or Biologics License Application (BLA) must be filed, depending upon whether the product is designated as a drug or a biological, respectively. The FDA generally requires at least two adequate and well-controlled clinical trials for product approval. All approvals require a detailed review of all data collected from clinical studies, the composition of the drug or biological, non-clinical pharmacology and toxicology data, environmental impact data, human pharmacokinetics and bioavailability data, patient information, certain case report data and forms, the labeling that will be used, information on chemistry, manufacturing, and controls, and samples of the product as appropriate to the product type. After the FDA completes its review of the application, the product is typically reviewed by a panel of independent medical experts, and the applicant is required to answer questions on the product's safety and efficacy. The FDA considers the recommendation of the panel, and may at its own discretion approve an NDA or BLA. Based on the data filed, the FDA regulates the indications or uses for which the product is approved and the precautions, and warnings, if any, applicable to the product. If so approved, the product may then be marketed for the indications set forth in the FDA approved labeling.

   Many of the biomaterials, cell types, and ingredients used in our products and product candidates have not previously been used as components in medicinal products. Historically, neither the FDA nor other regulatory authorities have determined the safety and effectiveness of these materials for pharmaceutical or other medical use. Therefore, the acceptability or approvability of these materials has not been demonstrated.

 Devices

   We expect that certain of our potential products will be regulated by the FDA as Class III devices and as regulated devices by other regulatory authorities. Preclinical evaluations of Class III devices are similar to those of pharmaceuticals and biologicals, with additional emphasis on implant persistence, implant sensitization, and carrier characterization and specifications. Upon completion of preclinical testing, an Investigational Device Exemption (IDE) application is filed with the Center for Devices and Radiological Health in the FDA. Similar requirements are imposed by other regulatory authorities in major market countries.

   Following the completion of clinical studies, under the IND, a company would then file a pre-market approval application (PMA) with the FDA. The FDA is required to respond to the PMA submission within 180 days, although the FDA may not adhere to this schedule and further review may take additional time. After the FDA completes its review of the application, the product is typically reviewed by a panel of medical experts, and the applicant is required to answer questions on the product's safety and effectiveness. Following the recommendation of the panel, a PMA may be granted by the FDA based on the PMA submission. Based on the data filed, the FDA regulates the indications or uses for which the product is approved and the precautions and warnings, if any, applicable to the product. If so approved, the product may then be marketed for the indications set forth in the FDA approved labeling.

 Treatment IND Status

   Before the completion of clinical trials for a specific product, a company may file for Treatment IND status with the FDA under provisions of the IND regulations. These regulations apply to products for patients with serious or life-threatening diseases and are intended to facilitate the availability of new products to desperately ill patients after clinical trials have shown convincing evidence of efficacy, but before general marketing approval has been granted by the FDA. Under these regulations, it may be possible for us to recover some of the costs of research, development and manufacture of qualified products before commercial marketing begins. We may seek Treatment IND status for qualified products, although the decision whether to grant such status lies with the FDA. Similar regulations permitting compassionate use and treatment investigational studies also exist under the regulations of other regulatory authorities.

   The FDA Modernization Act of 1997 (FDAMA) codifies many of the FDA's previous treatment IND regulations. In addition, it creates new authority for expanded access to investigational therapies for serious diseases, if the request is performed through a physician, the product shows sufficient evidence of safety and efficacy, and provision of the product would not interfere with ongoing clinical research.

   The FDA has also adopted regulations intending to accelerate the approval of therapeutic products for serious and life threatening diseases under certain circumstances. We may seek to utilize these regulations for qualified products. Approvals under these regulations may be conditioned on further studies, may include restrictions on marketing, may require prior submission of promotional materials, and may be subject to expedited withdrawal of approval.

   In addition to existing FDA regulations, FDAMA added new "fast track" authority allowing the FDA to expedite the approval of drugs for serious or life-threatening conditions. Requirements for fast track drugs are similar to those for accelerated approval, including FDA authority to require post-approval studies, presubmission of promotional materials, and enhanced NDA withdrawal authority.

 Facilities Inspection

   In addition to product approval prior to marketing, we must also obtain approval of the facility in which our products will be manufactured from the FDA and the other regulatory authorities. In the case of a pharmaceutical, biological or a device, we must be in compliance with current cGMP requirements. The FDA and other regulatory authorities may inspect our facilities to determine such compliance as part of the overall NDA, BLA, or PMA approval process. Since any NDA, BLA or PMA approved by the FDA or other regulatory authority is both site and process specific, any material change in our manufacturing process, equipment or location would necessitate additional review and approval. Recently, the FDA promulgated new regulations concerning cGMPs for medical devices. These new regulations include elements drawn from existing international standards and a new emphasis on design control of medical devices (in addition to the existing focus on manufacturing). Until these new regulations are better understood by industry, compliance with medical device cGMPs may prove more difficult than in the past, and may require the use of additional resources or even the redesign of some existing devices or facilities.

 Other

   Federal laws regulate the export of investigational and therapeutic products and biological materials and technology. The laws have been amended to permit the export of products not yet approved in the United States but approved by a regulatory authority in certain foreign countries. We may choose to export our products to certain countries prior to obtaining FDA marketing approval in the United States.

   In addition, we are subject to regulation under the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act, the Research Conservation and Recovery Act, regulations administered by the Nuclear Regulatory Commission, national restrictions on technology transfer, import, export and customs regulations and certain other local, state or federal regulation. From time to time, other federal agencies and congressional committees have indicated an interest in implementing further regulation of biotechnology applications. We are not able to predict whether any such regulations will be adopted or whether, if adopted, such regulations will adversely affect our business.

Employees

   We have approximately 136 full time employees, of whom 71 hold Ph.D. or other advanced degrees.
Approximately 105 of these employees are currently involved in research, development, engineering, production, clinical or regulatory affairs activities. None of our employees is a party to a collective bargaining agreement, and we consider our relations with employees to be good.

Facilities

   We have three facilities located in Cambridge, Massachusetts. Two of the facilities are located next to each other at 45 and 61 Moulton Street, with approximately 34,000 and 18,000 square feet, respectively. 45 Moulton Street is leased until mid-2006, and 61 Moulton Street is leased until November 2001. An extension to the

61 Moulton Street lease is being negotiated. The third facility is located at 21 Erie Street, with approximately 50,000 square feet. This site is leased through the end of 2007. The Moulton Street buildings are used primarily by the Research and Administration groups, and the Erie Street building is used primarily by the Development and Manufacturing groups. We believe that these facilities will be adequate for Curis at least through the end of 2001.

Legal Proceedings

   We are not a party to any material legal proceedings.

                                  MANAGEMENT

Executive Officers and Directors

   Our executive officers and directors, their positions and ages as of December 15, 2000, are listed below.

   Name                                     Age Position
   ----                                     --- --------
   Doros Platika, M.D......................  47 Chief Executive Officer,
                                                President and Class I Director
   Andrew C. G. Uprichard, M.D., F.R.C.P...  43 Executive Vice President and
                                                Chief Operating Officer
   Lynn G. Baird, Ph.D.....................  53 Vice President of Regulatory
                                                Affairs, QA/QC and Preclinical
                                                Development
   William B. Boni*........................  48 Vice President, Corporate
                                                Communications and Investor
                                                Relations
   George A. Eldridge......................  37 Vice President, Chief Financial
                                                Officer, Secretary and
                                                Treasurer
   Frank T. Gentile, Ph.D..................  38 Vice President, Program
                                                Management
   Bruce J. Hudson.........................  59 Vice President, Human Resources
                                                and Administration
   Daniel R. Passeri.......................  40 Senior Vice President,
                                                Corporate Development and
                                                Strategic Planning
   Lee L. Rubin, Ph.D......................  50 Senior Vice President of
                                                Research and Chief Scientific
                                                Officer
   James S. Sigler.........................  40 Vice President, Manufacturing
   James R. McNab, Jr......................  56 Class I Director
   James R. Tobin(1).......................  56 Class I Director
   Douglas A. Melton, Ph.D.................  47 Class II Director
   Michael Rosenblatt, M.D.(1).............  53 Class II Director
   Susan B. Bayh(2)........................  41 Class III Director
   Martyn D. Greenacre(2)..................  58 Class III Director
   Ruth B. Kunath(2).......................  48 Class III Director

--------
(1) Member of the Compensation Committee
(2) Member of the Audit Committee

* Mr. Boni has informed us of his intention to resign as Vice President, Corporate Communications and Investor Relations, effective as of January 12, 2001.

Doros Platika, M.D.          Dr. Platika has served as President and Chief
                             Executive Officer and as a director of Curis since February 2000 and served in such positions at Ontogeny since July 1996. From June 1993 to
                             June 1996, Dr. Platika was employed by
                             Progenitor, Inc., a biotechnology company, most recently as Executive Vice President responsible for research and development. Dr. Platika completed residencies in medicine and neurology at Massachusetts General Hospital, where he became Chief Resident. He did post-doctoral study at the Whitehead Institute, Massachusetts
                             Institute of Technology and at Massachusetts
                             General Hospital in association with Harvard
                             Medical School. Dr. Platika served on the faculties of Harvard Medical School and Albert
                             Einstein College of Medicine, where he was the head of gene therapy. Dr. Platika completed his M.D. at the State University of

                             New York at Stony Brook School of Medicine and received his B.A. from Reed College.

Andrew C. G. Uprichard       Dr. Uprichard has served as Executive Vice
                             President and Chief Operating Officer since
                             November 2000. From June 2000 to November 2000,
                             Dr. Uprichard was employed by Pfizer, Inc., a pharmaceutical company, most recently as Vice
                             President of Global Drug Development. Prior to
                             Pfizer's merger with Warner-Lambert Company, a pharmaceutical company, Dr. Uprichard spent 11 years with Parke-Davis, a division of Warner-
                             Lambert, as senior director of both the
                             cardiovascular clinical group and the
                             cardiovascular discovery group. Dr. Uprichard is a medical graduate of the University of Edinburgh in Scotland and a fellow of the Royal College of Physicians of the United Kingdom.

Lynn G. Baird, Ph.D.         Dr. Baird has served as Vice President of
                             Regulatory Affairs, QA/QC and Preclinical
                             Development of Curis since March 2000. She joined
                             Reprogenesis as Vice President of Regulatory
                             Affairs and Quality in June 1998. From June 1995 through June 1998, Dr. Baird was employed by CytoTherapeutics, Inc., a biotechnology company involved in the development of encapsulated cellular therapeutics, most recently as Vice
                             President of Regulatory, Quality and Clinical
                             Development. Prior to that, Dr. Baird held various positions in development and regulatory affairs at R. W. Johnson Pharmaceutical Research
                             Institute, a Johnson & Johnson company, and in regulatory affairs and technical management at Creative. Dr. Baird directed basic research in immunology at the Wistar Institute and Massachusetts General Hospital prior to moving to industry. She holds a Ph.D. in microbiology/immunology from the Medical College of Virginia, a M.S. in chemistry from Virginia
                             Polytechnic Institute and a B.S. in psychology also from Virginia Polytechnic Institute.

William B. Boni              Mr. Boni has served as Vice President, Corporate
                             Communications and Investor Relations of Curis since July 2000. From January 1991 to July 2000,
                             Mr. Boni was employed at Interneuron
                             Pharmaceuticals, Inc., a biopharmaceutical company, as Vice President, Corporate
                             Communications. Mr. Boni is a graduate of Columbia University, with an M.F.A., and of Tufts
                             University with a B.A.

George A. Eldridge           Mr. Eldridge has served as Vice President, Chief
                             Financial Officer, Secretary and Treasurer of
                             Curis since March 2000. He joined Ontogeny in
                             April 1996 as Vice President of Finance. From
                             April 1993 to April 1996, Mr. Eldridge was employed by Boston Life Sciences, Inc. where he was Vice President, Corporate Development and
                             Finance. Prior to that, he worked with the investment banking firm, Kidder, Peabody & Co.,
                             Incorporated for a total of five years in their New York and Boston offices. A graduate of Dartmouth College, Mr. Eldridge received his
                             M.B.A. from the University of Chicago Graduate
                             School of Business.

Frank T. Gentile, Ph.D.      Dr. Gentile has served as Vice President, Program
                             Management of Curis since April 2000. He joined
                             Reprogenesis in July 1997 as Director of Program
                             Management and Polymer Science. From 1990 to July
                             1999, Dr. Gentile was employed by
                             CytoTherapeutics, Inc., where he was Staff
                             Scientist, Manager of Bioengineering, Senior
                             Program Manager and Associate Director of Program
                             Management. Dr. Gentile received a B.E. degree in Chemical Engineering from The Cooper Union and a
                             Ph.D. in Chemical Engineering from MIT. Prior to working in industry, he was a post-doctoral fellow at the Swiss Federal Institute of Technology (ETH) in Zurich, Switzerland. He is also an Adjunct Assistant Professor of Biomaterials at Brown University.

Bruce J. Hudson              Mr. Hudson has served as Vice President, Human
                             Resources and Administration of Curis since July
                             2000. From September 1991 to July 2000, Mr.
                             Hudson operated Hudson & Co., a human resources and management consulting firm. From January 1990 to September 1991, Mr. Hudson served as a Director of Staffing and Planning for Western
                             Digital Corporation. Mr. Hudson is a graduate of Springfield College with a B.A. and M.S. degree.



Daniel R. Passeri            Mr. Passeri has served as Senior Vice President,
                             Corporate Development and Strategic Planning of
                             Curis since November 2000. From March 1997 to
                             November 2000, Mr. Passeri was employed by
                             GeneLogic Inc., a biotechnology company, most recently as Senior Vice President, Corporate
                             Development. From February 1995 to March 1997,
                             Mr. Passeri was employed by Boehringer Mannheim, a pharmaceutical, biotechnology and diagnostic company, as Director of Technology Management.
                             Mr. Passeri is a graduate of the National Law
                             Center at George Washington University, with a
                             J.D., of the Imperial College of Science,
                             Technology and Medicine at the University of London, with a M.S. in biotechnology, and of Northeastern University, with a B.S.

Lee L. Rubin, Ph.D.          Dr. Rubin has served as Senior Vice President of
                             Research and Chief Scientific Officer of Curis since September 2000 and prior to that as Vice
                             President of Research of Curis since March 2000.
                             He joined Ontogeny in October 1997 as vice president of Research. Prior to joining Ontogeny, Dr. Rubin spent six years at Eisai London
                             Laboratories at University College London, where he was director and professor of neurobiology.
                             Prior to that, Dr. Rubin worked for four years with Athena NeuroSciences, Inc. as senior scientist and head of the blood-brain barrier program. Dr. Rubin completed his Ph.D. at Rockefeller University and his B.A. at Cornell
                             University.

James S. Sigler              Mr. Sigler has served as Vice President of
                             Manufacturing of Curis since March 2000. He joined Reprogenesis in May 1998, as Vice
                             President of Manufacturing. From April 1994 to
                             April 1998, Mr. Sigler was Director of
                             Manufacturing for Genzyme Tissue Repair, a biotechnology company specializing in the development and commercialization of cellular therapies. Prior to coming to BioSurface
                             Technology, Inc., Genzyme Tissue Repair's predecessor, in 1990, Mr. Sigler was an officer in the US Navy serving as a nuclear propulsion plant watch officer on board USS
                             Enterprise, CVN 65. Mr. Sigler received his B.S.
                             from Cornell University, and his M.B.A. from Harvard Business School.

James R. McNab, Jr.          Mr. McNab has served as a Curis Director since
                             February 2000. He is a co-founder and served as the chairman of the board of directors of Reprogenesis until July 2000. In addition, Mr.
                             McNab is a co-founder of several additional companies, including Parker Medical Associates, a manufacturer and worldwide supplier of orthopaedic and sports-related products which was sold to Smith and Nephew, Inc. in 1995, Sontra
                             Medical, Inc., a drug delivery company, and eNOS
                             Pharmaceuticals, Inc., a drug discovery company working in the field of stroke therapy. Mr. McNab is chairman and chief executive officer of Sontra
                             Medical and eNOS. Mr. McNab completed a B.A. in Economics from Davidson College and an M.B.A.
                             from the University of North Carolina.

James R. Tobin               Mr. Tobin has served as a Curis Director since
                             February 2000. He was a member of the Creative
                             Board of Directors from January 1995 to July
                             2000. He is currently Chief Executive Officer and
                             President of Boston Scientific Corporation and has served in these positions since 1999. He served as President and Chief Executive Officer from February 1997 to December 1998 and President and Chief Operating Officer of Biogen from
                             February 1994 to February 1997. Prior to joining
                             Biogen, Mr. Tobin was with Baxter International
                             Inc., a health care products company, where he served as President and Chief Operating Officer from 1992 to 1994, as Executive Vice President from 1988 to 1992 and in various management positions prior to 1988. He also serves as a director of Pathogenesis Corporation, Boston
                             Scientific Corporation and PE Corporation. Mr.
                             Tobin completed an A.B. from Harvard College and an M.B.A. from Harvard Business School.

Douglas A. Melton, Ph.D.     Dr. Melton has served as a Curis Director since
                             February 2000. He was the scientific founder of Ontogeny and was a member of Ontogeny's board of directors from August 1994 to July 2000.
                             Dr. Melton is the Thomas Dudley Cabot Professor of Natural Sciences at Harvard University and an Investigator of the Howard Hughes Medical
                             Institute. His work has focused on vertebrate embryogenesis and the molecular biology of embryonic induction. He holds an appointment as biologist at the Massachusetts General Hospital.
                             His Ph.D. work was carried out at Trinity College at Cambridge University and the Medical Research
                             Council Laboratory of Molecular Biology in
                             Cambridge, England. He completed a B.S. at the University of Illinois and a B.A. at Cambridge
                             University.

Michael Rosenblatt, M.D.     Dr. Rosenblatt has served as a Curis Director
                             since February 2000. He was a member of
                             Creative's board of directors from June 1993 to July 2000. From 1992-1998, Dr. Rosenblatt served as the Robert H. Ebert Professor of Molecular
                             Medicine at the Harvard Medical School and the director of the Harvard-MIT Division of Health
                             Sciences and Technology. He has served since
                             1992, and currently serves as Chief of the Division of Bone and Mineral Metabolism at Beth
                             Israel

                             Deaconess Medical Center. Since 1993, he has also been a faculty member in the department of Biological Chemistry and Molecular Pharmacology, Division of Medical Sciences at Harvard University. From 1996-1999, he was the executive director of the Carl J. Shapiro Institute for Education and Research at Harvard Medical School and Beth Israel Deaconess Medical Center. Since 1996, he has been Harvard faculty dean for academic programs at the Beth Israel Deaconess Medical Center. He is now the President (interim) of Beth Israel Deaconess Medical Center and the George R. Minot Professor of Medicine at Harvard Medical School. Prior to 1992, Dr. Rosenblatt was the Senior Vice President for Research at Merck Research Laboratories, a pharmaceutical company. He also serves as a director of ArQule, Inc. Dr. Rosenblatt received a B.A. from Columbia University and received his M.D. from Harvard Medical School.

Susan B. Bayh                Ms. Bayh has served as a Curis Director since
                             October 2000. Ms. Bayh has served as the Commissioner of the International Commission between the United States and Canada since 1994, overseeing compliance with environmental and water level treaties for the U.S.-Canadian border. Since 1994, she has also served as Distinguished Visiting Professor at the College of Business Administration at Butler University.
                             From 1989 to 1994, Ms. Bayh served as an attorney in the Pharmaceutical Division of Eli Lilly and Company. Ms. Bayh has served as a director of Corvas International, Inc. and Cubist
                             Pharmaceuticals, Inc., each biotechnology companies, since June 2000, and a director of Emmis Communications, Inc., a telecommunications company, since June 1994. Ms. Bayh is a graduate of the University of Southern California Law
                             Center, where she earned a J.D., and of the University of California at Berkeley, with a B.A.

Martyn D. Greenacre          Mr. Greenacre has served as a Curis Director
                             since February 2000. He was a member of
                             Creative's board of directors from June 1993 to July 2000. He is currently Chief Executive
                             Officer and President of Delsys Pharmaceutical
                             Corporation, a drug formulation company. From
                             1993 to 1996, Mr. Greenacre was President and
                             Chief Executive Officer of Zynaxis, Inc., a biopharmaceutical company. Prior to Zynaxis, from 1973 through 1992, he was with SmithKline Beecham where he held several senior management positions, most recently as chairman of European operations. He also serves as a director of Delsys Pharmaceutical Corp. and GENSET, S.A., a genomics company. Mr. Greenacre received a B.A.
                             from Harvard University and an M.B.A. from Harvard Business School.

Ruth B. Kunath               Ms. Kunath has served as a Curis Director since
                             February 2000. She was a member of Ontogeny's board of directors from December 1998 to July
                             2000. Ms. Kunath has been biotechnology portfolio manager since 1992 for Vulcan Ventures, Incorporated, a venture capital firm founded by Paul G. Allen. Prior to her employment at Vulcan
                             Ventures, Ms. Kunath spent nine years managing
                             Seattle Capital Management Equity assets and eight years as the Senior Portfolio

                             Manager for the healthcare sector of Bank of America Capital Management. Ms. Kunath has served as a director of Vaxgen, Inc., a biotechnology company, since June 1999, and Dendreon Corporation, a biotechnology company, since December 1999. Ms. Kunath received a B.A. from DePauw University and is a Chartered Financial Analyst.

   In January 2000, Dr. Platika consented to a retroactive suspension beginning in June 1999 of his license to practice medicine by the Massachusetts Board of Registration in Medicine. Dr. Platika became eligible to apply for a stay of the suspension in December 1999. The Massachusetts Board found that Dr. Platika had violated various provisions of Massachusetts law by writing prescriptions which "were not issued in the usual course of his professional practice and without the appropriate Massachusetts registrations." Dr. Platika had undergone back surgery with associated back pain, and had been supplementing prescriptions written by his treating physician. In February 1999, related charges were filed against Dr. Platika in Waltham District Court in Massachusetts. In June 1999, Dr. Platika was placed on unsupervised pre-trial probation. The charges were dismissed in June 2000.

Board Composition

   We currently have eight directors. There are no family relationships among any of our directors. The terms of office of the board of directors are three years and directors are divided into three classes, each consisting of, as nearly as possible, one-third of the total number of directors constituting the entire board of directors. As a result, a portion of the board of directors will be elected each year. The division of the three classes of directors and their respective election dates are as follows:

  . Class I directors are Doros Platika, James R. McNab, Jr. and James R.
    Tobin, and their term will expire at the annual meeting of stockholders to be held in 2003;

  . Class II directors are Douglas A. Melton and Michael Rosenblatt, and their term will expire at the annual meeting of stockholders to be held in 2001; and

  . Class III directors are, Susan B. Bayh, Martyn D. Greenacre and Ruth B.
    Kunath, and their term will expire at the annual meeting of stockholders to be held in 2002.

   At each annual meeting of stockholders, the successors to directors whose terms are to expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The authorized number of directors may be changed only by resolution of the board of directors or vote of the holders of at least 75% of the voting power of all our outstanding stock amending our by-laws. This classification of the board of directors may have the effect of delaying or preventing changes in control or management of our company.

Executive Officers

   Our executive officers are appointed by the board of directors and serve until their successors are elected or appointed. There are no family relationships among any of our executive officers.

Employment Agreements

   On June 17, 1996, Ontogeny entered into an employment agreement with Dr. Platika, its president and chief executive officer. The agreement entitles him to severance equal to twelve months of his most recent salary and the forgiveness of the then outstanding principal balance on a loan in the original principal amount of $500,000 from Ontogeny to him in the event of his termination without cause. Upon the merger, we assumed Ontogeny's obligations under the agreement.

   On November 20, 2000, the board of directors authorized us to negotiate employment agreements with Dr. Uprichard and Mr. Passeri, respectively, our Executive Vice President and Chief Operating Officer and our Senior Vice President, Corporate Development and Strategic Planning. Once executed, the agreements would entitle each of Dr. Uprichard and Mr. Passeri to severance equal to six months of his most recent salary in the event of his termination without cause during his first twelve months of employment. Dr. Uprichard was hired effective as of November 20, 2000 and Mr. Passeri was hired effective as of November 1, 2000.


Compensation Committee Interlocks and Insider Participation

   The Compensation Committee of the board of directors currently consists of Dr. Rosenblatt and Mr. Tobin. No interlocking relationship exists between any member of the board of directors or the Compensation Committee and any member of the board of directors or Compensation Committee of any other company, and no such interlocking relationship has existed in the past.

Board Committees

   The board of directors has an audit committee and a compensation committee. The following is a brief description of the board committees.

   The audit committee reports to the board of directors regarding the appointment of our independent auditors, the scope and results of our annual audits, compliance with our accounting and financial policies and management's procedures and policies relative to the adequacy of our internal accounting control. The audit committee consists of Ms. Bayh, Mr. Greenacre and Ms. Kunath.

   The compensation committee reports to the board of directors regarding our compensation policies and all forms of compensation to be provided to our executive officers and directors. In addition, the compensation committee will review bonus and stock compensation arrangements for all of our employees. The compensation committee consists of Dr. Rosenblatt and Mr. Tobin.

Compensation of Directors

   Under our by-laws, the board of directors has the authority to fix the compensation of the directors. For their services, non-employee directors receive cash compensation in the amount of an annual retainer of $10,000, $1,000 for each board of directors meeting attended in person and $500 for each telephonic meeting participated in by conference call. Non-employee directors who are members of a committee of the board of directors receive cash compensation in the amount of $1,000 for each committee meeting attended on a day other than a day of a board of directors meeting. Employee directors will not receive compensation for attendance at board of directors or committee meetings. In addition, we will reimburse our directors for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors and any meetings of the board committees. Non-employee directors are also eligible to participate in our 2000 Director Stock Option Plan and the 2000 Stock Option Plan. See "--Employee Benefit Plans--2000 Director Stock Option Plan."

Compensation of Executive Officers

   The following summary compensation table sets forth the compensation paid to our named executive officers, who are our Chief Executive Officer and each of our four other most highly compensated executive officers, during the fiscal years ended December 31, 1997, 1998 and 1999. Because we are a newly formed corporation and have only paid compensation to the executive officers listed below since August 1, 2000, the table reflects compensation paid to the executive officers by Creative, Ontogeny and Reprogenesis, the three constituent corporations which merged to form Curis.

   In accordance with Securities and Exchange Commission rules, the compensation set forth in the table below does not include medical, group life or other benefits which are available to all of our salaried employees and perquisites and other benefits, securities or property which do not exceed the lesser of $50,000 or 10% of the person's salary and bonus shown in the table.

   The following table shows the compensation received by each person serving as one of our executive officers as of November 30, 2000. Other than our executive officers listed below, none of our executive officers received total cash compensation in excess of $100,000 for the fiscal year ended December 31, 1999. The executive officers listed in the table below are referred to as the named executive officers.

                           Summary Compensation Table

                                                   Long-Term
                                   Annual        Compensation
                                Compensation        Awards
                               --------------  -----------------
                                               Shares Underlying    All Other
 Name and Principal Position   Year Salary($)       Options      Compensation ($)
 ---------------------------   ---- ---------  ----------------- ----------------

 Doros Platika, M.D..........  1999  300,000        25,640           333,927(1)
  President and Chief          1998  280,000           --            118,119(1)
  Executive Officer            1997  265,000        38,460           184,654(1)

 Lynn G. Baird, Ph.D.........  1999  170,598         4,706               --
  Vice President of            1998   90,010(2)     14,118            31,074(3)
  Regulatory Affairs, QA/QC
  and Preclinical Development

 George A. Eldridge..........  1999  135,000         6,410               --
  Vice President, Chief        1998  120,000        19,230               --
  Financial Officer and        1997  100,000        15,384               --
  Treasurer

 Lee L. Rubin, Ph.D..........  1999  210,000        25,640               --
  Vice President of Research   1998  185,000        28,204               --
                               1997   37,000(4)     44,870             1,776(5)

 James S. Sigler.............  1999  150,500         4,706               --
  Vice President of            1998   96,667(6)     14,118               --
  Manufacturing

--------
(1) The amount of other compensation for Dr. Platika for 1999 includes forgiveness of a loan made on June 17, 1996 and related interest in the amount of $108,634 (interest of $8,634) and related tax reimbursement in the amount of $91,909, as well as forgiveness of a loan made on June 17, 1996 and related interest in the amount of $71,634 (interest of $11,634) and related tax reimbursement in the amount of $60,605. The amount of other compensation for Dr. Platika for 1998 includes forgiveness of a loan made on June 17, 1996 and related interest in the amount of $63,060 (interest of $3,060) and related tax reimbursement in the amount of $53,351. The amount of other compensation for Dr. Platika for 1997 includes forgiveness of a loan made on June 17, 1996 and related interest in the amount of $99,296 (interest of $9,296) and related tax reimbursement in the amount of $84,008. These amounts also include premiums of $1,145, $1,708 and $1,350 for 1999, 1998 and 1997, respectively, paid by Ontogeny on an additional life insurance policy in the amount of $1 million with a beneficiary other than Ontogeny or Curis.
(2) Dr. Baird joined Reprogenesis on June 15, 1998. Therefore, 1998 salary represents the salary earned from that date forward.
(3) Represents a relocation allowance paid to Dr. Baird.
(4) Dr. Rubin joined Ontogeny on October 21, 1997. Therefore, 1997 salary represents the salary earned from that date forward.
(5) Other income for Dr. Rubin for 1997 includes interest forgiven on a loan originated in October 1997 in the principal amount of $68,000 and a loan originated in December 1997, in the principal amount of $85,000 as well as tax reimbursement related thereto. Both loans were repaid in full by Dr. Rubin in December 1997.
(6) Mr. Sigler joined Reprogenesis on May 1, 1998. Accordingly, 1998 salary represents the salary earned from that date forward.

                       Option Grants in Last Fiscal Year

   The following table sets forth grants of stock options to the named executive officers during the year ended December 31, 1999. No stock appreciation rights were granted during the year ended December 31, 1999.

                                        Individual Grants                     Potential Realizable
                         --------------------------------------------------  Value at Assumed Annual
                                      % of Total                              Rates of Stock Price
                                       Options                               Appreciation for Option
                         Number of    Granted to                                     Term(1)
                          Options    Employees in Exercise Price Expiration ----------------------------
Name                      Granted    Fiscal Year    Per Share       Date      0%          5%      10%
----                     ---------   ------------ -------------- ---------- -------    -------- --------
Doros Platika, M.D......  25,640(2)      3.5%         $3.90       12/01/09       --    $385,308 $672,771
Lynn G. Baird, Ph.D.....   4,758(3)        *          $0.53       07/01/09  $22,500(3) $ 38,222 $ 62,343
George A. Eldridge......   6,410(2)        *          $3.90       12/01/09       --    $ 96,327 $168,193
Lee L. Rubin, Ph.D......  25,640(2)      3.5%         $3.90       12/01/09       --    $385,308 $672,771
James S. Sigler ........   4,758(3)        *          $0.53       07/01/09  $22,500(3) $ 38,222 $ 62,343

--------
*  Less than 1%.
(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 0%, 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the common stock and the date on which the options are exercised.
(2) Stock options were granted under the Ontogeny 1995 Stock Option Plan at an exercise price equal to the fair market value of Ontogeny common stock on the date of grant as determined by the board of directors. Options become exercisable as to 20% of the shares covered on the first anniversary of the date of grant and 5% per quarter thereafter. The Compensation Committee of the board of directors decided at a meeting on June 20, 2000 to accelerate the vesting of these options so that options granted prior to May 1, 2000 would be fully vested as of August 1, 2001.
(3) Stock options were granted under the Reprogenesis 1996 Long-Term Incentive Plan at an exercise price below the fair market value of Reprogenesis common stock, which was determined by the board of directors of Reprogenesis to be $1.00 per share as of the date of grant (equivalent to $5.25 per share of Curis common stock). All options became fully vested as of the consummation of the merger.

              Aggregated Option Exercises in Last Fiscal Year and
                         Fiscal Year-End Option Values

   The following table sets forth certain information regarding exercised stock options during the fiscal year ended December 31, 1999, and unexercised options held as of December 31, 1999, by each of the named executive officers:

                                                      Number of Securities
                                                     Underlying Unexercised   Value of Unexercised in-
                                                     Options at Fiscal Year-    the-Money Options at
                             Shares                            End               Fiscal Year-End($)
                            Acquired       Value    ------------------------- -------------------------
Name                     on Exercise(#) Realized($) Exercisable Unexercisable Exercisable Unexercisable
----                     -------------- ----------- ----------- ------------- ----------- -------------
Doros Platika, M.D......       --            --       90,808       144,224      260,153      336,481
Lynn G. Baird, Ph.D.....       --            --        5,709        13,322          --        22,500
George A. Eldridge......     3,525        27,225       7,435        30,063          --         6,748
Lee L. Rubin, Ph.D......       --            --       23,588        75,126       34,997       52,496
James S. Sigler.........       --            --        6,423        12,608          --        22,500

2000 Stock Option Plan

   Our 2000 Stock Option Plan (the "2000 Plan") will provide for the granting to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the granting to employees, directors and consultants of nonstatutory stock options. Unless terminated sooner, the 2000 Plan will terminate automatically in 2010. A total of 10 million shares of common stock will initially be reserved for issuance pursuant to the 2000 Plan. Each year, the number of shares authorized for issuance under the 2000 Plan will increase by the lesser of 1 million shares or 4% of the total number of outstanding shares of common stock, except that the total number of shares authorized cannot exceed the total number of shares outstanding subject to the plan by more than 6 million.

   The board of directors or a committee of the board of directors may serve as administrator of the 2000 Plan. The administrator has the power to determine the terms of the options granted, including the exercise price, the number of shares subject to each option, the exercisability thereof, and the form of consideration payable upon such exercise. The board of directors has the authority to amend, suspend or terminate the 2000 Plan, except that no such action may affect shares of common stock previously issued and sold or options previously granted under the 2000 Plan.

   Options granted under the 2000 Plan are not generally transferable by the optionee, and each option is exercisable during the lifetime of the optionee only by such optionee. Options granted under the 2000 Plan must generally be exercised within three months of the optionee's separation of service from Curis, or within twelve months after such optionee's termination by death or disability, but in no event later than the expiration of the option's ten year term. The exercise price of all incentive stock options granted under the 2000 Plan must be at least equal to the fair market value of the common stock on the date of grant. The exercise price of all nonstatutory stock options granted under the 2000 Plan is as determined by the board of directors. Under the 2000 Plan, the board of directors may grant options entitling the optionee to acquire shares of the common stock subject to a right of repurchase held by Curis.

   The 2000 Plan provides that in the event of a merger of Curis with or into another corporation in which Curis will own less than 50% of the combined entity or a sale of substantially all of Curis' assets, 50% of the then unvested options of each optionee shall vest and become immediately exercisable and the remaining options shall be assumed or an equivalent option substituted by the successor corporation. The outstanding options which are assumed or substituted as described in the preceding sentence shall vest and become immediately exercisable if, prior to the date which is one year after such merger or sale, the optionee is terminated without cause.

2000 Employee Stock Purchase Plan

   A total of 1 million shares of common stock have been reserved for issuance under our 2000 Employee Stock Purchase Plan (the "2000 Purchase Plan").

   The 2000 Purchase Plan, which is intended to qualify under Section 423 of the Code, contains successive six-month offering periods. The offering periods generally start on the first trading day on or after May 15 and November 15 of each year, except for the first such offering period which commenced on August 15, 2000.

   Employees are eligible to participate if they are customarily employed by Curis or any participating subsidiary for at least twenty hours per week and more than five months in any calendar year. However, any employee who: (1) immediately after grant owns stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of Curis, or (2) whose rights to purchase stock under all employee stock purchase plans of Curis accrues at a rate which exceeds $25,000 worth of stock for each calendar year may be not be granted an option to purchase stock under the 2000 Purchase Plan. The 2000 Purchase Plan permits participants to purchase common stock through payroll deductions of up to 15% of the participant's compensation. Compensation is defined as the participant's base straight time gross earnings, commissions, incentive compensation and bonuses, but exclusive of payments for overtime, profit sharing payments, shift premium payments and incentive payments.

   Amounts deducted and accumulated by the participant are used to purchase shares of common stock at the end of each offering period. The price of stock purchased under the 2000 Purchase Plan is 85% of the lower of the fair market value of the common stock at the beginning or end of the offering period. Participants may end their participation at any time during an offering period, and they will be paid their payroll deductions to date. Participation ends automatically upon termination of employment with Curis.

   Rights granted under the 2000 Purchase Plan are not transferable by a participant other than by will, the laws of descent and distribution, or as otherwise provided under the 2000 Purchase Plan. The 2000 Purchase Plan provides that, in the event of a merger of Curis with or into another corporation or a sale of substantially all of Curis' assets, each outstanding option may be assumed or substituted for by the successor corporation. The board of directors has the authority to amend or terminate the 2000 Purchase Plan, except that no such action may adversely affect any outstanding rights to purchase stock under the 2000 Purchase Plan.

401(k) Retirement/Savings Plan

   Our 401(k) plan covers full-time employees located in the United States. The 401(k) plan is intended to qualify under Section 401(k) of the Code. Contributions to the 401(k) plan by employees or by Curis, and the investment earnings thereon, are not taxable to employees until withdrawn from the 401(k) plan. Further, contributions by Curis, if any, will be deductible by Curis when made. Employees may elect to contribute up to 15% of their current compensation to the 401(k) plan up to the statutorily prescribed annual limit, which is $10,500 in 2000. The 401(k) plan permits, but does not require, additional matching contributions to the 401(k) plan by Curis on behalf of all participants in the 401(k) plan. To date, Curis has not made any contributions to the 401(k) plan.

2000 Director Stock Option Plan

   Under the 2000 Director Stock Option Plan (the "2000 Director Plan"), directors who are not employees of Curis or one of its subsidiaries receive options to purchase shares of common stock. A total of 500,000 shares of common stock have been reserved for issuance under the 2000 Director Plan.

   Pursuant to the 2000 Director Plan, each non-employee director who first becomes a non-employee director after the closing of the merger will be granted an option to purchase 25,000 shares of common stock on the date of his or her initial election to Curis' board of directors which will vest ratably over four years on each anniversary of the date of grant. In addition, each non-employee director will receive an option to purchase 5,000 shares of common stock on the date of each annual meeting of stockholders commencing with the 2001 Annual Meeting of Stockholders (other than a director who was initially elected to the board of directors at any such annual meeting or, if previously, at any time after the prior year's annual meeting). The options granted annually vest immediately upon the date of grant. The exercise price per share of all such options will be the fair market value of a share of common stock on the date of grant.

                             PRINCIPAL STOCKHOLDERS

   The following table presents information regarding the beneficial ownership of the common stock as of November 30, 2000 by:

  . each of the individuals listed in the "Summary Compensation Table" above;

  . each of our directors;

  . each person, or group of affiliated persons, who is known by us to own beneficially five percent or more of the common stock; and

  . all directors and executive officers as a group.

   Beneficial ownership is determined in accordance with the rules of the SEC computing the number of shares beneficially owned by a person and the percentage ownership of that person. Shares of common stock subject to options currently exercisable or exercisable within 60 days after November 30, 2000 are considered outstanding for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person.

   Except as indicated in the footnotes to this table and pursuant to state community property laws, each stockholder named in the table has sole voting and investment power for the shares shown as beneficially owned by them. Percentage of ownership is based on 26,123,093 shares of common stock outstanding on November 30, 2000. Unless otherwise indicated in the footnotes, the address of each of the individuals named below is: c/o Curis, Inc., 61 Moulton Street, Cambridge, Massachusetts 02138.

Name of Beneficial Owner                                           Total   %(1)
------------------------                                         --------- ----
5% Stockholders
  Vulcan Ventures Inc.(2)
   110 110th Avenue NE, Suite 550
   Bellevue, WA 98004........................................... 1,568,663 6.0%
Directors:
  Doros Platika(3)..............................................   215,855   *
  Susan B. Bayh.................................................     1,000   *
  Martyn D. Greenacre(4)........................................    15,000   *
  Ruth B. Kunath(4).............................................    10,256   *
  James R. McNab, Jr.(5)........................................   608,441 2.3%
  Douglas A. Melton(6)..........................................   170,506   *
  Michael Rosenblatt(4).........................................    18,000   *
  James R. Tobin(4).............................................    15,000   *
Officers:
  Andrew C. G. Uprichard........................................        -  --
  Lynn G. Baird(4)..............................................    19,030   *
  William B. Boni...............................................       --  --
  George A. Eldridge(7).........................................    42,631   *
  Frank T. Gentile(4)...........................................    11,418   *
  Bruce J. Hudson...............................................       --  --
  Daniel R. Passeri.............................................       --  --
  Lee L. Rubin(4)...............................................    63,364   *
  James S. Sigler(4)............................................    19,030   *
                                                                 --------- ---
    All directors and executive officers as a group
     (17 people)(8)............................................. 1,209,531 4.6%
                                                                 ========= ===

--------
  * Represents beneficial ownership of less than one percent of common stock.

(1) Shares of Curis common stock subject to options that are exercisable as of November 30, 2000 or exercisable within 60 days of such date are deemed outstanding for purposes of computing the percentage ownership of such person, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(2) Voting control of Vulcan Ventures Incorporated is held by Paul Allen.

(3) Includes 181,668 shares subject to stock options exercisable within 60 days of November 30, 2000.

(4) Consists solely of shares subject to options exercisable within 60 days of November 30, 2000.

(5) Includes 40,210 shares subject to options exercisable within 60 days of November 30, 2000.

(6) Includes 92,304 shares subject to stock options exercisable within 60 days of November 30, 2000.

(7) Includes 23,722 shares subject to stock options exercisable within 60 days of November 30, 2000.

(8) Includes 509,002 shares subject to stock options exercisable within 60 days of November 30, 2000.

                              SELLING STOCKHOLDERS

   We are registering all 5.2 million shares covered by this prospectus on behalf of the selling stockholders named in the table below. We issued all of the shares to the selling stockholders immediately prior to the date of this prospectus in a private placement pursuant to purchase agreements signed in November 2000. We have registered the shares to permit the selling stockholders and their pledgees, donees, transferees or other successors-in-interest that receive their shares from the selling stockholders as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when they deem appropriate.

   The following table sets forth the name of each of the selling stockholders, the number of shares owned by each of the selling stockholders as of November 30, 2000, the number of shares that may be offered under this prospectus, and the number of shares of common stock owned by each of the selling stockholders after this offering is completed. Percentage of ownership is based on 26,123,093 shares of common stock outstanding on November 30, 2000 and 31,323,093 shares of common stock outstanding after completion of this offering. The number of shares in the column "Number of Shares Being Offered" represent all of the shares that each selling stockholder may offer under this prospectus.

                             Shares of Common Stock                          Shares of Common Stock to
                          Beneficially Owned Prior to                       be Beneficially Owned After
                                    Offering               Number of Shares           Offering
                          --------------------------------    of Common     --------------------------------
Name of Selling                                              Stock Being
Stockholder                  Number          Percentage        Offered         Number          Percentage
---------------           ---------------- --------------- ---------------- ---------------- ---------------
Ashton Partners
 L.L.C. ................               --            --         25,000                25,000             *
BayStar Capital, LP.....               --            --        168,750               168,750             *
BayStar International,
 LTD. ..................               --            --         56,250                56,250             *
Bridgewood Capital
 Partners, LP...........               --            --          3,330                 3,330             *
Carmignac Technologies
 Fund...................               --            --        150,000               150,000             *
Crestwood Capital
 International, Ltd. ...               --            --         12,220                12,220             *
Crestwood Capital
 Partners, LP...........               --            --         22,230                22,230             *
Crestwood Capital
 Partners II, LP........               --            --          2,220                 2,220             *
DAS Consulting Inc. ....               --            --          7,500                 7,500             *
The DCF Life Sciences
 Fund Limited...........               --            --        100,000               100,000             *
DCF Partners, L.P. .....               --            --        300,000               300,000             *
Deephaven Private
 Placement Trading,
 Ltd. ..................               --            --         50,000                50,000             *
DWS Investment..........               --            --        425,000               425,000           1.4%
Equity Portfolio, a
 series of IDS Life
 Series Fund, Inc. .....               --            --        750,000               750,000           2.4%
Essex Global Life
 Sciences Fund..........            32,200             *        25,333                57,533             *
Essex Global Life
 Sciences Fund II, LP...            15,900             *        12,667                28,567             *
Essex Woodlands Health
 Ventures Fund IV,
 L.P. ..................           745,085           2.4%      175,000               920,085           2.9%
The FMG Bio-Med Hedge
 Fund, Ltd. ............               --            --          1,200                 1,200             *
Framlington Health
 Fund...................               --            --        400,000               400,000           1.3%
James C. Kelly..........               --            --          7,500                 7,500             *
KCM Biomedical L.P. ....               --            --         90,200                90,200             *
KCM Biomedical Offshore
 Fund, Ltd. ............               --            --          8,600                 8,600             *
Meriken Nominees Ltd. ..               --            --         12,500                12,500             *
Moore Global
 Investments, Ltd. .....               --            --        160,000               160,000             *
MRM Life Ltd. ..........               --            --          7,500                 7,500             *
Munder Framlington
 Health Fund............               --            --        400,000               400,000           1.3%
Narragansett I, LP......               --            --        117,000               117,000             *
Narragansett Offshore,
 Ltd. ..................               --            --        183,000               183,000             *
Permal Essex Global
 Healthcare Ltd. .......            32,000             *        62,000                94,000             *
Remington Investment
 Strategies, L.P. ......               --            --         40,000                40,000             *
UBS O'Connor LLC f/b/o
 UBS Global Arbitrage
 Master Limited.........               --            --        400,000               400,000           1.3%
United Capital
 Management, Inc. ......               --            --         75,000                75,000             *
Veredus Market Neutral
 Fund L.P. .............               --            --         31,400                31,400             *
Veredus Partners L.P....               --            --         93,600                93,600             *
Vulcan Ventures Inc. ...         1,568,663           6.0%      750,000             2,318,663           7.4%
Zeke, LP................               --            --         75,000                75,000             *

--------
*  Less than one percent.

   We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders may not sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

   Except for Vulcan Ventures Inc., none of the selling stockholders named above has held any position or office with, or has otherwise had a material relationship with, us or any of our subsidiaries within the past three years. Ms. Kunath, a director since February 2000, has served as biotechnology portfolio manager for Vulcan Ventures since 1992.

                          DESCRIPTION OF CAPITAL STOCK

   This section of the prospectus describes the material terms of our capital stock. This section also summarizes relevant provisions of the Delaware General Corporation Law, which we refer to as "Delaware law." The terms of the our certificate of incorporation and by-laws, as well as the terms of Delaware law, are more detailed than the general information provided below. You should carefully consider the actual provisions of these documents.

Authorized Capital Stock

   We are authorized to issue 125,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share.

Common Stock

   As of November 30, 2000, there were 26,123,093 shares of common stock outstanding held of record by approximately 292 stockholders.

   Under our certificate of incorporation, holders of common stock are entitled to one vote for each share held on matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of shares of common stock are entitled to receive proportionately any dividends that may be declared by the board of directors, subject to any preferential dividend rights of outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of shares of common stock are entitled to receive proportionately our net assets after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of shares of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of the holders of shares of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Undesignated Preferred Stock

   Under our certificate of incorporation, the board of directors is authorized to issue one or more series of preferred stock without stockholder approval. The board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under Delaware law and subject to any limitations set forth in our certificate of incorporation.

   The purpose of authorizing the board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. Although no shares of preferred stock are currently outstanding, and we have no present intent to issue preferred stock, the issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

Anti-Takeover Provisions Of Delaware Law And Charter Provisions

   Delaware law and our certificate of incorporation and by-laws could make it more difficult for another person to acquire us and to remove our current officers and directors. These provisions, as well as our ability to issue preferred stock, are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that benefits of protecting our ability to negotiate with the proponent of an unfriendly or unsolicited takeover proposal outweighs the disadvantages of discouraging a takeover proposal because negotiation of a proposal could result in an improvement of its terms.

 Section 203 Of The Delaware General Corporation Law

   We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder. Section 203 generally does not apply if the business combination or the transaction in which the person became an interested stockholder is approved in advance. Generally, a business combination includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Generally, an interested stockholder is a person who, with affiliates and associates, owns or, within three years before the determination of interested stockholder status, did own 15% or more of a corporation's voting stock. Section 203 may delay or prevent a change in control of us without further action by the stockholders.

 Certificate Of Incorporation And By-laws

   The following is a list of provisions from our certificate of incorporation and by-laws that may have the effect of deterring a hostile takeover or delaying or preventing changes in control or management:

  . stockholders must hold an annual or special meeting to take action and may not act by written consent;

  . special meetings of stockholders may be called only by a majority of our board members then in office or by the chairman of the board or chief executive officer;

  . stockholders must provide advance notice of nominations of candidates for election to the board of directors and proposals they intend to submit for approval at stockholders meetings;

  . our board of directors is divided into three classes, with each class serving staggered three-year terms;

  . action by our board of directors or the approval by the holders of at least 75% of the voting power of all outstanding stock is required to change the authorized number of directors; and

  . the approval of holders of at least 75% of the voting power of all outstanding stock is required to remove a director for cause.

   For the purposes of our certificate of incorporation, a "continuing director" means either a member of the board of directors prior to the time any person acquires 25% or more of our voting power or any of our voting securities, or an individual designated (before his or her election to our board) as a "continuing director" by a majority of our then continuing directors. Our certificate of incorporation also allows our board of directors to issue preferred stock without stockholder approval as described under "- Undesignated Preferred Stock" above.

Limitation of Liability of Directors

   Our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by law, as in effect from time to time. Currently, Delaware law requires that liability be imposed for the following:

  . any breach of the director's duty of loyalty to our company or stockholders;

  . any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law;

  . unlawful payments of dividends or unlawful stock, repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and

  . any transaction from which the director derived an improper personal benefit.

   Our by-laws provide that, to the fullest extent permitted by law, we will indemnify any person made or threatened to be made a party to any action by reason of the fact that the person is or was our director or officer, or served at our request for any other enterprise as a director or officer. We will reimburse the expenses, including attorneys' fees, incurred by a person indemnified by this provision when we receive an undertaking to repay such amounts if it is ultimately determined that the person is not entitled to be indemnified by us. Amending this provision will not reduce our indemnification obligations relating to actions taken before an amendment.

Transfer Agent and Registrar

   The transfer agent and registrar for the shares of the common stock is Mellon Investor Services, LLC.

Listing

   Our common stock is quoted on the Nasdaq National Market under the symbol "CRIS."

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

   In 1996, Ontogeny loaned Dr. Platika $500,000. Under the terms of a loan agreement, $300,000 of the $500,000 loan is to be forgiven over a five-year period commencing in 1996, provided Dr. Platika continues to be employed by us. The remaining $200,000 of the loan matures in 2003. Upon forgiveness, we have committed to pay for any resulting income taxes to Dr. Platika.

                       SHARES ELIGIBLE FOR FUTURE RESALE

   Future sales of substantial amounts of common stock in the public market, or the possibility of such sales occurring, could adversely affect prevailing market prices for the common stock or our future ability to raise capital through an offering of equity securities.

   Upon completion of this offering, we will have outstanding 31,323,093 shares of common stock assuming no exercise of outstanding options and warrants after the date hereof. Other than the shares discussed in the following paragraph, substantially all of these shares will be freely tradable in the public market without restriction under the Securities Act, unless these shares are held by "affiliates" of our company, as that term is defined in Rule 144 under the Securities Act.

   As of November 30, 2000, 7,104,073 shares of common stock are issuable upon the exercise of outstanding stock options and 32,554 shares are issuable upon the exercise of outstanding warrants. As of such date, 2,318,771 of such options and 32,554 of such warrants are exercisable.

   In general, under Rule 144 as in effect at the closing of this offering, an affiliate or a person, or persons whose shares are aggregated, who has beneficially owned restricted shares for at least one year, including the holding period of any prior owner who is not an affiliate, would be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the then-outstanding shares of common stock (approximately 300,000 shares immediately after this offering) or the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a Form 144 with respect to the sale. Sales under Rule 144 are also subject to some manner of sale and notice requirements and to the availability of current public information about us. In addition, our affiliates must comply with the restrictions and requirements of Rule 144 other than the one-year holding period requirement in order to sell shares of common stock which are not restricted securities.

   Under Rule 144(k), a person who is not deemed to have been an affiliate at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner who is not an affiliate, is entitled to sell these shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

   In meeting the one and two-year holding periods described above, a holder of shares can include the holding periods of a prior owner of the shares who was not an affiliate. The one and two-year holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the shares from the issuer or an affiliate.

                              PLAN OF DISTRIBUTION

   The selling stockholders may sell the shares from time to time. The selling stockholders will act independently of us in making decisions regarding the timing, manner and size of each sale. The sales may be made through the automated quotation system of the Nasdaq National Market on the facilities of any national exchanges on which the common stock is then traded or, at prices and at terms then prevailing or at prices related to the then current market price, or in privately negotiated transactions. The selling stockholders may effect these transactions by selling the shares to or through broker-dealers. The shares may be sold by one or more of, or a combination of, the following:

  . a block trade in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  . purchases by a broker-dealer as principal and resale by a broker-dealer for its account under this prospectus;

  . an exchange distribution in accordance with the rules of an exchange;

  . ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

  . in privately negotiated transactions.

   To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. If the plan of distribution involves an arrangement with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, the amendment or supplement will disclose:

  . the name of each selling stockholder and of the participating broker-dealer(s);

  . the number of shares involved;

  . the price at which the shares were sold;

  . the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

  . that a broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

  . other facts material to the transaction.

   From time to time, a selling stockholder may transfer, pledge, donate or assign its shares of common stock to lenders or others and each of such persons will be deemed to be a "selling stockholder" for purposes of this prospectus. The number of shares of common stock beneficially owned by the selling stockholder will decrease as and when it takes such actions. The plan of distribution for the selling stockholders' shares of common stock sold under this prospectus will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be selling stockholders hereunder. The selling stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In these transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with selling stockholders. The selling stockholders also may sell shares short and redeliver the shares to close out short positions.

   The selling stockholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer the shares under this prospectus. The selling stockholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the loaned shares, or upon a default the broker-dealer may sell the pledged shares under this prospectus.

   In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales. Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling stockholders. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers or the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with sales of the shares. Accordingly, any commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus that qualify for sale under Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

   The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

   Under applicable rules and regulations under the Exchange Act any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

   We will bear all costs, expenses and fees in connection with the registration of the shares. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of the shares. The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against specific liabilities, including liabilities arising under the Securities Act. The selling stockholders have agreed to indemnify specific persons, including broker-dealers and agents, against specific liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

   We have agreed to maintain the effectiveness of this registration statement until the earlier of 24 months from the effective date or the date on which the shares purchased in the private placement may be resold without registration by reason of Rule 144(k) promulgated under the Securities Act. The selling stockholders may sell all, part or none of the shares offered by this prospectus.

                                 LEGAL MATTERS

   The validity of the shares of the common stock offered by this prospectus will be passed upon for us by Hale and Dorr LLP, Boston, Massachusetts.

                                    EXPERTS

   The consolidated financial statements of Creative, predecessor to Curis, as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing in this prospectus (which report expresses an unqualified opinion and includes an emphasis paragraph referring to the merger agreement with Ontogeny and Reprogenesis to form Curis), and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

   The financial statements of Ontegeny at December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

   The consolidated financial statements of Reprogenesis as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 included in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

   On June 20, 2000, our board of directors appointed Arthur Andersen LLP as our auditors.

                      WHERE YOU CAN FIND MORE INFORMATION

   We have filed with the Securities and Exchange Commission, a Registration Statement on Form S-1. This prospectus, which is a part of the registration statement, does not contain all of the information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract, agreement or other document of ours, such references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. You may review a copy of the registration statement, including exhibits, at the Commission's public reference room at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or Seven World Trade Center, 13th Floor, New York, New York 10048 or Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

   We also file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information on file at the public reference rooms. You can also request copies of these documents, for a copying fee, by writing to the Commission.

   Our Commission filings and the registration statement can also be reviewed by accessing the Commission's internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                            INDEX TO FINANCIAL PAGES

Curis, Inc.

  Independent Auditors' Report............................................  F-3

  Consolidated Balance Sheets as of December 31, 1999 and 1998 and
   September 30, 2000 (unaudited).........................................  F-4

  Consolidated Statements of Operations for the years ended December 31,
   1999, 1998 and 1997 and for the nine months ended September 30, 2000 and 1999 (unaudited)...................................................  F-5

  Consolidated Statements of Stockholders' Equity for the years ended
   December 31, 1999, 1998 and 1997 and for the nine months ended
   September 30, 2000 (unaudited).........................................  F-6

  Consolidated Statements of Cash Flows for the years ended December 31,
   1999, 1998 and 1997 and for the nine months ended September 30, 2000 and 1999 (unaudited) ..................................................  F-7

  Notes to Consolidated Financial Statements..............................  F-8

Ontogeny, Inc.

  Report of Independent Accountants....................................... F-25

  Balance Sheets as of December 31, 1999 and 1998 and June 30, 2000
   (unaudited)............................................................ F-26

  Statements of Operations for the years ended December 31, 1999, 1998 and 1997 and for the six months ended June 30, 2000 and 1999 (unaudited)... F-27

  Statements of Stockholders' Deficit for the years ended December 31,
   1999, 1998, 1997 and 1996 and for the six months ended June 30, 2000
   (unaudited)............................................................ F-28

  Statements of Cash Flows for the years ended December 31, 1999, 1998 and
   1997 and for the six months ended June 30, 2000 and 1999 (unaudited)... F-29

  Notes to Financial Statements........................................... F-30

Reprogenesis, Inc.

  Report of Independent Public Accountants................................ F-43

  Consolidated Balance Sheets as of December 31, 1999 and 1998 and June
   30, 2000 (unaudited)................................................... F-44

  Consolidated Statements of Operations for the years ended December 31,
   1999, 1998 and 1997 and for the six months ended June 30, 2000 and 1999
   (unaudited)............................................................ F-45

  Consolidated Statements of Changes in Shareholders' Equity for the years ended December 31, 1999, 1998 and 1997 and for the six months ended
   June 30, 2000 (unaudited).............................................. F-46

  Consolidated Statements of Cash Flows for the years ended December 31,
   1999, 1998 and 1997 and for the six months ended June 30, 2000 and 1999
   (unaudited)............................................................ F-47

  Notes to the Consolidated Financial Statements.......................... F-48

Unaudited Pro Forma Combined Condensed Financial Statements

  Unaudited Pro Forma Combined Condensed Financial Statements............. F-63

  Unaudited Pro Forma Combined Condensed Statement of Operations for the
   nine months ended September 30, 2000................................... F-66

  Unaudited Pro Forma Combined Condensed Statement of Operations for the
   year ended December 31, 1999........................................... F-67

  Notes to Unaudited Pro Forma Combined Condensed Financial Information... F-68

                                  CURIS, INC.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Curis, Inc.

   We have audited the accompanying consolidated balance sheets of Curis, Inc. (f.k.a. Creative BioMolecules, Inc.) and its subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of operations, comprehensive loss, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company and its subsidiary at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with generally accepted accounting principles.

   As discussed in Note 1 to the Consolidated Financial Statements, on February 14, 2000, the Company entered into a merger agreement with Ontogeny, Inc. and Reprogenesis, Inc. to form Curis, Inc.

/s/ Deloitte & Touche LLP
-------------------------------------


Boston, Massachusetts
February 15, 2000

                                  CURIS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                           December 31,
                                    ----------------------------  September 30,
                                        1999           1998           2000
                                    -------------  -------------  -------------
                                                                   (unaudited)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.......  $   2,751,069  $  17,738,044  $  20,625,579
  Marketable securities...........     18,619,516     40,197,407     18,554,338
  Marketable securities--
   restricted.....................            --             --       4,988,831
  Accounts receivable.............         60,296        669,232        100,430
  Inventory.......................            --          28,733            --
  Prepaid expenses and other
   current assets.................        146,764        272,168        677,656
                                    -------------  -------------  -------------
    Total current assets..........     21,577,645     58,905,584     44,946,834
                                    -------------  -------------  -------------
PROPERTY AND EQUIPMENT--net.......      2,130,158      1,925,602      7,437,337
                                    -------------  -------------  -------------
OTHER ASSETS:
  Notes receivable--officers
   assets.........................            --         116,668        245,000
  Goodwill........................            --             --     101,614,000
  Prepaid compensation............            --             --      10,768,000
  Patents and other intangible
   assets.........................      5,075,914      5,107,629      1,355,522
  Deposits and other assets.......        108,574        108,574        363,902
                                    -------------  -------------  -------------
    Total other assets............      5,184,488      5,332,871    114,346,424
                                    -------------  -------------  -------------
                                    $  28,892,291  $  66,164,057  $ 166,730,595
                                    =============  =============  =============
LIABILITIES AND STOCKHOLDERS'
 EQUITY
CURRENT LIABILITIES:
  Debt and lease obligations--
   current portion................  $     347,323  $     165,934  $   2,036,466
  Accounts payable................        612,811      1,621,417      2,689,814
  Accrued liabilities.............      1,895,634      2,508,161      4,547,209
  Accrued compensation............        944,270      1,335,692        824,636
  Deferred revenue................        661,279      3,661,279            --
                                    -------------  -------------  -------------
    Total current liabilities.....      4,461,317      9,292,483     10,098,125
                                    -------------  -------------  -------------
DEBT AND LEASE OBLIGATIONS, net of
 current portion..................      1,009,388        713,459      3,500,798
                                    -------------  -------------  -------------
COMMITMENTS (Notes 6 and 15)
SERIES 1998/A PREFERRED STOCK,
 $.01 par value 23,414 shares
 issued and outstanding at
 December 31, 1998................            --      23,052,787            --
                                    -------------  -------------  -------------
STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par value,
   10,000,000 shares authorized at
   December 31, 1999 and 1998, and
   5,000,000 authorized at
   September 30, 2000; none issued
   and outstanding................            --             --             --
  Common Stock, $.01 par value,
   15,000,000 shares authorized at
   December 31, 1999 and 1998 and
   125,000,000 shares authorized
   at September 30, 2000;
   10,999,534 shares and
   10,337,241 shares issued and
   outstanding at December 31,
   1999 and 1998 and 26,015,824
   shares issued and outstanding
   at September 30, 2000..........        190,995        103,372        260,158
  Additional paid-in capital......    144,937,416    142,381,729    619,675,656
  Officer notes receivable........            --             --      (1,131,380)
  Deferred compensation...........            --             --     (17,729,090)
  Accumulated deficit.............   (121,595,024)  (109,485,234)  (452,820,783)
  Accumulated other comprehensive
   income (loss)..................        (30,801)       105,461      4,877,111
                                    -------------  -------------  -------------
    Total stockholders' equity....     23,421,586     33,105,328    153,131,672
                                    -------------  -------------  -------------
                                    $  28,892,291  $  66,164,057  $ 166,730,595
                                    =============  =============  =============

                 See notes to consolidated financial statements

                                  CURIS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                        Nine Months Ended
                                 Years Ended December 31,                 September 30,
                          ----------------------------------------  ---------------------------
                              1999          1998          1997          2000           1999
                          ------------  ------------  ------------  -------------  ------------
                                                                           (unaudited)
REVENUES:
  Research and
   development
   contracts............  $  3,159,460  $ 10,419,071  $ 12,692,475  $     736,585  $  2,392,160
  Manufacturing
   contracts............           --            --        393,926            --            --
  License fees and
   royalties............        52,400        10,000           --           7,228        13,600
                          ------------  ------------  ------------  -------------  ------------
    Total revenues......     3,211,860    10,429,071    13,086,401        743,813     2,405,760
                          ------------  ------------  ------------  -------------  ------------
COSTS AND EXPENSES:
  Research and
   development (A)......    10,434,560    24,856,147    25,122,039     10,072,461     8,072,342
  Cost of manufacturing
   contracts............           --            --        273,757            --            --
  General and
   administrative (A)...     5,524,077     6,946,012     5,826,518      6,642,813     4,078,187
  Stock-based
   compensation (A).....        64,000       322,000       254,350     12,495,590        64,000
  Amortization of
   intangible assets....       808,017       206,360       391,953      8,647,473       325,705
  Loss on disposition of
   fixed assets.........           --            --            --         248,516           --
  In-process research
   and development......           --            --            --     294,800,000           --
  1999 reorganization
   and 1998 sale of
   manufacturing
   operations...........       255,701     1,362,249           --         (38,391)          --
                          ------------  ------------  ------------  -------------  ------------
    Total costs and
     expenses...........    17,086,355    33,692,768    31,868,617    332,868,462    12,540,234
                          ------------  ------------  ------------  -------------  ------------
LOSS FROM OPERATIONS....   (13,874,495)  (23,263,697)  (18,782,216)  (332,124,649)  (10,134,474)
                          ------------  ------------  ------------  -------------  ------------
OTHER INCOME (EXPENSES):
  Interest income.......     1,924,313     2,183,472     2,330,743      1,159,052     1,617,577
  Other income..........         1,777        12,391        15,615          5,200           --
  Interest expense......      (161,385)     (327,304)     (215,815)      (265,362)     (114,780)
                          ------------  ------------  ------------  -------------  ------------
    Total other income..     1,764,705     1,868,559     2,130,543        898,890     1,502,797
                          ------------  ------------  ------------  -------------  ------------
NET LOSS................   (12,109,790)  (21,395,138) (16,651,673)  (331,225,759)    (8,631,677)
Accretion and repurchase
 costs on Series 1998/A
 preferred stock........    (2,395,559)     (986,587)          --             --     (2,395,559)
                          ------------  ------------  ------------  -------------  ------------
Net loss applicable to
 common stockholders....  $(14,505,349) $(22,381,725) $(16,651,673) $(331,225,759) $(11,027,236)
                          ============  ============  ============  =============  ============
Basic and diluted net
 loss per common share..  $      (1.36) $      (2.22) $      (1.68) $      (22.59) $      (1.04)
                          ============  ============  ============  =============  ============
Weighted average common
 shares for basic and
 diluted net loss
 computation............    10,681,547    10,101,632     9,923,436     14,662,960    10,618,696
                          ============  ============  ============  =============  ============
Net loss................  $(12,109,790) $(21,395,138) $(16,651,673) $(331,225,759) $ (8,631,677)
Unrealized gain/(loss)
 on marketable
 securities.............      (136,262)      105,461           --         (14,075)     (109,043)
Unrealized gain on
 marketable securities-
 restricted.............           --            --            --       4,921,987           --
                          ------------  ------------  ------------  -------------  ------------
Comprehensive loss......  $(12,246,052) $(21,289,677) $(16,651,673) $(326,317,847) $ (8,740,720)
                          ============  ============  ============  =============  ============
Research and
 development............  $        --   $        --   $        --   $   5,726,801  $        --
General and
 administrative.........        64,000       322,000       254,350      6,768,789        64,000
                          ------------  ------------  ------------  -------------  ------------
Total stock-based
 compensation...........  $     64,000  $    322,000  $    254,350  $  12,495,590  $     64,000
                          ============  ============  ============  =============  ============

-------
(A) The following summarizes the departmental allocation of the stock-based compensation charge:


                 See notes to consolidated financial statements

                                  CURIS, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                                   Accumulated
                         Common Stock      Additional     Officer                                     Other
                      -------------------   Paid-In        Notes       Deferred     Accumulated   Comprehensive
                        Shares    Amount    Capital     Receivable   Compensation     Deficit     Income/(Loss)     Total
                      ---------- -------- ------------  -----------  ------------  -------------  ------------- -------------
BALANCE,
 JANUARY 1, 1997..     9,830,866 $ 98,309 $138,601,189  $       --   $        --   $ (71,438,423)  $      --    $  67,261,075
Stock based
 compensation...             --       --       254,350          --            --             --           --          254,350
Other issuances
 of Common
 Stock..........         186,909    1,869    1,843,721          --            --             --           --        1,845,590
Net loss........             --       --           --           --            --     (16,651,673)         --      (16,651,673)
                      ---------- -------- ------------  -----------  ------------  -------------   ----------   -------------
BALANCE,
 DECEMBER 31, 1997..  10,017,775  100,178  140,699,260          --            --     (88,090,096)         --       52,709,342
Conversions of
 Series 1998/A
 Preferred Stock
 into Common
 Stock..........         219,711    2,197    1,549,969          --            --             --           --        1,552,166
Stock based
 compensation...          14,400      144      321,856          --            --             --           --          322,000
Other issuances
 of Common
 Stock..........          85,355      853      797,231          --            --             --           --          798,084
Unrealized gain
 on marketable
 securities.....             --       --           --           --            --             --       105,461         105,461
Accretion on
 Series 1998/A
 Preferred
 Stock..........             --       --      (986,587)         --            --             --           --         (986,587)
Net loss........             --       --           --           --            --     (21,395,138)         --      (21,395,138)
                      ---------- -------- ------------  -----------  ------------  -------------   ----------   -------------
BALANCE,
 DECEMBER 31, 1998..  10,337,241  103,372  142,381,729          --            --    (109,485,234)     105,461      33,105,328
Conversions of
 Series 1998/A
 Preferred Stock
 into Common
 Stock..........         393,418    3,934    2,974,065          --            --             --           --        2,977,999
Warrant
 exercises into
 Common Stock...         119,198    1,192      946,430          --            --             --           --          947,622
Other issuances
 of Common
 Stock..........         149,677    1,497      966,751          --            --             --           --          968,248
Stock based
 compensation...             --       --        64,000          --            --             --           --           64,000
Unrealized loss
 on marketable
 securities.....             --       --           --           --            --             --      (136,262)       (136,262)
Accretion and
 repurchase
 costs on Series
 1998/A
 Preferred
 Stock..........             --       --    (2,395,559)         --            --             --           --       (2,395,559)
Net loss........             --       --           --           --            --     (12,109,790)         --      (12,109,790)
                      ---------- -------- ------------  -----------  ------------  -------------   ----------   -------------
BALANCE,
 DECEMBER 31, 1999..  10,999,534  109,995  144,937,416          --            --    (121,595,024)     (30,801)     23,421,586
Issuance of
 common stock
 related to the
 acquisition of
 Ontogeny and
 Reprogenesis
 (unaudited)....      14,452,913  144,529  447,249,424          --            --             --           --      447,393,953
Warrant
 exercises into
 Common Stock
 (unaudited)....          74,194      742      306,819          --            --             --           --          307,561
Other issuances
 of Common Stock
 (unaudited)....         349,477    3,495    4,205,365          --            --             --           --        4,208,860
Officer notes
 receivable
 (unaudited)....         139,706    1,397    1,129,983   (1,131,380)          --             --           --              --
Stock-based
 compensation
 (unaudited)....             --       --     3,487,100          --            --             --           --        3,487,100
Deferred
 compensation
 related to
 common stock
 options
 (unaudited)....             --       --    18,491,075          --    (18,491,075)           --           --              --
Amortization of
 deferred
 compensation
 (unaudited)....             --       --           --           --        761,985            --           --          761,985
Compensation
 expense related
 to vesting of
 restricted
 stock
 (unaudited)....             --       --     1,623,000          --            --             --           --        1,623,000
Reversal of
 prepaid
 compensation
 related to
 terminated
 employees
 (unaudited)....             --       --    (1,754,526)         --            --             --           --       (1,754,526)
Net unrealized
 gain on marketable
 securities
 (unaudited)....             --       --           --           --            --             --     4,907,912       4,907,912
Net loss
 (unaudited)....             --       --           --           --            --    (331,225,759)         --     (331,225,759)
                      ---------- -------- ------------  -----------  ------------  -------------   ----------   -------------
BALANCE,
 SEPTEMBER 30, 2000
 (unaudited)....      26,015,824 $260,158 $619,675,656  $(1,131,380) $(17,729,090) $(452,820,783)  $4,877,111   $ 153,131,672
                      ========== ======== ============  ===========  ============  =============   ==========   =============

                 See notes to consolidated financial statements

                                  CURIS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                        Nine Months Ended
                                 Years Ended December 31,                 September 30,
                          ----------------------------------------  --------------------------
                              1999          1998          1997          2000          1999
                          ------------  ------------  ------------  -------------  -----------
                                                                           (unaudited)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
Net loss................  $(12,109,790) $(21,395,138) $(16,651,673) $(331,225,759) $(8,631,677)
                          ------------  ------------  ------------  -------------  -----------
Adjustments to reconcile
 net loss to net cash
 used:
 Loss on sale of
  manufacturing
  operations............           --      1,362,249           --             --           --
 Depreciation and
  amortization..........       989,490     2,485,753     2,103,906      4,699,541      736,761
 Stock-based
  compensation
  expense...............        64,000       371,999       254,350     12,495,590       64,000
 Reorganization expense
  adjustment............           --            --            --          39,141          --
 Noncash interest on
  notes payable.........           --            --            --          12,782          --
 Impairment costs of
  patents...............           --            --            --       4,611,261          --
 Loss on disposition of
  fixed assets..........           --            --            --         248,516          --
 Write-off of in-
  process research and
  development...........           --            --            --     294,800,000          --
 Deferred patent and
  application costs.....       537,781           --        188,055            --       128,104
 Increase (decrease) in
  operating assets and
  liabilities:
   Accounts receivable..       608,936     3,903,286    (3,117,822)       160,451      547,074
   Prepaid expenses and
    other current
    assets..............       154,137      (104,428)       16,821        295,489      101,767
   Notes receivable from
    related parties.....           --            --            --          15,000          --
   Other assets.........           --            --            --          86,666          --
   Accounts payable and
    accrued
    liabilities.........    (2,012,555)     (696,973)     (653,619)      (385,058)  (2,372,684)
   Deferred contract
    revenue.............    (3,000,000)    3,661,279           --             --    (2,250,000)
                          ------------  ------------  ------------  -------------  -----------
     Total adjustments..    (2,658,211)   10,983,165    (1,208,309)   317,079,379   (3,044,978)
                          ------------  ------------  ------------  -------------  -----------
   Net cash used for
    operating
    activities..........   (14,768,001)  (10,411,973)  (17,859,982)   (14,146,380) (11,676,655)
                          ------------  ------------  ------------  -------------  -----------
CASH FLOWS FROM
 INVESTING ACTIVITIES:
Purchase of marketable
 securities.............    (9,359,549)  (30,021,298)  (28,254,756)    (8,226,957)  (7,391,106)
Sale of marketable
 securities.............    30,903,094    18,368,193    11,642,181     26,040,734   26,208,936
Expenditures for
 property and
 equipment..............      (610,013)   (2,849,288)   (2,810,611)      (537,260)    (593,777)
Proceeds from sale of
 assets.................           --            --            --         675,000          --
Expenditures for
 patents................      (776,586)   (1,120,609)   (1,131,303)      (563,882)    (551,158)
Note receivable from
 officer................           --        (10,000)      (40,000)           --           --
Repayment of note
 receivable from
 officer................       116,668       116,667       116,666            --       116,668
Decrease in deposits and
 other..................           --         12,549       113,020            --           --
Proceeds from sale of
 manufacturing related
 assets.................           --     17,092,322           --             --           --
Cash received from
 acquisition of Ontogeny
 and Reprogenesis, net..           --            --            --      10,788,955          --
                          ------------  ------------  ------------  -------------  -----------
   Net cash provided by
    (used for) for
    investing
    activities..........    20,273,614     1,588,536   (20,364,803)    28,176,590   17,789,563
                          ------------  ------------  ------------  -------------  -----------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
Proceeds from warrant
 exercises..............       947,622           --            --         307,561          --
Proceeds from issuance
 of common stock........       968,248       798,084     1,880,590      4,208,860      674,464
Proceeds from redeemable
 Series 1998/A Preferred
 Stock..................           --     25,000,000           --             --           --
Costs of raising
 equity.................           --     (1,381,634)      (35,000)           --           --
Repurchase of Series
 1998/A Preferred
 Stock..................   (22,470,347)          --            --             --   (22,470,347)
Increase in obligations
 under capital leases...       311,031       193,524       346,766            --       311,031
Repayments of
 obligations under
 capital leases.........      (249,142)     (207,402)      (57,650)      (672,121)    (170,798)
                          ------------  ------------  ------------  -------------  -----------
Net cash provided by
 (used for) financing
 activities.............   (20,492,588)   24,402,572     2,134,706      3,844,300  (21,655,650)
                          ------------  ------------  ------------  -------------  -----------
NET INCREASE (DECREASE)
 IN CASH AND CASH
 EQUIVALENTS............   (14,986,975)   15,579,135   (36,090,079)    17,874,510  (15,542,742)
CASH AND CASH
 EQUIVALENTS, BEGINNING
 OF PERIOD..............    17,738,044     2,158,909    38,248,988      2,751,069   17,738,044
                          ------------  ------------  ------------  -------------  -----------
CASH AND CASH
 EQUIVALENTS, END OF
 PERIOD.................  $  2,751,069  $ 17,738,044  $  2,158,909  $  20,625,579  $ 2,195,302
                          ============  ============  ============  =============  ===========
SUPPLEMENTAL DISCLOSURE
 OF NON CASH INVESTING
 AND FINANCING
 ACTIVITIES:
Property and equipment
 purchased under capital
 lease obligations......  $    313,512  $  1,089,164  $    135,361  $         --   $   313,512
                          ============  ============  ============  =============  ===========
Capital leases assumed
 by buyer in connection
 with sale of
 manufacturing
 operations.............  $        --   $  2,437,802  $        --   $         --           --
                          ============  ============  ============  =============  ===========
Conversion of Series
 1998/A Preferred
 Stock..................  $  2,977,999  $  1,552,166  $        --   $         --   $ 2,977,999
                          ============  ============  ============  =============  ===========
Officer notes payable
 for exercise of stock
 options................  $        --   $        --   $        --   $   1,131,380  $       --
                          ============  ============  ============  =============  ===========

                 See notes to consolidated financial statements

                                  CURIS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (including data applicable to unaudited periods)

1. OPERATIONS

   On February 14, 2000, Creative BioMolecules, Inc. ("Creative") announced that it would merge with Ontogeny, Inc. ("Ontogeny") and Reprogenesis, Inc. ("Reprogenesis") to form a public company named Curis, Inc. ("Curis" or the "Company"). Curis, the successor to Creative, will record the merger as a purchase of Reprogenesis and Ontogeny.

   The Company focuses its efforts in the area of regenerative medicine and uses its functional genomics expertise on developmentally regulated pathways to
(i) activate pathways to promote repair and normal function and (ii) inhibit pathways to treat certain types of cancer. The Company has identified product leads from its experience in working with protein factors, cell therapies, biomaterials, tissue engineering and small molecules. The Company operates in one segment.

2. MERGER (Unaudited - Events Subsequent to the Date of the Independent Auditors' Report)

   Curis, Inc. (the "Company") was incorporated on February 14, 2000 and was formed on July 31, 2000. Creative, a Delaware corporation, Ontogeny, a Delaware corporation and Reprogenesis, a Texas corporation merged (the "Merger") with and into the Company, pursuant to an Agreement and Plan of Merger dated as of February 14, 2000 (the "Merger Agreement"). On July 31, 2000, the Company, as the surviving company of the Merger, assumed the rights and obligations of Creative, Ontogeny and Reprogenesis. Immediately after the Merger, the Company was owned approximately 43% by the former stockholders of Creative, 38% by the former stockholders of Ontogeny and 19% by the former stockholders of Reprogenesis. Consequently, for accounting purposes, the Company is deemed to be the successor to Creative, and the historical financial statements of Creative have become the historical financial statements of the Company. The Merger has been accounted for as a purchase of Ontogeny and Reprogenesis in accordance with Accounting Principles Board (APB) Opinion No. 16 and accordingly, Ontogeny's and Reprogenesis' operating results since the Merger date are included in the accompanying financial statements.

   Pursuant to the Merger Agreement, the following conversion ratios were applied to the outstanding securities of Creative, Ontogeny and Reprogenesis:

  . Creative's common stockholders and the holders of options or warrants to acquire the common stock of Creative received or are entitled to receive, upon the exercise of options or warrants, an aggregate number of shares of the Company's common stock equal to 0.3000 multiplied by the number of shares of Creative common stock outstanding or subject to options or warrants;

  . Ontogeny's capital stockholders and the holders of options or warrants to acquire the capital stock of Ontogeny received or are entitled to receive, upon the exercise of options or warrants, an aggregate number of shares of the Company's common stock equal to 0.2564 multiplied by the number of shares of Ontogeny capital stock outstanding or subject to options or warrants; and

  . Reprogenesis' capital stockholders and the holders of options or warrants to acquire the capital stock of Reprogenesis received or are entitled to receive, upon the exercise of options or warrants, an aggregate number of shares of the Company's common stock equal to 0.1956 multiplied by the number of shares of Reprogenesis capital stock outstanding or subject to options or warrants.

   In connection with the Merger, the Company approved a 0.30-for-1 stock split of the Company's common stock. All share and per share amounts of common stock for all periods have been retroactively adjusted to reflect the stock split. In addition, the Company's certificate of incorporation was amended and restated among other things, to change its authorized capital stock to 125,000,000 shares of $0.01 par value common stock and 5,000,000 shares of $0.01 par value preferred stock.

                                  CURIS, INC.

                (including data applicable to unaudited periods)


   In accordance with APB No. 16, the purchase price for Ontogeny and Reprogenesis has been allocated to the assets and liabilities of Ontogeny and Reprogenesis based on their fair values. The aggregate purchase price based on the fair market value of Creative common stock was $300,731,000 and $149,000,000 for Ontogeny and Reprogenesis, respectively, including the value of the outstanding options and warrants exchanged for options and warrants to purchase the Company's common stock and the transaction costs related to the Merger.

   The purchase price of Ontogeny and Reprogenesis was allocated to the assets acquired based upon an independent appraisal which used proven valuation tools and techniques. Significant portions of the purchase price were identified as intangible assets which included in-process research and development (IPR&D) of $294,800,000 and assembled workforce of $500,000. The excess of the purchase price over the fair value of identified tangible and intangible net assets of $105,477,000 has been allocated to goodwill. Intangible assets are being amortized over their estimated useful lives of 4 to 5 years. The fair value of the IPR&D relating to current in-process research and development projects was recorded as an expense as of the Merger date.

   The acquired IPR&D consists of development work to date on 11 primary projects and 6 primary projects, respectively, for Ontogeny and Reprogenesis. The technology resulting from these development efforts offer no alternative uses in the event that they prove not to be feasible. If a technology fails to achieve FDA approval or was considered for an alternate use, it would be subjected to the risk associated with another series of clinical trials. The new use would also face regulatory risk associated with the FDA approval process.

   The aggregate purchase price of $449,731,000, including acquisition costs, was allocated as follows:

     Current assets............................................... $ 32,082,000
     Property, plant and equipment................................    6,328,000
     Assembled workforce..........................................      500,000
     In-process research & development............................  294,800,000
     Prepaid compensation.........................................   19,146,000
     Other assets.................................................      542,000
     Goodwill.....................................................  105,477,000
     Assumed liabilities..........................................   (9,144,000)
                                                                   ------------
                                                                   $449,731,000
                                                                   ============

   Unaudited pro forma operating results for the Company, assuming the Merger occurred at the beginning of the periods presented are as follows:

                                                         Nine Months Ended
                                        Year Ended         September 30,
                                       December 31,  --------------------------
                                           1999          2000          1999
                                       ------------  ------------  ------------
     Revenues......................... $  9,966,730  $  4,206,877  $ 10,061,972
     Net loss......................... $(74,393,085) $(64,621,101) $(54,214,366)
     Net loss per share............... $      (3.40) $      (2.49) $      (2.44)

   For purposes of these pro forma operating results, the IPR&D was assumed to have been written off prior to the proforma periods, so that the operating results presented only include recurring costs.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Use of Estimates

   The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts

                                  CURIS, INC.

                (including data applicable to unaudited periods)

and disclosure of certain assets and liabilities at the balance sheet date. Such estimates include the collectability of receivables, the carrying value of property and equipment and intangible assets and the value of certain liabilities. Actual results may differ from such estimates.

 (b) Reclassifications

   Certain amounts in prior years have been reclassified to conform to the current year presentation.

 (c) Consolidation

   The accompanying consolidated financial statements include the Company and its wholly owned subsidiaries. Intercompany balances are eliminated in consolidation.

 (d) Revenue Recognition

   Staff Accounting Bulletin No. 101 (SAB 101), Revenue Recognition, was issued in December 1999. SAB 101 requires companies to recognize certain up-front non-refundable fees and milestone payments over the life of the related alliances when such fees are received in conjunction with alliances that have multiple elements. The Company is required to adopt this new accounting principle through a cumulative charge to the statement of operations, in accordance with Accounting Principles Board Opinion (APB) No. 20, Accounting Changes, no later than the fourth quarter of fiscal 2000. The Company believes that the adoption of SAB 101 will not have a material impact on its reported operating results as it relates to the contract revenues, upfront non-refundable payments and milestone payments received in connection with collaborations.

   Research and development contract revenues consist of non-refundable research and development funding under collaborative agreements with various strategic partners. Research and development contract revenue is recognized at the time the research and development activities are performed under the terms of the related agreements, when the strategic partner is obligated to pay and when no future obligations exist. Revenue is recognized under government grants as the services are provided and payment is assured under the terms of the grant.

   Fees for the sale or licensing of product rights are recorded as deferred revenue upon receipt and recognized as income on a systematic basis (based upon the timing and level of work performed or on a straight-line basis if not otherwise determinable) over the period that the related products or services are delivered or obligations as defined in the agreement are performed.

   Revenue from milestone or other contingent payments is recognized as earned in accordance with the terms of the related agreement. Royalties are recognized as earned under the Company's royalty agreements when amounts are determinable and payment is reasonably assured. The Company's manufacturing contracts provided for technical collaboration and manufacturing for third parties. Revenue was earned and recognized based upon work performed. The Company sold its manufacturing facilities to Stryker Corporation in November 1998 (see Note
10).

   As of September 30, 2000, the Company was not providing research and development services under corporate collaboration agreements.

   During the years ended December 31, 1999, 1998 and 1997 and nine months ended September 30, 2000, total revenues from major customers as a percent of total revenues of the Company were as follows:

                                                 Years Ended
                                                 December 31,  Nine Months Ended
                                                --------------     September
     Customer                                   1999 1998 1997       2000
     --------                                   ---- ---- ---- -----------------
     Biogen, Inc............................... 95%  28%  50%        -- %
     Stryker Corporation.......................  3%  55%  34%         92%

                                  CURIS, INC.

                (including data applicable to unaudited periods)


 (e) Research and Development

   Research and development costs are charged to operations as incurred. Certain research and development projects are partially funded by research and development contracts, and the expenses related to these activities are included in research and development costs.

 (f) Cash Equivalents and Marketable Securities

   Cash equivalents consist of short-term, highly liquid investments purchased with remaining maturities of three months or less. All other liquid investments are classified as marketable securities. Marketable securities have been designated as "available for sale" and are stated at market value with any unrealized holding gains or losses included as a component of stockholders' equity.

   The Company's marketable securities portfolio included approximately $18,620,000 and $40,197,000 and $18,554,000 in corporate bonds and notes as of December 31, 1999 and 1998 and September 30, 2000, respectively, all with maturities ranging from one to twelve months as of September 30, 2000.

   For the years ended December 31, 1999, 1998 and 1997 and nine months ended September 30, 2000 and 1999, gross realized gains and losses were not material. In computing gross realized gains and losses, the Company computes the cost of its investments on a specific identification basis. Such cost includes the direct cost to acquire the securities, adjusted for the amortization of premiums or accretion of discounts. At December 31, 1999, gross unrealized losses were $30,801. At December 31, 1998, gross unrealized gains and losses were $126,000 and $21,000, respectively. At September 30, 2000, net unrealized gains and losses were $4,877,111. These amounts are included as a separate component of stockholders' equity.

   As of September 30, 2000, the Company owns 107,143 shares of Exelixis, Inc. common stock which are included on the Company's balance sheet as of September 30, 2000 under the category "Marketable securities--restricted". The fair market value of the shares as of September 30, 2000 was approximately $3,361,612. In addition, the Company holds a warrant to purchase 53,571 shares of Exelixis, Inc. common stock at $1.00 per share exercisable until January 27, 2005. The value of this warrant is also included in the Company's balance sheet as of September 30, 2000 under the category "Marketable securities--restricted" with a fair market value of approximately $1,627,219. The market value of Exelixis common stock has declined since September 30, 2000 such that the value of the 107,143 shares of common stock has decreased by $1,600,000 and the value of the warrants has decreased by $810,000 as of December 18, 2000. Unrealized gains and losses are recorded in stockholders' equity and realized gains and losses are recorded in the statement of operations in the period the securities are sold

 (g) Fair Value of Financial Instruments

   The estimated fair value of financial instruments has been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting data to develop the estimates of fair value.

   The estimated fair value of cash, accounts and notes receivable and accounts payable approximates fair value due to the short-term nature of these instruments. The fair value of marketable securities is based on current market values. The carrying amounts of the Company's lease obligations also approximate fair value (Note 6).

 (h) Inventory

   Inventory consists principally of raw materials and laboratory supplies. Inventories are stated at the lower of cost or market on a first-in-first-out basis.

                                  CURIS, INC.

                (including data applicable to unaudited periods)


 (i) Plant and Equipment

   Purchased equipment is recorded at cost. Leased equipment is recorded at the lesser of cost or the present value of the minimum lease payments. Depreciation and amortization are provided on the straight-line method over the estimated useful lives of the related assets (three to twenty-five years) or the remaining terms of the leases.

 (j) Patents and Licensed Technology

   The Company has filed applications for United States and foreign patents covering aspects of its technology. Costs related to pending patent applications have been deferred. Costs related to successful patent applications and costs related to pending applications from which the Company is currently deriving economic benefit, are amortized over the estimated useful life of the patent, generally 16 to 20 years, using the straight-line method. Costs related to licensed technology also have been deferred and are amortized over the estimated useful life of the underlying technology, generally 10 to 17 years, using the straight-line method. Accumulated amortization was approximately $912,000, $669,000 and $425,100 at December 31, 1999 and 1998 and
September 30, 2000, respectively. During the nine months ended September 30, 2000 the Company recognized an impairment charge of approximately $4,611,000 to reduce the carrying value of certain patents, see Note 4.

 (k) Long-lived Assets

   The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount of fair value, less cost to sell, see Note 4.

 (l) Basic and Diluted Loss Per Common Share

   The company applies Statement of Financial Standards (SFAS) No. 128, Earnings per Share, which establishes standards for computing and presenting earnings per share. Basic and diluted net loss per share were determined by dividing net loss, after giving effect to accretion and repurchase costs on Series 1998/A Preferred Stock, by the weighted average common shares outstanding during the period. Diluted loss per share is the same as basic loss per share for all periods presented, as the effect of the potential common stock is antidilutive. Antidilutive securities which consist of stock options and warrants that are not included in diluted net loss per common share were 1,327,800, 2,521,200, 757,500, and 6,582,800 at December 31, 1999, 1998 and
1997 and September 30, 2000 respectively.

 (m) Stock-Based Compensation

   Stock options issued to employees under the Company's stock option and purchase plans are accounted for under APB No. 25 ("APB 25"), "Accounting for Stock Issued to Employees" (see Note 11). All stock-based awards to non-employees are accounted for at their fair value in accordance with SFAS No. 123 and Emerging Issues Task Force ("EITF") Issue No. 96-18 "Accounting for Equity Instruments that are Issued to Other than Employees."

 (n) Interim Financial Information

   The financial statements of the Company as of September 30, 2000 and for the nine months ended September 30, 2000 and 1999 are unaudited. All adjustments (consisting only of normal recurring adjustments) have been made, which in the opinion of management, are necessary for a fair presentation. Results of operations for the nine months ended September 30, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000 or for any other future period.

                                  CURIS, INC.

                (including data applicable to unaudited periods)


 (o) New Accounting Standards

   In June 1998, the Financial Accounting Standards Board, or FASB, released Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 establishes standards for reporting and accounting for derivative instruments, including derivative instruments embedded in other contracts, and for hedging activities. It requires an entity to recognize all derivatives as either assets or liabilities in its balance sheet and measure those instruments at fair value. Pursuant to SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities-- Deferral of the Effective Date of FASB Statement No. 133", SFAS No. 133 is effective for all quarters of fiscal years beginning after June 15, 2000. The Company does not anticipate the adoption of SFAS No. 133 to have a material impact on the Company's consolidated financial statements.

   In March 2000, the FASB issued FASB Interpretation No. 44, "Accounting for Certain Transactions involving Stock Compensation"--An Interpretation of APB Opinion No. 25. The interpretation clarifies the application of APB Opinion No. 25 in specified events, as defined. The interpretation is effective July 1, 2000 but covers certain events occurring during the period after December 15, 1998, but before the effective date. To the extent that events covered by this interpretation occur during the period after December 31, 1998, but before the effective date, the effects of applying this interpretation would be recognized on a prospective basis from the effective date. Accordingly, upon initial application of the final interpretation, (i) no adjustments would be made to the financial statements for periods before the effective date and (ii) no expense would be recognized for any additional compensation cost measured that is attributable to periods before the effective date. The application of this interpretation resulted in approximately $19,100,000 of prepaid compensation for the value of unvested stock options held by employees and consultants of Ontogeny. This amount is being amortized over the vesting period of the underlying options. The adoption of this interpretation did not have a material impact on the Company's consolidated financial statements, except as otherwise discussed above.

4. INTANGIBLE ASSETS

   Intangible assets consist of the following:

                                        December 31, December 31,  September
                                            1999         1998       30, 2000
                                        ------------ ------------ ------------
   Goodwill............................  $      --    $      --   $105,477,000
   Patents.............................   5,988,000    5,777,000     1,297,000
   Assembled workforce.................         --           --        500,000
   Prepaid compensation................         --           --     19,146,000
                                         ----------   ----------  ------------
                                          5,988,000    5,777,000   126,420,000
   Less: accumulated amortization......    (912,000)    (669,000)  (12,682,000)
                                         ----------   ----------  ------------
                                         $5,076,000   $5,108,000  $113,738,000
                                         ==========   ==========  ============

   Goodwill totaling $105,477,000 and assembled workforce of $500,000 are being amortized over their estimated useful lives of 4 to 5 years. Accumulated amortization as of September 30, 2000 was $3,863,000 and $17,000 for goodwill and assembled workforce, respectively. The Company capitalizes all significant costs associated with the successful filing of a patent application as a component of other assets in the accompanying consolidated balance sheet. Patent costs are being amortized over their estimated useful lives, not to exceed 17 years.

   As a result of the Merger, the Company recorded an intangible asset of $19,146,000 related to the value of unvested stock options held by employees and consultants primarily of Ontogeny. The Company is amortizing this amount over the one-year vesting period of the stock options. As of September 30, 2000, amortization related to these options totaled $6,632,000. Additionally, $1,746,000 of this intangible asset was reversed in the period ended September 30, 2000 due to the forfeiture of unvested stock options upon the termination of certain employees.

                                  CURIS, INC.

                (including data applicable to unaudited periods)


   The Company applies the provision of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 121 requires that long-lived assets be reviewed for impairment by comparing the fair value of the assets with their carrying amount. Any write-downs are to be treated as permanent reductions in the carrying amount of the assets. Accordingly, the Company evaluates the possible impairment of goodwill and other assets at each reporting period based on the projected cash flows of the related asset. During the third quarter, the Company performed a review of its capitalized patent costs as part of evaluating its post merger strategy. This review resulted in the impairment charge of approximately $4,611,000 to reduce the carrying value of those patents determined not to be beneficial or not expected to be utilized in future operations and which have no alternative future use. This amount has been included under "amortization of intangibles" in the accompanying consolidated statement of operations for the nine months ended September 30, 2000.

5. PROPERTY AND EQUIPMENT

   Property and equipment consist of the following:

                                             December 31,
                                        ------------------------  September 30,
                                           1999         1998          2000
                                        -----------  -----------  -------------
     Laboratory equipment and
      furniture.......................  $ 5,564,575  $ 4,954,427   $8,376,734
     Leasehold improvements...........      764,021      572,319    3,920,079
     Office furniture and equipment...    2,296,666    2,174,991      559,892
                                        -----------  -----------   ----------
                                          8,625,262    7,701,737   12,856,705
     Less accumulated depreciation and
      amortization....................   (6,495,104)  (5,776,135)  (5,419,368)
                                        -----------  -----------   ----------
         Total........................  $ 2,130,158  $ 1,925,602   $7,437,337
                                        ===========  ===========   ==========

   Amounts included in property and equipment applicable to capital leases are as follows:

                                            December 31,
                                        ----------------------  September 30,
                                           1999        1998         2000
                                        ----------  ----------  -------------
     Laboratory equipment and
      furniture........................ $1,471,454  $  913,176   $5,966,475
     Office furniture and equipment....    374,683     312,024      136,640
                                        ----------  ----------   ----------
                                         1,846,137   1,225,200    6,103,115
     Less accumulated amortization.....   (519,766)   (201,094)  (2,395,878)
                                        ----------  ----------   ----------
         Total......................... $1,326,371  $1,024,106   $3,707,237
                                        ==========  ==========   ==========

6. LONG-TERM DEBT, CAPITAL LEASE OBLIGATIONS AND OPERATING LEASES

   In October 1997, the Company entered into a master lease agreement to provide for the lease financing for up to $2,000,000 of laboratory and office equipment. In May 1999, the Company extended the master lease agreement, that provides for the sale and leaseback or lease of up to $750,000 of laboratory and office equipment. The lease agreements expire in 2002 and in 2003. The lease commitment expired on December 31, 1999.

   The Company has noncancelable operating lease agreements for office and laboratory space and certain office and laboratory equipment. Rent expense for all operating leases was approximately $841,000, $1,037,000, $775,000, $891,000 and $604,000 for the years ended December 31, 1999, 1998 and 1997 and nine months ended September 30, 2000 and 1999, respectively.

                                  CURIS, INC.

                (including data applicable to unaudited periods)


   In March 2000, the Company entered into a sublease for its Boston, Massachusetts facility previously occupied by Creative, commencing on July 1, 2000. The sublease terminates on July 31, 2002, also the termination date of the Company's original lease on this facility. In April 2000, the Company amended one of its Hopkinton, Massachusetts facility leases previously occupied by Creative whereby the lease terminated on July 31, 2000.

   Long-term debt and capital lease obligations consist of the following at December 31, 1999 and September 30, 2000:

                                                      December 31, September 30,
                                                          1999         2000
                                                      ------------ -------------
Notes payable to a financing agency for capital
 purchases..........................................   $      --    $ 1,775,000
Notes payable to Genetics Institute for technology
 purchases payable in the Company's common stock....          --        394,000
Obligations under capital leases, net of $79,000
 discount at September 30, 2000.....................    1,357,000     3,368,000
                                                       ----------   -----------
                                                        1,357,000     5,537,000
Less current portion................................     (348,000)   (2,036,000)
                                                       ----------   -----------
Total long-term debt and capital lease obligations..   $1,009,000   $ 3,501,000
                                                       ==========   ===========

   Future minimum lease obligations at September 30, 2000, for the periods ending December 31, net of anticipated sublease revenues are as follows:

                                                                     Operating
     Year Ending December 31,                                         Leases
     ------------------------                                       -----------
     Fourth quarter of 2000........................................ $   561,000
     2001..........................................................   2,270,000
     2002..........................................................   1,709,000
     2003..........................................................   1,490,000
     2004..........................................................   1,474,000
     After 2004....................................................   5,035,000
                                                                    -----------
     Total minimum lease payments.................................. $12,539,000
                                                                    ===========

7. GOVERNMENT GRANTS

   Effective November 1, 1999, Reprogenesis received a grant award for its cardiovascular project from the advanced technology program of the National Institute of Standards and Technology (NIST) to support the development of the Company's cardiovascular products, Vascugel and Vascujet. This award has been assumed by the Company in conjunction with the Merger. Under the terms of the grant award, the Company will receive $2,000,000 in cost reimbursement funding to be paid at a rate of approximately $666,000 annually over a three-year period. On October 5, 2000, the Company announced the receipt of a second $2,000,000 grant from NIST to support the development of a new class of biomaterials designed to enable surgical procedures that augment, repair or regenerate lost structural tissue or physiological function. The grant period is from November 1, 2000 to October 31, 2003. Funding under the NIST grants is contingent on the Company meeting minimum cost sharing and other requirements, as defined in the financial assistance award and annual government appropriations for the awards. The Company recognized approximately $56,000 under these awards for the nine month period ended September 30, 2000.

                                  CURIS, INC.

                (including data applicable to unaudited periods)


8. COLLABORATIVE RESEARCH AND DEVELOPMENT AGREEMENTS

   The Company had an original agreement with Stryker to identify and develop bone-inducing proteins and to develop dental therapeutics. In exchange for research funding, future royalties and revenue from commercial manufacturing, Creative developed OP-1 as a therapy for orthopaedic reconstruction and cartilage regeneration, and supplied Stryker material for use in clinical trials. Creative restructured its agreements with Stryker in November 1998 to provide Stryker with the exclusive rights to manufacture OP-1 products in these fields. At that time, Stryker acquired Creative's commercial manufacturing operations. As a result, Stryker has the exclusive right to develop, market, manufacture and sell products based on OP-1 proteins for use in orthopaedic reconstruction and dental therapies and is required to pay the Company royalties on such commercial sales.

   Under the agreement with Stryker, as amended, Stryker has exclusive rights to develop, market and sell products incorporating bone and cartilage-inducing proteins developed under the research program, including OP-1, for use in the field of orthopaedic reconstruction and dental therapeutics. The Company has agreed not to undertake any bone morphogenic protein (BMP)-related research, development or commercialization of any products in the fields of orthopaedic reconstruction and dental therapeutics, on our own behalf or for third parties, for the term of certain patents to the extent that the activities utilize technology, patents or certain personnel acquired from Creative in the merger. The Company has the exclusive and irrevocable right to develop, market and sell products incorporating morphogenic proteins developed under the research program, including OP-1, for all uses and applications other than orthopaedic and dental reconstruction such as neurological diseases, osteoporosis, renal failure and others. Subject to certain exceptions in connection with the acquisition or merger of Stryker, Stryker has agreed not to undertake any research, development or commercialization of any products in our field (applications other than orthopaedic reconstruction and dental therapies), on its own behalf or for third parties, for the term of those patents. Each company has the right to grant licenses to third parties in their respective fields, and each is obligated to pay royalties to the other on its sales of such products and to share royalties received from licensees.

   The Company maintains an exclusive license in our field under certain patents and claims that were assigned to Stryker in November 1998 as part of the sale of certain of Creative's manufacturing rights and assets to Stryker. In addition, Stryker was granted an exclusive license under patents in Creative's morphogen portfolio for use in the fields of orthopaedic reconstruction and dental therapeutics.

   In December 1996, Creative entered into a Research Collaboration and License Agreement with Biogen to collaborate on the development of novel therapeutics based on OP-1 for the treatment of renal disorders. The initial focus of the collaboration was on advancing the development of Creative's morphogenic protein, OP-1, for the treatment of acute and chronic renal failure. Under the agreement, Creative granted to Biogen exclusive worldwide rights to manufacture, market and sell OP-1 and OP-1 products developed through the collaboration for the treatment of renal disease. The agreement provided for $10,500,000 in research funding over a three-year period ending December 31, 1999, of which $7,500,000 had been recognized through December 31, 1998. In December 1998, Biogen and Creative signed an Amendment Agreement and Biogen paid $3,000,000 in research support for the year ending December 31, 1999. The $3,000,000 has been recognized through December 31, 1999. Under the Biogen Amendment, Creative assumed primary responsibility for the development of OP-1 for the treatment of renal disorders and Biogen retained an option through 1999 to resume responsibility for development of OP-1 as a therapy for chronic renal failure. Biogen did not exercise its option by December 31, 1999 and Curis has assumed all rights to OP-1 renal therapies.

                                  CURIS, INC.

                (including data applicable to unaudited periods)


9. NOTES RECEIVABLE--OFFICERS

   In July 1997, Creative loaned $40,000 to an officer of Creative. The loan was evidenced by a fully secured promissory note bearing interest at the annual rate of 6.65%. Twenty-five percent of the principal and accrued interest was forgiven on February 7, 1998 and then an equal portion of the principal sum and accrued interest was to have been forgiven monthly over the remaining term of thirty-six months, provided the officer was employed by Creative. In July 1998, Creative loaned an additional $10,000 to the officer. In December 1998, as part of a severance agreement, Creative agreed to forgive the remaining principal of $31,700 plus accrued interest and recorded was a charge of approximately $39,000 in the 1998 statement of operations.

   On February 8, 2000, Creative loaned to two executive officers an aggregate of $1,131,380, which was equal to the aggregate exercise price of incentive stock options exercised by them on the same date. The officers immediately used these funds to pay Creative the exercise price of such incentive stock options. These full recourse, non-prepayable loans each bear interest at an annual rate of 7.0% and the principal is due and payable on the earlier of May 8, 2002 or 30 days following the sale of the stock purchased with these funds.

   In 1996, Creative loaned $350,000 to an officer of Creative. The loan was evidenced by a fully secured promissory note bearing interest at the annual rate of 6.02% and payable in three equal annual installments, plus accrued interest. At December 31, 1999, the loan has been paid in full.

   In 1996, Ontogeny loaned an officer $500,000. $300,000 is being forgiven over a five-year period commencing in 1996, contingent on the respective officers' continued employment with the Company. The remaining $200,000 of the $500,000 loan matures in 2003. Upon forgiveness, the Company has committed to pay for any resulting income taxes to the officer. The Company is recording compensation expense to amortize the total of these loans over a period of five to seven years and to accrue the related taxes. The outstanding balance at September 30, 2000 is $245,000 and accrued taxes related to this commitment of approximately $200,000 are included in accrued expenses.

10. SALE OF MANUFACTURING OPERATIONS AND REORGANIZATION CHARGES

   In November 1998, the Company sold certain of its OP-1 manufacturing rights and facilities to Stryker. In addition to cash consideration in exchange for the manufacturing facility, the transaction is expected to provide the Company with increased royalties on Stryker products, if approved for commercial sale, in lieu of the manufacturing revenue anticipated under the prior agreement. Proceeds and expenses associated with this transaction include the following:

     Total proceeds (including capital leases assumed by the
      buyer of $2,438,000)...................................... $19,530,000
     Less:
       Net book value of manufacturing related assets...........  18,929,000
       Employee termination costs...............................   1,438,000
       Legal, accounting and consulting costs...................     525,000
                                                                 -----------
     Loss on sale of manufacturing operations................... $(1,362,000)
                                                                 ===========

   As a result of this transaction, the Company recorded a charge to operations of $1,362,000 in the quarter ended December 31, 1998. The charge included $885,000 related primarily to employee termination benefits and $548,000 related to estimated health insurance claims on the terminated employees, which $903,000 remained to be paid as of December 31, 1998. During the quarter ended December 31, 1999, the Company determined that health insurance claims were less than originally estimated. This resulted in a reduction in the loss on sale of manufacturing operations and the related accrual of approximately $255,000.

                                  CURIS, INC.

               (including data applicable to unaudited periods)


   In addition, the Company recorded a charge of $64,000 and $205,000 related to a change in the exercise terms of stock option agreements in connection with the sale of manufacturing operations for the years ended December 31, 1999 and 1998, respectively.

   Effective October 19, 1999, the Company was reorganized and the Board approved a plan in order to focus its operations and financial resources on the development of its morphogenic protein-based clinical candidates for the treatment of stroke and renal disease. The reorganization charge included $511,000 related primarily to termination benefits in the reduction of employees from 70 to 43. Salaries and termination benefits, either in the form of one-time or periodic payments, were made when the employee ceased employment. These employees were in management, research and development and administrative support. As of December 31, 1999, there was approximately $95,503 of accrued costs, principally representing future cash outlays for employee termination costs.

                                                        1999      1998 Sale of
                                                   Reorganization Manufacturing
                                                      Charges      Operations
                                                   -------------- -------------
     Expensed.....................................                 $1,362,000
     Paid.........................................                   (459,000)
                                                                   ----------
     Accrued at December 31, 1998.................                    903,000
     Expensed.....................................   $ 511,000
     Paid.........................................    (415,000)    $ (648,000)
     Reversed.....................................                   (255,000)
                                                     ---------     ----------
     Accrued at December 31, 1999.................      96,000     $      --
                                                                   ==========
     Paid.........................................     (58,000)
     Reversed.....................................     (38,000)
                                                     ---------
     Accrued at September 30, 2000 (unaudited)....   $     --
                                                     =========

   The following table summarizes the effect to the income statement for reorganization charges and sale of manufacturing operations for the year ended December 31, 1999:

     Salaries and termination benefits............................. $ 511,000
     Salaries and termination benefits settled for amounts less than anticipated.............................................  (255,000)
                                                                    ---------
         Total..................................................... $ 256,000
                                                                    =========

11. SERIES 1998/A PREFERRED STOCK

   On May 27, 1998 (the "Issue Date"), Creative completed a private placement with three institutional investors (the "Investors") for the sale of 25,000 shares of Series 1998/A Preferred Stock, $.01 par value per share (the "Series 1998/A Preferred Stock"), with a stated value of $1,000 per share resulting in gross proceeds of $25,000,000. Issuance costs totaled approximately $1,382,000 (offset against the Series 1998/A Preferred Stock proceeds in the accompanying balance sheet at December 31, 1998), resulting in net proceeds of approximately $23,618,000. Accretion on Series 1998/A Preferred Stock for the year ended December 31, 1998 was $987,000 and includes $733,000, calculated at the rate of 5% per annum of the stated value of the outstanding Series 1998/A Preferred Stock from May 27, 1998 and $254,000 of accretion of issuance costs related to the sale of Series 1998/A Preferred Stock.

   Through May 7, 1999 the holders converted a total of 4,514 shares of Series 1998/A Preferred Stock into 613,129 shares of Common Stock. On May 7, 1999, we repurchased 20,486 shares, which represented all of the then outstanding Series 1998/A Preferred Stock following final conversions, for approximately $22,470,000 in

                                  CURIS, INC.

                (including data applicable to unaudited periods)

cash. Accretion and Repurchase Costs on Series 1998/A Preferred Stock was $21,396,000 for the year ended December 31, 1999, and included the following:
$385,000 calculated at the rate of 5% per annum of the stated value of the outstanding Series 1998/A Preferred Stock; $144,000 of accretion of issuance costs related to the sales of Series 1998/A Preferred Stock; and as a result of the repurchase of the Series 1998/A Preferred Stock on May 7, 1999, a one-time charge of approximately $1,867,000 recorded in the second quarter of 1999 which represents accretion of the Series 1998/A Preferred Stock up to its repurchase amount and accretion of all remaining issuance costs. As a result of this transaction, the Series 1998/A Preferred Stock has been retired and there will be no subsequent conversions into Common Stock.

12. WARRANTS

   In connection with a private placement offering in 1994 and 1995, the Company sold 339,000 warrants, each to purchase one share of Common Stock. Each warrant is exercisable for a period of five years from the date of issuance at an exercise price of $7.95. During the year ended December 31, 1999 and nine months ended September 30, 2000, 119,198 and 74,194 warrants were exercised. Proceeds to the Company were approximately $948,000 and $308,000, respectively. At December 31, 1999, warrants to purchase 124,281 shares of Common Stock are outstanding, while 9,000 warrants expired unexercised in 1999. As of September 30, 2000, all unexercised options had expired.

   In connection with the Merger, the Company assumed 71,089 warrants. The exercise price of these options ranges from $3.40 to $19.51.

13. STOCK PLANS

   Stock Option Plans--In May 1987, the Company established the 1987 Stock Plan ("1987 Plan") and terminated the 1983 Incentive Stock Option Plan ("1983 Plan") such that no further grants of options could be made thereunder. The 1987 Plan was subsequently amended to increase the number of shares of Common Stock authorized for issuance thereunder. A total of 2,040,000 shares of Common Stock (after retroactive adjustment to give effect to the 0.30-for-1 stock split) had been reserved for issuance under the 1987 Plan upon the exercise of options or in connection with awards or direct purchases of stock. On June 30, 1999, the 1987 Plan expired. At December 31, 1999 and September 30, 2000, there were no shares available for grant under the 1987 Plan.

   In April 1998, the Board of Directors adopted and in June 1998, the stockholders of the Company approved the 1998 Stock Plan ("1998 Plan") which permits the granting of incentive and non-qualified stock options. The number of shares of Common Stock subject to issuance under the 1998 Plan is 900,000. At December 31, 1999 and September 30, 2000, 495,390 shares and no shares are available for grant under the 1998 Plan, respectively.

   In March 2000, the Board of Directors adopted and in June 2000 the stockholders approved, the 2000 Stock Incentive Plan (the 2000 Plan) which permits granting of incentive and non-qualified stock options as well as the issuance of restricted shares. The number of shares of Common Stock subject to issuance under the 2000 Plan is 10,000,000. At September 30, 2000, 3,401,912 shares are available for grant under the 2000 Plan.

   The 1987 Plan, the 1998 Plan and the 2000 Plan permit the granting of incentive and nonqualified stock options to consultants, employees or officers of the Company and its subsidiaries at prices determined by the Board of Directors. Awards of stock may be made to consultants, employees or officers of the Company and its subsidiaries, and direct purchases of stock may be made by such individuals also at prices determined by the Board of Directors. Options become exercisable as determined by the Board of Directors and expire up to ten years from the date of grant.

                                  CURIS, INC.

                (including data applicable to unaudited periods)


   The 1992 Non-Employee Director Non-Qualified Stock Option Plan ("Director Plan") provides for the granting of options to non-employee directors. The Director Plan was amended and approved by the stockholders of the Company in June 1999 increasing the number of shares of Common Stock authorized for issuance under the Plan from 90,000 to 150,000 shares (after retroactive adjustment to give effect to the 0.30-for-1 stock split). At December 31, 1999 and September 30, 2000, 78,000 shares and no shares are available for grant under the Director Plan, respectively.

   On February 8, 2000, the Board of Directors approved the immediate acceleration of vesting of unvested stock options held by the Company's executive officers and outside directors and the extension of the exercise period for one year. Vesting for approximately 397,200 options was accelerated and the exercise period for approximately 708,300 vested options was extended, resulting in a non-cash compensation charge of $3,139,000 which was recorded in the nine month period ended September 30, 2000.

   In March 2000, the 2000 Director Stock Option Plan (2000 Director Plan) was adopted by the Board of Directors and approved by the stockholders in June 2000. The 2000 Director Plan provides for the granting of options to non-employee directors. The number of shares of common stock subject to issuance under the 2000 Director Plan is 500,000 all of which are available for grant at September 30, 2000.

   Activity under all the stock option plans is summarized as follows:

                                                                   Weighted
                                                                   Average
                                                      Number    Exercise Price
                                                     of Shares    Per Share
                                                     ---------  --------------
     Outstanding, January 1, 1997................... 1,347,122      $14.30
     Granted........................................   289,350       29.07
     Exercised......................................   (90,353)      11.40
     Canceled.......................................   (41,215)      22.03
                                                     ---------
     Outstanding, December 31, 1997 (778,169
      exercisable at a weighted average price of
      $13.47 per share)............................. 1,504,904       17.10
     Granted........................................   417,503       15.67
     Exercised......................................   (63,577)       6.80
     Canceled.......................................  (129,388)      25.93
                                                     ---------
     Outstanding, December 31, 1998 (1,051,768
      exercisable at a weighted average price of
      $15.10 per share)............................. 1,729,442       16.47
     Granted........................................   348,435       10.23
     Exercised......................................  (130,141)       6.00
     Canceled.......................................  (237,504)      22.60
                                                     ---------
     Outstanding, December 31, 1999 (1,060,589
      exercisable at a weighted average price of
      $15.47 per share)............................. 1,710,232       15.13
     Granted........................................ 3,645,006       14.53
     Exchange of Ontogeny and Reprogenesis options
      for Curis options............................. 1,772,054        4.57
     Exercised......................................  (489,183)      11.03
     Canceled.......................................  (126,341)       9.23
                                                     ---------      ------
     Outstanding, September 30, 2000 (2,413,505
      exercisable at weighted average price of
      $10.40 per share)............................. 6,511,768      $12.18
                                                     =========      ======

                                  CURIS, INC.

                (including data applicable to unaudited periods)


   The table below summarizes options outstanding and exercisable at September 30, 2000:

                                  Options Outstanding       Options Exercisable
                             ------------------------------ --------------------
                                        Weighted
                                         Average   Weighted             Weighted
                                        Remaining  Average              Average
                             Number of Contractual Exercise             Exercise
Range of Exercise Price       Options     Life      Price   Exercisable  Price
-----------------------      --------- ----------- -------- ----------- --------
$ 0.39-$ 0.59...............   236,703    5.99      $ 0.58     198,760   $ 0.57
$ 1.17-$ 1.56...............    96,072    5.37      $ 1.55      87,296   $ 1.55
$ 1.95......................   102,149    6.88      $ 1.95      63,281   $ 1.95
$ 3.90-$ 5.26............... 1,107,159    7.67      $ 4.25     719,122   $ 4.44
$ 6.77-$10.00...............   592,653    6.11      $ 9.14     566,928   $ 9.22
$10.21-$14.69............... 3,799,599    9.81      $14.31     284,200   $12.53
$15.42-$20.00...............   226,090    7.40      $17.75     154,311   $17.99
$23.76-$33.55...............   351,343    6.20      $29.31     339,607   $29.39
                             ---------    ----      ------   ---------   ------
  Total..................... 6,511,768    8.58      $12.18   2,413,505   $10.40
                             =========    ====      ======   =========   ======

   Employee Stock Purchase Plan--The Employee Stock Purchase Plan permits eligible employees to purchase Common Stock of the Company up to an aggregate of 225,000 shares. During the year ended December 31, 1999, 19,536 shares were issued under this plan at the fair market value prices of $9.47 and $9.83 per share; during the year ended December 31, 1998, 31,745 shares were issued under this plan at prices of $13.00 and $9.67 per share and during the year ended December 31, 1997, 18,885 shares were issued under this plan at prices of $20.27 and $19.47 per share. In June 1998, the stockholders of the Company voted to amend the Employee Stock Purchase Plan to increase by 75,000 from 150,000 to 225,000 the aggregate number of shares of Common Stock which may be purchased by eligible employees.

   In March 2000, the Board of Directors adopted and in June 2000 the stockholders approved the 2000 Employee Stock purchase plan (2000 ESPP). The 2000 ESPP permits eligible employees to purchase common stock of Company up to an aggregate 1,000,000 shares. As of September 30, 2000 no shares have been issued under the 2000 ESPP.

   Stock-Based Compensation--The Company accounts for its stock-based awards using the intrinsic value method in accordance with APB 25 and its related interpretations. Accordingly, no compensation expense has been recognized in the consolidated financial statements at the date of grant for employee stock option arrangements for which the exercise price is equal to the fair market value of the underlying shares at that date. The Company recorded a charge of $64,000 and $205,000 related to a change in the exercise terms of stock option agreements in connection with the sale of manufacturing operations for the years ended December 31, 1999 and 1998, respectively.

   In connection with stock options granted to employees and non-employees during the nine months ended September 30, 2000, the Company recorded deferred compensation of approximately $18,491,000 which represents the aggregate difference between the option exercise price and the fair market value of the common stock on the grant date. The deferred compensation will be recognized as an expense on a straight line basis over the vesting period, generally 4 years, of the underlying stock options for options granted to employees and as earned for non-employees in accordance with EITF 96-18. The Company recorded compensation expense of approximately $762,000 for the nine months ended September 30, 2000, respectively, related to these options.

   On February 14, 2000, Reprogenesis issued 300,000 shares of restricted stock. These shares of restricted stock were fully vested upon the effective date of the Merger. Upon the Merger date, the Company recorded approximately $1,623,000 of compensation expense representing the fair market value of the shares on that date.

                                  CURIS, INC.

                (including data applicable to unaudited periods)


   As a result of the Merger (see Note 2), the Company recorded an asset of $19,146,000 related to the value of unvested stock options held by employees and consultants primarily of Ontogeny which were exchanged for options to acquire Curis' common stock. The Company is amortizing this amount over the one-year vesting period of the stock options ending on August 1, 2001. As of September 30, 2000, compensation expense related to these options totaled $6,623,500. The Company also reversed $1,754,500 of unamortized compensation for options which were forfeited by terminated employees.

   Under SFAS 123, "Accounting for Stock-Based Compensation," the fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The Company's calculations were made using the Black-Scholes option pricing model with the following assumptions: expected life, six months following total vesting; stock volatility, 94% in 1999 and 1998, and 71% in 1997; risk free interest rates, 6.4% in 1999, 4.7% in 1998 and 5.4% in 1997; and no dividends during the expected term. The Company's calculations are based on a multiple option valuation approach and forfeitures for broad-based grants are estimated at 2% per year and adjusted to actual as they occur. Forfeitures for grants to executives are recognized as they occur. The weighted average fair value of options granted was $2.26, $3.49 and $5.11 in 1999, 1998 and 1997 respectively. If the computed fair values of the 1999, 1998 and 1997 awards had been amortized to expense over the vesting period of the awards, pro forma net loss would have been $14,804,644 or a net loss of $1.39 per share (basic and diluted) for the year ended December 31, 1999, $25,466,000 or a net loss of $2.52 per share (basic and diluted) for the year ended December 31, 1998 and $19,892,000 or a net loss of $2.00 per share (basic and diluted) for the year ended December 31, 1997.

   The Company also granted stock options to non-employee consultants in 1997. These options were valued based on the fair value of the options granted. Total compensation expense recognized related to these options was $254,000 in 1997. The Company did not grant stock options to non-employee consultants in 1998 and in 1999.

14. INCOME TAXES

   No income tax provision or benefit has been provided for federal income tax purposes as the Company has incurred losses since inception. As of December 31, 1999, the Company had available federal and state net operating loss carryforwards of approximately $81,700,000 for income tax purposes. In addition, the Company had approximately $1,837,000 of unused investment and research and development tax credits. These net operating loss and tax credit carryforwards will expire at various dates between 2000 and 2020.

   The components of deferred income taxes at December 31, 1999 and 1998 consisted primarily of the following:

                                                       1999          1998
                                                   ------------  ------------
     Deferred Tax Assets:
     Net operating loss carryforwards............. $ 32,916,000  $ 30,600,000
     Investment credit and research and Develop-
      ment tax credit carryforwards...............    1,837,000     1,600,000
     Research and development expenditures........   11,929,000     9,800,000
     Other........................................      124,000
                                                   ------------  ------------
     Total........................................ $ 46,806,000  $ 42,000,000
     Valuation allowance..........................  (46,806,000)  (42,000,000)
                                                   ------------  ------------
     Net deferred tax assets...................... $        --   $        --
                                                   ============  ============

                                  CURIS, INC.

                (including data applicable to unaudited periods)

   The Company has not yet achieved profitable operations. In addition, the future availability of the Company's tax benefits may be significantly limited under Section 382 of the Internal Revenue Code. Section 382 limits the use of net operating loss carryforwards, credit carryforwards and certain other tax attributes as a result of changes in a company's ownership. The Merger has caused a change in control under Section 382 of the Internal Revenue Code and accordingly the Company's ability to utilize the net operating loss carryforwards will be limited. The amount of the limitation has not yet been determined. Accordingly, management believes that the tax benefits as of December 31, 1999 and 1998 do not satisfy the realization criteria set forth in SFAS No. 109 and has recorded a valuation allowance for the entire net asset.

   In addition, as a result of the Merger, the historical net operating loss carryforwards of Ontogeny and Reprogenesis are available to Curis but are limited due to the provisions of Section 382 of the Internal Revenue Code. The amount and availability of the net operating loss carryforwards of Ontogeny and Reprogenesis have not been determined.

15. ROYALTY AGREEMENTS

   The Company has entered into various license agreements which require the Company to pay royalties based upon a set percentage of certain product sales and license fee revenue subject, in some cases, to certain minimum amounts. Total royalty expense approximated $23,000 for the years ended December 31, 1999 and 1998 and $37,000 for the year ended December 31, 1997.

   Effective September 19, 1996, Reprogenesis entered into an exclusive license agreement (the UMASS License Agreement) and a sponsored research agreement (the UMASS Research Agreement) with the University of Massachusetts (UMASS). The UMASS License Agreement grants Reprogenesis the rights to certain existing and future UMASS patents (the Patents) that relate to the use of cartilage paint technology. This license has been assigned to Curis. Under the UMASS Research Agreement, the Company will provide funding of $125,000 in 2000 to UMASS related to orthopedic research and the development of certain plastic and reconstructive surgery and cartilage paint products.

   Future milestone payments totaling a maximum of $1,280,000 may be made to UMASS based on reaching certain events, as defined in the UMASS License Agreement. Payments were made by Reprogenesis related to the UMASS Research Agreement of approximately $250,000, $250,000 and $200,000 in 1999, 1998 and
1997, respectively and $188,000 for the nine months ended September 30, 2000.

   UMASS is entitled to a royalty of 3% of net sales of products or services licensed under the UMASS License Agreement (as defined). Minimum royalties of $25,000 and $50,000 for primary field and secondary field products, as defined, respectively, beginning in 1999 and 2001, respectively, are payable to UMASS. The UMASS License Agreement is cancelable by the Company upon 90 days written notice and will remain in force until the earlier of the expiration of all issued patents or September 2006.

   Reprogenesis had entered into a collaborative agreement with another party. Under this agreement, the Company is required to make milestone payments of $3,500,000 contingent upon regulatory approval/ notification and commercialization of the reflux and incontinence products, as defined. The milestone payment due will decrease by $1,250,000 if the incontinence product is discontinued.

16. RETIREMENT SAVINGS PLAN

   The Company has a 401(k) retirement savings plan covering substantially all of the Company's employees. Matching Company contributions are at the discretion of the Board of Directors. The Board of

                                  CURIS, INC.

                (including data applicable to unaudited periods)

Directors authorized matching contributions up to 3% of participants' salaries amounting to approximately $160,000, $286,000 and $250,000 for the years ended December 31, 1999, 1998 and 1997, respectively. No payments were made during the nine months ended September 30, 2000.

17. ACCRUED LIABILITIES

   Accrued liabilities consist of the following:

                                                 December 31,
                                             --------------------- September 30,
                                                1999       1998        2000
                                             ---------- ---------- -------------
Research collaboration costs................ $1,469,473 $1,332,291  $2,255,170
Severance and related costs.................     95,503    903,330         --
Other.......................................    330,658    272,540   2,292,039
                                             ---------- ----------  ----------
    Total................................... $1,895,634 $2,508,161  $4,547,209
                                             ========== ==========  ==========

                      ONTOGENY, INC. FINANCIAL STATEMENTS

              For the Years Ended December 31, 1999, 1998 and 1997

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Ontogeny, Inc.

   In our opinion, the accompanying balance sheets and the related statements of operations, stockholders' deficit and cash flows present fairly, in all material respects, the financial position of Ontogeny, Inc. at December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 15, 2000

                                 ONTOGENY, INC.

                                 BALANCE SHEETS

                                            December 31,
                                      --------------------------    June 30,
                                          1999          1998          2000
ASSETS                                ------------  ------------  ------------
                                                                  (unaudited)
Current assets:
 Cash and cash equivalents..........  $  7,159,520  $ 35,492,881  $ 12,182,615
 Marketable securities..............    36,140,987    13,803,562    20,711,167
 Prepaid expenses and other current
  assets............................     1,089,722       454,252       625,872
 Notes receivable from related
  parties...........................        65,000       178,317        65,000
                                      ------------  ------------  ------------
 Total current assets...............    44,455,229    49,929,012    33,584,654
Fixed assets, net...................     4,691,215     3,748,771     4,829,878
Notes receivable from related
 parties............................       230,000       301,610       200,000
Other assets........................       234,475       156,895       239,164
                                      ------------  ------------  ------------
 Total assets.......................  $ 49,610,919  $ 54,136,288  $ 38,853,696
                                      ============  ============  ============
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS'
DEFICIT
Current liabilities:
 Current portion of capital lease
  obligations.......................  $  1,022,824  $  1,140,280  $    865,639
 Current portion of notes payable...       295,000           --            --
 Accounts payable...................     1,002,983       399,485     3,279,864
 Accrued expenses and other.........     1,562,044       903,577     1,501,388
 Deferred revenue...................       997,268       883,333           --
                                      ------------  ------------  ------------
 Total current liabilities..........     4,880,119     3,326,675     5,646,891
                                      ------------  ------------  ------------
Capital lease obligations...........     2,441,495     1,612,849     2,441,970
Notes payable.......................     2,599,003     6,894,003       394,000
Redeemable convertible preferred
 stock, $.01 par value: 32,922,299
 shares authorized at June 30, 2000
 and December 31, 1999 and
 22,922,299 shares authorized at
 December 31, 1998, 30,680,150
 shares issued and outstanding at
 June 30, 2000 and December 31, 1999
 and 30,024,412 shares issued and
 outstanding at December 31, 1998
 (liquidation preference $63,195,521
 at June 30, 2000 and December 31,
 1999)..............................    62,395,647    60,201,089    62,492,792
                                      ------------  ------------  ------------
Commitments and contingencies (Note
 13)
Stockholders' deficit:
 Convertible preferred stock, $.01
  par value: 2,200,000, 2,200,000
  and 1,000,000 shares authorized,
  issued and outstanding at June 30,
  2000, December 31, 1999 and 1998,
  respectively (liquidation
  preference $8,500,000 at June 30,
  2000 and December 31, 1999).......     8,738,123     2,500,000     8,738,123
 Preferred stock, 3,800,000 shares
  authorized at June 30, 2000 and
  December 31, 1999 and 5,000,000
  shares authorized at December 31,
  1998; no shares issued or
  outstanding.......................
 Common stock, $.01 par value;
  50,000,000 shares authorized at
  June 30, 2000, December 31, 1999
  and 1998; 3,917,913, 2,858,515 and
  2,689,435 shares issued at June
  30, 2000 and December 31, 1999 and
  1998; 3,649,813, 2,590,415 and
  2,421,935 shares outstanding at
  June 30, 2000 and December 31,
  1999 and 1998, respectively.......        28,585        26,894        39,179
 Additional paid-in capital.........    15,294,112     8,022,143    24,376,234
 Accumulated deficit................   (35,391,245)  (21,991,775)  (51,647,174)
 Unrealized gains (losses) on
  marketable securities.............       (69,391)       29,639       (61,647)
 Treasury stock, 268,100 shares at
  cost at June 30, 2000 and
  December 31, 1999 and 267,500
  shares at cost at December 31,
  1998..............................        (2,681)       (2,675)       (2,681)
 Deferred compensation..............   (11,302,848)   (6,482,554)  (13,563,991)
                                      ------------  ------------  ------------
 Total stockholders' deficit........   (22,705,345)  (17,898,328)  (32,121,957)
                                      ------------  ------------  ------------
 Total liabilities, redeemable
  preferred stock and stockholders'
  deficit...........................  $ 49,610,919  $ 54,136,288  $ 38,853,696
                                      ============  ============  ============

   The accompanying notes are an integral part of these financial statements.

                                 ONTOGENY, INC.
                            STATEMENTS OF OPERATIONS

                                                                     For the Six Months Ended
                             For the Years Ended December 31,                June 30,
                          -----------------------------------------  -------------------------
                              1999          1998           1997          2000         1999
                          ------------  -------------  ------------  ------------  -----------
                                                                           (unaudited)
Revenue.................  $  4,469,399  $   4,708,333  $  3,416,677  $  1,497,269  $ 2,493,841
                          ------------  -------------  ------------  ------------  -----------
Costs and expenses:
  Research and
   development..........    14,891,995     12,417,688     6,325,750    12,251,741    7,180,995
  General and
   administrative.......     4,520,456      3,387,659     2,560,962     6,335,761    2,113,575
                          ------------  -------------  ------------  ------------  -----------
                            19,412,451     15,805,347     8,886,712    18,587,502    9,294,570
                          ------------  -------------  ------------  ------------  -----------
Loss from operations....   (14,943,052)   (11,097,014)   (5,470,035)  (17,090,233)  (6,800,729)
                          ------------  -------------  ------------  ------------  -----------
Other income (expense):
  Interest income.......     2,474,734      1,537,369     1,472,958     1,136,350    1,253,894
  Interest expense......      (931,152)      (439,080)     (216,892)     (302,046)    (560,598)
                          ------------  -------------  ------------  ------------  -----------
                             1,543,582      1,098,289     1,256,066       834,304      693,296
                          ------------  -------------  ------------  ------------  -----------
    Net loss............  $(13,399,470) $  (9,998,725) $ (4,213,969) $(16,255,929) $(6,107,433)
                          ============  =============  ============  ============  ===========
Accretion of preferred
 stock issuance costs...      (194,557)      (126,730)      (92,697)      (97,145)     (97,278)
                          ------------  -------------  ------------  ------------  -----------
Net loss available to
 common stockholders....  $(13,594,027) $ (10,125,455) $ (4,306,666) $(16,353,074) $(6,204,711)
                          ============  =============  ============  ============  ===========
Net loss available to
 common stockholders per
 share
 (basic and diluted)....  $      (5.25) $       (4.44) $      (2.27) $      (4.66) $     (2.44)
                          ============  =============  ============  ============  ===========
Weighted average shares
 outstanding (basic and
 diluted)...............     2,591,735      2,278,870     1,896,355     3,512,150    2,544,318
                          ============  =============  ============  ============  ===========
Comprehensive loss:
  Net loss..............  $(13,399,470) $  (9,998,725) $ (4,213,969) $(16,255,929) $(6,107,433)
  Unrealized holding
   gain (loss) on
   available for sale
   securities...........       (99,030)         2,927        26,712         7,744       89,978
                          ------------  -------------  ------------  ------------  -----------
Comprehensive loss......  $(13,498,500) $  (9,995,798) $ (4,187,257) $(16,248,185) $(6,017,455)
                          ============  =============  ============  ============  ===========


   The accompanying notes are an integral part of these financial statements.

                                ONTOGENY, INC.

                      Statements of Stockholders' Deficit

  For the Years Ended December 31, 1999, 1998 and 1997 and for the six months ended June 30, 2000

                                                                                                      Unrealized
                     Convertible                                                                         gain
                   preferred stock       Common stock     Additional                 Treasury stock   (loss) on
                 -------------------- -------------------   paid-in    Accumulated   ---------------  marketable   Deferred
                  Shares     Amount    Shares   Par value   capital      deficit     Shares  Amount   securities compensation
                 --------- ---------- --------- --------- -----------  ------------  ------- -------  ---------- ------------
Balance at
December 31,
1996............ 1,000,000 $2,500,000 2,495,335  $24,953  $   182,421  $ (7,779,081)  57,500 $  (575)            $   (15,946)
Accretion of
Series E
redeemable
convertible
preferred stock
to redemption
value...........                                              (92,697)
Issuance of
common stock....                         85,000      850       30,650
Issuance of
warrants to
purchase common
stock...........                                               36,430
Exercise of
stock options...                         62,850      629        9,107
Repurchase of
common stock....                                                                     175,000  (1,750)
Compensation
related to the
grant of common
stock options...                                            3,469,144                                              (3,469,144)
Amortization of
deferred
compensation....                                                                                                      244,330
Unrealized
holding gain on
marketable
securities......                                                                                       $ 26,712
Net loss........                                                         (4,213,969)
                 --------- ---------- ---------  -------  -----------  ------------  ------- -------   --------  ------------
Balance at
December 31,
1997............ 1,000,000  2,500,000 2,643,185   26,432    3,635,055   (11,993,050) 232,500  (2,325)    26,712    (3,240,760)
Accretion of
Series E and
Series F
redeemable
convertible
preferred stock
to redemption
value...........                                             (126,730)
Exercise of
stock options...                         46,250      462       18,379
Repurchase of
common stock....                                                                      35,000    (350)
Compensation
related to the
grant of common
stock options...                                            4,495,439                                              (4,495,439)
Amortization of
deferred
compensation....                                                                                                    1,253,645
Unrealized gain
on marketable
securities......                                                                                          2,927
Net loss........                                                         (9,998,725)
                 --------- ---------- ---------  -------  -----------  ------------  ------- -------   --------  ------------
Balance at
December 31,
1998............ 1,000,000  2,500,000 2,689,435   26,894    8,022,143   (21,991,775) 267,500  (2,675)    29,639    (6,482,554)
Issuance of
Series C1
convertible
preferred
stock...........   800,000  4,131,756
Issuance of
Series G
convertible
preferred
stock...........   400,000  2,106,367
Accretion of
Series E and
Series F
redeemable
convertible
preferred stock
to redemption
value...........                                             (194,557)
Exercise of
stock options...                        169,080    1,691       69,312
Issuance of
warrants........                                              116,500
Repurchase of
common stock....                                                                         600      (6)
Compensation
related to the
grant of common
stock options...                                            7,280,714                                              (7,280,714)
Amortization of
deferred
compensation....                                                                                                    2,460,420
Unrealized loss
on marketable
securities......                                                                                        (99,030)
Net loss........                                                        (13,399,470)
                 --------- ---------- ---------  -------  -----------  ------------  ------- -------   --------  ------------
Balance at
December 31,
1999............ 2,200,000  8,738,123 2,858,515   28,585   15,294,112   (35,391,245) 268,100  (2,681)   (69,391)  (11,302,848)
Conversion of
note payable....                        819,673    8,197    2,738,252
Accretion of
Series E and
Series F
redeemable
convertible
preferred stock
to redemption
value...........                                              (97,145)
Exercise of
stock options...                        239,725    2,397      170,877
Compensation
related to the
grant of common
stock options...                                            6,270,138                                              (6,270,138)
Amortization of
deferred
compensation....                                                                                                    4,008,995
Unrealized gain
on marketable
securities......                                                                                          7,744
Net loss........                                                        (16,255,929)
                 --------- ---------- ---------  -------  -----------  ------------  ------- -------   --------  ------------
Balance at June
30, 2000
(unaudited)..... 2,200,000 $8,738,123 3,917,913  $39,179  $24,376,234  $(51,647,174) 268,100 $(2,681)  $(61,647) $(13,563,991)
                 ========= ========== =========  =======  ===========  ============  ======= =======   ========  ============
                    Total
                 -------------
Balance at
December 31,
1996............ $(5,088,228)
Accretion of
Series E
redeemable
convertible
preferred stock
to redemption
value...........      (92,697)
Issuance of
common stock....       31,500
Issuance of
warrants to
purchase common
stock...........       36,430
Exercise of
stock options...        9,736
Repurchase of
common stock....       (1,750)
Compensation
related to the
grant of common
stock options...          --
Amortization of
deferred
compensation....      244,330
Unrealized
holding gain on
marketable
securities......       26,712
Net loss........   (4,213,969)
                 -------------
Balance at
December 31,
1997............   (9,047,936)
Accretion of
Series E and
Series F
redeemable
convertible
preferred stock
to redemption
value...........     (126,730)
Exercise of
stock options...       18,841
Repurchase of
common stock....         (350)
Compensation
related to the
grant of common
stock options...          --
Amortization of
deferred
compensation....    1,253,645
Unrealized gain
on marketable
securities......        2,927
Net loss........   (9,998,725)
                 -------------
Balance at
December 31,
1998............  (17,898,328)
Issuance of
Series C1
convertible
preferred
stock...........    4,131,756
Issuance of
Series G
convertible
preferred
stock...........    2,106,367
Accretion of
Series E and
Series F
redeemable
convertible
preferred stock
to redemption
value...........     (194,557)
Exercise of
stock options...       71,003
Issuance of
warrants........      116,500
Repurchase of
common stock....           (6)
Compensation
related to the
grant of common
stock options...          --
Amortization of
deferred
compensation....    2,460,420
Unrealized loss
on marketable
securities......      (99,030)
Net loss........  (13,399,470)
                 -------------
Balance at
December 31,
1999............  (22,705,345)
Conversion of
note payable....    2,746,449
Accretion of
Series E and
Series F
redeemable
convertible
preferred stock
to redemption
value...........      (97,145)
Exercise of
stock options...      173,274
Compensation
related to the
grant of common
stock options...          --
Amortization of
deferred
compensation....    4,008,995
Unrealized gain
on marketable
securities......        7,744
Net loss........  (16,255,929)
                 -------------
Balance at June
30, 2000
(unaudited)..... $(32,121,957)
                 =============

  The accompanying notes are an integral part of these financial statements.

                                 ONTOGENY, INC.

                            STATEMENTS OF CASH FLOWS

                                                                     For the Six Months Ended
                             For the Years Ended December 31,                 June 30,
                          -----------------------------------------  --------------------------
                              1999           1998          1997          2000          1999
                          -------------  ------------  ------------  ------------  ------------
                                                                            (unaudited)
Cash flows from
 operating activities:
Net loss................  $ (13,399,470) $ (9,998,725) $ (4,213,969) $(16,255,929) $ (6,107,433)
Adjustments to reconcile
 net loss to net cash
 used in operating
 activities:
 Depreciation and
  amortization..........      1,105,872       742,187       508,843       706,611       510,257
 Amortization of lease
  discount..............         36,281        38,139        31,214        14,316         9,685
 Noncash compensation
  expense...............      2,640,664     1,333,645       324,330     4,008,995     1,250,236
 Amortization of
  premiums and discounts
  on marketable
  securities............       (837,318)      147,580       175,495      (532,426)     (296,397)
 Stock issued in lieu of
  license fees and other
  expenses..............            --            --         18,000           --            --
 Notes payable issued in
  lieu of license fees..            --         99,000       295,000           --            --
 Loss on disposal of
  fixed asset...........          2,776           --            --            --            --
 Accrued interest on
  long-term debt........        237,410           --            --                      183,904
 Changes in assets and
  liabilities:
 Prepaid expenses and
  other current assets..       (635,470)     (335,118)       28,145       463,850       254,474
 Notes receivable from
  related parties.......          4,683       (18,317)          --         30,000        30,000
 Other assets...........        (77,580)      (16,041)      (60,139)       (4,689)      (12,080)
 Accounts payable.......        603,498       249,983        73,987     2,276,881       109,714
 Accrued expenses and
  other.................        659,180       276,240      (135,107)      185,793       219,892
 Deferred revenue.......        113,935       883,333      (666,667)     (997,268)     (410,508)
                          -------------  ------------  ------------  ------------  ------------
Net cash used in
 operating activities...     (9,545,539)   (6,598,094)   (3,620,868)  (10,103,866)   (4,258,256)
                          -------------  ------------  ------------  ------------  ------------
Cash flows from
 investing activities:
Purchases of fixed
 assets.................     (2,051,092)     (947,058)   (1,747,255)     (837,533)   (1,337,891)
Purchases of marketable
 securities.............   (178,694,944)  (10,483,447)  (33,533,551)  (46,648,204) (103,745,070)
Proceeds from maturities
 of marketable
 securities.............    157,095,807    20,550,000     9,370,000    62,610,450    81,958,244
                          -------------  ------------  ------------  ------------  ------------
Net cash provided by
 (used in) investing
 activities.............    (23,650,229)    9,119,495   (25,910,806)   15,124,713   (23,124,717)
                          -------------  ------------  ------------  ------------  ------------
Cash flows from
 financing activities:
Proceeds from issuance
 of notes payable.......      2,000,000     6,500,003           --            --      2,000,000
Proceeds from sale
 leaseback transaction..      1,805,203     1,476,552       423,906       518,039           --
Principal payments on
 capital lease
 obligations............     (1,013,794)     (728,319)     (715,917)     (689,065)     (452,352)
Proceeds from issuance
 of common stock........         71,003        18,841        23,236       173,274        19,975
Repurchase of common
 stock..................             (6)         (350)       (1,750)          --            --
Proceeds from issuance
 of preferred stock,
 net....................      2,000,001    23,184,799    24,218,737           --      2,000,001
                          -------------  ------------  ------------  ------------  ------------
Net cash provided by
 financing activities...      4,862,407    30,451,526    23,948,212         2,248     3,567,624
                          -------------  ------------  ------------  ------------  ------------
Net increase (decrease)
 in cash and cash
 equivalents............    (28,333,361)   32,972,927    (5,583,462)    5,023,095   (23,815,349)
Cash and cash
 equivalents at
 beginning of period....     35,492,881     2,519,954     8,103,416     7,159,520    35,492,881
                          -------------  ------------  ------------  ------------  ------------
Cash and cash
 equivalents at end of
 period.................  $   7,159,520  $ 35,492,881  $  2,519,954  $ 12,182,615  $ 11,677,532
                          =============  ============  ============  ============  ============

Supplemental disclosure of noncash investing and financing activities:

   During 1997, the Company entered into capital lease obligations to purchase fixed assets amounting to $65,000.

   During 1999, the Company converted $6,238,123 of notes payable and accrued interest into 1,200,000 shares of convertible preferred stock.

   During the six months ended June 30, 2000, $2,746,449 of principal and accrued interest on a note payable was converted into 819,673 shares of common stock.

Supplemental disclosure of cash flow information:

   During 1999, 1998 and 1997, the Company paid approximately $407,000, $172,000 and $180,000 of interest, respectively.

   The accompanying notes are an integral part of these financial statements.

                                 ONTOGENY, INC.

                         NOTES TO FINANCIAL STATEMENTS

 (the information presented relating to the six months ended June 30, 2000 and
                               1999 is unaudited)


1. Nature of Operations and Basis of Presentation

   Ontogeny, Inc. (the "Company") was incorporated in Delaware on May 31, 1994 and is focused on translating developmental biology insights into regenerative medicine therapies that will significantly improve the quality of life by activating the body's ability to repair and regenerate, or to specifically control abnormal and malignant growth. The Company is developing therapeutics for neurological diseases including Parkinson's and Alzheimer's diseases, diabetes and dermatoligical disorders including skin cancer and hair growth. The Company has incurred net losses since inception and expects to incur substantial and increasing losses for at least the next several years as research and development activities are expanded. To date, the Company has funded operations primarily through the sale of equity securities, revenue and license payments from collaborators and interest income earned on cash invested.

   The Company is subject to risks common to companies in the biotechnology industry, including, but not limited to, development by the Company or its competitors of new technological innovations, raising additional capital, dependence on key personnel, protection of proprietary technology and compliance with government regulations.

2. Summary of Significant Accounting Policies

   Significant accounting policies followed by the Company in the preparation of its financial statements are as follows:

 Cash, Cash Equivalents and Marketable Securities

   The Company considers all highly liquid investments with an original purchase maturity of three months or less to be cash equivalents. The Company maintains its cash and cash equivalents and marketable securities with three high quality financial institutions. Excess cash is invested primarily in corporate debt securities and money market instruments which have strong credit ratings. The Company classifies these securities as "available-for-sale." All available-for-sale securities are recorded at fair value based on quoted market prices and unrealized gains and losses are included in stockholders' deficit, net of related tax effects.

 Fixed Assets

   Fixed assets are stated at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives. Repair and maintenance costs are expensed as incurred. Leasehold improvements are amortized over the shorter of the lease life or the estimated useful life of the asset.

 Accounting for Stock-Based Compensation

   Stock options issued to employees under the Company's stock option plan are accounted for in accordance with Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees" and related interpretations. Accordingly, no compensation expense is recorded for options issued to employees in fixed amounts and with fixed exercise prices at least equal to the fair market value of the Company's common stock at the date of grant. The Company applies the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," through disclosure only (Note 10). All stock-based awards to nonemployees are accounted for at their fair value in accordance with SFAS No. 123 and Emerging Issues Task Force ("EITF") Issue No. 96-18, "Accounting for Equity Instrument that are Issued to Other than Employees".

                                 ONTOGENY, INC.

 (the information presented relating to the six months ended June 30, 2000 and
                               1999 is unaudited)

 Revenue Recognition

   Revenue relates to license and research payments made pursuant to collaborative agreements (Note 5). License and research payments received under the agreements prior to the work being performed are recorded as deferred revenue and recognized during the project period in accordance with SEC Staff Accounting Bulletin (SAB) No. 101. The Company records the revenue according to the level of effort over the project period. When the level of effort is relatively constant over the project period, the revenue is recorded on a straight-line basis.

   The Company recognizes revenue only on payments that are nonrefundable, and defers revenue recognition until performance obligations have been completed. None of the strategic alliances require scientific achievement as a performance obligation.

 Research and Development

   Research and development costs are charged to operations as incurred. Certain research and development projects are partially funded by research and development contracts, and the expenses related to these activities are included in research and development costs.

 Comprehensive Income

   The Company applies SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 requires that a full set of general-purpose financial statements be expanded to include the reporting of "comprehensive income." Comprehensive income is comprised of two components, net income and other comprehensive income which is comprised solely of unrealized gains/(losses) on available for sale securities.

 Financial Instruments

   The carrying amount of the Company's cash and cash equivalents and accounts payable approximates their fair value at the balance sheet dates based on the short-term nature of these accounts. Based on interest rates available to the Company, the carrying amount of the Company's notes payable also approximates their fair value at the balance sheet date.

 Business Segments

   The Company operates as a single business segment as defined in SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information."

 Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

 New Accounting Pronouncement

   In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 (SFAS No. 133), "Accounting for Derivative Instruments and Hedging Activities." This

                                 ONTOGENY, INC.

 (the information presented relating to the six months ended June 30, 2000 and
                               1999 is unaudited)

statement requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedging accounting. SFAS 133 will be effective for the Company's year ending December 31, 2001. The Company believes the adoption of SFAS No. 133 will not have a material effect on the financial statements.

 Reclassifications

   Certain reclassifications have been made to prior years' financial statements to conform to current year presentation.

 Interim Financial Information

   The financial statements of the Company as of June 30, 2000 and for the six months ended June 30, 2000 and 1999 are unaudited. All adjustments (consisting only of normal recurring adjustments) have been made which, in the opinion of management, are necessary for a fair presentation. Results of operations for the six months ended June 30, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000 or for any other future period.

3. Net Loss per Share

   Net loss per share is computed under SFAS No. 128, "Earnings Per Share." Basic net loss per share is computed using the weighted average number of shares of common stock outstanding. Diluted loss per share does not differ from basic loss per share since potential common shares are antidilutive for all periods presented and therefore are excluded from the calculation of diluted loss per share.

   The following potentially dilutive common shares were excluded because their effect was antidilutive:

                                                                 Six Months Ended June
                                   Year Ended December 31,                30,
                             ----------------------------------- ----------------------
                                1999        1998        1997        2000       1999
                             ----------- ----------- ----------- ---------- -----------
                                                                      (unaudited)
   Subordinated convertible
    note...................      819,673     819,673         --         --      819,673
   Redeemable convertible
    preferred stock........   30,680,150  30,024,412  22,300,557 30,680,150  30,680,150
   Convertible preferred
    stock..................    2,200,000   1,000,000   1,000,000  2,200,000   1,000,000
   Stock options...........    5,721,115   4,878,065   3,301,715  5,423,765   4,810,465
   Warrants................      261,187     236,187     236,187    261,187     236,187
   Unvested restricted
    stock..................       59,500     289,000     556,000     37,113     141,834

                                 ONTOGENY, INC.

 (the information presented relating to the six months ended June 30, 2000 and
                               1999 is unaudited)


4. Cash Equivalents and Marketable Securities

   The following is a summary of available-for-sale securities:

                                                     Unrealized
                                          Fair     ---------------  Amortized
                                          Value     Gains  Losses     Cost
                                       ----------- ------- ------- -----------
   December 31, 1999
     Money market instruments......... $ 4,162,929 $   --  $   --  $ 4,162,929
     Corporate debt securities........  28,551,348   2,807  54,829  28,603,370
     Government securities............   8,614,681     375  17,744   8,632,050
                                       ----------- ------- ------- -----------
                                       $41,328,958 $ 3,182 $72,573 $41,398,349
                                       =========== ======= ======= ===========
   Amounts included in cash and cash
    equivalents....................... $ 5,187,971
                                       ===========
   December 31, 1998
     Money market instruments......... $ 8,275,670 $   --  $   --  $ 8,275,670
     Corporate debt securities........  13,898,757  37,181   7,542  13,869,118
                                       ----------- ------- ------- -----------
                                       $22,174,427 $37,181 $ 7,542 $22,144,788
                                       =========== ======= ======= ===========
   Amounts included in cash and cash
    equivalents....................... $ 8,370,865
                                       ===========

   The fair value of the Company's investment in debt and governmental securities at December 31, 1999 was comprised of $36,269,631 due in one year or less and $758,074 due in one to two years. The Company did not realize any gains or losses on the sale of available-for-sale securities as the securities have been held to maturity.

5. Significant Agreements

 Collaboration Agreements

   In July 1996, the Company and Biogen entered into an 18-month strategic alliance to evaluate the applicability of certain of the Company's technology as drug candidates. Under the terms of the agreement, Biogen was committed for the initial 18-month period of the alliance to pay the Company a combination of research support of $3.0 million, a research licensing fee of $1.0 million and an equity investment of $1.0 million for Series C Preferred stock. In January 1998, Biogen exercised an option to extend the committed period of research funding for an additional six months until July 1998 by making a one-time, nonrefundable payment of $1 million which was recognized over the six month extension period. The agreement was also amended to (i) increase the annual funding level to $3.0 million; (ii) extend the date to initiate the Commercialization Phase until July 1, 2000; (iii) extend the funding commitment until June 2001, provided, however, that if Biogen does not initiate commercialization of at least one program by July 1, 2000, the Research Phase will terminate and Biogen will owe the Company a $1.5 million termination fee; and (iv) expand the area of collaboration to include gene therapy in addition to Biogen's exclusive rights to develop and commercialize certain of the Company's proteins for all nervous system disorders and certain other therapeutic indications, other than in the area of musculo-skeletal applications.

   In addition to and in connection with the 1998 amendment to the Biogen Agreement, the Company issued a convertible subordinated note, bearing interest at the rate of 6.5% per annum, to Biogen for proceeds of $4.0 million. The note and any accrued interest could have been paid by the Company in whole any time prior to the conversion date without penalty. In June 1999, in accordance with the automatic conversion features in the agreement, total principal and accrued interest of $131,756 converted into 800,000 shares of Series C-1 preferred stock.

                                 ONTOGENY, INC.

 (the information presented relating to the six months ended June 30, 2000 and
                               1999 is unaudited)


   Total revenues recorded under this agreement and related amendments and extensions were approximately $3 million, $3 million and $2.7 million in 1999, 1998 and 1997, respectively.

   Upon exercise of the Commercialization Phase option, Biogen will be committed, depending on the number of development programs initiated, to (i) purchase $3.0 to $9.0 million of preferred stock at the then-current fair market value of the stock, (ii) make a nonrefundable development fee payment of $3.0 to $9.0 million and (iii) provide a $4.0 to $12.0 million line of credit. Biogen will also be required to make certain payments during the Commercialization Phase for research funding, for the achievement of milestones and for royalties on sales of products resulting from the Agreement.

   Also, in 1996, the Company and Roche, formerly Boehringer--Manheim GmbH, entered into a research and commercialization agreement (the "Agreement") in certain technology fields. The initial Research Phase of the Agreement was eighteen months for which Roche paid the Company $1.1 million of research funding. Roche also made an equity investment of $1.5 million for Series D Preferred Stock.

   In December 1997, the Roche Agreement was amended to extend the term of the initial Research Phase from March 1998 to September 1999 for additional research funding. Under the agreement and the extension, the Company recorded revenue of approximately $1.5 million, $1.7 million and $750,000 in 1999, 1998 and 1997, respectively. The Research Phase ended in 1999 and Roche has no further commitment to the Company.

   On January 13, 1999, the Company entered into a research collaboration agreement ("BD Agreement") with Becton Dickinson ("BD") to further advance the Company's research in the area of diabetes. The BD Agreement provides for BD to have the right, until January 2001, to exclusively negotiate with the Company a license for certain of the Company's diabetes-related assets. In connection with the BD Agreement, the Company issued a subordinated note (the "BD Note"), bearing interest at a rate of 6.5% per annum and convertible into 400,000 shares of newly designated Series G Convertible Preferred Stock, for aggregate proceeds of $2.0 million. The BD Note, including all accrued interest of $106,367 converted automatically on October 31, 1999. Under the terms of the BD Agreement, BD is also obligated to purchase, at the earlier of January 2001 or the Company achieving a certain preclinical milestone, an additional $2 million of preferred stock at $10.00 per share with substantially similar terms as provided in the Series G Preferred Stock. Should BD decide not to license any of the Company's diabetes-related assets prior to January 2001, all rights under the agreement return to the Company. The BD Agreement can be terminated by BD upon three months notice to the Company.

 OntoScreen Agreement and Notes Payable

   During 1996, the Company entered into an agreement with Genetics Institute ("GI") for the Company's OntoScreen program pursuant to which the Company has the right to screen certain protein libraries provided by GI. In addition, the Company has the right to exclusively license certain proteins it selects and to develop these proteins either on its own or, at the option of GI, on a co-development basis with GI. During 1998 and 1997, the Company purchased plates with an aggregate cost of $99,000 and $139,500, respectively, of which $194,000 was financed by GI with notes payable bearing interest at the prime lending rate (8.5% at December 31, 1999). During 1997, the Company also exercised its right to obtain an option to exclusively license a protein for a fee of $250,000 of which $200,000 was financed by the Licensor with a note payable bearing interest at the prime lending rate (8.5% at December 31, 1999). These notes payable mature $295,000 in 2000 and $99,000 in 2001 and are payable at any time at the election of the Company with either cash or common stock of the Company discounted by 25%. Accrued interest, which totaled $87,210 at December 31, 1999, is payable upon maturity of the related note.

                                 ONTOGENY, INC.

 (the information presented relating to the six months ended June 30, 2000 and
                               1999 is unaudited)


 Note Payable

   On December 29, 1998, the Company entered into a Common Stock Purchase Agreement ("Purchase Agreement") with an unrelated party ("Lender") that includes a provision for (i) the Company to issue to the Lender 819,673 shares of common stock upon the earlier of December 29, 2001 or the occurrence of certain defined events and (ii) the Company and the Lender to enter into a subordinated convertible note for which the Company received proceeds of $2,500,003. The note is non-interest bearing and the principal and all accrued interest are forgiven upon the Company issuing to the Lender the 819,673 shares of common stock as required under the Purchase Agreement. The Company is imputing interest on the note at a rate of 8% per annum which totaled $208,283 and $1,099 at December 31, 1999 and 1998, respectively. In March 2000, the Lender converted principal and accrued interest of $2,738,252 into 819,673 shares of common stock.

6. Fixed Assets

   Fixed assets consist of the following:

                                                Useful       December 31,
                                                 life    ---------------------
                                               in years     1999       1998
                                              ---------- ---------- ----------
     Laboratory equipment....................     5      $3,220,761 $1,945,584
     Furniture and fixtures..................     5         113,073    113,073
     Computer equipment......................     3         438,582    298,034
     Leasehold improvements.................. Lease term  3,637,647  3,005,989
                                                         ---------- ----------
                                                          7,410,063  5,362,680
     Less--Accumulated depreciation and
      amortization...........................             2,718,848  1,613,909
                                                         ---------- ----------
                                                         $4,691,215 $3,748,771
                                                         ========== ==========

   Property and equipment held under capital leases at December 31, 1999 and 1998 totaled approximately $3,809,000 and $4,407,000, respectively. Amortization expense related to these assets is included in depreciation and amortization expense.

7. Accrued Expenses and Other

   Accrued expenses and other consist of the following:

                                                               December 31,
                                                            -------------------
                                                               1999      1998
                                                            ---------- --------
      Sponsored research................................... $  368,676 $ 93,592
      Compensation.........................................    311,120  240,778
      Interest.............................................    306,669   57,154
      Other accrued expenses...............................    575,579  512,053
                                                            ---------- --------
                                                            $1,562,044 $903,577
                                                            ========== ========

                                 ONTOGENY, INC.

 (the information presented relating to the six months ended June 30, 2000 and
                               1999 is unaudited)


8. Preferred Stock

   Redeemable convertible preferred stock consists of the following:

                                                             December 31,
                                                        -----------------------
                                                           1999        1998
                                                        ----------- -----------
   Series A: 4,922,299 shares authorized, 4,853,334
    shares issued and outstanding at December 31, 1999
    and 1998, stated at redemption value (liquidation
    preference $4,222,400)............................  $ 4,200,000 $ 4,200,000
   Series B: 8,000,000 shares authorized, 7,447,223
    shares issued and outstanding at December 31, 1999
    and 1998, stated at redemption value (liquidation
    preference $8,415,362)............................    8,378,126   8,378,126
   Series E: 10,000,000 shares authorized, issued and
    outstanding at December 31, 1999 and 1998, stated
    at issuance cost plus accumulated accretion of
    $330,706 and $212,714 at December 31, 1999 and
    1998, respectively (liquidation preference
    $25,000,000)......................................   24,549,443  24,431,451
   Series F: 10,000,000 shares authorized, 8,379,593
    and 7,723,855 shares issued and outstanding at
    December 31, 1999 and 1998, respectively, stated
    at issuance cost plus accumulated accretion of
    $83,278 and $6,713 at December 31, 1999 and 1998,
    respectively (liquidation preference of
    $25,557,759 and $23,557,758 at December 31, 1999
    and 1998, respectively)...........................   25,268,078  23,191,512
                                                        ----------- -----------
                                                        $62,395,647 $60,201,089
                                                        =========== ===========

   Convertible preferred stock consists of the following:

                                                            December 31,
                                                        ---------------------
                                                           1999       1998
                                                        ---------- ----------
   Series C: 400,000 shares authorized, issued and
    outstanding at December 31, 1999 and 1998, stated
    at issuance cost (liquidation preference
    $1,000,000).......................................  $1,000,000 $1,000,000
   Series C-1: 800,000 and 0 shares authorized, issued
    and outstanding at December 31, 1999 and 1998,
    respectively, stated at issuance cost (liquidation
    preference $4,000,000)............................   4,131,756        --
   Series D: 600,000 shares authorized, issued and
    outstanding at December 31, 1999 and 1998, stated
    at issuance cost (liquidation preference
    $1,500,000).......................................   1,500,000  1,500,000
   Series G: 400,000 and 0 shares authorized, issued
    and outstanding at December 31, 1999 and 1998,
    respectively, stated at issuance cost (liquidation
    preference $2,000,000)............................   2,106,367        --
                                                        ---------- ----------
                                                        $8,738,123 $2,500,000
                                                        ========== ==========

   The preferred stock has the following characteristics:

 Conversion

   Each share of preferred stock is convertible into common stock at the option of the holder based on a formula which currently would result in a 1-for-1 exchange. The preferred stock will automatically convert to common stock upon the closing of a public offering of the Company's common stock in which gross proceeds

                                 ONTOGENY, INC.

 (the information presented relating to the six months ended June 30, 2000 and
                               1999 is unaudited)

equal or exceed $10,000,000 and the per share price equals or exceeds $5.00. At December 31, 1999, 32,880,150 shares of common stock have been reserved for issuance upon conversion of the outstanding preferred stock.

 Dividends

   The holders of the Series A, Series B, Series E and Series F preferred stock are entitled to receive dividends at a per annum rate of $0.07 per share, $0.09 per share, $0.20 per share and $0.24 per share, respectively, adjusted for stock dividends or splits, when and if declared by the Board of Directors. The holders of the Series C, Series C-1, Series D and Series G preferred stock may receive dividends when and if declared by the Board of Directors, subject to any preferential dividend rights of the Series A, B, E and F preferred stock. The Series G preferred stock is junior to the Series C, Series C-1 and Series D preferred stock in regard to dividends. Dividends on the preferred stock are not cumulative. No dividend may be paid on the common stock until all dividends on the preferred stock have been paid in full. Through December 31, 1999, no dividends have been declared or paid.

 Redemption

   The Company is required to redeem from each holder of Series A, Series B, Series E and Series F preferred stock up to one-third of, one-half of and the entire then outstanding shares of preferred stock in three annual installments beginning on December 1, 2002 at a price equal to $0.87, $1.13, $2.50 and $3.05 per share, respectively, plus any declared but unpaid dividends. The Series C, Series C-1, Series D and Series G preferred stock is not redeemable.

 Liquidation Preference

   In the event of any liquidation, dissolution or winding up of the affairs of the Company, the holders of the Series A, Series B, Series E and Series F preferred stock are entitled to receive, prior to and in preference to the holders of Series C, Series C-1, Series D and Series G preferred stock and the holders of common stock, an amount equal to $0.87, $1.13, $2.50 and $3.05 per share, respectively, plus any declared but unpaid dividends. After all such payments have been made, the holders of the outstanding Series C, Series C-1, Series D and Series G preferred stock are entitled to receive, prior to and in preference to the holders of common stock, an amount equal to $2.50, $5.00, $2.50 and $5.00 per share, respectively, plus any declared but unpaid dividend. The Series G preferred stock is junior to the Series C, Series C-1 and Series D preferred stock in regard to liquidation.

 Voting Rights

   Each preferred stockholder is entitled to a number of votes equal to the number of shares of common stock into which such holder's shares are convertible. These votes are counted together with the common stockholders' votes as a single class on all matters.

 Warrants

   In January 1996 and November 1994 and in connection with capital lease agreements, warrants to purchase 142,222 and 68,965 shares of the Company's Series B and Series A preferred stock were issued to the lessors, at an exercise price of $1.13 and $0.87 per share, respectively, subject to certain anti-dilution adjustments. During 1999 and 1997 and in connection with capital lease agreements, warrants to purchase

                                 ONTOGENY, INC.

 (the information presented relating to the six months ended June 30, 2000 and
                               1999 is unaudited)

25,000 and 25,000 shares of the Company's common stock were issued to the lessors, at an exercise price of $5.00 and $2.50 per share, respectively, subject to certain anti-dilution adjustments. The warrant to purchase shares of Series B preferred stock may be exercised at any time through the earlier of the closing of an initial public offering or January 28, 2006. The warrant to purchase shares of Series A preferred stock may be exercised at any time through November 2, 2004. The warrants to purchase shares of common stock may be exercised at any time and expire at the earlier of the closing of an initial public offering or during the period from November 2002 through December 2009. At December 31, 1999, 68,965 and 142,222 shares of Series A and Series B preferred stock, respectively, and 261,187 shares of common stock are reserved for issuance upon exercise of the warrants and conversion of the related preferred stock. The Company has accounted for the value of the warrants, totaling approximately $258,000, as a discount on the leases. Such discount is being amortized as interest expense over the lives of the leases.

9. Common Stock

   The Company has executed stock restriction agreements with certain of its employees. Each agreement gives the Company the right to purchase, at the original issuance price, a certain number of shares held by each individual if the respective stockholder ceases to be a director, employee or consultant of the Company. The purchase option rights lapse at various dates through July 25, 2001. At December 31, 1999 59,500 shares of the Company's outstanding common stock were subject to these purchase options.

10. Stock Option Plan

   During 1995, the Company adopted the 1995 Stock Option Plan (the "Plan"). The Plan provides for the granting of incentive and non-qualified stock options to employees, directors, consultants and advisors of the Company. The Stockholders approved an increase to the total number of shares of common stock issuable under the plan from 4,000,000 to 5,500,000 in 1998 and then to 7,500,000 in 1999. Incentive stock options may not be granted at an exercise price less than the fair market value of the Company's common stock at the date of grant as determined by the Board of Directors and for a term not to the exceed ten years. For holders of more than 10% of the Company's total combined voting power of all classes of stock, incentive stock options may not be granted at less than 110% of the fair market value of the Company's common stock at the date of grant and for a term not to exceed five years. The exercise price under each non-qualified stock option may be granted at less than fair market value but shall in no case be less than the par value of the underlying common stock. Upon the exercise of an option, certain restrictions are placed on the transfer or sale of such shares. Options generally vest over a five year period.

   On December 11, 1997, the Board of Directors, with the approval of stockholders on March 12, 1998, adopted the 1997 Non-Employee Director Stock Option Plan (the "Director Plan"). The Director Plan provides for the grant of non-qualified stock options for the purchase of up to 300,000 shares of common stock of the Company, at an exercise price that is not less than the fair market value of the Company's common stock at the date of grant.

   The Company recorded compensation expense of $1,569,490, $913,139 and $188,663 in 1999, 1998 and 1997, respectively relating to options granted to employees with exercise prices less than the fair value of the common stock at the grant date (fair value of the common stock as subsequently determined for financial reporting purposes). Had compensation cost been determined based on the fair value of all options granted to employees at the grant date consistent with the provisions of SFAS No. 123, the effect on the Company's net loss for 1999, 1998 and 1997 would have been as follows:

                                 ONTOGENY, INC.

 (the information presented relating to the six months ended June 30, 2000 and
                               1999 is unaudited)


                                                                     Net loss
                                                                   available per
                                                                      common
                                                                   share--basic
                                                       Net loss     and diluted
                                                     ------------- -------------
       As reported:
         1999....................................... $(13,399,470)    $(5.25)
         1998.......................................   (9,998,725)     (4.44)
         1997.......................................   (4,213,969)     (2.27)


       Pro forma:
         1999....................................... $(13,515,076)    $(5.29)
         1998.......................................  (10,077,850)     (4.48)
         1997.......................................   (4,247,255)     (2.29)

   Since options vest over several years and additional option grants are expected to be made in future years, the above pro forma results are not representative of pro forma results for future years.

   For the purposes of pro forma disclosure, the fair value of each employee option grant is estimated on the date of grant using the minimum valued method with the following assumptions for grants in 1999, 1998 and 1997: no dividend yield; risk-free interest rates of 6% for 1999 grants, 5% for 1998 grants and 6% for 1997 grants; and an expected life of 5 years for all options granted. The weighted average fair value of options granted to employees during 1999, 1998 and 1997, was $3.97, $2.36 and $1.77, respectively. For financial reporting purposes, all options granted in 1999, 1998 and 1997 were deemed to be granted at less than fair value.

   During 1999, 1998 and 1997, the Company granted options in the amount of 143,000, 213,000 and 174,500, respectively, to consultants and advisors under the Plan. The Company applies EITF No. 96-18 to non-employee grants. Under EITF 96-18, the expense that will ultimately be recognized for certain of the options issued to nonemployees will be the fair value at the vesting dates of the underlying options. As these options vest over periods of one to five years, the Company will be required to remeasure the fair value of these options at each reporting period prior to vesting and then finally at the vesting date of the option. Changes in the estimated fair value of these options will be recognized as deferred compensation and related amortization of compensation expense in the period of the change. Accordingly, the Company recognized $890,930, $340,506, and $55,667 of expense relating to these options in 1999, 1998 and 1997, respectively. At December 31, 1999, the Company has $984,701 of deferred compensation relating to these options.

Deferred Compensation (Unaudited)

   During the six months ended June 30, 2000, the Company granted stock options to employees to purchase 230,500 shares of common stock at an exercise price of $4.00 per share. The Company recorded deferred compensation relating to these options totaling $3,388,350, representing the aggregate difference between the estimated fair market value of Ontogeny's common stock on the date of grant and the exercise price of each option. This deferred compensation is being amortized over the five-year vesting period. Compensation expense for the six months ended June 30, 2000 for these options was $284,864. The Company recorded compensation expense of $1,282,452 and $2,441,679 during the six months ended June 30, 2000 for options previously granted to employees and non-employees, respectively. At June 30, 2000, the Company has $12,139,811 and $1,424,180 of deferred compensation relating to employee and non-employee grants, respectively. The deferred compensation for employee stock option grants is amortized on a straight-line basis over the vesting period of the related option.

                                 ONTOGENY, INC.

 (the information presented relating to the six months ended June 30, 2000 and
                               1999 is unaudited)


   A summary of the status of the Company's stock option plans as of December 31, 1999, 1998 and 1997 and changes during the years then ended is presented below:

                                 1999                 1998                 1997
                          -------------------- -------------------- --------------------
                                     Weighted-            Weighted-            Weighted-
                                      average              average              average
                                     exercise             exercise             exercise
                           Shares      price    Shares      price    Shares      price
                          ---------  --------- ---------  --------- ---------  ---------
Outstanding at beginning
 of year................  4,878,065    $0.70   3,301,715    $0.54   1,340,665    $0.20
  Granted below fair
   value................  1,617,000     0.99   1,777,000     1.00   2,052,000     0.74
  Exercised.............   (169,080)    0.42     (46,250)    0.41     (62,850)    0.15
  Cancelled.............   (604,870)    0.88    (154,400)    0.64     (28,100)    0.17
                          ---------    -----   ---------    -----   ---------    -----
Outstanding at end of
 year...................  5,721,115    $0.78   4,878,065    $0.70   3,301,715    $0.54
                          =========            =========            =========
Options exercisable at
 end of year............  1,786,186    $0.63   1,030,163    $0.51     360,530    $0.29
                          =========            =========            =========

   The following table summarizes information about stock options outstanding at December 31, 1999:

                                                            Outstanding
                       Options Outstanding                  Exercisable
                -------------------------------------  ------------------------
                              Weighted-
                               average     Weighted-                 Weighted-
    Range of                  remaining     average     Number of     average
    exercise      Number     contractual   exercise      options     exercise
     price      of options      life         price     exercisable     price
   ----------   ----------   -----------   ---------   -----------   ---------
   $0.01-0.50   1,842,315        6.9         $0.31        956,261      $0.31
     $1.00      3,878,800        9.0          1.00        829,925       1.00
   ----------   ---------        ---         -----      ---------      -----
   $.01-$1.00   5,721,115        8.3         $0.78      1,786,186      $0.63
   ==========   =========        ===         =====      =========      =====

   At December 31, 1999, there are 1,789,905 options available for future grant.

11. Income Taxes

   Deferred tax assets consist of the following:

                                                            December 31,
                                                      -------------------------
                                                          1999         1998
                                                      ------------  -----------
      Net operating loss carryforwards............... $ 11,664,000  $ 7,893,000
      Tax credit carryforwards.......................    1,427,000      987,000
      Other temporary differences....................    1,606,000      231,000
                                                      ------------  -----------
      Gross deferred tax assets......................   14,697,000    9,111,000
      Valuation allowance............................  (14,697,000)  (9,111,000)
                                                      ------------  -----------
                                                      $        --   $       --
                                                      ============  ===========

   The Company has generated taxable losses from operations since inception and, accordingly, has no taxable income available to offset the carryback of net operating losses. Based upon the weight of all available evidence, the Company has provided a full valuation allowance for its deferred tax assets since, in the opinion of management, realization of these future benefits is not sufficiently assured (defined as a likelihood of more than 50 percent).

   As of December 31, 1999, the Company has U.S. Federal net operating loss carryforwards of approximately $28,700,000 and tax credit carryforwards of $890,000 which may be used to offset future

                                 ONTOGENY, INC.

 (the information presented relating to the six months ended June 30, 2000 and
                               1999 is unaudited)

liabilities and expire at various times from 2009 through 2019. The Company also has state research and development credits of approximately $700,000 which expire at various times from 2010 through 2014.

   Under the Internal Revenue Code, certain substantial changes in the Company's ownership could result in an annual limitation on the amount of net operating loss and tax credit carryforwards which can be utilized in future years.

12. Related Party Transactions

 Notes Receivable from Related Parties

   In 1996 and 1994, the Company loaned two officers $500,000 and $100,000, respectively. The $100,000 loan was forgiven over a five-year period commencing in 1994 and $300,000 of the $500,000 loan will be forgiven over a five-year period commencing in 1996, contingent on the respective officers' continued employment with the Company. The remaining $200,000 of the $500,000 loan matures in 2003. Upon forgiveness, the Company has committed to pay for any resulting income taxes to the officers. The Company is recording compensation expense to amortize the total of these loans over a period of five to seven years and to accrue the related taxes. At December 31, 1999 and 1998, accrued taxes related to this commitment totaled approximately $129,000 and $117,000, respectively, and are included in accrued expenses and other liabilities.

   In 1996, the Company also loaned an officer $100,000. During 1998, the maturity date of this note was extended from March 31, 1998 to March 31, 2000. In March 1999, the Company agreed to forgive all principal and accrued interest outstanding on the loan as of January 1, 1999 and recorded such amounts as compensation expense in 1999. The Company also agreed to pay for any resulting income taxes to the officer associated with the forgiveness.

13. Commitments and Contingencies

 Consulting Agreements

   The Company has consulting agreements with terms of up to one year. Total cash consulting expense incurred by the Company during 1999, 1998 and 1997 was approximately $371,000, $303,000 and $336,000, respectively. Two of these agreements provide for stock option grants for services rendered (See Note 10).

 License Agreements

   The Company is a party to license agreements for certain technologies. Pursuant to these agreements, the Company has incurred license fee expense of approximately $306,000, $820,000 and $171,000 in 1999, 1998 and 1997,
respectively, and upon the execution of these agreements has issued an aggregate of 647,000 shares of common stock. The agreements generally require the Company to reimburse the licensor for all patent-related costs and contain various provisions requiring additional payments, including annual payments ranging in the aggregate from $162,000 to $237,000 per year for terms ranging from two years to the life of the last licensed patent to expire, royalty payments based on a certain percentage of net sales of products developed from the licensed technology and milestone payments ranging from $10,000 to $5,000,000 upon the occurrence of certain events ranging from the date of filing of a patent application on the licensed technology to the achievement of $100 million of sales of a product related to the licensed technology. The license agreements are cancelable upon notice by Ontogeny

                                 ONTOGENY, INC.

 (the information presented relating to the six months ended June 30, 2000 and
                               1999 is unaudited)


 Leases

   The Company leases office space under a noncancelable operating lease which expires in March 2006. Total rent expense (net of sublease income of $130,000, $130,000 and $97,850 for 1999, 1998, and 1997, respectively) was approximately $565,000, $130,000 and $162,200 for 1999, 1998 and 1997, respectively. Future minimum lease payments under the facilities lease and under capital lease agreements (Note 6) as of December 31, 1999 are as follows:

                                                          Operating   Capital
                                                            lease      lease
                                                          ---------- ----------
      Year ending December 31,
        2000............................................. $  751,107 $1,450,007
        2001.............................................    715,137  1,179,417
        2002.............................................    312,055  1,087,203
        2003.............................................    310,575    762,840
        2004.............................................    310,575        --
        Thereafter.......................................    388,218        --
                                                          ---------- ----------
          Total.......................................... $2,787,667  4,479,467
                                                          ==========
      Less--Amount representing interest.................             1,015,148
                                                                     ----------
      Present value of future minimum lease payments.....            $3,464,319
                                                                     ==========

14. Employee Benefit Plans

   The Company has a defined Contribution 401(k) Plan in which all qualified employees of the Company may contribute up to 15% of compensation through salary withholdings. Company matching contributions are discretionary and to date, there have been no matching contributions.

15. Proposed Merger

   On February 15, 2000, the Company announced an agreement to merge with Creative BioMolecules, Inc. and Reprogenesis, Inc. in a tax-free exchange of stock to form Curis, Inc. Upon consummation of the merger on July 31, 2000, Curis was owned approximately 43% by the stockholders of Creative BioMolecules, approximately 38% by the stockholders of Ontogeny and approximately 19% by the stockholders of Reprogenesis. The separate corporate existence of each of Creative, Ontogeny and Reprogenesis shall cease and Curis shall, as the surviving corporation in the merger, continue its existence under the provisions of the Delaware General Corporation Law.

                               REPROGENESIS, INC.
                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of
Reprogenesis, Inc.:

   We have audited the accompanying consolidated balance sheets of Reprogenesis, Inc. (a Texas corporation) and subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended
December 31, 1999. These financial statements are the responsibility of Reprogenesis, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Reprogenesis, Inc. and subsidiary as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

                                          /s/ Arthur Andersen LLP

Boston, Massachusetts
February 4, 2000 (except for matters discussed in Notes 1 and 8 as to which the date is February 14, 2000)

                               REPROGENESIS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                              December 31
                                        -------------------------    June 30,
                                            1999         1998          2000
                                        ------------  -----------  ------------
                                                                   (unaudited)
                ASSETS
Current Assets:
  Cash and cash equivalents...........  $  6,492,341  $ 1,692,219  $  2,561,562
  Accounts receivable.................       213,023    1,149,869       418,315
  Prepaid expenses and other current
   assets.............................       163,012      108,062       187,931
                                        ------------  -----------  ------------
    Total current assets..............     6,868,376    2,950,150     3,167,808
Property and Equipment, at cost:
  Leasehold improvements..............     1,360,201    1,356,427     1,360,201
  Furniture and equipment.............       903,722      842,555       963,902
                                        ------------  -----------  ------------
                                           2,263,923    2,198,982     2,324,103
  Less--Accumulated depreciation......      (673,245)    (299,952)     (827,916)
                                        ------------  -----------  ------------
                                           1,590,678    1,899,030     1,496,187
Other Assets..........................        36,658       36,658        58,010
                                        ------------  -----------  ------------
                                        $  8,495,712  $ 4,885,838  $  4,722,005
                                        ============  ===========  ============

 LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued
   expenses...........................  $    918,527  $   854,528  $  1,739,764
  Deferred revenue....................           --     1,767,857           --
  Current portion of notes payable....       353,508      341,263       486,815
                                        ------------  -----------  ------------
    Total current liabilities.........     1,272,035    2,963,648     2,226,579
Note Payable, net of current portion..       885,961    1,239,470       674,969
Commitments and Contingencies (Notes
 3, 4, 5 and 6)
Minority Interest.....................           --       (54,052)          --
Shareholders' Equity:
  Series A convertible preferred
   stock, $0.01 par value--
    Authorized, issued and
     outstanding--2,702,702 shares as
     of June 30, 2000 (liquidation
     preference of $6,000,000 as of
     June 30, 2000 (unaudited)).......        27,027       27,027        27,027
  Series B convertible preferred
   stock, $0.01 par value--
    Authorized--5,044,451 shares;
     issued and outstanding--4,729,134
     shares as of June 30, 2000
     (liquidation preference of
     $10,498,677 as of June 30, 2000
     (unaudited)).....................        47,291          --         47,291
  Common stock, $0.01 par value--
    Authorized--30,084,501 shares;
     issued and outstanding--
     10,897,660, 10,397,660 and
     18,372,196 shares as of December
     31, 1999, 1998, and June 30, 2000
     (unaudited), respectively........       108,977      103,977       183,722
Additional paid-in capital............    19,470,631    7,579,785    39,565,772
Accumulated deficit...................   (12,945,512)  (6,407,917)  (35,047,537)
Deferred compensation.................      (370,698)    (566,100)   (2,955,818)
                                        ------------  -----------  ------------
      Total shareholders' equity......     6,337,716      736,772     1,820,457
                                        ------------  -----------  ------------
                                        $  8,495,712  $ 4,885,838  $  4,722,005
                                        ============  ===========  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                               REPROGENESIS, INC.

                     Consolidated Statements of Operations
              For the Years Ended December 31, 1999, 1998 and 1997
        and for the Six Months Ended June 30, 2000 and 1999 (unaudited)

                                                                   June 30,     June 30,
                             1999         1998         1997          2000         1999
                          -----------  -----------  -----------  ------------  -----------
                                                                 (unaudited)   (unaudited)
Revenues:
  Research and
   development contracts
   and government
   grants...............  $ 2,285,471  $ 4,548,642  $ 6,251,271  $    434,423  $ 2,072,448
                          -----------  -----------  -----------  ------------  -----------
Costs and Expenses:
  Research and
   development..........    7,625,147    6,453,383    5,755,474     5,027,491    3,759,363
  General and
   administrative.......    1,369,660    1,880,219      705,463     2,495,809      749,760
                          -----------  -----------  -----------  ------------  -----------
    Total costs and
     expenses...........    8,994,807    8,333,602    6,460,937     7,523,300    4,509,123
                          -----------  -----------  -----------  ------------  -----------
Loss from operations....   (6,709,336)  (3,784,960)    (209,666)   (7,088,877)  (2,436,675)
  Other income
   (expense), net.......    1,502,182          --           --        (21,091)   1,578,590
  Interest income.......      274,042      170,949      201,241       123,443       70,934
  Interest expense......   (1,229,483)    (107,430)      (3,057)      (76,797)    (929,708)
                          -----------  -----------  -----------  ------------  -----------
Loss before minority
 interest in (income)
 losses of CTDP.........   (6,162,595)  (3,721,441)     (11,482)   (7,063,322)  (1,716,859)
Minority interest in
 (income) losses of
 CTDP...................     (375,000)      98,174       58,378           --      (375,000)
                          -----------  -----------  -----------  ------------  -----------
Net (loss) income.......   (6,537,595)  (3,623,267)      46,896    (7,063,322)  (2,091,859)
Common stock dividend to
 Series B preferred
 stockholders (Note 9)..          --           --           --    (15,038,703)         --
                          -----------  -----------  -----------  ------------  -----------
Net (loss) income
 attributable to common
 stockholders...........  $(6,537,595) $(3,623,267) $    46,896  $(22,102,025) $(2,091,859)
                          ===========  ===========  ===========  ============  ===========
Net (loss) income per
 common share:
  Basic and diluted.....  $     (0.60) $     (0.35) $       --   $      (1.45) $     (0.19)
                          ===========  ===========  ===========  ============  ===========
Weighted average common
 shares outstanding:
  Basic and diluted.....   10,897,660   10,397,660   10,397,660    15,201,993   10,897,660
                          ===========  ===========  ===========  ============  ===========



  The accompanying notes are an integral part of these consolidated financial statements.

                               REPROGENESIS, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
              For the Years Ended December 31, 1999, 1998 and 1997
             and for the Six Months Ended June 30, 2000 (unaudited)

                           Preferred Stock       Common Stock
                         ------------------- -------------------- Additional
                         Number of             Number               Paid-in   Accumulated     Deferred
                          Shares   Par Value of Shares  Par Value   Capital     Deficit     Compensation     Total
                         --------- --------- ---------- --------- ----------- ------------  ------------  -----------
Balance, December 31,
 1996...................       --   $   --   10,397,660 $103,977  $   688,682 $ (2,831,546) $       --    $(2,038,887)
 Sale of Series A
  preferred stock, net
  of issuance costs of
  approximately
  $75,000............... 2,702,702   27,027         --       --     5,897,603          --           --      5,924,630
 Deferred compensation
  related to common
  stock options.........       --       --          --       --       631,500          --      (631,500)          --
 Amortization of
  deferred
  compensation..........       --       --          --       --           --           --       126,600       126,600
 Net income.............       --       --          --       --           --        46,896          --         46,896
                         ---------  -------  ---------- --------  ----------- ------------  -----------   -----------
Balance, December 31,
 1997................... 2,702,702   27,027  10,397,660  103,977    7,217,785   (2,784,650)    (504,900)    4,059,239
 Deferred compensation
  related to stock
  options...............       --       --          --       --       362,000          --      (362,000)          --
 Amortization of
  deferred
  compensation..........       --       --          --       --           --           --       300,800       300,800
 Net loss...............       --       --          --       --           --    (3,623,267)         --     (3,623,267)
                         ---------  -------  ---------- --------  ----------- ------------  -----------   -----------
Balance, December 31,
 1998................... 2,702,702   27,027  10,397,660  103,977    7,579,785   (6,407,917)    (566,100)      736,772
 Issuance of common
  stock, ...............       --       --      500,000    5,000      495,000          --           --        500,000
 Issuance of stock
  options to
  nonemployees..........       --       --          --       --        12,299          --           --         12,299
 Sale of Series B
  preferred stock, net
  of issuance costs of
  approximately
  $113,000.............. 4,729,134   47,291         --       --    10,338,393          --           --     10,385,684
 Adjustment for interest
  expense in connection
  with Series A warrant
  repricing (see Note
  9)....................       --       --          --       --       924,356          --           --        924,356
 Deferred compensation
  related to common
  stock options.........       --       --          --       --       120,798          --      (120,798)          --
 Amortization of
  deferred
  compensation..........       --       --          --       --           --           --       316,200       316,200
 Net loss...............       --       --          --       --           --    (6,537,595)         --     (6,537,595)
                         ---------  -------  ---------- --------  ----------- ------------  -----------   -----------
Balance, December 31,
 1999................... 7,431,836   74,318  10,897,660  108,977   19,470,631  (12,945,512)    (370,698)    6,337,716
 Issuance of common
  stock dividend to the
  holders of Series B
  preferred stock.......       --       --    3,546,864   35,469   15,003,234  (15,038,703)         --            --
 Issuance of restricted
  stock.................       --       --      300,000    3,000    1,898,952          --    (1,901,952)          --
 Deferred compensation
  related to common
  stock options.........       --       --          --       --       313,362          --       (92,739)      220,623
 Deferred compensation
  related to restricted
  stock.................       --       --          --       --       772,000          --      (772,000)          --
 Amortization of
  deferred
  compensation..........       --       --          --       --           --           --       181,571       181,571
 Issuance of stock
  options to non-
  employees ............       --       --          --       --       106,000          --           --        106,000
 Compensation expense
  related to repriced
  common stock options..       --       --          --       --       474,800          --           --        474,800
 Exercise of common
  stock warrants and
  options...............       --       --    3,627,672   36,276    1,526,793          --           --      1,563,069
 Net loss ..............       --       --          --       --           --    (7,063,322)         --     (7,063,322)
                         ---------  -------  ---------- --------  ----------- ------------  -----------   -----------
Balance, June 30, 2000
 (unaudited)............ 7,431,836  $74,318  18,372,196 $183,722  $39,565,772 $(35,047,537) $(2,955,818)  $ 1,820,457
                         =========  =======  ========== ========  =========== ============  ===========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                               REPROGENESIS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              For the Years Ended December 31, 1999, 1998 and 1997
        and for the Six Months Ended June 30, 2000 and 1999 (unaudited)

                                                                        June 30,
                                                                 ------------------------
                             1999         1998         1997         2000         1999
                          -----------  -----------  -----------  -----------  -----------
                                                                       (unaudited)
Cash Flows from
 Operating Activities:
 Net (loss) income......  $(6,537,595) $(3,623,267) $    46,896  $(7,063,322) $(2,091,859)
Adjustments to reconcile
 net (loss) income to
 net cash used in
 operating activities--
  Depreciation and
   amortization.........      373,293      284,767        6,386      154,671      182,941
  Minority interest in
   income (losses) of
   CTDP.................      375,000      (98,174)     (58,378)         --       375,000
  Write off of acquired
   in-process research
   and development......      125,000          --           --           --       125,000
  Non-cash interest
   expense..............    1,042,559          --           --           --       830,860
  Compensation related
   to issuance of common
   stock options........      328,499      300,800      126,600      508,194      150,553
  Compensation related
   to variable
   accounting treatment
   of repriced stock
   options..............          --           --           --       474,800          --
Changes in current
 assets and
 liabilities--
   Accounts receivable..      936,846       80,889      235,045     (205,292)   1,112,995
   Interest receivable..          --        64,688      (64,688)         --           --
   Prepaid expenses and
    other current
    assets..............      (54,950)     (97,082)      (9,095)     (24,919)       1,958
   Accounts payable and
    accrued expenses....       63,999      715,827     (781,545)         --      (135,491)
   Deferred revenue.....   (1,767,857)    (294,643)    (294,643)     821,237   (1,767,857)
                          -----------  -----------  -----------  -----------  -----------
    Net cash used in
     operating
     activities.........   (5,115,206)  (2,666,195)    (793,422)  (5,334,631)  (1,215,900)
                          -----------  -----------  -----------  -----------  -----------
Cash Flows from
 Investing Activities:
 Purchase of property
  and equipment.........      (64,941)  (2,045,455)    (121,601)     (60,180)     (46,822)
 Reimbursements from
  minority interest ....       54,052          --           --           --           --
 Increase in other
  assets................          --       (18,368)     (17,415)     (21,352)        (216)
 Decrease (increase) in
  short-term
  investments...........          --     2,500,000   (2,500,000)         --           --
                          -----------  -----------  -----------  -----------  -----------
    Net cash (used in)
     provided by
     investing
     activities.........      (10,889)     436,177   (2,639,016)     (81,532)     (47,038)
                          -----------  -----------  -----------  -----------  -----------
Cash Flows from
 Financing Activities:
 Proceeds from issuance
  of term note payable..          --     1,771,548          --           --           --
 Proceeds from issuance
  of demand note
  payable...............          --           --           --       110,000          --
 Repayments of term note
  payable...............     (341,264)    (190,815)         --      (187,685)    (136,918)
 Net proceeds from
  issuance of bridge
  loan..................    2,950,000          --           --           --     2,950,000
 Net proceeds from
  issuance of Series B
  convertible preferred
  stock.................    7,317,481          --           --           --           --
 Net proceeds from
  issuance of Series A
  convertible preferred
  stock.................          --           --     5,924,630          --           --
 Proceeds from common
  stock options and
  warrants..............          --           --           --     1,563,069          --
 Borrowings under line
  of credit.............          --           --       157,000          --           --
 Repayments under line
  of credit.............          --           --      (383,000)         --           --
 Minority interest's
  capital
  contributions.........          --           --        57,224          --           --
                          -----------  -----------  -----------  -----------  -----------
    Net cash provided by
     financing
     activities.........    9,926,217    1,580,733    5,755,854    1,485,384    2,813,082
                          -----------  -----------  -----------  -----------  -----------
    Net increase
     (decrease) in cash
     and cash
     equivalents........    4,800,122     (649,285)   2,323,416   (3,930,779)   1,550,144
Cash and Cash
 Equivalents, beginning
 of period..............    1,692,219    2,341,504       18,088    6,492,341    1,692,219
                          -----------  -----------  -----------  -----------  -----------
Cash and Cash
 Equivalents, end of
 period.................  $ 6,492,341  $ 1,692,219  $ 2,341,504  $ 2,561,562  $ 3,242,363
                          ===========  ===========  ===========  ===========  ===========
Supplemental Disclosure
 of Cash Flow
 Information:
 Cash paid for
  interest..............  $   186,923  $    99,243  $     3,057  $    74,602  $    97,101
                          ===========  ===========  ===========  ===========  ===========
Supplemental Disclosure
 of Noncash Flow
 Information:
 Conversion of bridge
  loan and accrued
  interest into
  Series B preferred
  stock.................  $ 3,068,203  $       --   $       --   $       --   $       --
                          ===========  ===========  ===========  ===========  ===========
 Issuance of 500,000
  shares of common stock
  for minority interest
  of CTDP, net of
  issuance costs........  $   500,000  $       --   $       --   $       --   $   500,000
                          ===========  ===========  ===========  ===========  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                               REPROGENESIS, INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 1999
                (Including data applicable to unaudited periods)

(1) ORGANIZATION

   Reprogenesis, Inc. (the Company) is developing rapid-to-market cell-based products for minimally invasive, in vivo tissue augmentation/repair. The Company's proprietary and broadly applicable tissue formation technology serves as a platform for a broad range of potential products addressing significant clinical needs in multiple markets. The Company is developing its technology in three specific areas: (i) the creation of structural tissue to augment or correct an anatomical defect; (ii) the repair or restoration of a physiological function; and, (iii) the repair or restoration of anatomical organs.

   The Company's most advanced product is in the area of urology: an autologous tissue product to treat a pediatric urologic disorder (vesicoureteral reflux) that is currently in a Phase III clinical trial. The Company also has a number of potential products in the areas of urology, cardiovascular biology and plastic and reconstructive surgery.

   The Company is subject to a number of risks, including dependence on key individuals, competition from substitute products, the need to develop commercially usable products and obtain regulatory approval for products under development, the ability to obtain adequate financing and the market conditions of the biotechnology industry as a whole.

   The Company has substantially funded its operations through equity issuances and funding under a research and development agreement. As discussed in Note 3(b), this agreement was terminated in 1999. In the event the merger discussed below is not consummated, the Company intends to explore financing alternatives. The Company has obtained a commitment from two of its shareholders to provide funding which will be sufficient to fund operations for 2000 when combined with existing resources.

   On February 14, 2000, the Company entered into an Agreement and Plan of Merger with Creative BioMolecules, Inc. and Ontogeny, Inc. which became effective on July 31, 2000. The new company, Curis, Inc. combines the resources and product pipelines of each of the merging companies to form a publicly traded regenerative medicine company. Under the terms of the agreement, the Company's shareholders received approximately 19% of the initial outstanding capital stock of Curis, Inc.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   The accompanying consolidated financial statements reflect the application of certain significant accounting policies, as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

 (a) Principles of Consolidation

   The accompanying consolidated financial statements include the accounts of the Company and Carolina Tissue Development Partners (CTDP), a partnership in which the Company had a 75% interest until January 1, 1999, at which time the Company purchased the 25% minority interest (see Note 3(f)). The effects of all significant intercompany transactions have been eliminated in consolidation.

 (b) Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and

                               REPROGENESIS, INC.

                               December 31, 1999
                (Including data applicable to unaudited periods)

liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates.

 (c) Interim Financial Information

   The financial information as of June 30, 2000, and for the six months ended June 30, 2000 and 1999 is unaudited but includes all adjustments, consisting of only normal recurring adjustments, that in the opinion of management are necessary for a fair presentation of Reprogenesis' financial position, operating results, and cash flows for such periods. Operating results for the six month period ended June 30, 2000 are not necessarily indicative of results to be expected for the full year of 2000 or any future period.

 (d) Cash and Cash Equivalents

   Cash and cash equivalents consist of deposits in banks and cash invested temporarily in various instruments with maturities of 90 days or less at time of purchase.

   The Company accounts for cash equivalents in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Instruments in Debt and Equity Securities. At June 30, 2000, December 31, 1999 and 1998, the Company's cash equivalents consisted of money market funds.

 (e) Accounts Receivable

   The accounts receivable balance at December 31, 1998 represents costs incurred by the Company under a research and development agreement for which the Company will be reimbursed (see Note 3(b)). Accounts receivable as of June 30, 2000 and December 31, 1999 represents amounts payable to the Company for cost reimbursement under the terms of government awards (See Notes 3(d) and (e)). As of December 31, 1998, 1999 and June 30, 2000 the Company's accounts receivable balance included unbilled amounts of $1,149,869, $213,023 and $205,511, respectively.

 (f) Property and Equipment

   Furniture and equipment is recorded at cost and depreciated using an accelerated method over the estimated economic life (five to ten years) of the respective assets. Leasehold improvements are recorded at cost and depreciated on a straight-line basis over the remaining lease term.

   In accordance with SFAS No. 121, Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, the Company reviews its long-lived assets (which consists of property and equipment) for impairment as events and circumstances indicate the carrying amount of an asset may not be recoverable. The Company evaluates the realizability of its long-lived assets based on profitability and cash flow expectations for the related asset. Management believes that, as of each of the balance sheet dates presented, none of the Company's long-lived assets were impaired.

 (g) Financial Instruments

   SFAS No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure about fair value of financial instruments. Financial instruments consist of cash equivalents, marketable securities, accounts payable and debt. The estimated fair value of these financial instruments approximates their carrying value.

                               REPROGENESIS, INC.

                               December 31, 1999
                (Including data applicable to unaudited periods)


 (h) Revenue Recognition

   Revenues from research and development agreements and government grants are recognized as earned under the terms of the agreement or grant. Under the research and development agreement discussed in Note 3(b), research and development funding was recognized as revenue as the research and development services were performed and costs were incurred by the Company. Research and development funding recognized as revenue by the Company under this agreement was approximately $305,000 in 1999, $4,254,000 in 1998 and $4,582,000 in 1997.
These payments were nonrefundable.

   The Company also received a nonrefundable license fee of $2,750,000 in 1995 upon entering into the agreement discussed in Note 3(b) and was entitled to receive milestone payments. The license fee received in 1995 was recognized as revenue ratably over the ten year period of the research and development agreement until its termination on January 26, 1999 at which time the amount deferred of $1,767,857 was recognized.The company received a milestone payment of $1,375,000 in 1997 which was nonrefundable and was recognized as revenue upon receipt. This research and development agreement in Note 3(b) was terminatedon January 26, 1999.

   The Company also receives funding under US Government grants and recognizes such funding as revenue as the services are performed and costs are incurred by the Company. Amounts recognized as revenue under US Government grants was $213,000 in 1999 and $434,423 in the six-month period ended June 30, 2000.

   Staff Accounting Bulletin No. 101 (SAB 101), Revenue Recognition, was issued in December 1999.SAB 101 requires companies to recognize certain upfront non-refundable fees and milestone payments over the life of the related research and development agreements when such fees are received in conjunction with agreements which have multiple elements. The Company has adopted SAB 101 and applied the pronouncement to all periods as discussed above.

 (i) Research and Development Costs

   Expenditures relating to research and development of new products and processes are expensed as incurred.

 (j) Income Taxes

   The Company applies SFAS No. 109, Accounting for Income Taxes (Note 7). Under SFAS No. 109, deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, tax credit carryforwards and operating loss carryforwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

 (k) Concentration of Credit Risk

   SFAS No. 105, Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk, requires disclosure of any significant off-balance

                               REPROGENESIS, INC.

                               December 31, 1999
                (Including data applicable to unaudited periods)

sheet and credit risk concentration. The Company has no significant off-balance-sheet or concentration of credit risk, such as foreign exchange contracts or other hedging agreements. Financial instruments that subject the Company to credit risk consist of cash and cash equivalents and marketable securities.

   The Company's research and development contract revenue for the years ended December 31, 1998 and 1997 and the six months ending June 30, 2000 was derived entirely from its collaboration with American Medical Systems, Inc. (see Note 3(b)). Approximately 59% and 41% of the Company's research and development contract revenue for the year ended December 31, 1999 was derived from American Medical Systems, Inc. and government financial assistance awards, respectively. All of the Company's research and development contract revenue for the six month period ended June 30, 2000 was derived from government financial assistance awards.

   As of December 31, 1998 American Medical Systems, Inc. accounted for 100% of accounts receivable. As of December 31, 1999 and June 30, 2000, the National Institute of Standards and Technology accounted for approximately 64% and 82% while the Department of Health and Human Services accounted for approximately 36% and 18% of accounts receivable, respectively.

 (l) New Accounting Standards

   In June 1999, the Financial Accounting Standards Board (FASB) issued SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133, which defers the effective date of SFAS No. 133 to all fiscal quarters of all fiscal years beginning after June 15, 2000. SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, issued in June 1998, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company does not anticipate the adoption of this statement will have a material impact on its financial position or results of operations.

   In March 1999, the FASB issued a proposed interpretation, Accounting for Certain Transactions Involving Stock Compensation--An Interpretation of APB Opinion No. 25. The proposed interpretation would clarify the application of Opinion 25 in certain situations, as defined. The proposed interpretation would be effective upon issuance (expected to be early 2000) but would cover certain events having occurred after December 15, 1998. To the extent that events covered by this proposed interpretation occur during the period after December 15, 1998, but before issuance of the final Interpretation, the effects of applying this proposed interpretation would be recognized on a prospective basis from the effective date. Accordingly, upon initial application of the final Interpretation, (a) no adjustments would be made to financial statements for periods before the effective date and (b) no expense would be recognized for any additional compensation cost measured that is attributable to periods before the effective date. The Company expects that the adoption of this Interpretation would not have any effect on the accompanying financial statements for stock options repriced during fiscal year 1999 (see Note 8), however, it will affect financial statements of future periods.

 (m) Comprehensive Income

   In June 1997, the FASB issued SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 requires disclosure of all components of comprehensive income on an annual and interim basis. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events

                              REPROGENESIS, INC.

                               December 31, 1999
               (Including data applicable to unaudited periods)

and circumstances from non-owner sources. For the years ended December 31, 1999, 1998 and 1997 and the six months ended June 30, 2000 and 1999, the Company does not have any items of comprehensive income or loss other than net loss.

 (n) Net Loss per Share

   Basic and diluted net loss per share are presented in conformity with SFAS No. 128, Earnings per Share for all periods presented. In accordance with SFAS No. 128, basic and diluted net loss per share has been computed by dividing the weighted average number of common shares outstanding during the period into the net loss attributable to common stockholders. Net loss is equal to the net loss attributable to common stockholders for all periods presented except for the six months ended June 30, 2000 which includes the value attributable to the common stock dividend to the Series B shareholders (see
Note 9).

   Options, warrants and shares to be issued upon conversion of convertible preferred stock for a total of 13,075,953, 5,805,941, 5,336,054, 9,507,306 and
5,899,729 common shares have not been included in the computation of dilutive EPS for the years ended December 31, 1999, 1998 and 1997 and for the six month periods ended June 30, 2000 and 1999, respectively. These shares are considered antidilutive for all periods presented.

 (o) Segment Information

     In June 1997, the FASB issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. As of December 31, 1999, the Company operates solely in one segment, the development and marketing of cell-based products for minimally invasive, in vivo tissue augmentation and repair and, therefore, there is no impact to the Company's financial statements of adopting SFAS No. 131.

 (p) Reclassifications

     Certain prior-period amounts have been reclassified to conform with the current year's presentation.

(3) AGREEMENTS AND CONTRACTS

 (a) Massachusetts Institute of Technology

   Effective December 23, 1993, the Company entered into a license agreement with Massachusetts Institute of Technology (MIT) that grants the Company the rights to certain existing and future MIT and Children's Hospital of Boston (Children's Hospital) patents that relate to tissue engineering and polymer science with specific applications to the breast tissue and urological fields. In 1996, this agreement was amended to include rights to certain patents related to a second generation technology of polymer science for all fields. MIT has retained the right to sublicense these patent rights under certain conditions. The Company has rights to receive fees if MIT sublicenses these patent rights. During 1996, in consideration for the rights, privileges and license granted, the Company granted MIT 519,883 shares of common stock and paid MIT a license issue fee of $100,000. The 519,883 shares of common stock were valued at $1.00 per share which represented the Company's estimate of fair value at such time. The Company is obligated to pay MIT an annual license maintenance fee of $60,000. This license maintenance fee is payable on an annual basis until such time as the license agreement is terminated. This license agreement may be terminated by either the Company or MIT upon 90 days prior written notice.

                               REPROGENESIS, INC.

                               December 31, 1999
                (Including data applicable to unaudited periods)

   In addition, the Company is obligated to pay MIT royalties equal to 3% of net sales of products using tissue engineering applications in the breast tissue and urological fields (the Licensed Products) sold directly by and/or for the Company. Royalties due on Licensed Product sales for any given year will be credited against the license maintenance fee paid during that year. License maintenance fees paid in excess of royalties cannot be credited against royalties due in future years. The Company is responsible for all patent application costs and maintenance fees related to inventions under the license agreement. During 1999, 1998 and 1997, the Company paid MIT approximately $66,000, $49,000 and $124,000, respectively, in patent application costs and maintenance fees. For the six months ended June 30, 2000 and 1999, the Company paid MIT approximately $87,000 and $37,000, respectively, in patent application costs and maintenance fees.

   Effective November 5, 1996, the Company entered into a license agreement with MIT relating to certain cardiovascular patents. Under the terms of the agreement, the Company will use its best effort to bring licensed products to market through its development program. In the three month period ending March 31, 2000, the Company paid MIT a patent issue fee of $35,000 which was due upon the issuance of the first patent claim. Commencing on January 1, 1999, the Company is also obligated to pay license maintenance fees of $15,000 annually until issuance of the first patent claim and $25,000 thereafter. Costs relating to the filing and maintenance of the aforementioned patents are the responsibility of the Company. Patent application costs and maintenance fees incurred during the years ended December 31, 1999, 1998 and 1997 and during the six months ended June 30, 2000 and 1999, were approximately $3,400, $25,000, $6,000, $13,000, and $2,000, respectively.

   In addition, the Company is obligated to pay royalties to MIT of 3% of net sales of the products, to be reduced to 0.5% if the Company is obligated to pay royalties under the December 23, 1993 agreement for the same products. No royalties were paid in the years ended December 31, 1999, 1998, 1997 and in the six months ending June 30, 2000 and 1999.

 (b) American Medical Systems

   In 1995, the Company entered into a Research and Development Agreement (R&D Agreement) and a Supply and Marketing Agreement with American Medical Systems
(AMS). Under the R&D Agreement, as amended effective April 15, 1998, AMS provided research and development funding of approximately $305,000, $4,254,000 and $4,582,000 during the years ended December 31, 1999, 1998 and 1997, respectively and approximately $305,000 during the six month period ended June 30, 1999. AMS provided such funding to support the Company's research and development of products for the treatment of vesicoureteral reflux and urinary incontinence (the Reflux and Incontinence Products).

   Under the R&D Agreement, AMS was obligated to pay the Company milestone payments of up to $9,750,000 upon reaching certain events in the Reflux and Incontinence Products' life cycles, as defined in the R&D Agreement. Through December 31, 1998, the Company received $4,125,000 in milestone payments; it received none in 1999. In consideration for the above-mentioned funding, the Company granted AMS the exclusive rights to market the Reflux and Incontinence Products developed under the R&D Agreement at an agreed-upon price structure that included certain royalties payable to the Company.

   Effective January 26, 1999, the R&D Agreement and the Supply and Marketing Agreement were mutually terminated by AMS and the Company. AMS reimbursed the Company for approximately $305,000 of its actual research and development costs for the period of January 1, 1999 through January 26, 1999. In connection with the termination, AMS will not reimburse the Company for its research and development expenses beyond January 26, 1999.

                               REPROGENESIS, INC.

                               December 31, 1999
                (Including data applicable to unaudited periods)


   Pursuant to the termination agreement, the Company will pay AMS up to an aggregate of $4 million upon the attainment of certain specific events. In April 1999, the first payment of $500,000 became due and was paid upon the initial treatment of a patient in the Company's clinical trials. This amount has been recorded as a component of research and development expense. The remaining $3,500,000 payment is contingent upon, and due only after, regulatory approval/notification and commercialization of the Reflux and Incontinence Products. The Company does not currently intend to pursue regulatory approval and commercialization of its Incontinence Product. The payment due AMS will decrease by $1,250,000 if the Incontinence Productis discontinued.

   The Company maintains the entire right, title and interest in and to all its technology, including such technology developed by or for the Company pursuant to the R&D Agreement with AMS.

 (c) University of Massachusetts

   Effective September 19, 1996, the Company entered into an exclusive license agreement (the UMASS License Agreement) and a sponsored research agreement (the UMASS Research Agreement) with the University of Massachusetts (UMASS). The UMASS License Agreement grants the Company the rights to certain existing and future UMASS patents (the Patents) that relate to the use of cartilage paint technology. Under the UMASS Research Agreement, the Company will provide funding of $125,000 in 2000 to UMASS related to orthopedic research and the development of certain plastic and reconstructive surgery and cartilage paint products.

   Future milestone payments totaling a maximum of $1,280,000 may be made to UMASS based on reaching certain events, as defined in the UMASS License Agreement. The Company made payments related to the UMASS Research Agreement of approximately $250,000, $250,000 and $200,000 in 1999, 1998 and 1997,
respectively. The Company made payments related to the UMASS Research Agreement of $125,000 for the six months ended June 30, 2000 and 1999.

   The Company will pay UMASS a royalty of 3% of net sales of products or services licensed under the UMASS License Agreement (as defined). Minimum royalties of $25,000 and $50,000 for primary field and secondary field products, as defined, respectively, beginning in 1999 and 2001, respectively, are payable to UMASS. The UMASS License Agreement is cancelable by the Company upon 90 days written notice and will remain in force until the earlier of the expiration of all issued patents or September 2006. During 1999, the Company paid UMASS $25,000 under the terms of the UMASS License Agreement. No payments were made for the years ended December 31, 1998 or 1997 or for the six month period ended June 30, 2000.

 (d) National Institute of Standards and Technology

   Effective November 1, 1999, the Company received a grant award for its cardiovascular project from the Advanced Technology Program of the National Institute of Standards and Technology. Under the terms of the grant award, the Company will receive $2,000,000 in cost reimbursement funding to be paid at a rate of approximately $666,000 annually over a three-year period. Funding is contingent on the Company meeting minimum cost sharing and other requirements, as defined in the financial assistance award and annual government appropriations for the award. The Company recognized approximately $137,000 and $373,000 under this award for the year ended December 31, 1999 and for the six month period ended June 30, 2000, respectively.

                               REPROGENESIS, INC.

                               December 31, 1999
                (Including data applicable to unaudited periods)


 (e) Department of Health and Human Services

   Effective September 30, 1998, the Company received a grant award for its vesicoureteral reflux product under the Orphan Drug Program of the Department of Health and Human Services. This grant award provides for cost reimbursement funding of approximately $221,000 for certain patient costs associated with a vesicoureteral reflux Phase III clinical trial. During the year ended December 31, 1999 and the six month period ended June 30, 2000, the Company earned approximately $76,000 and $61,000 under this grant award, respectively. No amounts were earned in 1998.

 (f) Carolina Tissue Development Partners

   Carolina Tissue Development Partners (CTDP) was formed in 1994 as a general partnership between the Company (as Managing Partner) and a certain foundation (the Foundation) to perform basic research and development relating to human tissue engineering processes and products in the breast tissue field. Pursuant to the partnership agreement, the Company contributed certain intellectual property rights and was obligated to provide funding for the development of synthetic polymers, not to exceed $250,000 annually or $1,000,000 in the aggregate. The Foundation was obligated to provide up to $5,000,000 of direct and indirect research and development resources, as described below. All income, losses and distributions, if any, of CTDP were allocated 75% to the Company and 25% to the Foundation.

   Effective October 21, 1994, CTDP entered into a five-year collaborative research and development agreement (Facilities, Research and Development Agreement) with the Charlotte-Mecklenburg Hospital Authority (the Authority), an affiliate of the Foundation, wherein the Authority provided resources in order to assist CTDP in the development of processes and products for human tissue engineering with specific application to breast tissue that was conducted by an affiliated research center (the Research Center). Under the Facilities, Research and Development Agreement, the Authority was obligated to reimburse the Research Center up to $5,000,000 for direct and indirect costs and expenses of performing the related research and development.

   On January 1, 1999, the Company and the Foundation decided to dissolve CTDP. In connection with this dissolution, the Authority paid CTDP $1,500,000 to settle all outstanding obligations under the Facilities, Research and Development Agreement and the agreement was terminated. The Company then purchased the Foundation's general partnership interest in CTDP for 500,000 shares of the Company's common stock and CTDP was dissolved. Upon the dissolution, the $1,500,000 paid by the Authority reverted to the Company. The Company recorded the 500,000 common shares issued to the Foundation at their fair value of $500,000 and recorded the $1,500,000 as other income. The Foundation's 25% interest in the termination fee is recorded as the $375,000 minority interest in the consolidated statements of operations for the year ended December 31, 1999. The Company utilized purchase accounting for the purchase of the 25% minority interest in CTDP. The excess of the purchase price of $500,000 over the book value of the minority interest of $375,000 was charged to research and develop expenses as in process research and development. The Company also issued an option to purchase a total of 20,000 shares of common stock to two consultants at an exercise price of $1.00 that vest over a 42-month period. The Company recorded compensation expense for these options of approximately $12,000 for the year ended December 31, 1999.

   In connection with the dissolution of CTDP, the Company entered into an agreement with the Authority to license certain patents that are used by the Company in the areas of soft tissue engineering and breast reconstruction product development. The Company and the Authority share equally in all patent-related costs and in any future license fees earned from patents created at the Research Center.

                               REPROGENESIS, INC.

                               December 31, 1999
                (Including data applicable to unaudited periods)


   Additionally, in connection with the dissolution of CTDP, the Company entered into an 18-month sponsored research agreement with the Authority to continue the development of products used in the areas of soft tissue engineering and breast reconstruction that was previously conducted by CTDP (Sponsored Research Agreement). The Sponsored Research Agreement specifies that the Company shall pay to the Authority approximately $516,000 and $246,000 in 1999 and 2000, respectively. However, if certain development milestones were not achieved by December 31, 1999, the Company had the option to terminate the Sponsored Research Agreement without penalty. In 1999, the Company paid the Authority approximately $516,000 in connection with the Sponsored Research Agreement.

(4) ACCRUED EXPENSES

   Accrued expenses at December 31, 1999 and 1998 and June 30, 2000 consist of the following:

                                                    December 31,
                                                  -----------------  June 30,
                                                    1999     1998      2000
                                                  -------- -------- ----------
      Accrued scientific research and consulting
       costs....................................  $396,225 $440,302 $  381,943
      Trade accounts payable....................   340,799  154,184     53,610
      Transaction expenses......................       --       --   1,075,748
      Other accrued expenses....................   181,503  260,042    228,463
                                                  -------- -------- ----------
                                                  $918,527 $854,528 $1,739,764
                                                  ======== ======== ==========

(5) COMMITMENTS

 (a) Equipment Loan Agreement

   In June 1998, the Company entered into an equipment loan agreement with a maximum borrowing capacity of $2,000,000. The principal and interest on any borrowings are to be repaid over 48 equal monthly installments. This amount is secured by substantially all of the Company's tangible assets.

   Future minimum payments under this agreement as of December 31, 1999 are as follows:

       Fiscal Year--
         2000....................................................... $  480,859
         2001.......................................................    524,574
         2002.......................................................    474,873
                                                                     ----------
           Total payments...........................................  1,480,306
         Less--Amount representing interest.........................    240,837
                                                                     ----------
           Present value of minimum payments........................  1,239,469
         Less--Current portion......................................    353,508
                                                                     ----------
                                                                     $  885,961
                                                                     ==========

   Additionally, in connection with the Equipment Loan Agreement, the Company issued warrants for the purchase of 21,667 shares of common stock at $3.00 per share. In accordance with SFAS No. 123, Accounting for Stock-Based Compensation, the Company computed the fair value of the warrants using the Black-Scholes option pricing model. The value of these warrants was not material to the financial statements.

                               REPROGENESIS, INC.

                               December 31, 1999
                (Including data applicable to unaudited periods)


 (b) Operating Leases

   The Company has entered into lease agreements for laboratory equipment and facilities, office space and computer equipment. The Company's operating leases are primarily for the Company's research and development facility in Cambridge, Massachusetts, and expire in December 2007. Future minimum lease payments under operating leases with initial or remaining terms of one year or more are approximately as follows:

         Year                                           Amount
         ----                                         ----------
         2000........................................ $  693,134
         2001........................................    683,000
         2002........................................    679,390
         2003........................................    677,700
         2004........................................    661,361
         Thereafter..................................  1,979,627
                                                      ----------
                                                      $5,374,212
                                                      ==========

   The Company's rent expense under operating leases was approximately $725,000, $654,000, $923,000, $394,000 and $339,245 during the years ended
December 31, 1999, 1998 and 1997 and for the six months ended June 30, 2000 and 1999, respectively, net of facility sublease income of approximately $178,000 and $41,000 in 1999 and 1998, respectively. Facility sublease income approximated $109,000 and 90,000 for the six months ended June 30, 2000 and 1999, respectively. No facility sublease income was recorded in 1997.

(6) RELATED PARTY TRANSACTIONS

   The Company has consulting agreements with nine members of its Scientific Advisory Board (SAB) and one member of its board of directors. Payments to these members under these agreements amounted to $335,834, $324,000, $290,000, $147,000 and $205,000 during the years ended December 31, 1999, 1998 and 1997 and for the six months ended June 30, 2000 and 1999, respectively. Future obligations under the consulting agreements are approximately $108,000 and $80,000 in 2000 and 2001, respectively.

(7) DEFERRED TAXES

   At December 31, 1999, the Company has net operating loss carryforwards for federal income tax purposes of approximately $13,658,000, which expire through 2019. The Company also has certain tax credits available to offset future federal and state income taxes, if any. Net operating loss carryforwards and credits are subject to review and possible adjustments by the Internal Revenue Service and they may be limited by the occurrence of certain events, including significant changes in ownership interests.

   The Company's total deferred tax assets and corresponding valuation allowances at December 31, 1999 and 1998 are approximately as follows:

                                                          1999        1998
                                                       ----------  ----------
     Net operating loss carryforwards................. $5,463,000  $1,815,000
     Research and development tax credits.............    648,000     280,000
     Other............................................     18,000     (17,000)
                                                       ----------  ----------
                                                        6,129,000   2,078,000
     Less--Valuation allowance for deferred tax
      assets.......................................... (6,129,000) (2,078,000)
                                                       ----------  ----------
                                                       $      --   $      --
                                                       ==========  ==========

                               REPROGENESIS, INC.

                               December 31, 1999
                (Including data applicable to unaudited periods)

   SFAS No. 109 requires that a valuation allowance be recorded against tax assets when it is more likely than not that the deferred tax assets will not be realized. Since their ultimate realization based upon past performance and expiration dates is uncertain, the Company has established a full valuation allowance against these carryforward benefits and will recognize the benefits only as reassessment demonstrates they are realizable. Realization is entirely dependent upon future earnings in specific tax jurisdictions. The need for this valuation allowance is subject to periodic review. If the allowance is reduced, the tax benefits of the carryforwards will be recorded in future operations as a reduction of the Company's income tax expense. No income tax payments were made during 1999 and 1998.

(8) STOCK OPTIONS

   The Company's 1996 Long-Term Incentive Plan (the Plan) provides for the grant of non-qualified and incentive stock options and shares of restricted stock to employees, consultants, independent members of the Board of Directors and members of the SAB. The Plan terminates on June 30, 2006, subject to earlier termination by the Board of Directors. Under the Plan, as amended July 30, 1999, 2,500,000 shares of common stock have been reserved for issuance.

   Information with respect to the Plan is as follows:

                                                                       Weighted-
                                                            Exercise    Average
                                                Number of   Price per  Exercise
                                                 Shares       Share      Price
                                                ---------  ----------- ---------
     Outstanding at December 31, 1996..........   853,400  $ 0.25-1.00   $0.97
       Granted.................................   493,600    1.00-2.50    1.06
       Expired or canceled.....................   (60,000)        1.00    1.00
                                                ---------  -----------   -----
     Outstanding at December 31, 1997.......... 1,287,000    0.25-2.50    1.00
       Granted.................................   454,170    1.00-3.00    1.47
       Expired or canceled.....................    (5,950)        1.00    1.00
                                                ---------  -----------   -----
     Outstanding at December 31, 1998.......... 1,735,220    0.25-3.00    1.16
       Granted.................................   243,220    0.10-1.00    0.50
       Expired or canceled.....................   (67,879)        1.00    1.00
                                                ---------  -----------   -----
     Outstanding at December 31, 1999.......... 1,910,561    0.10-3.00    1.05
       Granted.................................   110,000    1.00-2.70    1.39
       Exercised...............................   (30,000)        1.00    1.00
                                                ---------  -----------   -----
     Outstanding at June 30, 2000.............. 1,990,561  $0.10-$3.00   $1.04
                                                =========  ===========   =====
     Vested at June 30, 2000................... 1,604,425  $0.25-$3.00   $1.09
                                                =========  ===========   =====
     Vested at December 31, 1999............... 1,416,721  $0.25-$3.00   $1.05
                                                =========  ===========   =====
     Vested at December 31, 1998...............   888,513  $0.25-$2.50   $1.10
                                                =========  ===========   =====
     Vested at December 31, 1997...............   525,895  $0.25-$2.50   $1.10
                                                =========  ===========   =====

                               REPROGENESIS, INC.

                               December 31, 1999
                (Including data applicable to unaudited periods)


   The following table presents weighted-average price and life information about significant option groups outstanding at June 30, 2000:

                                                        Weighted-
                                                         Average                   Weighted-
        Range of                                        Remaining                   Average
        Exercise             Number                    Contractual                 Exercise
         Prices            Outstanding                    Life                       Price
        --------           -----------                 -----------                 ---------
       $0.10-1.00           1,843,061                     6.87                       $0.90
       $2.50-3.00             147,500                     7.99                       $2.54
                            ---------
                            1,990,561
                            =========

   Options granted to employees and certain options granted to members of the SAB generally vest over a 42-month period, but they may not be exercised before a registration of the Company's common stock pursuant to the provisions of the Securities Exchange Act of 1933 or nine years and six months following the date of grant, whichever is sooner.

   In connection with stock options granted to employees and non-employees during the years ended December 31, 1997, 1998, 1999 and the six months ended June 30, 2000, the Company recorded an aggregate deferred compensation of approximately $1,200,000 which represents the aggregate difference between the option exercise price and the deemed fair market value of the common stock determined for financial reporting purposes for grants to employees and the fair market value of the options for the non-employees. The deferred compensation will be recognized as an expense on a straight line basis over the vesting period, generally 3.5 years, of the underlying stock options for options granted to employees and as earned for non-employees in accordance with EITF 96-18. The Company recorded compensation expense of approximately $126,600, $300,800, $316,200 and $402,000 during the years ended December 31,
1997, 1998, 1999 and for the six months ended June 30, 2000, respectively, related to these options. Based on the grant of stock options through June 30, 2000, the Company expects to record approximately $123,000, $121,000 and $50,000 of compensation expense during the six months ended June 30, 2000, and the years ended December 31, 2001 and 2002, respectively.

   During 1999, the Company repriced 70,000 options to purchase common stock issued to certain members of its board of directors. Under APB No. 25, Accounting for Stock Issued to Employees, the Company is required to follow variable accounting for these options. As of December 31, 1999, there was no difference between the fair market value of the Company's common stock and the exercise price of these options; accordingly, there was no income statement impact related to these options in 1999. As of June 30, 2000 the difference between the exercise price and the fair value of the Company's common stock was approximately $474,800; the full amount was expensed in the six month period as these options are fully vested. In accordance with APB No. 25, these options will be accounted for as variable plan options until the options are exercised or terminated.

   On February 14, 2000, the Company issued 300,000 shares of restricted stock. These shares of restricted stock will be fully vested upon the effective date of the merger of the Company with Ontogeny, Inc. and Creative BioMolecules, Inc. If the effective date has not occurred prior to September 30, 2000, the restricted stock will be forfeited. As of June 30, 2000 the Company has recorded approximately $1,900,000 of deferred compensation related to these shares. The deferred compensation balance and any increase in the value of such shares will be recognized on the date the shares vest; accordingly no amounts have been expensed during the six months ended June 30, 2000.

                               REPROGENESIS, INC.

                               December 31, 1999
                (Including data applicable to unaudited periods)


   SFAS No. 123 requires the measurement of the fair value of stock options or warrants to be included in the statement of operations or disclosed in the notes to consolidated financial statements. The Company has determined that it will continue to account for stock-based compensation for employees under APB No. 25 and elect the disclosure-only alternative under SFAS No. 123.

   Had compensation cost for the Company's options been measured in accordance with SFAS No. 123, the Company's net loss would have been as follows:

                                               Years Ended December 31,
                                           -----------------------------------
                                              1999         1998        1997
                                           -----------  -----------  ---------
Net (loss) income--
  As reported............................. $(6,537,595) $(3,623,267) $  46,896
  Pro forma...............................  (6,887,851)  (3,906,106)  (198,050)

   Under SFAS No. 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

                                               Years Ended December 31,
                                           -----------------------------------
                                              1999         1998        1997
                                           -----------  -----------  ---------
Dividend yield............................    0.0%         0.0%        0.0%
Risk-free interest rate................... 4.8%-6.33%    5.5%-5.7%     7.0%
Volatility................................     70%          70%         70%
Weighted-average expected option term.....  7.0 years    7.0 years   7.0 years

   The weighted fair market value per share at the date of grant during the years ended December 31, 1999, 1998, 1997 was approximately $0.84, $0.56, and $0.73, respectively.

(9) PREFERRED STOCK

   In August 1999, the Company increased its number of authorized shares of common and preferred stock to 30,084,501 and 7,747,153 shares, respectively. Also in 1999, the Company issued 4,729,134 shares of Series B convertible preferred stock (Series B) with a par value of $0.01 and warrants for the purchase of 2,364,562 shares of the Company's common stock at $.50 per share in exchange for an aggregate purchase price of approximately $10,500,000. The purchase price consisted of approximately $7,430,000 in cash and the conversion of $2,950,000 of bridge notes and $118,000 of accrued interest thereon (see
Note 10). In 1997, the Company issued 2,702,702 shares of Series A convertible preferred stock (Series A) with a par value of $0.01 and warrants for the purchase of 1,351,352 shares of the Company's common stock at $3.00 per share in exchange for an aggregate purchase price of approximately $6,000,000 in cash.

CONVERSION

   Each share of Series A and Series B preferred stock, at the option of the holder, may be converted at any time into one share of common stock of the Company. The Series A and Series B preferred stock is automatically converted into shares of common stock of the Company at any time upon the affirmative election by the holders of a majority of the outstanding preferred stock or upon the closing of an initial public offering of the Company's common stock having an offering price of at least $5.00 per share and aggregate gross proceeds of $20,000,000.

                               REPROGENESIS, INC.

                               December 31, 1999
                (Including data applicable to unaudited periods)

DIVIDENDS

   Dividends are payable on the Series A and Series B preferred shares pro rata on an as-converted basis with dividends on the common stock. In addition, on January 20, 2000, under the terms of the Series B preferred stock purchase agreement, a special common stock dividend of three-quarters of one share of common stock per share of Series B preferred stock, for a total of 3,546,864 common shares, was paid to the Series B shareholders pursuant to the terms of the Company's Articles of Incorporation, as amended. The fair value of the common shares issued for this dividend of approximately $14,400,000 was charged to accumulated deficit upon issuance.

   Each holder of Series A and Series B preferred shares has voting rights equal to the number of common stock shares into which such preferred shares of the holder are convertible. The consent of the holders of a majority of the Series A and Series B preferred shares is required for validating certain actions by the Company.

LIQUIDATION PREFERENCE

   The holders of the Series A preferred shares are entitled to a liquidation preference equal to $2.22 per share plus any declared but unpaid dividends on such shares in the event of the Company's liquidation, dissolution or winding-up. After such payment is made, then:

     (1) If (a) the liquidating event occurs prior to January 1, 2002 and, on a pro forma basis, the Series B shareholders would received an amount per share of Series B preferred in excess of $3.30 plus all declared and unpaid dividends had all the assets of the Company legally available for distribution (excluding those assets distributed to satisfy the liquidation preference of the Series A preferred shares) been distributed ratably to the holders of the Company's common stock, the Series A preferred stock and the Series B preferred stock on an as-if-converted-to-common-stock basis or
  (b) the liquidating event occurs and all shareholders of the Company are entitled to receive securities as a result of such liquidating event, then all remaining assets of the Company shall be distributed ratably to the holders of the Company's common stock and the Series A preferred and the Series B preferred on an as-if-converted-to-common-stock basis.

     (2) In all other cases, the remaining assets will be distributed to Series A and Series B shareholders on a basis whereby the Series B shareholders will receive that portion of the total assets equal to (x) the total number of shares of Company common stock that would be outstanding if the outstanding shares of series B preferred stock were converted into shares of Company common stock divided by (y) the total number of shares of Company common stock that would be outstanding if the outstanding shares of both Series A preferred stock and Series B preferred stock were converted into Company common stock (the Total Shares), and Series A shareholders will receive that portion of the total assets equal to (x) the total number of shares of Company common stock into which the outstanding shares of Series A preferred stock are then convertible divided by (y) the Total Shares; with such distribution to be made until the holders of the Series B preferred stock receive an amount per share of Series B equal to $2.22 plus all declared and unpaid dividends. Any remaining assets will then be distributed on a pro rata basis to all shareholders.

WARRANTS

   The holders of the 1,351,352 warrants issued with the Series A preferred stock are entitled to purchase shares of common stock of the Company for a cash price of $3.00 per share. In connection with the January 1999 bridge loans, the Company repriced 1,328,828 of these warrants from $3.00 to $0.30 per share (see
Note 10).

                               REPROGENESIS, INC.

                               December 31, 1999
                (Including data applicable to unaudited periods)

   The warrants issued with the Series A preferred stock are fully exercisable and expire on the earlier of (i) the closing of an initial public offering of the Company's common stock having an offering price of at least $5.00 per share and aggregate gross proceeds of $20,000,000, (ii) April 25, 2000 or (iii) any reorganization, reclassification, consolidation, merger or sale, if the value of the stock or other assets payable with respect to the Reprogenesis common stock is in excess of the stock purchase price (as defined in the warrant), and the stock received, if any, is publicly traded.

   The holders of the 2,364,562 warrants issued with the Series B preferred stock are entitled to purchase shares of common stock of the Company at an exercise price of $0.50 per share. The warrants are fully exercisable and expire on the earlier of (i) the closing of an initial public offering of the Company's common stock having an offering price of at least $5.00 per share and aggregate gross proceeds of $20,000,000, (ii) July 30, 2004 or (iii) any reorganization, reclassification, consolidation, merger or sale, if the value of the stock or other assets payable with respect to the Reprogenesis common stock is in excess of the stock purchase price (as defined in the warrant), and the stock received, if any, is publicly traded. During the six month period ended June 30, 2000, 3,597,672 warrants were converted into shares of the Company's common stock.

(10) BRIDGE LOAN AGREEMENTS

   In January 1999, the Company entered into bridge loan agreements (the Notes) with certain Series A stockholders for a total of $2,950,000. The Notes were secured by certain intellectual property of the Company and accrued interest at the rate of 8% per annum until maturity. In August 1999, under the terms of the Notes, the Notes and approximately $118,000 of accrued interest were converted into Series B preferred stock (see Note 9).

   In connection with the Notes, the Company reduced the exercise price of warrants to purchase 1,328,828 shares of common stock issued in connection with the Series A preferred stock from $3.00 to $0.30 (see Note 9). The Company estimated the value of this repricing under the Black-Scholes option pricing model to be approximately $0.72 per share. This value was accounted for as interest expense over the term of the Notes.

(11) RETIREMENT PLAN

   Effective January 1, 1999, the Company began sponsoring a defined contribution plan (the Plan) that covers substantially all of the Company's employees, subject to minimum age and experience requirements, pursuant to which employees may defer compensation for income tax purposes under Section 401(k) of the Internal Revenue Code. Participants may contribute up to 15% of their annual compensation to the Plan, subject to certain limitations.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

   The following unaudited pro forma combined financial information gives effect to the merger using the purchase method of accounting, after giving effect to the pro forma adjustments described in the accompanying notes. The unaudited pro forma combined financial information should be read in conjunction with the audited historical financial statements and related notes of Creative, Ontogeny and Reprogenesis, which appear elsewhere in this registration statement.

   On July 31, 2000, Curis, as the surviving company of the Merger, assumed the rights and obligations of Creative, Onogeny and Reprogenesis. Immediately after the Merger, the Company was owned approximately 43% by the former stockholders of Creative, 38% by the former stockholders of Ontogeny and 19% by the former stockholders of Reprogenesis. Consequently, for accounting purposes, Curis is deemed to be the successor to Creative, and the historical financial statements of Creative have become the historical financial statements of Curis. The Merger has been accounted for as a purchase of Ontogeny and Reprogenesis in accordance with Accounting Principles Board (APB) Opinion No. 16 and accordingly, Ontogeny's and Reprogenesis' operating results since the Merger date are included in the accompanying financial statements.

   Pursuant to the Merger Agreement, the following conversion ratios were applied to the outstanding securities of Creative, Ontogeny and Reprogenesis:

  . Creative's common stockholders and the holders of options or warrants to acquire the common stock of Creative received or are entitled to receive, upon the exercise of options or warrants, an aggregate number of shares of the Company's common stock equal to 0.3000 multiplied by the number of Creative common stock outstanding or subject to options or warrants;

  . Ontogeny's capital stockholders and the holders of options or warrants to acquire the capital stock of Ontogeny received or are entitled to receive, upon the exercise of options or warrants, an aggregate number of shares of the Company's common stock equal to 0.2564 multiplied by the number of Ontogeny capital stock outstanding or subject to options or warrants; and

  . Reprogenesis' capital stockholders and the holders of options or warrants to acquire the capital stock of Reprogenesis received or are entitled to receive, upon the exercise of options or warrants, an aggregate number of shares of the Company's common stock equal to 0.1956 multiplied by the number of Reprogenesis capital stock outstanding or subject to options or warrants.

   In accordance with APB No. 16, the purchase price for Ontogeny and Reprogenesis has been allocated to the assets and liabilities of Ontogeny and Reprogenesis based on their fair values. The price of Curis' common stock issued for Ontogeny's and Reprogenesis' common and preferred stock was based on the value of Ontogeny and Reprogenesis equity using the average market price of Creative's common stock, adjusted for conversion, of $7.142 and $5.348, respectively. The average market price of Creative's common stock of $8.357 was determined based on a reasonable period (February 11, 2000 through February 16, 2000) before and after the date the terms of the merger were agreed to and announced. The aggregate purchase price based on the fair market value of Creative common stock was $300,731,000 and $149,000,000 for Ontogeny and Reprogenesis, respectively, including the value of the outstanding options and warrants exchanged for options and warrants to purchase the Company's common stock and the transaction costs related to the Merger.

   The unaudited pro forma financial information does not give effect to any cost savings and other synergies that may result from the merger. Curis is developing its plans for integration of the business has not made final decisions with regards to integration.

   With the assistance of our valuation advisors, all the intangible assets that are part of the purchase of Ontogeny and Reprogenesis were identified. It was determined that only the technology assets and workforce had value. The other identifiable intangible assets identified included patents both owned and licensed. The owned patents of Ontogeny and Reprogenesis were not being used in any of the current development efforts of the firms and it was concluded that their value was not material. Both companies have rights to certain technology that they license and pay a royalty and/or license fees. The royalties and license fees have been negotiated at arms-length and they currently represent fair market royalty rates. As such, it was determined that no favorable license right existed at Ontogeny or Reprogenesis. With respect to core technology, the current technology of Ontogeny and Reprogenesis is not based on previously developed technology. Neither Company possesses developed technology that can be leveraged into its "in-process" products. The trademarks/names were not valued because the names of the companies will not survive the acquisition.

   The acquired in-process research and development ("IPR&D") consists of development work to date on the projects described below. The technology resulting from these development efforts offers no alternative use in the event that they prove to be not feasible. If the technology failed to achieve FDA approval and was proposed for an alternate indication, it would be subjected to the risk associated with another series of clinical trials. The new indication would also face regulatory risks associated with FDA approval process.

   Most remaining development spending associated with the projects concern not only their technical completion but also principally the cost of completing clinical trials required for ultimate FDA approval. All of these remaining costs would be incurred in full should the projects fail and need to return to the laboratory for further development. The development effort for the acquired IPR&D does not possess alternative future use for either Ontogeny or Reprogenesis under the terms of SFAS No. 2.

   An independent third party appraisal company conducted a valuation of Ontogeny intangible assets. These intangibles include in-process research and development and the in-place workforce. The valuation of intangibles included $186,200,000 for in-process research and development and $400,000 for the workforce. The excess of the purchase price over the fair value of identifiable tangible and intangibles net assets of $65,111,000 will be allocated to goodwill. Intangible assets are being amortized over 5 years. The fair value of the in-process research and development, which relates to Ontogeny's current in-process development projects, was recorded as an expense in the period in which the Merger was completed.

   The valuation of the in-process research and development was determined using the income method. Revenue and expense projections as well as technology assumptions were prepared through 2010 based on information provided by Ontogeny management. Revenue projections for each in-process development project were identified as follows: (i) revenue derived from products relying on current technology, if any, and (ii) revenue derived from projects relying on a new in-process research and development project. Expense projections including cost of goods and operating expenses varied depending on the in-process development project. The projected cash flows were discounted using a 25% to 40% rate depending on the in-process development project. The fair value of in-process research and development was determined separately from all other acquired assets using the percentage of completion method. The percentage of completion ratio was estimated based on the complexity factors for each in-process development project to achieve technological feasibility. The in-process research and development projects' stage of completion ranged from 30% to 50% complete. The in-process development projects are not expected to reach technological feasibility until the 2004-2006 timeframe. Management is responsible for the estimates of the fair value of the in-process research and development.

   The following table summarizes the nature, timing and estimated cost to complete for each Ontogeny IPR&D project.

                                                                   Estimated
                                                                    Cost to
         Description of Project           Expected Release Date    Complete
         ----------------------           ---------------------- -------------
Basal cell carcinoma treatment........... first quarter of 2004  $ 8.0 million
Basal cell carcinoma prevention.......... first quarter of 2005   12.0 million
Peripheral neuropathy diabetes........... fourth quarter of 2006  25.0 million
Peripheral neuropathy chemotherapy....... fourth quarter of 2005  12.0 million
Peripheral neuropathy Parkinson's
 disease................................. fourth quarter of 2005  12.0 million
Cartilage trauma repair.................. fourth quarter of 2005  15.0 million
Cartilage repair caused by rheumatoid
 arthritis............................... fourth quarter of 2005  18.0 million
Cartilage repair for treatment of
 osteoarthritis.......................... second quarter of 2006  17.0 million
Type I diabetes and Type II treatment.... second quarter of 2006  25.0 million
Hair re-growth........................... fourth quarter of 2005  15.0 million

   An independent third party appraisal company conducted a valuation of Reprogenesis intangible assets. These intangibles include in-process research and development and the in-place workforce. The valuation of intangibles included $108,600,000 for in-process research and development and $100,000 for the workforce. The excess of the purchase price over the fair value of identifiable tangible and intangible net assets of $40,366,000 was allocated to goodwill. Intangible assets are being amortized over 5 years for in-place workforce and 4 years for goodwill. The fair value of the in-process research and development, which relates to Reprogenesis' current in-process development projects, was recorded as an expense in the period in which the merger is completed.

   The valuation of the in-process research and development was determined using the income method. Revenue and expense projections as well as technology assumptions were prepared through 2010 based on information provided by Reprogenesis management. Revenue projections for each in-process development project were identified as follows: (i) revenue derived from products relying on current technology, if any, and (ii) revenue derived from projects relying on a new in-process research and development project. Expense projections including cost of goods and operating varied depending on the in-process development project. The projected cash flows were discounted using a 40% to 60% rate depending on the in-process development project. The fair value of the in-process research and development was determined separately from all other acquired assets using the percentage of completion method. The percentage of completion ratio was estimated based on the complexity factors for each in-process research and development project to achieve technological feasibility. The in-process research and development projects' stage of completion ranged from 40% to 80% complete. The in-process development projects are not expected to reach technological feasibility until the 2002-2005 timeframe. Management is responsible for the estimates of the fair value of the in-process research and development.

   The following table summarizes the nature, timing and estimated cost to complete for each Reprogenesis IPR&D project:

                                                                   Estimated
                                                                    Cost to
         Description of Project           Expected Release Date    Complete
         ----------------------           ---------------------- -------------
Chondrogel, treatment of vesicoureteral
 reflux.................................. first quarter of 2003  $ 3.0 million
Vascugel, used to prevent restenosis
 (CABG).................................. first quarter of 2004   17.0 million
Vascugel, used to prevent restenosis
 (PVD)................................... first quarter of 2005   15.0 million
Vascugel, delivered by a noninvasive
 means................................... first quarter of 2005   17.0 million
Algin XL, treatment of urinary
 incontinence............................ second quarter of 2004   2.5 million
Uraugment, bladder augmentation.......... first quarter of 2004   25.0 million
Uropair.................................. first quarter of 2002    2.5 million

   The unaudited pro-forma financial information does not purport to represent what the consolidated financial position or results of operations actually would have been upon closing of July 31, 2000 or at the beginning of the periods presented or to project the consolidated financial position or results of operations as of any future date or any future period. This information should be read in conjunction with the historical consolidated financial statements of Curis, Ontogeny and Reprogenesis, including the related notes and other financial information include in this registration statement.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                      Nine Months Ended September 30, 2000

                                   Historical (Unaudited)
                         --------------------------------------------
                               Curis                                    Pro Forma       Pro Forma
                         (f.k.a. Creative)   Ontogeny    Reprogenesis  Adjustments       Combined
                         ----------------- ------------  ------------  -----------     ------------
Total revenues..........   $    743,813    $  2,997,268  $   465,796   $       --      $  4,206,877
                           ------------    ------------  -----------   -----------     ------------
Costs and expenses:
 Research and
  development...........     10,072,461      10,524,057    5,566,323           --        26,162,841
 General and
  administrative........      6,642,813       6,321,694    3,086,195    (5,187,436)(B)   10,863,266
 Stock-based
  compensation..........     12,495,590       4,418,492    1,054,739    (6,623,506)(C)   11,345,315
 Loss on sale of fixed
  assets................        248,516             --           --            --           248,516
 Amortization of
  intangible assets.....      8,647,473             --           --     13,482,775 (A)   22,130,248
 1999 reorganization....        (38,391)            --           --            --           (38,391)
                           ------------    ------------  -----------   -----------     ------------
  Total costs and
   expenses.............     38,068,462      21,264,243    9,707,257     1,671,832       70,711,795
                           ------------    ------------  -----------   -----------     ------------
Loss from operations....    (37,324,649)    (18,266,975)  (9,241,461)   (1,671,832)     (66,504,918)
                           ------------    ------------  -----------   -----------     ------------
Total other income......        898,890         961,205       23,722           --         1,883,818
                           ------------    ------------  -----------   -----------     ------------
Net loss................   $(36,425,759)   $(17,305,770) $(9,217,739)  $(1,671,832)    $(64,621,101)
                           ============    ============  ===========   ===========     ============
Basic and diluted loss
 per common share.......   $      (3.16)   $      (4.38) $     (0.50)                  $      (2.49)
                           ============    ============  ===========                   ============
Common shares for basic
 and diluted loss
 computation............     11,510,131       3,955,213   18,467,914                     25,963,044
                           ============    ============  ===========                   ============


 See notes to Unaudited to Pro Forma Combined Condensed Financial Information.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                          Year Ended December 31, 1999

                                       Historical
                         ----------------------------------------   Pro Forma       Pro Forma
                           Creative      Ontogeny    Reprogenesis  Adjustments       Combined
                         ------------  ------------  ------------  ------------    ------------
Total revenues.......... $  3,211,860  $  4,469,399  $ 2,285,471   $        --     $  9,966,730
                         ------------  ------------  -----------   ------------    ------------
Costs and expenses:                                                         --
 Research and
  development...........   10,434,560    12,911,497    7,460,394            --       30,806,451
 General and
  administrative........    5,524,077     3,860,290    1,205,914            --       10,590,281
 Stock-based
  compensation..........       64,000     2,640,664      328,499     19,146,230(F)   22,179,393
 1999 reorganization and
  1998 sale of
  manufacturing
  operations............      255,701           --           --             --          255,701
 Amortization of
  intangible assets.....      808,017           --           --      23,200,000(D)   24,008,017
                         ------------  ------------  -----------   ------------    ------------
  Total costs and
   expenses.............   17,086,355    19,412,451    8,994,807     42,346,230      87,839,843
                         ------------  ------------  -----------   ------------    ------------
Loss from operations....  (13,874,495)  (14,943,052)  (6,709,336)   (42,346,230)    (77,873,113)
Total other income......    1,764,705     1,543,582      546,741            --        3,855,028
Minority interest.......          --            --      (375,000)           --         (375,000)
                         ------------  ------------  -----------   ------------    ------------
Net loss................  (12,109,790)  (13,399,470)  (6,537,595)   (42,346,230)    (74,393,085)
Accretion of preferred
 stock..................   (2,395,559)     (194,557)         --         194,557(E)   (2,395,559)
                         ------------  ------------  -----------   ------------    ------------
Net loss applicable to
 common stockholders.... $(14,505,349) $(13,594,027) $(6,537,595)  $(42,151,673)   $(76,788,085)
                         ============  ============  ===========   ============    ============
Basic and diluted loss
 per common share....... $      (1.36) $      (5.25) $     (0.60)                  $      (3.40)
                         ============  ============  ===========                   ============
Common shares for basic
 and diluted loss
 computation............   10,681,547     2,591,735   10,897,660                     22,577,388
                         ============  ============  ===========                   ============


   See notes to Unaudited Pro Forma Combined Condensed Financial Information

     Notes to Unaudited Pro Forma Combined Condensed Financial Information

Note 1. Basis of Presentation

   The unaudited pro forma combined condensed statement of operations for the nine months ended September 30, 2000 and the year ended December 31, 1999 gives effect to the merger as if the transaction had occurred at the beginning of the period presented. The unaudited pro forma combined condensed statement of operations for the nine months ended September 30, 2000 includes the operating results of Curis for the entire period and the operating results of Ontogeny and Reprogenesis through the date of the Merger.

   Below is a table of the number of Curis shares issued upon completion of the merger:

   Origin                                                 Ontogeny  Reprogenesis
   ------                                                ---------- ------------
   Common stock.........................................  3,687,113  18,467,914
   Preferred stock...................................... 32,880,150   7,431,836
                                                         ----------  ----------
                                                         36,567,263  25,899,750
   Conversion ratio.....................................     0.2564      0.1956
                                                         ----------  ----------
   Curis shares issued..................................  9,375,846   5,077,067
                                                         ==========  ==========

   The total number of Curis common shares outstanding upon the completion of the merger was 25,930,130.

   Below is a table of the purchase price:

                                            Ontogeny   Reprogenesis    Total
                                          ------------ ------------ ------------
   Estimated purchase price:
     Common stock.......................  $261,163,392 $138,511,863 $399,675,255
     Fair value of Curis' outstanding
      options and warrants exchanged for
      Ontogeny and Reprogenesis options
      and warrants .....................    38,098,248    9,670,421   47,718,669
     Merger-related fees and expenses...     1,519,578      818,231    2,337,809
                                          ------------ ------------ ------------
       Total estimated purchase price...  $300,731,218 $149,000,515 $449,731,733
                                          ============ ============ ============

   Below is a table of the purchase price allocation which reflects further refinement of the valuations of Ontogeny and Reprogenesis.

                                         Ontogeny   Reprogenesis     Total
                                       ------------ ------------  ------------
   Purchase price allocation:
     Tangible net assets (deficit)
      acquired........................ $ 30,121,334 $   (312,833) $ 29,808,501
     Assembled workforce..............      400,000      100,000       500,000
     In-process research and
      development.....................  186,200,000  108,600,000   294,800,000
     Prepaid compensation related to
      unvested options................   18,898,705      247,525    19,146,230
     Goodwill.........................   65,111,179   40,365,823   105,477,002
                                       ------------ ------------  ------------
       Total.......................... $300,731,218 $149,000,515  $449,731,733
                                       ============ ============  ============

   Curis' outstanding options and warrants exchanged for Ontogeny and Reprogenesis options and warrants were valued by an independent appraiser using a Black-Scholes Option Pricing Model with the following assumptions:

   Life of options.................... 6 months to 4 years
   Risk-free interest rate............ 5.43% to 6.56%
   Volatility......................... calculated based on Creative's volatility for a reasonable period prior to February
                                       15, 2000, 115%
   Dividend rate...................... 0%

   The market value utilized for the stock options and warrants was $7.142 and $5.348 for Ontogeny and Reprogenesis, respectively, based on Creative's market value of $8.357, adjusted for conversion.

   Tangible net assets of Ontogeny and Reprogenesis acquired principally include cash and cash equivalents, marketable securities, property and equipment, accounts payable, accrued liabilities, deferred revenues and notes payable.

Note 2. Pro Forma Adjustments

   Adjustments to record amortization of assembled workforce and goodwill in the unaudited pro forma combined condensed statements of operation for the nine months ended September 30, 2000:

      (A)Amortization of assembled workforce...................... $    75,000
      Amortization of goodwill....................................  13,407,775
                                                                   -----------
      Total....................................................... $13,482,775
                                                                   ===========
      (B)To reverse the acquirees' merger related expenses
       (Ontogeny--  $2,813,006 and Reprogenesis--$2,374,430....... $ 5,187,436
                                                                   ===========
      (C) To reverse stock-based compensation expense related
          primarily to Ontogeny unvested stock options............ $ 6,623,506
                                                                   ===========

   Adjustments to record amortization of assembled workforce and goodwill in the unaudited pro forma combined condensed statements of operation for the year ended December 31, 1999:

      (D)Amortization of assembled workforce...................... $   100,000
      Amortization of goodwill....................................  23,100,000
                                                                   -----------
      Total....................................................... $23,200,000
                                                                   ===========
      (E) To eliminate accretion on Ontogeny preferred stock
          assumed to be converted................................. $   194,557
                                                                   ===========
      (F) To record compensation expense related primarily to
          Ontogeny unvested stock options......................... $19,146,230
                                                                   ===========

   (E) As required by Article 11 of Regulation S-X, the unaudited pro forma combined condensed statement of operations excludes material non-recurring charges which result directly from the merger and which will be recorded within twelve months following the merger. The following schedule shows the effect of the write-off of in-process research and development of $294,800,000, and, for the nine months ended September 30, 2000, Ontogeny and Reprogenesis merger expenses of $5,187,436. The integration costs related primarily to termination benefits in the reduction of Curis employees. Termination benefits include anticipated one-time or periodic payments from the date the Curis employee will cease employment.

                                          Nine Months Ended     Year Ended
                                          September 30, 2000 December 31, 1999
                                          ------------------ -----------------
     Net loss............................   $(364,608,536)     $(371,588,644)
     Basic and diluted loss per common
      share..............................   $      (14.04)     $      (16.46)

Note 3. Pro Forma Net Loss Per Share

   The unaudited pro forma basic and diluted net loss per share is based on the weighted average number of shares of Creative, Ontogeny and Reprogenesis common shares outstanding on an exchange ratio of one share for 0.30, 0.2564 and
0.1956 (subject to adjustment to account for the priority of the Reprogenesis series A preferred stockholders), respectively, of a Curis common share during the period and the weighted average number of Ontogeny and Reprogenesis preferred shares and certain of Reprogenesis warrants on an as-converted basis using the respective exchange ratio for Curis common shares. Options and warrants outstanding have not been included in the computation of pro forma diluted net loss per share for the periods reported because their effect would be antidilutive.

   Pro forma weighted average shares outstanding were computed as follows:

                              Nine Months Ended September 30, 2000
                            ----------------------------------------
                                 Curis
                            (f.k.a Creative)  Ontogeny  Reprogenesis   Total
                            ---------------- ---------- ------------ ----------
   Weighted average common
    shares outstanding.....    11,510,131(1)  3,687,113  18,467,914
   Weighted average
    preferred stock
    converted to common
    shares in merger.......           --     32,880,150   7,431,836
                               ----------    ----------  ----------
   Total...................    11,510,131    36,567,263  25,899,750
   Conversion ratio........           --         0.2564      0.1956
                               ----------    ----------  ----------
   Pro forma weighted
    average shares
    outstanding............    11,510,131     9,375,846   5,077,067  25,963,044
                               ==========    ==========  ==========  ==========

                                  Year Ended December 31, 1999
                            ----------------------------------------
                                Creative      Ontogeny  Reprogenesis   Total
                            ---------------- ---------- ------------ ----------
   Weighted average common
    shares outstanding.....    10,681,547(1)  2,591,735  10,897,660
   Weighted average
    preferred stock
    converted to common
    shares in merger.......           --     32,015,151   4,555,486
                               ----------    ----------  ----------
   Total...................    10,681,547    34,606,886  15,453,146
   Conversion ratio........           --         0.2564      0.1956
                               ----------    ----------  ----------
   Pro forma weighted
    average shares
    outstanding............    10,681,547     8,873,206   3,022,635  22,577,388
                               ==========    ==========  ==========  ==========

--------
(1) Reflects the 0.30 for one stock split effected on July 31, 2000.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

   The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Registrant (except any commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares). All amounts shown are estimates except the Securities and Exchange Commission registration fee.

   Filing Fee--Securities and Exchange Commission.................. $ 13,825.00
   Legal fees and expenses.........................................  100,000.00
   Accounting fees and expenses....................................   65,000.00
   Printing, EDGAR formatting and mailing expenses.................   50,000.00
   Miscellaneous expenses..........................................   10,610.00
                                                                    -----------
     Total expenses................................................ $242,000.00
                                                                    ===========

Item 14. Indemnification of Directors and Officers.

   Article SIXTH of the Registrant's Certificate of Incorporation provides, in general, that no director shall be personally liable to the Registrant or to any of its stockholders for monetary damages arising out of such director's breach of fiduciary duty as a director of the registrant, except to the extent that the elimination or limitation of such liability is not permitted by the General Corporation Law of the State of Delaware ("Delaware Corporation Law"), as the same exists or may hereafter be amended.

   Article EIGHTH of the Registrant's Certificate of Incorporation provides, in general, that the Registrant shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the registrant), by reason of the fact that such person is or was, or has agreed to become, a director or officer of the registrant, or is or was serving or has agreed to serve, at the request of the Registrant, as a director, officer or trustee of, or in a similar capacity with, another corporation (including any partially or wholly owned subsidiary of the registrant), partnership, joint venture, trust or other enterprise (including any employee benefit plan), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any such action, suit or proceeding to the maximum extent permitted by the Delaware Corporation Law and further provides that the foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such director or officer may be entitled, under any by-law, agreement, vote of directors or stockholders or otherwise.

   Section 145(a) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

   Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

   Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

Item 15. Recent Sales of Unregistered Shares.

   As of November 13, 2000, the Registrant entered into purchase agreements to sell 5.2 million shares of its common stock, par value $0.01 per share, for an aggregate offering price of $46.8 million, which included approximately $2.8 million in commissions paid to the placement agent. The sale of the shares will be consummated immediately prior to the effectiveness of this registration statement.

   The offering was made pursuant to the exemption provided by Section 4(2) of the Securities Act and certain rules and regulations promulgated under that section. The offering of shares was made only to "accredited investors" purchasing in the ordinary course of their business for their own account for investment and not with a view to, or in connection with any arrangements or understandings regarding, any subsequent distributions. An "accredited investor," is a person defined as an "accredited investor" under Rule 501(a) under the Securities Act.

   Prudential Vector Healthcare Group, a unit of Prudential Securities Incorporated acted as the placement agent for this offering.

   The Registrant expects to use the net proceeds of this offering to fund:

  . the expansion of internal research and product development activities and external contract activities to advance our product candidate pipeline;

  . the continuation and initiation of clinical trials;

  . capital expenditures, including the construction and expansion of manufacturing and research facilities;

  . the creation of distribution, sales and marketing capabilities for commercialization of our late-stage products;

  . the acquisition of key technology and licenses and potential strategic alliances; and

  . working capital for general corporate purposes.

   The Registrant may also use a portion of the net proceeds for the acquisition of businesses and products that will complement and enhance its product pipeline. The Registrant is not currently negotiating any acquisitions, and has not allocated any portion of the net proceeds for any specific acquisition.

   Pending such uses, the Registrant intends to invest the net proceeds in interest-bearing, investment-grade securities.

   In addition, the Registrant as of October 31, 2000 has issued an aggregate of 3,645,006 stock options to various individuals pursuant to its stock option plans (excluding warrants and options re-issued to individuals associated with the predecessor entities).

Item 16. Exhibits and Financial Statement Schedules.

     (a) The following exhibits are filed herewith or incorporated herein by reference:

 Exhibit No. Description
 ----------- -----------
    3.1      Restated Certificate of Incorporation of the Registrant.
             (Previously filed with the SEC as Exhibit 3.3 to the Joint Proxy
             Statement-Prospectus on Form S-4 of Curis, Inc. on June 19, 2000
             and incorporated herein by reference.)

    3.2      Amended and Restated By-laws of the Registrant.*

    4 Form of the Registrant's Common Stock Certificate. (Previously filed with the SEC as Exhibit 4.1 to the Joint Proxy Statement-
             Prospectus on Form S-4 of Curis, Inc. on May 5, 2000, and incorporated herein by reference.)

    5 Opinion of Hale and Dorr LLP regarding legality of securities being registered.

 ++10.1 Master Restructuring Agreement, dated as of October 15, 1998, by and between the Registrant and Stryker Corporation. (Previously filed as Exhibit 10.10 to the Creative BioMolecules, Inc.
             ("Creative") Annual Report on Form 10-K for the period ended
             December 31, 1998 (File No. 0-19910), and incorporated herein by reference.)

 ++10.2 Asset Purchase Agreement, dated as of October 15, 1998, by and between the Registrant and Stryker Corporation. (Previously filed as Exhibit 10.11 to Creative's Annual Report on Form 10-K for the period ended December 31, 1998 (File No. 0-19910), and incorporated herein by reference.)

   10.3 Irrevocable License Agreement dated November 20, 1998, by and between the Registrant and Stryker Corporation. (Previously filed as Exhibit 10.7 to Creative's Annual Report on Form 10-K for the period ended December 31, 1999 (File No. 0-19910), and incorporated herein by reference.)

   10.4 Stryker Irrevocable License Agreement dated November 20, 1998, by and between Stryker Corporation and the Registrant. (Previously filed as Exhibit 10.8 to Creative's Annual Report on Form 10-K for the period ended December 31, 1999 (File No. 0-19910), and incorporated herein by reference.)

   10.5      Assignment from the Registrant to Stryker dated November 20, 1998.
             (Previously filed as Exhibit 10.9 to Creative's Annual Report on
             Form 10-K for the period ended December 31, 1999
             (File No. 0-19910), and incorporated herein by reference.)

 ++10.6 CBM Cross-License Agreement, dated as of November 26, 1993, by and between Enzon, Inc. and the Registrant. (Previously filed with the SEC as Exhibit 10.42 to Creative's Quarterly Report on Form 10-Q for the period ended December 31, 1993 (File No. 0-19910), and incorporated herein by reference.)

 ++10.7 Enzon Cross-License Agreement, dated as of November 26, 1993, by and between Enzon, Inc. and the Registrant. (Previously filed with the SEC as Exhibit 10.43 to Creative's Quarterly Report on Form
             10-Q for the period ended December 31, 1993 (File No. 0-19910), and incorporated herein by reference.)

 ++10.8 Cross-License Agreement, dated as of July 15, 1996, by and between the Registrant, Genetics Institute, Inc. and Stryker Corporation.)
             (Previously filed with the SEC as Exhibit 10.1 to the Quarterly
             Report on Form 10-Q for the period ended September 30, 1996 of Genetics Institute, Inc. (File No. 0-14587), filed with the
             Securities and Exchange Commission on November 6, 1996 and incorporated herein by reference.)

   10.9      Lease, dated June 16, 1997, by and between the Registrant and The
             Prudential Insurance Company of America. (Previously filed with the SEC as Exhibit 10.55 to Creative's Quarterly Report on Form
             10-Q for the period ended June 30, 1997 (File No. 0-19910), and incorporated herein by reference. )

 Exhibit No. Description
 ----------- -----------

   10.10     First Amendment, dated August 10, 1998, to Lease dated April 10,
             1997, by and between the Registrant and The Prudential Insurance
             Company of America. (Previously filed with the SEC as Exhibit
             10.56 to Creative's Quarterly Report on Form 10-Q for the period ended September 30, 1998 (File No. 0-19910), and incorporated herein by reference.)

   10.11     Sublease dated March 15, 2000, by the Registrant to BP III
             Huntington Ave. LLC. (Previously filed with the SEC as Exhibit
             10.1 to Creative's Quarterly Report on Form 10-Q for the period ended March 31, 2000 (File No. 0-19910), and incorporated herein by reference).

   10.12     Master Lease Agreement, dated October 6, 1997, by and between the
             Registrant and FINOVA Technology Finance, Inc. (Previously filed with the SEC as Exhibit 10.38 to Creative's Annual Report on Form
             10-K for the period ended December 31, 1997 (File No. 0-19910), and incorporated herein by reference.)

 ++10.13     License Agreement, dated November 30, 1997, by and between the
             Registrant and the Regents of the University of Michigan, as amended by the Amendment to License Agreement dated August 11, 1999. (Previously filed with the SEC as Exhibit 10.32 to the Joint
             Proxy Statement-Prospectus on Form S-4 of Curis, Inc. on April 3,
             2000, and incorporated herein by reference.)

 ++10.14     Amended and Restated License Agreement (Exclusive), dated July 1,
             1996, by and between the Registrant and the Massachusetts
             Institute of Technology, as amended by the First Amendment to Restated License Agreement dated February 22, 2000. (Previously filed with the SEC as Exhibit 10.33 to the Joint Proxy Statement-
             Prospectus on Form S-4 of Curis, Inc. on June 2, 2000, and incorporated herein by reference.)

 ++10.15 Patent License Agreement (Exclusive), dated October 30, 1996, by and between the Registrant and the Massachusetts Institute of Technology. (Previously filed with the SEC as Exhibit 10.34 to the Joint Proxy Statement-Prospectus on June 2, 2000, and incorporated herein by reference.)

 ++10.16 Exclusive License Agreement, dated February 20, 2000, by and between the Registrant and Children's Medical Center Corporation.
             (Previously filed with the SEC as Exhibit 10.35 to the Joint Proxy
             Statement-Prospectus on Form S-4 of Curis, Inc. on April 3, 2000, and incorporated herein by reference.)

   10.17 Lease, dated September 25, 1997, with respect to real property located at 21 Erie Street, Cambridge, Massachusetts, as amended by the First Amendment to Lease, dated October 1, 1998, by and between the Registrant and 21 Erie Realty Trust. (Previously filed with the SEC as Exhibit 10.36 to the Joint Proxy Statement-
             Prospectus on Form S-4 of Curis, Inc. on June 2, 2000, and incorporated herein by reference.)

   10.17(a)  Second Amendment to Lease between Reprogenesis, Inc. and 21 Erie
             Street Trust dated June 29, 2000. (Previously filed with the SEC as Exhibit 10.1 to Curis' Quarterly Report on Form 10-Q for the period ended June 30, 2000 (File No. 0-30347), and incorporated herein by reference.)

   10.17(b)  Agreement of Sublease between Ontogeny, Inc. and Reprogenesis,
             Inc. dated June 29, 2000. (Previously filed with the SEC as
             Exhibit 10.2 to Curis' Quarterly Report on Form 10-Q for the period ended June 30, 2000 (File No. 0-30347), and incorporated herein by reference.)

   10.17(c)  Third Amendment to Lease between the Registrant and 21 Erie Street
             Trust dated July 31, 2000. (Previously filed with the SEC as
             Exhibit 10.29 to Curis' Quarterly Report on Form 10-Q for the period ended September 30, 2000 (File No. 0-30347), and incorporated herein by reference.)

   10.18 Termination and Release Agreement dated January 27, 1999, by and between the Registrant and American Medical Systems, Inc.
             (Previously filed with the SEC as Exhibit 10.37 to the Joint Proxy
             Statement-Prospectus on Form S-4 of Curis, Inc. on June 2, 2000, and incorporated herein by reference.)

 Exhibit No. Description
 ----------- -----------
   10.19     Financial Assistance Award (Development of Perivascular
             Endothelial Cell Implants), dated November 1, 1999, by and between the Registrant and the National Institute of Standards and
             Technology, Advanced Technology Program. (Previously filed with the SEC as Exhibit 10.38 to the Joint Proxy Statement-Prospectus
             on Form S-4 of Curis, Inc. on March 14, 2000, and incorporated herein by reference.)

   10.20     Stock Subscription Warrant dated July 2, 1998, by and between the
             Registrant and TBCC Funding Trust II. (Previously filed with the
             SEC as Exhibit 10.39 to the Joint Proxy Statement-Prospectus on
             Form S-4 of Curis, Inc. on March 14, 2000, and incorporated herein by reference.)

   10.21 Lease, dated as of November 16, 1995, as amended, by and between the Registrant and Moulton Realty Corp. (Previously filed with the SEC as Exhibit 10.42 to the Joint Proxy Statement-Prospectus on
             Form S-4 of Curis, Inc. on March 14, 2000, and incorporated herein by reference.)

 ++10.22 License Agreement, dated as of February 12, 1996, by and between the Registrant and Leland Stanford Junior University. (Previously filed with the SEC as Exhibit 10.43 to the Joint Proxy Statement-
             Prospectus on Form S-4 of Curis, Inc. on June 2, 2000, and incorporated herein by reference.)

 ++10.23     License Agreement, dated as of September 26, 1996 and amended
             January 15, 1997, by and among the Registrant, The Johns Hopkins
             University and University of Washington School of Medicine.
             (Previously filed with the SEC as Exhibit 10.44 to the Joint Proxy
             Statement-Prospectus on Form S-4 of Curis, Inc. on June 2, 2000, and incorporated herein by reference.)

 ++10.24     License Agreement, dated as of January 1, 1995, and as amended
             July 19, 1995 and August 30, 1996, by and between the Registrant and The Trustees of Columbia University in the City of New York.
             (Previously filed with the SEC as Exhibit 10.45 to the Joint Proxy
             Statement-Prospectus on Form S-4 of Curis, Inc. on April 3, 2000, and incorporated herein by reference.)

 ++10.25     License Agreement, dated as of February 9, 1995 and as amended
             (January 1, 1997), by and between the Registrant and the President and Fellows of Harvard University. (Previously filed with the SEC as Exhibit 10.46 to the Joint Proxy Statement-Prospectus on Form
             S-4 of Curis, Inc. on June 2, 2000, and incorporated herein by reference.)

 ++10.26     Amendment to License Agreement between the Registrant and
             Presidents and Fellows of Harvard College dated September 11,
             2000. (Previously filed with the SEC as Exhibit 10.2 to Curis'
             Quarterly Report on Form 10-Q for the period ended September 30,
             2000 (File No. 0-30347), and incorporated herein by reference.)

   10.27 Warrant Agreement, dated as of November 2, 1994, by and between the Registrant and Comdisco, Inc. (Previously filed with the SEC as Exhibit 10.53 to the Joint Proxy Statement-Prospectus on Form
             S-4 of Curis, Inc. on March 14, 2000, and incorporated herein by reference.)

   10.28 Warrant Agreement, dated as of December 8, 1997, by and between the Registrant and Comdisco, Inc. (Previously filed with the SEC as Exhibit 10.55 to the Joint Proxy Statement-Prospectus on Form
             S-4 of Curis, Inc. on March 14, 2000, and incorporated herein by reference.)

   10.29 Warrant Agreement, dated as of October 1, 1997, by and between the Registrant and Lighthouse Capital Partners, L.P. (Previously filed with the SEC as Exhibit 10.56 to the Joint Proxy
             Statement-Prospectus on Form S-4 of Curis, Inc. on March 14, 2000, and incorporated herein by reference.)

   10.30 Warrant Agreement, dated as of December 17, 1999, by and between the Registrant and Lighthouse Capital III, L.P. (Previously filed with the SEC as Exhibit 10.61 to the Joint Proxy
             Statement-Prospectus on Form S-4 of Curis, Inc. on March 14, 2000, and incorporated herein by reference).

 Exhibit No. Description
 ----------- -----------

   10.31 Stock Subscription Warrant, dated as of November 21, 1997, by and between the Registrant and MM Ventures. (Previously filed with the SEC as Exhibit 10.57 to the Joint Proxy Statement-Prospectus on
             Form S-4 of Curis, Inc. on March 14, 2000, and incorporated herein by reference.)

   10.32 Warrant Agreement, dated as of September 1, 1999, by and between the Registrant and Comdisco, Inc. (Previously filed with the SEC as Exhibit 10.59 to the Joint Proxy Statement-Prospectus on Form
             S-4 of Curis, Inc. on March 14, 2000, and incorporated herein by reference.)

   10.33 Stock Subscription Warrant, dated as of November 21, 1999, by and between the Registrant and Transamerica Business Credit Corp
             ("TBCC Funding Trust 1"). (Previously filed with the SEC as
             Exhibit 10.57 to the Joint Proxy Statement-Prospectus on Form S-4 of Curis, Inc. on March 14, 2000, and incorporated herein by reference.)

   10.34 Stock Subscription Warrant No. 2, dated as of November 15, 1999 by and between the Registrant and TBCC Funding Trust 1. (Previously filed with the SEC as Exhibit 10.60 to the Joint Proxy Statement-
             Prospectus on Form S-4 of Curis, Inc. on March 14, 2000, and incorporated herein by reference.)

 ++10.35 Research Collaboration and Option Agreement by and between the Registrant and Becton, Dickinson and Company, dated January 13,
             1999. (Previously filed with the SEC as Exhibit 10.62 to the Joint
             Proxy Statement-Prospectus on Form S-4 of Curis, Inc. on June 2,
             2000, and incorporated herein by reference.)

   10.36     Secured Promissory Note dated June 17, 1996, by and between the
             Registrant and Dr. Platika in the original principal amount of $500,000, as amended by that First Amendment to Secured Promissory
             Note dated as of August 31, 1998 and that Second Amendment to Secured Promissory Note dated as of December 15, 1999. (Previously filed with the SEC as Exhibit 10.63 to the Joint Proxy Statement-
             Prospectus on Form S-4 of Curis, Inc. on May 31, 2000, and incorporated herein by reference.)

   10.37     Pledge Agreement dated June 17, 1996, by and between the
             Registrant and Dr. Platika. (Previously filed with the SEC as Exhibit 10.64 to the Joint Proxy Statement-Prospectus on Form S-4 of Curis, Inc. on March 14, 2000, and incorporated herein by reference.)

 ++10.38 Exclusive License Agreement, dated as of November 2, 1998, by and among the Registrant and the Board of Trustees of Leland Stanford
             Junior University and Johns Hopkins University. (Previously filed with the SEC as Exhibit 10.65 to the Joint Proxy Statement-
             Prospectus on Form S-4 of Curis, Inc. on June 2, 2000, and incorporated herein by reference.)

 ++10.39 License Agreement, dated as of November 20, 1997, by and between the Registrant and the Board of Trustees of Leland Stanford Junior
             University. (Previously filed with the SEC as Exhibit 10.66 to the Joint Proxy Statement-Prospectus on Form S-4 of Curis, Inc. on
             April 3, 2000, and incorporated herein by reference.)

 ++10.40 License Agreement, dated as of November 30, 1998, by and between the Registrant and the Board of Trustees of Leland Stanford Junior
             University. (Previously filed with the SEC as Exhibit 10.67 to the Joint Proxy Statement-Prospectus on Form S-4 of Curis, Inc. on
             June 2, 2000, and incorporated herein by reference.)

 ++10.41 License Agreement, dated as of June 13, 1996, by and between the Registrant and the President and Fellows of Harvard College.
             (Previously filed with the SEC as Exhibit 10.68 to the Joint Proxy
             Statement-Prospectus on Form S-4 of Curis, Inc. on June 2, 2000, and incorporated herein by reference.)

 Exhibit No. Description
 ----------- -----------
 ++10.42     License Agreement, dated as of February 1, 1997, by and between the Registrant and the President and Fellows of Harvard College.
             (Previously filed with the SEC as Exhibit 10.69 to the Joint Proxy
             Statement-Prospectus on Form S-4 of Curis, Inc. on April 3, 2000,
             and incorporated herein by reference.)

   10.43 Mortgage dated December 15, 1999, by and between the Registrant and Dr. and Patricia C. Platika. (Previously filed with the SEC as Exhibit 10.70 to the Joint Proxy Statement-Prospectus on Form S-4 of Curis, Inc. on May 31, 2000, and incorporated herein by reference.)

   10.44     Curis, Inc. 2000 Stock Incentive Plan. (Previously filed with the
             SEC as Exhibit 10.71 to the Joint Proxy Statement-Prospectus on
             Form S-4 of Curis, Inc. on May 31, 2000, and incorporated herein by reference.)

   10.45     Curis, Inc. 2000 Stock Incentive Plan. (Previously filed with the
             SEC as Exhibit 10.71 to the Joint Proxy Statement-Prospectus on
             Form S-4 of Curis, Inc. on May 31, 2000, and incorporated herein by reference.)

   10.46 Curis, Inc. 2000 Director Stock Option Plan. (Previously filed with the SEC as Exhibit 10.72 to the Joint Proxy Statement-
             Prospectus on Form S-4 of Curis, Inc. on May 31, 2000, and incorporated herein by reference.)

   10.47 Curis, Inc. 2000 Employee Stock Purchase Plan. (Previously filed with the SEC as Exhibit 10.73 to the Joint Proxy Statement-
             Prospectus on Form S-4 of Curis, Inc. on May 31, 2000, and incorporated herein by reference.)

   10.48 Form of Stock Purchase Agreement by and among the Registrant and the purchaser named thereon.*

   21.1 Subsidiary of the Registrant. (Previously filed with the SEC as Exhibit 22 to Creative's Registration Statement on Form S-1 (File
             No. 33-42159), and incorporated herein by reference.)

   23.1 Consent of Hale and Dorr LLP (included as part of its opinion filed as Exhibit 5 and incorporated herein by reference.)

   23.2      Consent of Arthur Andersen LLP.

   23.3      Consent of Deloitte & Touche LLP.

   23.4      Consent of PricewaterhouseCoopers LLP.

   24 Power of Attorney (included on the signature page of this Form S-1 and incorporated herein by reference.)*

   27.1      Curis, Inc. Financial Data Schedule.*

   27.2      Curis, Inc. Financial Data Schedule for the nine months ended
             September 30, 2000. (Previously filed with the SEC as Exhibit 27.2 to Curis' Quarterly Report on Form 10-Q for the period ended
             September 30, 2000 (File No. 0-30347), and incorporated herein by reference.)*

   27.3      Reprogenesis, Inc. Financial Data Schedule.*

   27.4      Ontogeny, Inc. Financial Data Schedule.*

--------

++ Confidential treatment has been granted as to certain portions of this exhibit.

*  Previously filed.

   The Registrant hereby agrees to furnish supplementally any schedules that have been omitted from this exhibit list to the Securities and Exchange Commission upon its request.

Item 17. Undertakings.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The undersigned Registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form or prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

   (5) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, Commonwealth of Massachusetts, on December 18, 2000.

                                          Curis, Inc.

                                          By:  /s/ Doros Platika
                                             ----------------------------------
                                          Name: Doros Platika
                                          Title: President and Chief Executive
                                           Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Doros Platika            Chief Executive Officer     December 18, 2000
______________________________________  (principal executive
            Doros Platika               officer)
                                        and Director

                  *                    Vice President and Chief    December 18, 2000
______________________________________  Financial Officer
          George A. Eldridge            (principal financial and
                                        accounting officer)

                  *                    Director                    December 18, 2000
______________________________________
            Susan B. Bayh

                  *                    Director                    December 18, 2000
______________________________________
         Martyn D. Greenacre

                  *                    Director                    December 18, 2000
______________________________________
            Ruth B. Kunath

                  *                    Director                    December 18, 2000
______________________________________
         James R. McNab, Jr.

                  *                    Director                    December 18, 2000
______________________________________
          Douglas A. Melton

                  *                    Director                    December 18, 2000
______________________________________
          Michael Rosenblatt

                  *                    Director                    December 18, 2000
______________________________________
            James R. Tobin


          /s/ Doros Platika
______________________________________
  Doros Platika as Attorney-in-Fact

                                 EXHIBIT INDEX

 Exhibit No. Description
 ----------- -----------
    3.1      Restated Certificate of Incorporation of the Registrant.
             (Previously filed with the SEC as Exhibit 3.3 to the Joint Proxy
             Statement-Prospectus on Form S-4 of Curis, Inc. on June 19, 2000
             and incorporated herein by reference.)

    3.2      Amended and Restated By-laws of the Registrant.*

    4 Form of the Registrant's Common Stock Certificate. (Previously filed with the SEC as Exhibit 4.1 to the Joint Proxy Statement-
             Prospectus on Form S-4 of Curis, Inc. on May 5, 2000, and incorporated herein by reference.)

    5 Opinion of Hale and Dorr LLP regarding legality of securities being registered.

 ++10.1 Master Restructuring Agreement, dated as of October 15, 1998, by and between the Registrant and Stryker Corporation. (Previously filed as Exhibit 10.10 to the Creative BioMolecules, Inc.
             ("Creative") Annual Report on Form 10-K for the period ended
             December 31, 1998 (File No. 0-19910), and incorporated herein by reference.)

 ++10.2 Asset Purchase Agreement, dated as of October 15, 1998, by and between the Registrant and Stryker Corporation. (Previously filed as Exhibit 10.11 to Creative's Annual Report on Form 10-K for the period ended December 31, 1998 (File No. 0-19910), and incorporated herein by reference.)

   10.3 Irrevocable License Agreement dated November 20, 1998, by and between the Registrant and Stryker Corporation. (Previously filed as Exhibit 10.7 to Creative's Annual Report on Form 10-K for the period ended December 31, 1999 (File No. 0-19910), and incorporated herein by reference.)

   10.4 Stryker Irrevocable License Agreement dated November 20, 1998, by and between Stryker Corporation and the Registrant. (Previously filed as Exhibit 10.8 to Creative's Annual Report on Form 10-K for the period ended December 31, 1999 (File No. 0-19910), and incorporated herein by reference.)

   10.5      Assignment from the Registrant to Stryker dated November 20, 1998.
             (Previously filed as Exhibit 10.9 to Creative's Annual Report on
             Form 10-K for the period ended December 31, 1999
             (File No. 0-19910), and incorporated herein by reference.)

 ++10.6 CBM Cross-License Agreement, dated as of November 26, 1993, by and between Enzon, Inc. and the Registrant. (Previously filed with the SEC as Exhibit 10.42 to Creative's Quarterly Report on Form 10-Q for the period ended December 31, 1993 (File No. 0-19910), and incorporated herein by reference.)

 ++10.7 Enzon Cross-License Agreement, dated as of November 26, 1993, by and between Enzon, Inc. and the Registrant. (Previously filed with the SEC as Exhibit 10.43 to Creative's Quarterly Report on Form
             10-Q for the period ended December 31, 1993 (File No. 0-19910), and incorporated herein by reference.)

 ++10.8 Cross-License Agreement, dated as of July 15, 1996, by and between the Registrant, Genetics Institute, Inc. and Stryker Corporation.)
             (Previously filed with the SEC as Exhibit 10.1 to the Quarterly
             Report on Form 10-Q for the period ended September 30, 1996 of Genetics Institute, Inc. (File No. 0-14587), filed with the
             Securities and Exchange Commission on November 6, 1996 and incorporated herein by reference.)

   10.9      Lease, dated June 16, 1997, by and between the Registrant and The
             Prudential Insurance Company of America. (Previously filed with the SEC as Exhibit 10.55 to Creative's Quarterly Report on Form
             10-Q for the period ended June 30, 1997 (File No. 0-19910), and incorporated herein by reference. )

 Exhibit No. Description
 ----------- -----------

   10.10     First Amendment, dated August 10, 1998, to Lease dated April 10,
             1997, by and between the Registrant and The Prudential Insurance
             Company of America. (Previously filed with the SEC as Exhibit
             10.56 to Creative's Quarterly Report on Form 10-Q for the period ended September 30, 1998 (File No. 0-19910), and incorporated herein by reference.)

   10.11     Sublease dated March 15, 2000, by the Registrant to BP III
             Huntington Ave. LLC. (Previously filed with the SEC as Exhibit
             10.1 to Creative's Quarterly Report on Form 10-Q for the period ended March 31, 2000 (File No. 0-19910), and incorporated herein by reference).

   10.12     Master Lease Agreement, dated October 6, 1997, by and between the
             Registrant and FINOVA Technology Finance, Inc. (Previously filed with the SEC as Exhibit 10.38 to Creative's Annual Report on Form
             10-K for the period ended December 31, 1997 (File No. 0-19910), and incorporated herein by reference.)

 ++10.13     License Agreement, dated November 30, 1997, by and between the
             Registrant and the Regents of the University of Michigan, as amended by the Amendment to License Agreement dated August 11, 1999. (Previously filed with the SEC as Exhibit 10.32 to the Joint
             Proxy Statement-Prospectus on Form S-4 of Curis, Inc. on April 3,
             2000, and incorporated herein by reference.)

 ++10.14     Amended and Restated License Agreement (Exclusive), dated July 1,
             1996, by and between the Registrant and the Massachusetts
             Institute of Technology, as amended by the First Amendment to Restated License Agreement dated February 22, 2000. (Previously filed with the SEC as Exhibit 10.33 to the Joint Proxy Statement-
             Prospectus on Form S-4 of Curis, Inc. on June 2, 2000, and incorporated herein by reference.)

 ++10.15 Patent License Agreement (Exclusive), dated October 30, 1996, by and between the Registrant and the Massachusetts Institute of Technology. (Previously filed with the SEC as Exhibit 10.34 to the Joint Proxy Statement-Prospectus on June 2, 2000, and incorporated herein by reference.)

 ++10.16 Exclusive License Agreement, dated February 20, 2000, by and between the Registrant and Children's Medical Center Corporation.
             (Previously filed with the SEC as Exhibit 10.35 to the Joint Proxy
             Statement-Prospectus on Form S-4 of Curis, Inc. on April 3, 2000, and incorporated herein by reference.)

   10.17 Lease, dated September 25, 1997, with respect to real property located at 21 Erie Street, Cambridge, Massachusetts, as amended by the First Amendment to Lease, dated October 1, 1998, by and between the Registrant and 21 Erie Realty Trust. (Previously filed with the SEC as Exhibit 10.36 to the Joint Proxy Statement-
             Prospectus on Form S-4 of Curis, Inc. on June 2, 2000, and incorporated herein by reference.)

   10.17(a)  Second Amendment to Lease between Reprogenesis, Inc. and 21 Erie
             Street Trust dated June 29, 2000. (Previously filed with the SEC as Exhibit 10.1 to Curis' Quarterly Report on Form 10-Q for the period ended June 30, 2000 (File No. 0-30347), and incorporated herein by reference.)

   10.17(b)  Agreement of Sublease between Ontogeny, Inc. and Reprogenesis,
             Inc. dated June 29, 2000. (Previously filed with the SEC as
             Exhibit 10.2 to Curis' Quarterly Report on Form 10-Q for the period ended June 30, 2000 (File No. 0-30347), and incorporated herein by reference.)

   10.17(c)  Third Amendment to Lease between the Registrant and 21 Erie Street
             Trust dated July 31, 2000. (Previously filed with the SEC as
             Exhibit 10.29 to Curis' Quarterly Report on Form 10-Q for the period ended September 30, 2000 (File No. 0-30347), and incorporated herein by reference.

   10.18 Termination and Release Agreement dated January 27, 1999, by and between the Registrant and American Medical Systems, Inc.
             (Previously filed with the SEC as Exhibit 10.37 to the Joint Proxy
             Statement-Prospectus on Form S-4 of Curis, Inc. on June 2, 2000, and incorporated herein by reference.)

 Exhibit No. Description
 ----------- -----------
   10.19     Financial Assistance Award (Development of Perivascular
             Endothelial Cell Implants), dated November 1, 1999, by and between the Registrant and the National Institute of Standards and
             Technology, Advanced Technology Program. (Previously filed with the SEC as Exhibit 10.38 to the Joint Proxy Statement-Prospectus
             on Form S-4 of Curis, Inc. on March 14, 2000, and incorporated herein by reference.)

   10.20     Stock Subscription Warrant dated July 2, 1998, by and between the
             Registrant and TBCC Funding Trust II. (Previously filed with the
             SEC as Exhibit 10.39 to the Joint Proxy Statement-Prospectus on
             Form S-4 of Curis, Inc. on March 14, 2000, and incorporated herein by reference.)

   10.21 Lease, dated as of November 16, 1995, as amended, by and between the Registrant and Moulton Realty Corp. (Previously filed with the SEC as Exhibit 10.42 to the Joint Proxy Statement-Prospectus on
             Form S-4 of Curis, Inc. on March 14, 2000, and incorporated herein by reference.)

 ++10.22 License Agreement, dated as of February 12, 1996, by and between the Registrant and Leland Stanford Junior University. (Previously filed with the SEC as Exhibit 10.43 to the Joint Proxy Statement-
             Prospectus on Form S-4 of Curis, Inc. on June 2, 2000, and incorporated herein by reference.)

 ++10.23     License Agreement, dated as of September 26, 1996 and amended
             January 15, 1997, by and among the Registrant, The Johns Hopkins
             University and University of Washington School of Medicine.
             (Previously filed with the SEC as Exhibit 10.44 to the Joint Proxy
             Statement-Prospectus on Form S-4 of Curis, Inc. on June 2, 2000, and incorporated herein by reference.)

 ++10.24     License Agreement, dated as of January 1, 1995, and as amended
             July 19, 1995 and August 30, 1996, by and between the Registrant and The Trustees of Columbia University in the City of New York.
             (Previously filed with the SEC as Exhibit 10.45 to the Joint Proxy
             Statement-Prospectus on Form S-4 of Curis, Inc. on April 3, 2000, and incorporated herein by reference.)

 ++10.25     License Agreement, dated as of February 9, 1995 and as amended
             (January 1, 1997), by and between the Registrant and the President and Fellows of Harvard University. (Previously filed with the SEC as Exhibit 10.46 to the Joint Proxy Statement-Prospectus on Form
             S-4 of Curis, Inc. on June 2, 2000, and incorporated herein by reference.)

 ++10.26     Amendment to License Agreement between the Registrant and
             Presidents and Fellows of Harvard College dated September 11,
             2000. (Previously filed with the SEC as Exhibit 10.2 to Curis'
             Quarterly Report on Form 10-Q for the period ended September 30,
             2000 (File No. 0-30347), and incorporated herein by reference.)

   10.27 Warrant Agreement, dated as of November 2, 1994, by and between the Registrant and Comdisco, Inc. (Previously filed with the SEC as Exhibit 10.53 to the Joint Proxy Statement-Prospectus on Form
             S-4 of Curis, Inc. on March 14, 2000, and incorporated herein by reference.)

   10.28 Warrant Agreement, dated as of December 8, 1997, by and between the Registrant and Comdisco, Inc. (Previously filed with the SEC as Exhibit 10.55 to the Joint Proxy Statement-Prospectus on Form
             S-4 of Curis, Inc. on March 14, 2000, and incorporated herein by reference.)

   10.29 Warrant Agreement, dated as of October 1, 1997, by and between the Registrant and Lighthouse Capital Partners, L.P. (Previously filed with the SEC as Exhibit 10.56 to the Joint Proxy
             Statement-Prospectus on Form S-4 of Curis, Inc. on March 14, 2000, and incorporated herein by reference.)

   10.30 Warrant Agreement, dated as of December 17, 1999, by and between the Registrant and Lighthouse Capital III, L.P. (Previously filed with the SEC as Exhibit 10.61 to the Joint Proxy
             Statement-Prospectus on Form S-4 of Curis, Inc. on March 14, 2000, and incorporated herein by reference).

 Exhibit No. Description
 ----------- -----------

   10.31 Stock Subscription Warrant, dated as of November 21, 1997, by and between the Registrant and MM Ventures. (Previously filed with the SEC as Exhibit 10.57 to the Joint Proxy Statement-Prospectus on
             Form S-4 of Curis, Inc. on March 14, 2000, and incorporated herein by reference.)

   10.32 Warrant Agreement, dated as of September 1, 1999, by and between the Registrant and Comdisco, Inc. (Previously filed with the SEC as Exhibit 10.59 to the Joint Proxy Statement-Prospectus on Form
             S-4 of Curis, Inc. on March 14, 2000, and incorporated herein by reference.)

   10.33 Stock Subscription Warrant, dated as of November 21, 1999, by and between the Registrant and Transamerica Business Credit Corp
             ("TBCC Funding Trust 1"). (Previously filed with the SEC as
             Exhibit 10.57 to the Joint Proxy Statement-Prospectus on Form S-4 of Curis, Inc. on March 14, 2000, and incorporated herein by reference.)

   10.34 Stock Subscription Warrant No. 2, dated as of November 15, 1999 by and between the Registrant and TBCC Funding Trust 1. (Previously filed with the SEC as Exhibit 10.60 to the Joint Proxy Statement-
             Prospectus on Form S-4 of Curis, Inc. on March 14, 2000, and incorporated herein by reference.)

 ++10.35 Research Collaboration and Option Agreement by and between the Registrant and Becton, Dickinson and Company, dated January 13,
             1999. (Previously filed with the SEC as Exhibit 10.62 to the Joint
             Proxy Statement-Prospectus on Form S-4 of Curis, Inc. on June 2,
             2000, and incorporated herein by reference.)

   10.36     Secured Promissory Note dated June 17, 1996, by and between the
             Registrant and Dr. Platika in the original principal amount of $500,000, as amended by that First Amendment to Secured Promissory
             Note dated as of August 31, 1998 and that Second Amendment to Secured Promissory Note dated as of December 15, 1999. (Previously filed with the SEC as Exhibit 10.63 to the Joint Proxy Statement-
             Prospectus on Form S-4 of Curis, Inc. on May 31, 2000, and incorporated herein by reference.)

   10.37     Pledge Agreement dated June 17, 1996, by and between the
             Registrant and Dr. Platika. (Previously filed with the SEC as Exhibit 10.64 to the Joint Proxy Statement-Prospectus on Form S-4 of Curis, Inc. on March 14, 2000, and incorporated herein by reference.)

 ++10.38 Exclusive License Agreement, dated as of November 2, 1998, by and among the Registrant and the Board of Trustees of Leland Stanford
             Junior University and Johns Hopkins University. (Previously filed with the SEC as Exhibit 10.65 to the Joint Proxy Statement-
             Prospectus on Form S-4 of Curis, Inc. on June 2, 2000, and incorporated herein by reference.)

 ++10.39 License Agreement, dated as of November 20, 1997, by and between the Registrant and the Board of Trustees of Leland Stanford Junior
             University. (Previously filed with the SEC as Exhibit 10.66 to the Joint Proxy Statement-Prospectus on Form S-4 of Curis, Inc. on
             April 3, 2000, and incorporated herein by reference.)

 ++10.40 License Agreement, dated as of November 30, 1998, by and between the Registrant and the Board of Trustees of Leland Stanford Junior
             University. (Previously filed with the SEC as Exhibit 10.67 to the Joint Proxy Statement-Prospectus on Form S-4 of Curis, Inc. on
             June 2, 2000, and incorporated herein by reference.)

 ++10.41 License Agreement, dated as of June 13, 1996, by and between the Registrant and the President and Fellows of Harvard College.
             (Previously filed with the SEC as Exhibit 10.68 to the Joint Proxy
             Statement-Prospectus on Form S-4 of Curis, Inc. on June 2, 2000, and incorporated herein by reference.)

 Exhibit No. Description
 ----------- -----------
 ++10.42     License Agreement, dated as of February 1, 1997, by and between the Registrant and the President and Fellows of Harvard College.
             (Previously filed with the SEC as Exhibit 10.69 to the Joint Proxy
             Statement-Prospectus on Form S-4 of Curis, Inc. on April 3, 2000,
             and incorporated herein by reference.)

   10.43 Mortgage dated December 15, 1999, by and between the Registrant and Dr. and Patricia C. Platika. (Previously filed with the SEC as Exhibit 10.70 to the Joint Proxy Statement-Prospectus on Form S-4 of Curis, Inc. on May 31, 2000, and incorporated herein by reference.)

   10.44     Curis, Inc. 2000 Stock Incentive Plan. (Previously filed with the
             SEC as Exhibit 10.71 to the Joint Proxy Statement-Prospectus on
             Form S-4 of Curis, Inc. on May 31, 2000, and incorporated herein by reference.)

   10.45     Curis, Inc. 2000 Stock Incentive Plan. (Previously filed with the
             SEC as Exhibit 10.71 to the Joint Proxy Statement-Prospectus on
             Form S-4 of Curis, Inc. on May 31, 2000, and incorporated herein by reference.)

   10.46 Curis, Inc. 2000 Director Stock Option Plan. (Previously filed with the SEC as Exhibit 10.72 to the Joint Proxy Statement-
             Prospectus on Form S-4 of Curis, Inc. on May 31, 2000, and incorporated herein by reference.)

   10.47 Curis, Inc. 2000 Employee Stock Purchase Plan. (Previously filed with the SEC as Exhibit 10.73 to the Joint Proxy Statement-
             Prospectus on Form S-4 of Curis, Inc. on May 31, 2000, and incorporated herein by reference.)

   10.48 Form of Stock Purchase Agreement by and among the Registrant and the purchaser named thereon.*

   21.1 Subsidiary of the Registrant. (Previously filed with the SEC as Exhibit 22 to Creative's Registration Statement on Form S-1 (File
             No. 33-42159), and incorporated herein by reference.)

   23.1 Consent of Hale and Dorr LLP (included as part of its opinion filed as Exhibit 5 and incorporated herein by reference.)

   23.2      Consent of Arthur Andersen LLP.

   23.3      Consent of Deloitte & Touche LLP.

   23.4      Consent of PricewaterhouseCoopers LLP.

   24 Power of Attorney (included on the signature page of this Form S-1 and incorporated herein by reference.)*

   27.1      Curis, Inc. Financial Data Schedule.*

   27.2      Curis, Inc. Financial Data Schedule for the nine months ended
             September 30, 2000. (Previously filed with the SEC as Exhibit 27.2 to Curis' Quarterly Report on Form 10-Q for the period ended
             September 30, 2000 (File No. 0-30347), and incorporated herein by reference.)*

   27.3      Reprogenesis, Inc. Financial Data Schedule.*

   27.4      Ontogeny, Inc. Financial Data Schedule.*

--------

++ Confidential treatment has been granted as to certain portions of this exhibit.

*  Previously filed.

   The Registrant hereby agrees to furnish supplementally any schedules that have been omitted from this exhibit list to the Securities and Exchange Commission upon its request.